As filed with the Securities and Exchange Commission on May 1, 2006
Registration No. 333-[                    ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. Gold Corporation
(Exact name of registrant as specified in its charter)

Colorado	1041	84-0796160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	Ann S. Carpenter, President
U.S. Gold Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
(303) 238-1438
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

US Gold Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	1041	20-4722999
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2201 Kipling Street, Suite 100 Lakewood, Colorado 80215-1545 (303) 238-1438 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	Ann S. Carpenter, President
US Gold Holdings Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
(303) 238-1438
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
Richard R. Plumridge, Esq.
Jennifer A. D’Alessandro, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100, Denver, CO 80203
Phone: 303-861-7000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described herein.
        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered(1)	Registered(2)	Per Unit	Offering Price(3)	Registration Fee

US Gold Holdings Corporation common stock, par value $0.0001 per share	51,666,755(4)	—	$452,600,773.80	$48,428.28

Common stock purchase warrants	9,185,000(5)	—	—	—

Common stock, par value $0.0001 per share, issuable upon exercise of warrants	9,185,000	—	80,460,600.00	8,609.28

Common stock, par value $0.0001 per share, issuable upon exercise of broker warrants	1,002,000	—	8,777,520.00	939.19

Warrants issuable upon exercise of broker warrants	501,000	—	—	—

Common stock issuable upon exercise of broker unit warrants	501,000	—	4,388,760.00	469.60

Total	—	—	$546,227,653.80	$58,446.36

(1)	This Registration Statement relates to securities of US Gold Holdings Corporation, a Delaware corporation (“New US Gold”) to be issued (a) in exchange for all of the issued and outstanding shares of common stock of U.S. Gold Corporation (“U.S. Gold”), pursuant to the holding company reorganization transaction described herein, (b) in exchange for all shares of common stock of U.S. Gold issuable upon conversion of subscription receipts issued in U.S. Gold’s private placement transaction completed in February 2006, and (c) in exchange for all of the issued and outstanding warrants to acquire U.S. Gold common stock.

(2)	This amount is based upon the number of shares of common stock of New US Gold issuable in connection with the holding company reorganization transaction, based on the number of shares of U.S. Gold common stock outstanding, the number of shares of U.S. Gold common stock issuable upon conversion of the subscription receipts and the number of shares of U.S. Gold common stock issuable upon exercise of warrants to acquire U.S. Gold common stock, in each case outstanding as of April 28, 2006.

(3)	Covers all of the securities set forth in footnote 1. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for U.S. Gold’s common shares as reported by the Over-the-Counter Bulletin Board on April 25, 2006.

(4)	Includes 18,370,000 shares of common stock issuable upon conversion of the subscription receipts.

(5)	Includes 8,350,000 common stock purchase warrants issuable upon conversion of the subscription receipts and an additional 835,000 warrants issuable as a penalty in certain events.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/ prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
PRELIMINARY COPY
U.S. GOLD CORPORATION
2201 Kipling Street. Suite 100
Lakewood, Colorado 80215-1545
[                    ], 2006
Dear U.S. Gold Shareholder,
      You are cordially invited to attend a special meeting of shareholders of U.S. Gold Corporation, which we call “U.S. Gold,” to be held at [                    ] at [11:00 a.m.], local time, on June [     ], 2006 to consider matters relating to the proposed reorganization transaction in connection with the proposed acquisition by U.S. Gold of four Canadian-based gold companies, which we call the “Target Companies,” as described in the attached proxy statement/ prospectus, which we call the “Proposed Acquisitions.” U.S. Gold’s board of directors believes that the Proposed Acquisitions are highly desirable because each of the four companies is exploring in the Cortez Trend in Nevada, has exploration properties that are adjacent to or near U.S. Gold’s Tonkin Springs exploration gold property, and the combined company would have a large position within the Cortez Trend. In addition, the U.S. Gold board of directors believes the combined company will have a larger exploration program, a stronger cash position, reduced costs, increased marked capitalization resulting in enhanced trading liquidity, better market focus and additional technical expertise.
      At the special meeting, U.S. Gold shareholders will be asked to vote on:

1.	Proposal 1 — approval of a reorganization transaction to create a Delaware holding company structure for U.S. Gold in connection with the Proposed Acquisitions, as described in more detail in the attached proxy statement/ prospectus and pursuant to which all outstanding shares of U.S. Gold common stock will be exchanged, on a one-for-one basis, for shares of common stock of US Gold Holdings Corporation, or New US Gold, a new Delaware holding company formed in connection with the Proposed Acquisitions;

2.	Proposal 2 — approval of the issuance of shares of common stock of New US Gold in connection with the Proposed Acquisitions;

3.	Proposal 3 — authorization to adjourn or postpone the special meeting to solicit additional votes to approve Proposals 1 and 2;

4.	Proposal 4 — approval of the amendment and restatement of U.S. Gold’s Non-Qualified Stock Option and Stock Grant Plan, or the “U.S. Gold Plan,” as described in more detail in the attached proxy statement/ prospectus; and

5.	such other matters as may be properly brought before the special meeting.
      The reorganization proposal involves the merger of U.S. Gold, a Colorado corporation, with another Colorado corporation and a wholly-owned subsidiary of New US Gold, a Delaware corporation. In the reorganization, your existing shares of U.S. Gold stock will be converted automatically into shares of New US Gold common stock. You will own the same number of shares of New US Gold common stock as you owned of U.S. Gold common stock immediately before the reorganization. In addition, the reorganization will generally be tax-free for U.S. Gold shareholders. Implementing the reorganization will help us to complete the Proposed Acquisitions by proposing terms that are intended to provide more favorable tax treatment to shareholders of the Target Companies. It will also provide us with strategic, operational and financing flexibility, and allow us to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides. As a stockholder of a public Delaware corporation, however, you will have different rights than as a shareholder of a Colorado corporation. These differences are summarized in this proxy statement/ prospectus.
      The Proposed Acquisitions will be undertaken pursuant to four separate offers to purchase all outstanding common shares of each of the Target Companies, at the following exchange ratios:

•	either (1) 0.35 shares of common stock of New US Gold or (2) 0.35 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of White Knight Resources Ltd., or White Knight;

•	either (1) 0.23 shares of common stock of New US Gold or (2) 0.23 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Nevada Pacific Gold Ltd., or Nevada Pacific;

•	either (1) 0.63 shares of common stock of New US Gold or (2) 0.63 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Coral Gold Resources Ltd., or Coral Gold; and

•	either (1) 0.26 shares of common stock of New US Gold or (2) 0.26 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Tone Resources Limited., or Tone Resources.
This proxy statement/ prospectus contains detailed information about the offers to purchase and other important information concerning the Proposed Acquisitions.
      U.S. Gold shareholders can cast separate votes on each proposal. Because the Proposed Acquisitions are conditioned upon the approval of both Proposals 1 and 2, if the U.S. Gold shareholders fail to approve Proposal 1 or Proposal 2, New US Gold will not complete any of the Proposed Acquisitions. If Proposal 1 is approved and Proposal 2 is not approved, U.S. Gold may complete the Delaware holding company reorganization, but will not complete any of the Proposed Acquisitions. If Proposals 1 and 2 are both approved, the Delaware holding company reorganization will not be effected unless either (i) all the conditions to the offer to purchase with respect to one or more of the Proposed Acquisitions have been satisfied, or (ii) the board of directors determines that such conditions will not be satisfied or otherwise determines that the Proposed Acquisitions will not be completed. Our board of directors, by unanimous vote of the directors voting, has approved the New US Gold holding company reorganization and the issuance of shares of New US Gold common stock in connection with the Proposed Acquisitions described in the attached proxy statement/ prospectus and believes they are advisable, fair to and in the best interest of the U.S. Gold shareholders. Mr. McEwen abstained from the board vote on these proposals due to his equity interest in each of the Target Companies, and one director was not present at the meeting. Accordingly, the board of directors recommends that U.S. Gold shareholders vote “FOR” Proposals 1, 2 and 3.
      Our board of directors, by unanimous vote of the directors voting, has approved the amendment and restatement of the U.S. Gold Plan. One director was not present at the meeting. Accordingly, the board of directors recommends that U.S. Gold shareholders vote “FOR” Proposal 4. The effectiveness of Proposal 4 is not conditioned upon the approval of Proposals 1 and 2. If approved, the amendment and restatement will be implemented whether or not the reorganization or any of the Proposed Acquisitions takes place.
      The Proposed Acquisitions and the proposed reorganization involve risks, which are described in the attached proxy statement/ prospectus under the heading “Risk Factors,” beginning on page 28.
      The board of directors hopes that you will attend the special meeting. However, whether or not you plan to attend the meeting, please sign, date and return the accompanying proxy card in the enclosed postage paid pre-addressed envelope, or otherwise return your proxy in a manner described in the accompanying proxy card, as soon as possible. Your vote is important, regardless of the number of shares you own, so please return your proxy card TODAY.

Sincerely,

ROBERT R. McEWEN
Chairman of the Board and Chief Executive Officer

      The proxy statement/ prospectus and accompanying proxy card are dated [                    ], 2006, and are first being mailed or given to U.S. Gold shareholders on or about [                    ], 2006.
      The transactions described in the attached proxy statement/ prospectus have not been approved or disapproved by the Securities and Exchange Commission or any other securities commission or authority, nor has any such commission or authority passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in the attached proxy statement/ prospectus. Any representation to the contrary is a criminal offense.

U.S. GOLD CORPORATION
2201 Kipling Street
Suite 100
Lakewood, Colorado 80215-1545
NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/ PROSPECTUS
       Notice is hereby given of the special meeting of shareholders of U.S. Gold Corporation, a Colorado corporation, to be held at [                    ] at [11:00 a.m.], local time, on June [     ], 2006.
      At the special meeting, U.S. Gold shareholders will be asked to vote on:

1.	Proposal 1 — approval of a reorganization transaction to create a Delaware holding company structure for U.S. Gold, as described in more detail in the attached proxy statement/ prospectus;

2.	Proposal 2 — approval of the issuance of shares of common stock of New US Gold in connection with the Proposed Acquisitions;

3.	Proposal 3 — authorization to adjourn or postpone the special meeting to solicit additional votes to approve Proposals 1 and 2;

4.	Proposal 4 — approval of the amendment and restatement of U.S. Gold’s Non-Qualified Stock Option and Stock Grant Plan, or the “U.S. Gold Plan,” as described in more detail in the attached proxy statement/ prospectus; and

5.	such other matters as may be properly brought before the special meeting.
      U.S. Gold’s board of directors has fixed the close of business on [                    ], 2006, as the record date for determining the U.S. Gold shareholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.
      U.S. Gold’s board of directors, by unanimous vote of the directors voting, has approved the Delaware holding company reorganization and the issuance of shares of New US Gold common stock in connection with the Proposed Acquisitions, and the amendment and restatement of the U.S. Gold Plan, each as described in the attached proxy statement/ prospectus. Mr. McEwen abstained from the board vote on Proposals 1, 2 and 3 due to his equity interest in each of the Target Companies, and one director was not present at the meeting. Accordingly, the board of directors recommends that you vote “FOR” each of Proposals 1, 2, 3 and 4.
      You should note that there are certain risks associated with the Proposed Acquisitions, which are described in the attached proxy statement/ prospectus under the heading “Risk Factors,” beginning on page 28.
      Your vote is very important. Even if you plan to attend the special meeting in person, please complete, sign and return the accompanying proxy card in the enclosed postage prepaid envelope, or otherwise return your proxy in a manner described in the accompanying proxy card, TODAY to ensure your votes are counted at the special meeting.

By Order of the Board of Directors,

ROBERT R. McEWEN
Chairman of the Board and Chief Executive Officer
Lakewood, Colorado
[                    ], 2006

i

      U.S. Gold shareholders should note that this proxy statement/ prospectus incorporates important business and financial information about U.S. Gold that is not included in or delivered with this proxy statement/ prospectus. You may request a copy of this information incorporated herein by reference, at no cost, by writing or calling U.S. Gold at the following address or telephone number: Corporate Secretary, U.S. Gold Corporation, 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545, (303) 238-1438.
      To obtain timely delivery, U.S. Gold shareholders must request this information by June [     ], 2006, the date that is five business days before the date of the special meeting.

IMPORTANT NOTES
      In deciding how to vote on the proposals described in this proxy statement/ prospectus, U.S. Gold shareholders should rely only on the information contained in or incorporated by reference into this proxy statement/ prospectus. U.S. Gold has not authorized any person to provide U.S. Gold shareholders with any information that is different from such information. The information contained in or incorporated by reference into this proxy statement/ prospectus speaks only as of the date of this proxy statement/ prospectus, unless otherwise specified.
      As of the date of this document, U.S. Gold and its affiliates have not had access to the non-public books and records of White Knight, Coral Gold, Nevada Pacific or Tone Resources. As a result, all historical information regarding White Knight, Coral Gold, Nevada Pacific and Tone Resources contained herein, including all historical financial information used in the preparation of the pro forma financial information reflecting the pro forma effects of a combination of (i) U.S. Gold and each of the Target Companies separately, and (ii) U.S. Gold and all of the Target Companies, has been derived from the public reports and securities filings of White Knight, Coral Gold, Nevada Pacific and Tone Resources. Although U.S. Gold has no reason to doubt the accuracy or completeness of the public filings of White Knight, Coral Gold, Nevada Pacific and Tone Resources, U.S. Gold is not in a position to independently assess or verify the information in such publicly filed documents, including any financial statements. In addition, all reconciliations of the Target Companies’ financial information, which the Target Companies each record in accordance with Canadian GAAP, to U.S. GAAP, is based exclusively on information taken directly from the public reports and filings of the Target Companies, unless expressly noted otherwise. See the section entitled “Risk Factors — Risks Relating to the Reorganization and the Proposed Acquisitions — U.S. Gold has been unable to independently verify the reliability of information in this proxy statement/ prospectus regarding White Knight, Coral Gold, Nevada Pacific and Tone Resources” on page 28.
      On May 1, 2006, U.S. Gold filed a Current Report on Form 8-K containing certain financial information of each of the Target Companies. U.S. Gold requested permission from each of the Target Companies’ auditors to include their respective audit reports on the respective Target Company financial statements in the Form 8-K. Each of the Target Company’s auditors indicated they would consent to the inclusion of their respective audit reports subject to the completion of certain procedures. If and when such procedures are completed and one or more auditors’ consents are granted, U.S. Gold will file an amended Form 8-K to include the relevant audit reports. The audit reports for each Target Company are available in that Target Company’s publicly filed documents. See “Where You Can Find Additional Information” on page 88.
FORWARD-LOOKING INFORMATION
      Some of the information included in this proxy statement/ prospectus and certain other documents filed or to be filed with the Securities and Exchange Commission, which we refer to as the “SEC,” by U.S. Gold or New US Gold, as the successor registrant to U.S. Gold following the holding company reorganization described below (as well as information included in other statements made by U.S. Gold, New US Gold or their respective representatives, and information about each of the four Target Companies or its business, which has been derived solely from each of the four Target Companies’ public reports and filings), may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts, often will be phrased in the future-tense, and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. Forward-looking statements that relate to U.S. Gold or its business are based on U.S. Gold’s current beliefs and expectations about future events, and include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to U.S. Gold’s financial condition, results of operations, future performance and business, including statements relating to the reorganization, U.S. Gold’s or New US Gold’s business strategy and U.S. Gold’s and New US Gold’s current and future development plans.
      A few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific Risk Factors identified in “Risk Factors” beginning on page 28, include:

•	changes in the general economy affecting the disposable income of the public;

•	decisions of foreign countries and banks within those countries;

•	technological changes in the mining industry;

•	our costs;

•	the level of demand for our products;

•	changes in our business strategy;

•	difficulty in extrapolating drill hole results to establish mineralization; and

•	the uncertainty of reserve estimates and timing of development expenditures.
      Forward-looking statements are included in this proxy statement/ prospectus (as well as information included in other statements made by U.S. Gold, New US Gold or their respective representatives, and information about each of the four Target Companies or their businesses, which has been derived solely from each of the four Target Companies’ public reports and filings). Although U.S. Gold believes that the expectations reflected in its forward-looking statements are reasonable, any or all of the forward-looking statements in this proxy statement/ prospectus or in U.S. Gold’s or New US Gold’s public reports and securities filings may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in the offers to purchase to the Target Companies’ shareholders, described in this proxy statement/ prospectus, some of which are beyond U.S. Gold’s control, will be important in determining U.S. Gold’s or the combined companies’ future performance. Consequently, actual results may differ materially from those predicted in or that might be anticipated from forward-looking statements. Therefore, shareholders should not regard such forward-looking statements as a representation that the predictions or expectations reflected in the forward-looking statements will be achieved, and should not place undue reliance on such forward-looking statements.
      U.S. Gold undertakes no obligation to publicly update or revise any information in this proxy statement/ prospectus, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. However, shareholders should review U.S. Gold’s and its successor’s subsequent reports filed from time to time with the SEC on Forms 10-KSB, 10-QSB and 8-K, and any amendments thereto.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE TRANSACTIONS
      In this proxy statement/ prospectus, the terms “we,” “us” and “our” refer to US Gold Holdings Corporation, the new Delaware corporation, and U.S. Gold Corporation, the current Colorado corporation (which will become a subsidiary of US Gold Holdings Corporation upon completion of the proposed reorganization), when the distinction between the two companies is not important to the discussion. When the distinction between the two companies is important to the discussion, we use the term “New US Gold” to refer to US Gold Holdings Corporation and “U.S. Gold” to refer to U.S. Gold Corporation.

Q:	When is the special meeting? What are the matters being considered?

A:	Our special meeting will be held on June [ ], 2006 at [11:00 a.m.], local time, at [ ]. At the meeting, shareholders will be asked to:

•	approve the proposed Delaware holding company reorganization;

•	approve the issuance of common stock of New US Gold in connection with the planned acquisitions, which we refer to as the “Proposed Acquisitions,” by New US Gold of four Canadian-based gold companies, which we refer to as the “Target Companies”;

•	authorize the adjournment or postponement of the special meeting to solicit additional votes to approve the reorganization or the issuance of common stock of New US Gold;

•	approve the amendment and restatement of the U.S. Gold Non-Qualified Stock Option and Stock Grant Plan, which we refer to as the “U.S. Gold Plan”; and

•	act on any other business that may properly come before the meeting.
      We do not know of any matters other than those described above that may come before the meeting.

Q:	What is the reorganization proposal?

A:	We are asking you to approve a merger agreement that would result in our reorganization into a Delaware holding company structure. Under the merger agreement, U.S. Gold, a Colorado corporation, will become a wholly-owned subsidiary of New US Gold, a Delaware corporation, and the current shareholders of U.S. Gold will become stockholders of New US Gold with the same number of shares of New US Gold as they hold of U.S. Gold before the reorganization. A form of the merger agreement, which sets forth the plan of merger and is the primary legal document that will govern the merger, is attached as Annex A to this proxy statement/ prospectus. We encourage you to read the merger agreement carefully.

Q:	Why are you proposing the reorganization?

A:	We are forming a holding company in Delaware:

•	with the expectation of making it possible for persons who hold the common shares of the Target Companies and who are U.S. taxpayers to exchange their common shares of the Target Companies for shares of New US Gold common stock without incurring U.S. federal income tax, assuming applicable requirements are met, and to allow Canadian resident shareholders of the Target Companies who exchange their common shares for exchangeable shares of a Canadian subsidiary of New US Gold to obtain a full or partial tax deferral (rollover) of any capital gains otherwise arising upon the disposition of their common shares in the Target Companies; and

•	to take advantage of the benefits of Delaware corporate law.

To review the reasons for the reorganization and the Proposed Acquisitions in greater detail, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Reasons for the Proposed Reorganization” on page 37 and “The Proposed Acquisitions — Reasons for the Proposed Acquisitions” on page 59.

Q:	What will happen to my stock?

A:	In the reorganization, your shares of common stock of U.S. Gold will automatically convert into the same number of shares of common stock of New US Gold. As a result, you will become a stockholder of New US Gold and will own the same number of shares of New US Gold common stock immediately after the reorganization that you now own of U.S. Gold common stock. The completion of the reorganization is conditioned on either (i) all the conditions of at least one of our offers to purchase all of the outstanding common shares of the Target Companies having been satisfied, or (ii) the board of directors of U.S. Gold determining that the Proposed Acquisitions will not be completed. If the reorganization is completed, we will complete our offers to purchase the shares of the Target Companies as to which the conditions to our offer have been satisfied. As a result, New US Gold will issue additional shares of its common stock to the stockholders of the Target Company or Companies that we acquire, which will reduce your ownership percentage in New US Gold. The issuance of the additional shares of New US Gold common stock necessary to consummate the Proposed Acquisitions is subject to the affirmative vote of holders of a majority of the shares represented in person or by proxy at the special meeting. See “Proposal 2 — Issuance of New US Gold Common Stock” on page 51.

Q:  Will the shares of New US Gold I receive in the reorganization be listed on a stock exchange?

A:	Shares of U.S. Gold common stock are not currently listed on a securities exchange, but are quoted on the Over-the-Counter Bulletin Board under the symbol “USGL.” It is a condition to our offers to purchase the outstanding shares of the Target Companies that the New US Gold shares be listed on the Toronto Stock Exchange, or TSX, and the American Stock Exchange, or AMEX. U.S. Gold has filed a listing application with the AMEX, and New US Gold intends to file listing applications with the TSX and the AMEX. New US Gold will be a public company and will continue to file periodic reports and other documents with the SEC.

Q:	How will being a New US Gold stockholder be different from being a U.S. Gold shareholder?

A:	After the reorganization, you will own the same number of shares of New US Gold common stock that you owned of U.S. Gold common stock immediately before the reorganization. However, as a stockholder of New US Gold, your rights will be governed by Delaware corporate law and the charter documents of the Delaware corporation. These rights are different from, and depending on the circumstances may be more or less favorable to you than, the rights that you currently have as a shareholder of a Colorado corporation. The forms of the amended and restated certificate of incorporation and amended and restated bylaws of New US Gold, which will take effect immediately before the time the reorganization is completed, are attached as Annex B and Annex C, respectively, to this proxy statement/ prospectus.

Also, because we hope to complete one or more of the Proposed Acquisitions immediately following the reorganization, you will likely own a smaller percentage of a larger company following the completion of the reorganization and one or more Proposed Acquisitions. In addition, we are proposing to increase the number of shares reserved for issuance under the U.S. Gold Plan. If that proposal is approved, issuance of these shares in the future will dilute your ownership of our company.

For more information, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Description of Capital Stock” on page 40, “ — Comparison of Shareholder Rights” on page 44, “Proposal 2 — Issuance of New US Gold Common Stock” on page 51, “Proposal 4 — Amendment and Restatement of U.S. Gold Plan” on page 54, “The Proposed Acquisitions” on page 59 and “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions” on page 74.

Q:	Will the management or the business of the company change as a result of the reorganization and the Proposed Acquisitions?

A:	The current executive officers and directors of our company will remain the same. We believe our business, however, will expand as a result of the Proposed Acquisitions. The U.S. Gold board of directors believes the combined company will have a larger exploration program, a stronger cash position, reduced costs, increased market capitalization resulting in enhanced trading liquidity, better market focus and additional technical expertise. If we complete all four of the Proposed Acquisitions, our land position in Nevada would increase by approximately 344% to approximately 160 square miles, and we would acquire property in Mexico.

Q:	Will I have to turn in my stock certificates or warrants?

A:	No. Do not turn in your stock certificates or warrants. We will not require you to exchange your stock certificates or warrants as a result of the reorganization. After the reorganization, your U.S. Gold common stock certificates will represent the same number of shares of New US Gold common stock, and your U.S. Gold warrants will represent the right to acquire the same number of shares of New US Gold common stock.

Q:	Does formation of a holding company affect my federal income taxes?

A:	The proposed reorganization is structured generally to qualify as a tax-free transaction for U.S. federal income tax purposes. We expect that you generally will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of New US Gold stock in exchange for your shares of U.S. Gold stock in the reorganization. However, U.S. Gold shareholders who are non-U.S. holders (as defined in this proxy statement/ prospectus) may recognize gain or loss for U.S. federal income tax purposes in connection with the reorganization in certain circumstances. The tax consequences to you will depend on your own situation. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any foreign, state, or local tax consequences of the reorganization. For further information, see “United States Federal Income Tax Considerations” on page 84.

The proposed reorganization should also constitute a tax-free transaction to persons who are subject to Canadian federal income tax legislation. We expect that you will not recognize any gain or loss for Canadian federal income tax purposes upon your receipt of New US Gold stock in exchange for the shares of U.S. Gold common stock in the reorganization. For further information, see “Material Canadian Federal Income Tax Considerations” on page 87.

Q:	How will the reorganization be treated for accounting purposes?

A:	The financial statements of New US Gold will be prepared using the “continuity-of-interests” method of accounting as there has been no substantive change in control. Under the continuity-of-interests method, the financial statements of New US Gold will reflect the carrying values of assets and liabilities, results of operations and cash flows of U.S. Gold Corporation as if the Reorganization had been effective for all historical periods presented.

Q:	Why are you asking the shareholders to approve the issuance of New US Gold common stock in the Proposed Acquisitions?

A:	It is a condition to our offers to purchase the outstanding shares of the Target Companies that the New US Gold common stock be listed on the AMEX. The rules of the AMEX require that listed companies obtain shareholder approval of the significant issuances of shares of their common stock. U.S. Gold currently is the holder of all of the outstanding capital stock of New US Gold and therefore is in a position to approve such an issuance without the approval of U.S. Gold shareholders. However, because the U.S. Gold shareholders will eventually be New US Gold shareholders upon the closing of the Proposed Acquisitions and the Delaware holding company reorganization, and even though U.S. Gold is not currently listed on the AMEX, U.S. Gold has elected to submit the proposed issuance to the U.S. Gold shareholders for approval to provide U.S. Gold shareholders with input and as a matter of corporate governance.

Q:	How many shares of New US Gold common stock will be issued if the Proposed Acquisitions are completed?

A:	If we complete all of the Proposed Acquisitions and acquire all of the outstanding shares of all four Target Companies, we currently estimate that New US Gold would issue a total of approximately 45.2 million shares of its common stock to shareholders of the Target Companies, plus up to an additional 7.0 million shares if all outstanding options and warrants of each of the Target Companies were exercised.

Q:	Why are you proposing the authorization to adjourn or postpone the special meeting?

A:	Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the reorganization or the issuance of the common stock of New US Gold in connection with the Proposed Acquisitions by the time of the special meeting. In that event, we would need to adjourn or postpone the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment or postponement of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the reorganization and the issuance of the common stock of New US Gold. Any other adjournment or postponement of the special meeting (for example, an adjournment or postponement required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

Q:	Why are you proposing the amendment and restatement of the U.S. Gold Plan?

A:	The proposed amendment and restatement of the U.S. Gold Plan (which is to be submitted to the shareholders for their approval) would change the current provisions of the plan by:

•	providing for the grant of incentive stock options, which provide potential tax benefits to the recipients compared to non-qualified options;

•	increasing the number of shares of common stock which may be subject to options under the Restated Plan from 5 million shares to 9 million shares;

•	providing for a maximum number of option shares that can be granted to an individual within any calendar year;

•	providing that awards under the U.S. Gold Plan can be granted to employees, directors, consultants, advisors, and directors as the board or committee administering the plan determines in its discretion and providing that the committee may delegate to certain officers the authority to grant awards to certain employees (other than such officers) and consultants;

•	providing for the grant of restricted stock; and

•	changing the name of the U.S. Gold Plan to US Gold Equity Incentive Plan.

The full text of the proposed amended and restated U.S. Gold Plan is attached as Annex D to this proxy statement/ prospectus.

We are adding incentive stock options and restricted stock to the U.S. Gold Plan to provide additional forms of equity compensation for our employees. Increasing the number of shares will permit U.S. Gold to continue to make awards to individuals whose services are important to our business operations. Under section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Gold may be limited as to federal income tax deductions to the extent that the total annual compensation in excess of $1 million is paid to U.S. Gold’s Chief Executive Officer or any one of the four highest paid executive officers who were employed by U.S. Gold on the last day of the taxable year. However, certain “performance-based” compensation, the material terms of which are disclosed to and approved by U.S. Gold’s shareholders, is not subject to this limit on deductibility. In the case of options, the material terms include a limit in the option plan on the number of option shares that can be granted to an individual in a specified period. The third amendment to the U.S. Gold Plan, limiting the number of option shares granted to an individual within a specified time period, is intended to satisfy this requirement. We are giving broader discretion to the board or committee and providing for a delegation of authority to make grants to give U.S. Gold increased flexibility in attracting and providing incentives to those individuals on whom it relies for its growth and success. As of April 28, 2006, there were 740,637 common shares remaining available for grant under the U.S. Gold Plan.

Q:	Do U.S. Gold’s directors and executive officers support the proposals and the Proposed Acquisitions?

A:	Our board of directors, by unanimous vote of the directors voting, approved each of Proposals 1, 2, 3 and 4 and the commencement of the offers to purchase the outstanding shares of the Target Companies. The board of directors recommends that you vote “FOR” each of Proposals 1, 2, 3 and 4. On March 7, 2006, Mr. Robert R. McEwen, our Chairman and Chief Executive Officer, announced that in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of White Knight, Coral Gold, Nevada Pacific and Tone Resources.

When considering the recommendation of U.S. Gold’s board of directors with respect to the Delaware holding company reorganization and the issuance of New US Gold common stock in the Proposed Acquisitions, you should be aware that certain of our directors and executive officers may have interests in the Proposed Acquisitions that may be different from, or in addition to, the interests of U.S. Gold shareholders generally. Specifically, Mr. McEwen, our largest stockholder, owns securities in each of the four Target Companies and is a member of the boards of directors of three of the Target Companies. For a more detailed description of these interests, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization” on page 36, “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 64 and “Relationships Between the Offerors and the Target Companies” on page 80.

Q:	What percentage of the outstanding shares do directors and executive officers hold?

A:	As of April 28, 2006, directors and executive officers of U.S. Gold and their affiliates owned approximately 34.8% of our issued and outstanding shares of common stock entitled to vote at the special meeting. This number excludes shares that would be issuable upon exercise of outstanding options or warrants, and shares that remain to be issued upon conversion of subscription receipts issued in our February 2006 private placement.

Q:	Who is entitled to attend and vote at the meeting?

A:	Any holder of record of U.S. Gold common stock at the close of business on [ ], 2006, the record date, is entitled to attend and vote at the meeting. On the record date, U.S. Gold had [33,296,755] shares of common stock outstanding. Holders of the subscription receipts issued in our private placement completed in February 2006 are not entitled to vote those receipts or the shares issuable thereunder at the meeting.

Q:	What will constitute a quorum at the meeting?

A:	Holders of one-third of our common stock issued, outstanding and entitled to vote on the record date must be present at the meeting, either in person or by proxy, to establish a quorum. Proxies that we receive that are marked “abstain” will be considered present at the meeting for purposes of establishing a quorum.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the meeting to vote your shares, although we invite you to attend.

Q:	How do I cast my vote?

A:	After carefully reading and considering the information contained in this proxy statement/ prospectus, you can vote in any one of the following ways:

•	by signing and returning the proxy card in the enclosed postage paid envelope;

•	by telephone by following the instructions on either the enclosed proxy card or voting instruction form;

•	on the Internet by following the instructions on the enclosed proxy card; or

•	by attending the special meeting and voting in person.
      Shares of U.S. Gold common stock represented by properly executed proxies received before the special meeting will be voted at the special meeting in the manner specified on the proxies. Physical proxies that are properly executed and timely submitted but which do not contain specific voting instructions will be voted “FOR” each of the proposals presented at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	You may change your vote at any time before your shares are voted at the special meeting. This proxy statement/ prospectus contains instructions on how to change your vote. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide your broker with instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. If you fail to instruct your broker on any of the proposals to be considered at the special meeting, your shares will not be voted. Broker non-votes will have the effect of a vote “AGAINST” Proposal 1, but will have no effect on the outcome with respect to Proposals 2, 3 or 4.

Q:	What vote is required to approve the reorganization proposal?

A:	The required vote to approve the reorganization is the affirmative vote of holders of a majority of all issued and outstanding shares of our common stock. Therefore, if you abstain or otherwise do not vote on the reorganization proposal, it will have the effect of a vote “AGAINST” this proposal.

Q:	What vote is required to approve the other proposals?

A:	The required vote to approve the proposals to issue New US Gold common stock in connection with the Proposed Acquisitions, to adjourn the special meeting if necessary and to amend and restate the U.S. Gold Plan is the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting. Abstentions will have the effect of a vote “AGAINST” each of these proposals, but broker non-votes will have no effect on the outcome.

Q:	Am I entitled to vote on the Proposed Acquisitions?

A:	No. However, although we are not asking for your vote directly on the Proposed Acquisitions, we are asking you to vote to approve the reorganization and to approve the issuance of the common stock of New US Gold in connection with the Proposed Acquisitions. A vote against either the reorganization proposal or the issuance of the common stock of New US Gold has the effect of preventing New US Gold from completing the Proposed Acquisitions.

Q:	If the shareholders approve the reorganization, when will it occur?

A:	If the conditions to the offers to purchase with respect to one or more of the Proposed Acquisitions have been satisfied, the reorganization will occur immediately before the purchase of the common shares in connection with the Proposed Acquisitions. If the conditions have not been satisfied and the board of directors of U.S. Gold determines that such conditions will not be satisfied or otherwise determines that the Proposed Acquisitions will not be completed, the reorganization will occur when the board of directors determines to do so.

Q:	Do I have dissenters’ (or appraisal) rights?

A:	No. Holders of U.S. Gold common stock do not have dissenters’ rights under Colorado law as a result of the reorganization even if the reorganization is approved by our shareholders.
Q:             Whom do I contact if I have questions about the special meeting or the reorganization proposal?

A:	You may contact our information agent at:

Kingsdale Shareholder Services Inc.
The Exchange Tower
130 King Street West
Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2
Telephone: 1-866-639-8026
or us at:

U.S. Gold Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
Telephone: (303) 238-1438
Attention: William F. Pass, Vice President, Chief Financial Officer and Secretary

SUMMARY
      The following is a brief summary of the material facts regarding the proposals being voted on at the special meeting. These and other related matters are discussed in greater detail elsewhere in this proxy statement/ prospectus.
The Special Meeting

Purpose of the Special Meeting	To present proposals for the approval of U.S. Gold shareholders regarding matters necessary to complete one or more of the Proposed Acquisitions, and to approve amendments to U.S. Gold’s Non-Qualified Stock Option and Stock Grant Plan, which we refer to as the “U.S. Gold Plan.”

Proposal 1	To approve the U.S. Gold Delaware holding company reorganization. The reorganization is expected to make it possible for shareholders of the Target Companies who are U.S. taxpayers to exchange their common shares for shares of New US Gold common stock without incurring U.S. federal income tax, assuming applicable requirements are met, and to allow Canadian resident shareholders of the Target Companies to obtain a full or partial tax deferral (rollover) of any capital gains otherwise arising upon the disposition of their common shares. The reorganization also will result in the shareholders of U.S. Gold, a Colorado corporation, becoming stockholders of a newly formed Delaware corporation, New US Gold.

Proposal 2	To approve the issuance of additional shares of common stock of New US Gold in connection with the Proposed Acquisitions.

Proposal 3	To authorize the adjournment or postponement of the special meeting to solicit additional votes to approve Proposals 1 and 2.

Proposal 4	To approve the amendment and restatement of the U.S. Gold Plan to:

• provide for the grant of incentive stock options, which provide potential tax benefits to the recipients compared to non-qualified options;

• increase the number of shares which may be granted under the U.S. Gold Plan to 9 million shares of common stock;

• limit the number of option shares that may be granted to a person in any calendar year;

• provide that awards under the U.S. Gold Plan can be granted to employees, directors, consultants, advisors, and directors as the board or committee administering the plan determines in its discretion and to provide that the committee may delegate to certain officers the authority to grant awards to certain employees (other than such officers) and consultants;

• provide for the grant of restricted stock; and

• change the name of the U.S. Gold Plan to US Gold Equity Incentive Plan.

The full text of the proposed amended and restated U.S. Gold Plan is attached as Annex D to this proxy statement/ prospectus.

Conditions to the Effectiveness of the Proposals	The effectiveness of Proposal 2 is conditioned upon the approval of Proposal 1 by the U.S. Gold shareholders. The effectiveness of the U.S. Gold reorganization (Proposal 1) is conditioned on either (i) all of the conditions to the offers to purchase with respect to one or more of the Proposed Acquisitions having been satisfied, or (ii) the determination by the board of directors of U.S. Gold that such conditions will not be satisfied or that the Proposed Acquisitions will not be completed.

The effectiveness of Proposal 4 is not conditioned upon the approval of Proposals 1 and 2. If approved, the amendment and restatement of the U.S. Gold Plan will be implemented whether or not the reorganization or any of the Proposed Acquisitions takes place.

Votes Required	The approval of Proposal 1 requires approval of a majority of the outstanding shares of U.S. Gold common stock. The approval of each of Proposals 2, 3 and 4 requires the approval of the majority of the shares present in person or by proxy at a meeting at which a quorum is present. For additional information, see “The Special Meeting — Votes Required” on page 33. As of the record date, U.S. Gold’s officers and directors own approximately [34.8]% of the U.S. Gold common stock outstanding and entitled to vote.

Dissenters’ and Appraisal Rights	Under Colorado law, holders of U.S. Gold common stock are not entitled to dissenters’ rights of appraisal in connection with the holding company reorganization that is the subject of Proposal 1. For additional information, see “Dissenters’ and Appraisal Rights” on page 87.

Voting	U.S. Gold shareholders may vote by mail, telephone or the Internet, each in the manner described in the accompanying proxy card, or by voting in person at the special meeting. Additional information about voting and other procedures relevant to the special meeting is set forth in “The Special Meeting” on page 32.

Additional Information	Additional information regarding Proposals 1, 2, 3 and 4 is set forth in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization” beginning on page 36, “Proposal 2 — Issuance of New US Gold Common Stock” beginning on page 51, “Proposal 3 — Authorization to Adjourn or Postpone Special Meeting to Solicit Additional Votes” beginning on page 53 and “Proposal 4 — Amendment and Restatement of U.S. Gold Plan” beginning on page 54.
The Parties

U.S. Gold Corporation	U.S. Gold Corporation, or U.S. Gold, is engaged in the exploration for gold and other precious metals. We control a 100% working interest, subject to the paramount title of the United States, in the Tonkin Springs exploration gold property in Eureka County, Nevada. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka. Some of the claims are leased from an independent third party. We are presently in the exploration stage at the Tonkin Springs exploration gold property, where we have a milling facility in place.

We were organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, by vote of our shareholders, we changed our name to U.S. Gold Corporation. U.S. Gold’s principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545 and U.S. Gold’s telephone number is (303) 238-1438. U.S. Gold’s website is www.usgold.com. Information contained on the website is not incorporated by reference into this proxy statement/ prospectus, and shareholders should not consider information contained on the website as part of this proxy statement/ prospectus.

U.S. Gold common stock is not listed on a stock exchange but is quoted on the OTC Bulletin Board under the symbol “USGL.” For additional information, see “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — About U.S. Gold” on page 75.

US Gold Holdings Corporation	US Gold Holdings Corporation, or New US Gold, is a newly formed Delaware corporation that is a wholly-owned direct subsidiary of U.S. Gold. New US Gold was formed solely for the purpose of the proposed U.S. Gold reorganization and the Proposed Acquisitions, described in greater detail below, and has no significant assets or capitalization and has not engaged in any business or other activities to date. Upon completion of the proposed reorganization, U.S. Gold will be a wholly-owned subsidiary of New US Gold and the name of New US Gold will be changed to “US Gold Corporation.” New US Gold’s principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545 and New US Gold’s telephone number is (303) 238-1438. For additional information, see “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — About New US Gold” on page 76.
The Delaware Holding Company Reorganization

Timing of the Reorganization	If Proposals 1 and 2 are approved, and we complete the offers to purchase the common shares of one or more of the Target Companies, U.S. Gold will effect the holding company reorganization immediately before the we purchase the common shares of one or more of the Target Companies pursuant to the offers to purchase. If Proposals 1 and 2 are approved and the board of directors of U.S. Gold determines that the conditions to the offers to purchase with respect to one or more of the Proposed Acquisitions will not be met or that the Proposed Acquisitions will not be completed, U.S. Gold will effect the holding company reorganization when determined by the board of directors in its discretion.

Structure of the Reorganization	The reorganization will be effected pursuant to an agreement and plan of merger, a form of which is attached as Annex A to this proxy statement/ prospectus. In the reorganization, a wholly-owned subsidiary of New US Gold will merge with and into U.S. Gold, with U.S. Gold as the corporation surviving the merger. As a result, U.S. Gold will become a wholly-owned operating subsidiary of New US Gold, the new holding company.

Reasons for the Reorganization	We are forming a holding company in Delaware:

• with the expectation of making it possible for persons who are holders of the common shares of the Target Companies and who are U.S. taxpayers to exchange their common shares of the Target Companies for shares of New US Gold common stock without incurring U.S. federal income tax, assuming applicable requirements are met, and to allow Canadian resident shareholders of the Target Companies who exchange their common shares for exchangeable shares of a Canadian subsidiary of New US Gold to obtain a full or partial tax deferral (rollover) of any capital gains otherwise arising upon the disposition of their common shares in the Target Companies; and

• to take advantage of the benefits of Delaware corporate law.

To review the reasons for the reorganization and the Proposed Acquisitions in greater detail, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Reasons for the Proposed

Reorganization” on page 37 and “The Proposed Acquisitions — Reasons for the Proposed Acquisitions” on page 59.

Effect of the Reorganization	In the reorganization, all of U.S. Gold’s common stock will be converted into shares of New US Gold common stock, such that each U.S. Gold shareholder will receive the same number of shares of New US Gold common stock as they held in U.S. Gold. As a stockholder of New US Gold, a Delaware corporation, however, you will have different rights than as a shareholder of U.S. Gold, a Colorado corporation. For a description of these differences, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Comparison of Shareholder Rights” on page 44.

The current executive officers and directors of U.S. Gold will be the directors and officers of New US Gold. New US Gold’s certificate of incorporation and bylaws will differ in some respects from those of U.S. Gold before the reorganization. For example:

• New US Gold will be incorporated under the laws of the state of Delaware, as compared with U.S. Gold’s incorporation under the laws of the state of Colorado, as described in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Comparison of Shareholder Rights” on page 44; and

• there will be one share of New US Gold special voting stock (a type of New US Gold preferred stock) held by the voting and exchange trustee for the benefit of the holders of exchangeable shares of Canadian Exchange Co., which will permit the voting and exchange trustee to cast up to that number of votes as equals the number of exchangeable shares then outstanding on all matters on which the holders of New US Gold common stock are entitled to vote, as described in “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — The Voting and Exchange Trust Agreement” on page 76.

The forms of the amended and restated certificate of incorporation and amended and restated bylaws of New US Gold, which will take effect immediately before the time the reorganization is completed, are attached as Annex B and Annex C, respectively, to this proxy statement/ prospectus.

United States Federal Income Tax Considerations	The holding company reorganization is expected to qualify as a reorganization under section 368(a) of the Code and/or as a transaction governed by section 351 of the Code. As a result, the U.S. federal income tax consequences of the reorganization to U.S. Gold shareholders will generally be as follows:

• A shareholder who exchanges his or her shares of U.S. Gold common stock for New US Gold common stock in the reorganization will not recognize gain or loss on the exchange, except to the extent a U.S. Gold shareholder who is not a “United States person” (as defined in section 7701(a)(30) of the Code) is subject to tax under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.”

• A shareholder’s aggregate tax basis in the New US Gold common stock received in the reorganization will be the same as his or her aggregate tax basis in the U.S. Gold common stock surrendered in exchange therefor, except to the extent a U.S. Gold shareholder who is not a United States person is subject to tax under FIRPTA.

• The holding period of each share of New US Gold common stock received in the reorganization by a U.S. Gold shareholder will include the holding period of U.S. Gold common stock that he or she surrendered in the reorganization, except to the extent a U.S. Gold shareholder who is not a United States person is subject to tax under FIRPTA.

For additional information, see “United States Federal Income Tax Considerations” on page 84.

Regulatory Approval	The reorganization is not subject to any regulatory or other approvals, other than the approval by a majority of the outstanding U.S. Gold common shares at a meeting at which a quorum is present.

Additional Information	Additional information regarding the U.S. Gold Delaware holding company reorganization is set forth in the section entitled “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization” on page 36.
The Proposed Acquisitions

Reasons for the Proposed Acquisitions	U.S. Gold’s board of directors believes that the combination of each of the Target Companies and U.S. Gold in the Proposed Acquisitions will be advantageous to U.S. Gold shareholders for a number of reasons including that the combined company will have:

• a larger land position in the Cortez Trend;

• an expanded exploration program;

• a stronger cash position;

• reduced costs;

• increased market capitalization resulting in enhanced trading liquidity in the common stock in the combined company;

• better market focus; and

• additional technical expertise.

For a more detailed discussion of the advantages to U.S. Gold shareholders that U.S. Gold believes will result from the Proposed Acquisitions, see “The Proposed Acquisitions — Reasons for the Proposed Acquisitions” beginning on page 59.

About the Target Companies	White Knight. White Knight is an exploration company active in identifying and generating new mineral prospects. White Knight has been exploring for gold deposits in Nevada since 1993 and currently controls the second largest land holding in the Cortez Trend. Its portfolio includes 18 properties (over 68,000 acres), 15 of which are located in the Cortez Trend. White Knight’s common shares are listed on the TSX Venture Exchange, which we call TSXV, under the symbol “WKR.”

Nevada Pacific. Nevada Pacific is a mining company based in Vancouver, British Columbia. According to its public filings, Nevada Pacific owns, among other things, an exploratory property portfolio covering approximately 75 square miles of mineral rights including portions of two significant gold producing belts in the State of Nevada. Nevada Pacific’s common shares are listed on the TSXV under the symbol “NPG.”

Coral Gold. Coral Gold is a natural resource company primarily engaged in the exploration of natural resource properties. Coral Gold’s principal activities are the exploration of certain mineral properties located in

Nevada and California. According to Coral Gold’s public filings, since its 2002 fiscal year, Coral Gold has made aggregate principal expenditures of C$2,498,084 on the Robertson mining Claims in Nevada.. Coral Gold’s common shares are listed on the TSXV under the symbol “CGR” and quoted on the OTC Bulletin Board under the symbol “CGREF.”

Tone Resources. Tone Resources is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada. According to its public filings, Tone Resources holds 410 mining claims in Nevada. Tone Resources’ common shares are listed on the TSXV under the symbol “TNS” and quoted on the Pink Sheets under the symbol “TONRF.”

Effecting the Proposed Acquisitions	U.S. Gold and certain of its subsidiaries, which we refer to collectively as the “Offerors” in this proxy statement/ prospectus, propose to acquire each of the Target Companies through an offer to purchase all outstanding common shares of each of the Target Companies in exchange for shares of New US Gold common stock or exchangeable shares of a Canadian subsidiary of U.S. Gold. Each of the offers to purchase is separate and completion of each offer is not subject to completion of any of the other offers to purchase. The Offerors plan to acquire any common shares of each of the Target Companies not purchased pursuant to the offers to purchase through a merger, amalgamation, or other subsequent acquisition transaction in which such Target Company’s shareholders would receive consideration with a value equivalent to the consideration paid to such Target Company’s shareholders pursuant to the offers to purchase.

The Offers to Purchase	The Offerors are offering to purchase all outstanding common shares of White Knight for the following consideration:

• either (1) 0.35 shares of common stock of New US Gold or (2) 0.35 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of White Knight.

The Offerors intend to offer to purchase all outstanding common shares of each of the other Target Companies for the following consideration:

• either (1) 0.23 shares of common stock of New US Gold or (2) 0.23 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Nevada Pacific;

• either (1) 0.63 shares of common stock of New US Gold or (2) 0.63 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Coral Gold; and

• either (1) 0.26 shares of common stock of New US Gold or (2) 0.26 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Tone Resources.

Effect of the Proposed Acquisitions on U.S. Gold Shareholders	Assuming that the reorganization and all of the Proposed Acquisitions are completed, current U.S. Gold shareholders would hold 47.95% of New US Gold’s outstanding common stock on an undiluted basis, and 54.85% of New US Gold’s outstanding common stock on a fully diluted basis. Current shareholders of the four Target Companies would hold, in the aggregate, 52.05% of New US Gold’s outstanding common stock on an undiluted basis, and 51.07% of New US Gold’s outstanding common stock on a fully diluted basis.

Pro Forma Financial Information	Pro forma financial information for (1) each of the Proposed Acquisitions separately, and (2) all of the Proposed Acquisitions combined, is included in Annex E to this proxy statement/ prospectus.

Opinion of Financial Advisor	On March 2, 2006, the board of directors of U.S. Gold established a special committee to evaluate the terms of the Proposed Acquisitions and the process of determining those terms. On March 27, 2006, the special committee of the board of directors of U.S. Gold retained Wellington West Capital Markets Inc., or “Wellington West,” to provide financial advice and assistance to the special committee including providing its opinion as to the fairness of the consideration offered under the offers to purchase, from a financial point of view, to U.S. Gold and its shareholders. Based upon and subject to the matters described in its fairness opinion dated April 6, 2006, Wellington West concluded that, as at the date of its opinion, the consideration offered under the offers to purchase is fair, from a financial point of view, to U S Gold and its shareholders. For additional information, see “The Proposed Acquisitions — Opinion of Financial Advisor” on page 67.

Risks Relating to the Proposed Acquisitions	There are certain risks associated with the Proposed Acquisitions and related matters and the continued ownership of New US Gold stock as described in “Risk Factors” beginning on page 28. U.S. Gold shareholders should consider these risks in determining how to vote on the proposals to be brought before the special meeting.

Conditions to the Proposed Acquisitions	The Offerors’ obligation to complete the offers to purchase for each of the Target Companies is subject to various conditions. Included among these are conditions that:

• there shall have been properly deposited and not withdrawn that number of shares of the relevant Target Company that constitutes at least 66 2/3 % of the outstanding common shares of that Target Company, calculated on a fully diluted basis;

• each of the Target Companies shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing the Offerors’ ability to acquire such Target Company or otherwise diminishing the expected economic value to the Offerors of the acquisition of such Target Company including, but not limited to, any material issuance of new securities of the Target Company, the declaration of any extraordinary dividend, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of the Target Company’s business;

• the shares of common stock of New US Gold shall have been approved for listing on the TSX and the AMEX and the exchangeable shares shall have been approved for listing on the TSX; and

• U.S. Gold’s shareholders shall have approved Proposals 1 and 2.

Holding Company Structure	The reorganization and the Proposed Acquisitions have been structured with the intent to make it possible to provide favorable tax treatment to shareholders of the Target Companies who tender their Target Company shares pursuant to the offers to purchase. By implementing the holding company structure in connection with the completion of one or more of the Proposed Acquisitions, it is possible to structure the Proposed Acquisitions so that Target Company shareholders who are U.S. taxpayers and who elect to receive shares of New US Gold common stock in exchange for their Target Company common shares are not expected to recognize gain or loss for U.S. federal income tax purposes, assuming applicable requirements are met. The formation of New US Gold and the wholly-owned subsidiary of New US Gold that will merge with and into U.S. Gold enables U.S. Gold to implement this holding company structure.

The expected favorable tax treatment to Target Company shareholders may not apply in the case of a Proposed Acquisition that does not close in connection with the reorganization.

As a result of the formation of Canadian Exchange Co., Target Company shareholders who are subject to tax pursuant to Canadian federal income tax legislation (which includes shareholders who are residents of Canada and may include other shareholders), and who elect to receive exchangeable shares in exchange for their Target Company common shares may do so on a tax-deferred basis for purposes of the Canadian federal income tax legislation. In order to ensure that they receive such tax-deferred treatment, shareholders should file a joint election with Canadian Exchange Co.

Additional information regarding the structure of the reorganization and the Proposed Acquisitions appears in the section entitled “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions” beginning on page 74.

Currency Exchange Rates	All references to “$” or “dollars” in this proxy statement/ prospectus refer to U.S. dollars, unless otherwise indicated.

The following table sets forth the average exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated and the exchange rate at the end of such period based upon the noon exchange rate provided by the Bank of Canada.

	Three Months
	Ended
	March 31,		Year Ended December 31,

	2006	2005	2005	2004	2003	2002	2001

	(Canadian dollars)
Rate at end of period	1.17	1.21	1.16	1.21	1.33	1.56	1.59
Average rate for period	1.15	1.23	1.21	1.30	1.40	1.57	1.54

On March 3, 2006, the last trading day before the announcement of the Proposed Acquisitions, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon exchange rate provided by the Bank of Canada was C$1.13. On April 28, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon exchange rate provided by the Bank of Canada was C$1.12.

Additional Information	Additional information regarding the Proposed Acquisitions is set forth in “The Proposed Acquisitions” beginning on page 59.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF U.S. GOLD
      The following are summary selected consolidated financial data for U.S. Gold for each of the years in the three-year period ended December 31, 2005. The information with respect to the three years ended December 31, 2005 has been derived from the audited consolidated financial statements of U.S. Gold. All historical financial information presented with respect to U.S. Gold is in accordance with U.S. GAAP. Historical results are not indicative of the results to be expected in the future.
      This summary information is derived from and should be read in conjunction with the financial statements and related notes included in U.S. Gold’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2004, filed with the SEC on April 7, 2006 and March 30, 2005, respectively, and incorporated by reference into this proxy statement/ prospectus.
      Shareholders also should read this summary data with the unaudited pro forma condensed combined financial information beginning on page 20.
      Data for New US Gold have not been included because it had not yet been formed and did not conduct business during any of the periods discussed below.
U.S. Gold Historical Financial Data

	Year Ended December 31,

	2005	2004	2003 (restated)

	($ in thousands, except per share data)
Operating data
Other revenue	$1,052	$39	$636
Net loss from operations before cumulative-effect gain on accounting change	(2,991)	(794)	(1,027)
Net loss	(2,991)	(794)	(623)
Basic and diluted loss per share	(0.12)	(0.04)	(0.04)
Weighted average shares	25,931,172	20,028,173	17,696,098
Balance sheet data
Cash, cash equivalents and short term investments	$678	$75	$198
Inventories	0	0	0
Property, plant and equipment	53	104	8
Other assets	4,810	1,256	1,595

Total assets	$5,541	$1,435	$1,801

Current liabilities	$1,791	$35	$80
Long-term debt	16	570	545
Other long-term liabilities	1,201	0	0
Shareholders’ equity	2,533	830	1,176

Total liabilities and shareholders’ equity	$5,541	$1,435	$1,801

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF
THE TARGET COMPANIES
White Knight
      The following summary selected historical financial data of White Knight is derived from White Knight’s publicly filed audited consolidated financial statements for each of the years in the three-year period ended June 30, 2005 and the unaudited consolidated financial statements for the six months ended December 31, 2005 and December 31, 2004. This summary data should be read together with White Knight’s financial statements and the accompanying notes included in the current report on Form 8-K filed by U.S. Gold with the SEC on May 1, 2006. See the note entitled “Important Notes” on page iii. White Knight’s publicly filed financial statements (which are excerpted below) are according to White Knight, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.
      This summary data should be read together with the unaudited pro forma consolidated financial data included in Annex E to this proxy statement/ prospectus.
      For information on currency exchange rates, see “Summary — The Proposed Acquisitions — Currency Exchange Rates” on page 14.
White Knight Historical Financial Data

	Six Months Ended
	December 31,		Year Ended June 30,

CANADIAN GAAP	2005	2004	2005	2004	2003

	(C$ in thousands, except per share data)
Operating data
Other revenue	$196	$142	$262	$98	$8
Net loss	(481)	(549)	(1,063)	(1,664)	(358)
Basic and diluted loss per share	(0.01)	(0.01)	(0.02)	(0.04)	(0.01)
Balance sheet data
Cash, cash equivalents and short term investments	$15,098	$11,934	$11,178	$9,846	$133
Inventories	0	0	0	0	0
Property, plant and equipment	302	144	139	86	7
Mineral properties and deferred exploration costs	6,017	3,643	3,965	2,487	1,611
Other assets	397	254	415	301	161

Total assets	$21,814	$15,975	$15,697	$12,720	$1,912

Current liabilities	$444	$128	$180	$130	$234
Long-term debt	0	0	0	0	0
Other long-term liabilities	0	0	0	0	0
Shareholders’ equity	21,370	15,847	15,517	12,590	1,678

Total liabilities and shareholders’ equity	$21,814	$15,975	$15,697	$12,720	$1,912

Nevada Pacific
      The following summary selected historical financial data of Nevada Pacific is derived from Nevada Pacific’s publicly filed audited consolidated financial statements for each of the years in the two-year periods ended June 30, 2005 and June 30, 2004 and the unaudited consolidated financial statements for the six months ended December 31, 2005 and December 31, 2004. This summary data should be read together with Nevada Pacific’s financial statements and the accompanying notes included in the current report on Form 8-K filed by U.S. Gold with the SEC on May 1, 2006. See the note entitled “Important Notes” on page iii. Nevada Pacific’s publicly filed financial statements (which are excerpted below) are according to Nevada Pacific, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.
      This summary data should be read together with the unaudited pro forma consolidated financial data included in Annex E to this proxy statement/ prospectus.

	Six Months Ended
	December 31,		Year Ended June 30,

CANADIAN GAAP	2005	2004	2005	2004	2003

	($ in thousands, except per share data)
Operating data
Mining revenue	$3,706	$0	$5,175	$0	$0
Other revenue	6	17	38	89	111
Net loss	(2,631)	(1,904)	(2,382)	(1,937)	(1,092)
Basic and diluted loss per share	(0.05)	(0.04)	(0.05)	(0.06)	(0.06)
Balance sheet data
Cash, cash equivalents and short term investments	$2,339	$3,472	$957	$598	$88
Inventories	2,033	1,656	4,527	2,448	0
Property, plant and equipment	13,305	14,168	13,389	10,560	11
Mineral properties and deferred exploration costs	3,760	2,250	3,106	2,455	1,487
Other assets	331	814	590	786	95

Total assets	$21,768	$22,360	$22,569	$16,847	$1,681

Current liabilities	$1,032	$1,513	$1,783	$5,211	$96
Long-term debt	0	0	0	0	0
Other long-term liabilities	1,750	1,681	1,742	1,632	0
Shareholders’ equity	18,986	19,166	19,044	10,004	1,585

Total liabilities and shareholders’ equity	$21,768	$22,360	$22,569	$16,847	$1,681

Coral Gold
      The following summary selected historical financial data of Coral Gold is derived from Coral Gold’s publicly filed audited consolidated financial statements for each of the years in the three-year period ended January 31, 2005 and the unaudited consolidated financial statements for the nine months ended October 31, 2005 and October 31, 2004. This summary data should be read together with Coral Gold’s financial statements and the accompanying notes included in the current report on Form 8-K filed by U.S. Gold with the SEC on May 1, 2006. See the note entitled “Important Notes” on page iii. Coral Gold’s publicly filed financial statements (which are excerpted below) are according to Coral Gold, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.
      This summary data should be read together with the unaudited pro forma consolidated financial data included in Annex E to this proxy statement/ prospectus.
      For information on currency exchange rates, see “Summary — The Proposed Acquisitions — Currency Exchange Rates” on page 14.
Coral Gold Historical Financial Data

	Nine Months Ended
	October 31,		Year Ended January 31,

CANADIAN GAAP	2005	2004	2005	2004	2003

	(C$ in thousands, except per share data)
Operating data
Other revenue	$9	$24	$34	$15	$11
Net loss	(499)	(406)	(879)	(754)	(756)
Basic and diluted loss per share	(0.11)	(0.09)	(0.19)	(0.20)	(0.27)
Balance sheet data
Cash, cash equivalents and short term investments	$701	$1,825	$1,530	$2,625	$393
Inventories	0	0	0	0	0
Property, plant and equipment	4	5	5	6	4
Mineral properties and deferred exploration costs	9,016	8,231	8,472	7,574	7,159
Other assets	1,083	669	743	762	1,332

Total assets	$10,804	$10,730	$10,750	$10,967	$8,888

Current liabilities	$128	$24	$163	$161	$387
Long-term debt	0	0	0	0	0
Other long-term liabilities	0	0	0	0	0
Shareholders’ equity	10,676	10,706	10,587	10,806	8,501

Total liabilities and shareholders’ equity	$10,804	$10,730	$10,750	$10,967	$8,888

Tone Resources
      The following summary selected historical financial data of Tone Resources is derived from Tone Resources’ publicly filed audited consolidated financial statements for each of the years in the two-year period ended August 31, 2005 and August 31, 2004 and the unaudited consolidated financial statements for the three months ended November 30, 2005. This summary data should be read together with Tone Resources’ financial statements and the accompanying notes included in the current report on Form 8-K filed by U.S. Gold with the SEC on May 1, 2006. See the note entitled “Important Notes” on page iii. Tone Resources’ publicly filed financial statements (which are excerpted below) are according to Tone Resources, prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in certain respects. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.
      This summary data should be read together with the unaudited pro forma consolidated financial data included in Annex E to this proxy statement/ prospectus.
      For information on currency exchange rates, see “Summary — The Proposed Acquisitions — Currency Exchange Rates” on page 14.
Tone Resources Historical Financial Data

	Three Months
	Ended
	November 30,		Year Ended August 31,

CANADIAN GAAP	2005	2004	2005	2004	2003

	(C$ in thousands, except per share data)
Operating data
Other revenue	$0	$0	$1	$1	$3
Net loss	(135)	(165)	(856)	(1,083)	(438)
Basic and diluted loss per share	(0.01)	(0.01)	(0.06)	(0.09)	(0.07)
Balance sheet data
Cash, cash equivalents and short term investments	$27	$187	$5	$373	$289
Inventories	0	0	0	0	0
Property, plant and equipment	0	0	0	0	0
Mineral properties and deferred exploration costs	1,138	1,107	1,124	906	450
Other assets	44	54	44	57	68

Total assets	$1,209	$1,348	$1,173	$1,336	$807

Current liabilities	$158	$34	$129	$43	$79
Long-term debt	0	0	0	0	0
Other long-term liabilities	0	0	0	0	0
Shareholders’ equity	1,051	1,314	1,044	1,293	728

Total liabilities and shareholders’ equity	$1,209	$1,348	$1,173	$1,336	$807

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF U.S. GOLD
AND
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
      The following summary selected unaudited pro forma consolidated supplementary financial data has been prepared to give effect to U.S. Gold’s acquisition of (i) each of the Target Companies separately, and (ii) all of the Target Companies combined. U.S. Gold has not had access to the non-public books and records of White Knight, Coral Gold, Nevada Pacific and Tone Resources. As a result, all historical financial information regarding White Knight, Coral Gold, Nevada Pacific and Tone Resources used in the preparation of this summary selected unaudited pro forma consolidated supplementary financial data has been derived in part from the publicly filed documents of White Knight, Coral Gold, Nevada Pacific and Tone Resources. Although U.S. Gold has no reason to doubt the accuracy or completeness of the publicly filed documents of the Target Companies, U.S. Gold is not in position to independently assess or verify the information in such publicly filed documents, including any financial statements. See the section entitled “Risk Factors — Risks Relating to the Reorganization and the Proposed Acquisitions — U.S. Gold has been unable to independently verify the reliability of information in this proxy statement/ prospectus regarding White Knight, Coral Gold, Nevada Pacific and Tone Resources” on page 28.
      This summary data should be read together with the unaudited pro forma consolidated supplementary financial statements of U.S. Gold as at December 31, 2005 and for the year then ended included in Annex E to this proxy statement/ prospectus.
U.S. Gold and White Knight
      The following unaudited pro forma consolidated financial information gives effect to the combination of U.S. Gold and White Knight. This summary data should be read in conjunction with the information set forth in Annex E to this proxy statement/ prospectus.
U.S. Gold Historical Financial Data

	Unaudited
	Pro Forma
	Consolidated
	Year Ended	Year Ended December 31,
	December 31,
UNITED STATES GAAP	2005	2005	2004	2003 (restated)

	($ in thousands, except per share data)
Operating data
Other revenue	$1,349	$1,052	$39	$636
Net loss from operations before cumulative-effect gain on accounting change	$(6,125)	$(2,991)	$(794)	$(1,027)
Net loss	(6,125)	(2,991)	(794)	(623)
Basic and diluted loss per share	(0.09)	(0.12)	(0.04)	(0.04)
Weighted average shares	65,018,912	25,931,172	20,028,173	17,696,098
Balance sheet data
Cash, cash equivalents and short term investments	$42,219	$678	$75	$198
Inventories	0	0	0	0
Property, plant and equipment	313	53	104	8
Mineral properties and deferred exploration costs	153,601	0	0	0
Other assets	42,726	4,810	1,256	1,595

Total assets	$238,859	$5,541	$1,435	$1,801

Current liabilities	$2,173	$1,791	$35	$80
Long-term debt	16	16	570	545
Other long-term liabilities	33,851	1,201	0	0
Shareholders’ equity	202,819	2,533	830	1,176

Total liabilities and shareholders’ equity	$238,859	$5,541	$1,435	$1,801

U.S. Gold and Nevada Pacific
      The following unaudited pro forma consolidated financial information gives effect to the combination of U.S. Gold and Nevada Pacific. This summary data should be read in conjunction with the information set forth in Annex E to this proxy statement/ prospectus.
U.S. Gold Historical Financial Data

	Unaudited
	Pro Forma
	Consolidated
	Year Ended	Year Ended December 31,
	December 31,
UNITED STATES GAAP	2005	2005	2004	2003

	($ in thousands, except per share data)
Operating data
Mining revenue	$8,881	$0	$0	$0
Other revenue	1,167	1,052	39	636
Net loss from operations before cumulative-effect gain on accounting change	(7,947)	(2,991)	(794)	(1,027)
Net loss	(7,947)	(2,991)	(794)	(623)
Basic and diluted loss per share	(0.13)	(0.12)	(0.04)	(0.04)
Weighted average shares	61,080,767	25,931,172	20,028,173	17,696,098
Balance sheet data
Cash, cash equivalents and short term investments	$35,119	$678	$75	$198
Inventories	2,033	0	0	0
Property, plant and equipment	13,358	53	104	8
Mineral properties and deferred exploration costs	107,955	0	0	0
Other assets	42,715	4,810	1,256	1,595

Total assets	$201,180	$5,541	$1,435	$1,801

Current liabilities	$2,823	$1,791	$35	$80
Long-term debt	16	16	570	545
Other long-term liabilities and deferred gain	25,870	1,201	0	0
Shareholders’ equity	172,471	2,533	830	1,176

Total liabilities and shareholders’ equity	$201,180	$5,541	$1,435	$1,801

U.S. Gold and Coral Gold
      The following unaudited pro forma consolidated financial information gives effect to the combination of U.S. Gold and Coral Gold. This summary data should be read in conjunction with the information set forth in Annex E to this proxy statement/ prospectus.
U.S. Gold Historical Financial Data

	Unaudited
	Pro Forma
	Consolidated
	Year Ended	Year Ended December 31,
	December 31,
UNITED STATES GAAP	2005	2005	2004	2003

	($ in thousands, except per share data)
Operating data
Other revenue	$1,049	$1,052	$39	$636
Net loss from operations before cumulative-effect gain on accounting change	(4,768)	(2,991)	(794)	(1,027)
Net loss	(4,768)	(2,991)	(794)	(623)
Basic and diluted loss per share	(0.10)	(0.12)	(0.04)	(0.04)
Weighted average shares	47,711,394	25,931,172	20,028,173	17,696,098

	Unaudited
	Pro Forma
	Consolidated
	Year Ended	Year Ended December 31,
	December 31,
UNITED STATES GAAP	2005	2005	2004	2003

	($ in thousands, except per share data)
Balance sheet data
Cash, cash equivalents and short term investments	$38,795	$678	$75	$198
Inventories	0	0	0	0
Property, plant and equipment	57	53	104	8
Mineral properties and deferred exploration costs	25,893	0	0	0
Other assets	43,305	4,810	1,256	1,595

Total assets	$108,050	$5,541	$1,435	$1,801

Current liabilities	$1,900	$1,791	$35	$80
Long-term debt	16	16	570	545
Other long-term liabilities and deferred gain	5,210	1,201	0	0
Shareholders’ equity	100,924	2,533	830	1,176

Total liabilities and shareholders’ equity	$108,050	$5,541	$1,435	$1,801

U.S. Gold and Tone Resources
      The following unaudited pro forma consolidated financial information gives effect to the combination of U.S. Gold and Tone Resources. This summary data should be read in conjunction with the information set forth in Annex E to this proxy statement/ prospectus.
U.S. Gold Historical Financial Data

	Unaudited
	Pro Forma
	Consolidated
	Year Ended	Year Ended December 31,
	December 31,
UNITED STATES GAAP	2005	2005	2004	2003

	($ in thousands, except per share data)
Operating data
Other revenue	$1,051	$1,052	$39	$636
Net loss from operations before cumulative-effect gain on accounting change	(4,031)	(2,991)	(794)	(1,027)
Net loss	(4,031)	(2,991)	(794)	(623)
Basic and diluted loss per share	(0.08)	(0.12)	(0.04)	(0.04)
Weighted average shares	48,889,396	25,931,172	20,028,173	17,696,098
Balance sheet data
Cash, cash equivalents and short term investments	$34,649	$678	$75	$198
Inventories	0	0	0	0
Property, plant and equipment	53	53	104	8
Mineral properties and deferred exploration costs	44,857	0	0	0
Other assets	42,422	4,810	1,256	1,595

Total assets	$121,981	$5,541	$1,435	$1,801

Current liabilities	$1,926	$1,791	$35	$80
Long-term debt	16	16	570	545
Other long-term liabilities and deferred gain	10,853	1,201	0	0
Shareholders’ equity	109,186	2,533	830	1,176

Total liabilities and shareholders’ equity	$121,981	$5,541	$1,435	$1,801

U.S. Gold and All Four Target Companies
      The following unaudited pro forma consolidated financial information gives effect to the combination of U.S. Gold and all four of the Target Companies. This summary data should be read in conjunction with the information set forth in Annex E to this proxy statement/ prospectus.
U.S. Gold Historical Financial Data

	Unaudited
	Pro Forma
	Supplementary
	Consolidated
	Year Ended	Year Ended December 31,
	December 31,
UNITED STATES GAAP	2005	2005	2004	2003

	($ in thousands, except per share data)
Operating data
Mining revenue	$8,881	$1,052	$39	$636
Other revenue	1,459
Net loss from operations before cumulative-effect gain on accounting change	(12,886)	(2,991)	(794)	(1,027)
Net loss	(12,886)	(2,991)	(794)	(623)
Basic and diluted loss per share	(0.14)	(0.12)	(0.04)	(0.04)
Weighted average shares	94,806,954	25,931,172	20,028,173	17,696,098
Balance sheet data
Cash, cash equivalents and short term investments	$43,914	$678	$75	$198
Inventories	2,033	0	0	0
Property, plant and equipment	13,621	53	104	8
Mineral properties and deferred exploration costs	332,306	0	0	0
Other assets	44,016	4,810	1,256	1,595

Total assets	$435,890	$5,541	$1,435	$1,801

Current liabilities	$3,449	$1,791	$35	$80
Long-term debt	16	16	570	545
Other long-term liabilities and deferred gain	72,184	1,201	0	0
Shareholders’ equity	360,241	2,533	830	1,176

Total liabilities and shareholders’ equity	$435,890	$5,541	$1,435	$1,801

COMPARATIVE PER SHARE INFORMATION
      The following table summarizes unaudited per share information for:

•	U.S. Gold and each of the Target Companies separately on a historical basis;

•	U.S. Gold and each of the Target Companies separately on an equivalent unaudited pro forma condensed combined basis; and

•	U.S. Gold and all of the Target Companies combined on an equivalent unaudited pro forma condensed combined basis.
      This information should be read in conjunction with the audited consolidated financial statements of U.S. Gold and each of the Target Companies incorporated by reference into this proxy statement/ prospectus, and the unaudited pro forma consolidated financial statements of U.S. Gold as at December 31, 2005 and for the year then ended included in Annex E to this proxy statement/ prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position that would have resulted if U.S. Gold and any or all of the Target Companies had combined at the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The historical book value per share is computed by dividing total shareholders’ equity by the number of shares outstanding at the end of the period. The unaudited pro forma consolidated income per share is computed by dividing the unaudited pro forma consolidated income from continuing operations available to holders of common stock by the unaudited pro forma consolidated weighted average number of shares outstanding. The unaudited pro forma consolidated book value per share is computed by dividing total unaudited pro forma consolidated shareholders’ equity by the unaudited pro forma consolidated number of common shares outstanding at the end of the period. The historical per share information of U.S. Gold and the Target Companies was derived from U.S. Gold’s and the Target Companies’ respective historical annual financial statements.
      As of the date of this document, U.S. Gold and its affiliates have not had access to the non-public books and records of White Knight, Coral Gold, Nevada Pacific or Tone Resources. Although U.S. Gold has no reason to doubt the accuracy or completeness of the public filings of any of the Target Companies, U.S. Gold is not in a position to independently assess or verify the information in such publicly filed documents, including any financial statements. See the section entitled “Risk Factors — Risks Relating to the Reorganization and the Proposed Acquisitions — U.S. Gold has been unable to independently verify the reliability of information in this proxy statement/ prospectus regarding White Knight, Coral Gold, Nevada Pacific and Tone Resources” on page 28.
      With the exception of pro forma per share information regarding shares of common stock of New US Gold, data for New US Gold has not been included because it had not yet been formed and did not conduct business during any of the periods discussed below.
      For information on currency exchange rates, see “Summary — The Proposed Acquisitions — Currency Exchange Rates” on page 14.

Year Ended
December 31, 2005

U.S. Gold — Historical
Historical per common share:
Income per basic share	$(0.12)
Income per diluted share	$(0.12)
Dividends declared	$0
Book value per share	$0.08

	Year Ended
	June 30, 2005

White Knight — Historical (Canadian GAAP)
Historical per common share:
Income per basic share	C$	(0.02)
Income per diluted share	C$	(0.02)
Dividends declared	C$	0
Book value per share	C$	0.29

Year Ended
December 31, 2005

Unaudited Pro Forma Condensed Combined — U.S. Gold and White Knight (U.S. GAAP)
Unaudited pro forma condensed combined per common share of New US Gold:
Income per basic share	$(0.09)
Income per diluted share	$(0.09)
Dividends declared	$0
Book value per share	$2.80

Year Ended
June 30, 2005

Nevada Pacific — Historical (Canadian GAAP)
Historical per common share:
Income per basic share	$(0.05)
Income per diluted share	$(0.05)
Dividends declared	$0
Book value per share	$0.34

Year Ended
December 31, 2005

Unaudited Pro Forma Condensed Combined — U.S. Gold and Nevada Pacific (U.S. GAAP)
Unaudited pro forma condensed combined per common share of New US Gold:
Income per basic share	$(0.13)
Income per diluted share	$(0.13)
Dividends declared	$0
Book value per share	$2.52

	Year Ended
	January 31, 2005

Coral Gold — Historical (Canadian GAAP)
Historical per common share:
Income per basic share	C$	(0.19)
Income per diluted share	C$	(0.19)
Dividends declared	C$	0
Book value per share	C$	2.28

Year Ended
December 31, 2005

Unaudited Pro Forma Condensed Combined — U.S. Gold and Coral Gold (U.S. GAAP)
Unaudited pro forma condensed combined per common share of New US Gold:
Income per basic share	$(0.10)
Income per diluted share	$(0.10)
Dividends declared	$0
Book value per share	$1.83

	Year Ended
	August 31, 2005

Tone Resources — Historical (Canadian GAAP)
Historical per common share:
Income per basic share	C$	(0.06)
Income per diluted share	C$	(0.06)
Dividends declared	C$	0
Book value per share	C$	0.08

Year Ended
December 31, 2005

Unaudited Pro Forma Condensed Combined — U.S. Gold and Tone Resources (U.S. GAAP)
Unaudited pro forma condensed combined per common share of New US Gold:
Income per basic share	$(0.08)
Income per diluted share	$(0.08)
Dividends declared	$0
Book value per share	$1.94
Unaudited Pro Forma Condensed Combined — U.S. Gold and All Four Target Companies (U.S. GAAP)
Unaudited pro forma condensed combined per common share of New US Gold:
Income per basic share	$(0.14)
Income per diluted share	$(0.14)
Dividends declared	$0
Book value per share	$3.53
COMPARATIVE MARKET DATA
      White Knight common shares are listed on the TSXV under the symbol “WKR.” Nevada Pacific common shares are listed on the TSXV under the symbol “NPG.” Coral Gold’s common shares are listed on the TSXV under the symbol “CGR” and on the OTC Bulletin Board under the symbol “CGREF.” Tone Resources common shares are currently traded on the TSXV under the symbol “TNS” and on the Pink Sheets under the symbol “TONRF.” U.S. Gold common stock is currently quoted on the OTC Bulletin Board under the symbol “USGL.” U.S. Gold has applied, and New US Gold intends to apply, for listing of the New US Gold common stock on the AMEX. New US Gold also intends to apply for listing of the New US Gold common stock and the exchangeable shares on the TSX.
      The following table sets forth the closing prices per common share of each of the Target Companies as reported on the TSXV and, if applicable, the OTC Bulletin Board and Pink Sheets, and of U.S. Gold as reported on the OTC Bulletin Board on (1) March 3, 2006, the last trading day preceding the initial public announcement of U.S. Gold’s proposed business combination with Tone Resources, and (2) on April 28, 2006, the most recent trading day practicable before the filing of this proxy statement/ prospectus. This information should be read in conjunction with the “Comparative Per Share Market Price and Dividend Information” below.

	TSXV				OTC Bulletin Board				Pink Sheets

	March 3,		April 28,		March 3,		April 28,		March 3,		April 28,
Issuer	2006		2006		2006		2006		2006		2006

White Knight	C$	1.79	C$	2.78	US$	—	US$	—	US$	—	US$	—
Nevada Pacific	C$	1.20	C$	1.94	US$	—	US$	—	US$	—	US$	—
Coral Gold	C$	3.25	C$	5.20	US$	2.85	US$	4.6383	US$	—	US$	—
Tone Resources	C$	1.35	C$	2.25	US$	—	US$	—	US$	1.093	US$	2.00
U.S. Gold	C$	—	C$	—	US$	5.65	US$	8.95	US$	—	US$	—

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
      The following table sets forth, for each of the calendar quarters indicated, the reported high and low sale prices per share reported by the TSXV and OTC Bulletin Board, as applicable. Neither U.S. Gold nor any of the Target Companies declared dividends on their respective common shares during such periods.

													Tone
	U.S. Gold/OTCBB			White Knight/TSXV			Nevada Pacific/TSXV			Coral Gold/TSXV (1)			Resources/TSXV

			Avg. Daily			Avg. Daily			Avg. Daily			Avg. Daily			Avg. Daily
	High	Low	Volume	High	Low	Volume	High	Low	Volume	High	Low	Volume	High	Low	Volume

	($)			(C$)
2004
March 31	1.85	0.81	71,116	0.92	0.55	84,905	1.60	0.92	207,211	5.50	2.90	N/A	0.61	0.30	13,544
June 30	1.03	0.60	39,022	1.61	0.50	235,841	1.50	0.85	68,644	3.60	2.20	N/A	0.65	0.38	9,474
September 30	0.72	0.38	40,000	1.49	0.87	178,946	1.12	0.83	88,380	3.70	1.00	17,912	0.45	0.28	11,750
December 31	0.54	0.40	22,006	1.20	0.70	111,059	1.11	0.74	136,396	1.95	1.12	6,928	0.75	0.39	19,610
2005
March 31	0.42	0.34	39,009	0.93	0.60	71,839	0.96	0.76	97,566	2.30	1.12	6,441	0.60	0.37	7,865
June 30	0.53	0.30	23,781	0.92	0.55	27,852	0.96	0.51	71,069	1.89	1.33	2,396	0.45	0.32	5,492
September 30	2.81	0.35	297,451	1.80	0.85	311,711	0.91	0.55	148,785	2.10	1.31	6,019	0.41	0.25	7,116
December 31	3.95	1.94	231,105	2.10	1.31	154,997	0.90	0.34	380,319	4.17	0.90	16,672	0.97	0.18	39,916
2006
March 31	9.25	3.48	252,088	2.39	1.40	256,490	1.65	0.81	92,376	6.34	3.14	18,857	2.13	0.70	92,376
Through April 30	10.15	7.60	429,887	2.80	2.07	17,625	1.80	1.25	N/A	6.99	4.60	N/A	2.30	1.80	N/A

(1)	Coral Gold effected a 1-for-10 stock split on September 14, 2004. All prices for periods before the split have been adjusted to reflect the split.

RISK FACTORS
      The information set forth below sets forth risks and uncertainties relating to the reorganization and the Proposed Acquisitions that could materially adversely affect U.S. Gold’s and/or its successor’s business, financial condition or operating results. This information should be read in conjunction with U.S. Gold’s Annual Report on Form 10-KSB for the year ended December 31, 2005, which is incorporated by reference herein and which sets forth additional important risks and uncertainties that could materially adversely affect U.S. Gold’s business, financial condition or operating results. You should carefully consider these risks in determining whether to vote in favor of the proposals described herein. Additional risks and uncertainties that U.S. Gold does not presently know or that U.S. Gold currently deems immaterial may also impair U.S. Gold’s or its successor’s business operations.
Risks Relating to the Reorganization and the Proposed Acquisitions
      New US Gold may be unable to complete any or all of the four Proposed Acquisitions, which could lead to adverse consequences. On March 5, 2006, we announced our intention to acquire the Target Companies and on May 1, 2006, we formally commenced our offer to purchase all of the outstanding common shares of White Knight. We intend to commence our offers to purchase all of the outstanding shares of each of the other Target Companies as soon as practicable following the completion by Coral Gold, Nevada Pacific and Tone Resources of formal valuations required under applicable law. However, as of the date of this proxy statement/ prospectus, we have not entered into an acquisition agreement with any of the Target Companies. We are unable to predict when, if ever, any of these transactions will be completed. Further, management of one or more of the Target Companies may resist our efforts, or shareholders of one or more of the Target Companies may not tender their shares in sufficient numbers to enable us to complete any or all of the offers to purchase. In addition, our current estimates of the value of these entities is based only on publicly available information, and we may determine through due diligence investigation of any or all of these companies that acquiring one or more of them would be less advantageous than we currently believe. As a result of these or other factors, we may choose to withdraw one or more of the offers to purchase, or we may otherwise be unable to complete any or all of the Proposed Acquisitions. If we do not consummate the acquisition of one or more of those companies, the price of our common stock may be adversely affected.
      If less than all shares of common stock of any of the Target Companies are purchased pursuant to the offers to purchase, New US Gold will need to undertake a subsequent acquisition transaction to acquire any common shares of the Target Company remaining outstanding. Failure to accomplish such a subsequent acquisition transaction in a timely manner, or at all, could have adverse consequences on the business, operations and financial condition of New US Gold, including:

•	New US Gold, as the majority shareholder, may owe fiduciary duties to the minority shareholders of the Target Company, whose interests may diverge from the interests of New US Gold; and

•	New US Gold may not have access to cash flow generated by the Target Company, except to the extent it is distributed to all the Target Company shareholders proportionately in the form of dividends.
      In addition, while it is a condition to each of the offers to purchase that at least 66 2/3% of the particular Target Company common shares, calculated on a fully diluted basis, are validly tendered, New US Gold could waive that condition. New US Gold has not yet determined whether it would waive this condition if less than 66 2/3 % of any Target Company’s common shares are tendered. If the condition is waived, New US Gold may have more difficulty completing the Target Company acquisition through a subsequent acquisition transaction.
      U.S. Gold has been unable to independently verify the reliability of information in this proxy statement/ prospectus regarding White Knight, Coral Gold, Nevada Pacific and Tone Resources. U.S. Gold has not had access to the non-public books and records of White Knight, Coral Gold, Nevada Pacific or Tone Resources. As a result, all historical information concerning White Knight, Coral Gold, Nevada Pacific and Tone Resources contained or incorporated by reference herein, including all historical financial information used in connection with the preparation of the pro forma financial information reflecting the pro forma effects of a combination of (i) U.S. Gold and each of the Target Companies separately and (ii) U.S. Gold and all of the Target Companies, has been derived from the publicly filed documents of White Knight, Coral Gold, Nevada Pacific and Tone Resources.
      On May 1, 2006, U.S. Gold filed a Current Report on Form 8-K containing certain financial information of each of the Target Companies. U.S. Gold requested permission from each of the Target Companies’ auditors to include their respective audit reports on the respective Target Company financial statements in the Form 8-K. Each of the Target

Company’s auditors indicated they would consent to the inclusion of their respective audit reports subject to the completion of certain procedures. If and when such procedures are completed and one or more auditors’ consents are granted, U.S. Gold will file an amended Form 8-K to include the relevant audit reports. The audit reports for each Target Company are available in that Target Company’s publicly filed documents. See “Where You Can Find Additional Information” on page 88.
      Such consents, even if obtained, will not enable us to independently assess or verify the information in each of the Target Companies’ publicly filed documents, including the Target Companies’ financial statements. Although U.S. Gold has no reason to doubt the accuracy or completeness of the publicly filed documents of the Target Companies, any inaccuracy or material omission in such publicly filed documents, including the information about or relating to White Knight, Coral Gold, Nevada Pacific or Tone Resources contained in this proxy statement/ prospectus, could result in unanticipated liabilities or expenses, increase the cost of integrating the two companies, or adversely affect the operational plans of the combined company and its results of operations and financial condition.
      The Target Companies’ public filings are subject to Canadian disclosure standards, which differ from SEC requirements. Each of the Target Companies is a Canadian issuer which is required to prepare and file its periodic and other filings in accordance with the disclosure requirements of Canada. As a result, the information about the Target Companies that is included in this proxy statement/ prospectus was prepared with a view to Canadian GAAP and other Canadian disclosure regulations, rather than the requirements that would apply in the United States. Because Canadian disclosure requirements are different from SEC requirements, the information about the Target Companies included in this proxy statement/ prospectus may not be comparable to similar information available about U.S. Gold or other U.S. issuers.
      Directors and executive officers of U.S. Gold may have interests in the reorganization and the Proposed Acquisitions that are different from those of U.S. Gold shareholders generally. Certain executive officers and directors of U.S. Gold may have interests in the reorganization and the Proposed Acquisitions that may be different from, or in addition to, the interests of U.S. Gold shareholders generally. Specifically, Mr. Robert R. McEwen, our Chairman and Chief Executive Officer, owns securities of each of the four Target Companies. He is also the Executive Chairman of Coral Gold, and a member of the boards of directors of Nevada Pacific and Tone Resources. You should consider these interests in connection with your vote on the reorganization and the issuance of New US Gold in the Proposed Acquisitions, including whether these interests may have influenced U.S. Gold’s directors and executive officers to recommend or support the proposals.
      Change of control provisions in each of the Target Companies’ agreements triggered upon the acquisition of such Target Company may lead to adverse consequences. Each of the Target Companies may be a party to agreements that contain change of control provisions that may be triggered following the completion of the respective offers, as a result of New US Gold owning common shares of such Target Company representing a majority of the voting rights of such Target Company. The operation of these change of control provisions, if triggered, could result in unanticipated expenses following the consummation of the offer or adversely affect such Target Company’s results of operations and financial condition. Unless these change of control provisions are waived by the other party, the operation of any of these provisions could adversely affect such Target Company’s operations and the financial condition of the combined company. As mentioned above, U.S. Gold has not had access to the non-public books and records of any of the Target Companies, and we cannot assure you as to the existence or absence of such agreements or provisions, or the magnitude of payments or expenses or other adverse consequences, if any, which could result.
      There may be difficulties in integrating the businesses of U.S. Gold and the Target Companies. The offers to purchase are being made with the expectation that their successful completion and a subsequent combination of one or more of the Target Companies with U.S. Gold will result in improved operations and cost savings for the combined company. This expectation is based on presumed synergies from consolidation and enhanced growth opportunities of the combined company. These anticipated benefits will depend in part on whether the operations of U.S. Gold and such Target Companies that we acquire can be integrated in an efficient and effective manner, and whether the expected bases or sources of synergies in fact do produce the benefits anticipated. Most operational and strategic decisions, and certain staffing decisions, with respect to the combined company have not yet been made and may not have been fully identified. These decisions and the integration of the companies will present significant challenges to management, including the integration of systems and personnel of the companies, and special risks, including possible unanticipated liabilities, significant one-time write-offs or restructuring charges, unanticipated costs, and the loss of key employees. The integration process will temporarily distract management’s attention from the day-to-day business of the combined company and may cause an interruption of, or a loss of momentum in, the activities of any or all of the companies’ businesses, which could have an adverse effect on the revenues and operating results of the combined company, at least in the near term. The difficulties of assimilation may be increased by the necessity of coordinating separate organizations, integrating operations, systems and personnel with disparate business backgrounds and combining different corporate cultures. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the companies’ businesses, which could have an adverse effect on the revenues and operating results of the combined company for an indeterminate period of time. The failure to successfully integrate any companies that we may acquire, to retain key personnel and to successfully manage the challenges presented by the integration process may prevent us from achieving the anticipated potential benefits of any such acquisition. If we fail to realize the anticipated benefits of any acquisition, the market price of our securities may be adversely affected.
      As a holding company, New US Gold will be totally dependent on dividends from its operating subsidiaries to pay dividends and other obligations. After the completion of the reorganization, New US Gold will be a holding company with no business operations of its own. Its only significant asset will be the outstanding capital stock of its subsidiaries, which will consist of U.S. Gold and any Target Companies that are acquired as a result of the offers to purchase. As a result, it will rely on payments from U.S. Gold or any subsidiaries that it may form in the future to meet its obligations. We currently expect that a significant portion of any earnings and cash flow of U.S. Gold, which will become New US Gold’s wholly-owned subsidiary, will be retained and used by it in its operations, including to service any debt obligations it may have in the future. Additionally, New US Gold’s subsidiaries may be restricted in their ability to pay cash dividends or to make other distributions to New US Gold, which may limit the payment of cash dividends or other distributions to the holders of New US Gold common stock. Future credit facilities and other future debt obligations of New US Gold, as well as statutory provisions, may limit the ability of New US Gold and its subsidiaries to pay dividends.
      We will incur substantial costs in connection with the reorganization and the Proposed Acquisitions, even if they are never completed. We expect to incur acquisition-related expenses of approximately $6 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges. These amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, we are likely to incur additional expenses in future periods in connection with the integration of any acquired company’s business with our business.
Risks Related to New US Gold’s Common Stock
      Completion of one or more of the Proposed Acquisitions would result in the issuance of a significant amount of additional common stock which may in turn depress the trading price of our common stock. While no formal agreement has been reached with regard to the acquisition of one or more of the Target Companies, completion of one or more of the Proposed Acquisitions would result in the issuance of a significant amount of common stock. If all of the Proposed Acquisitions were completed on the terms currently proposed, of which there is no assurance, New US Gold would issue up to 45,202,017 shares of common stock, without taking into account options and warrants that the Target Companies may have outstanding. This would represent approximately 72.5% of the common stock we presently have outstanding, assuming conversion of all of the subscription receipts and exercise of all outstanding warrants and options. The issuance of such a significant amount of common stock could depress the trading price of New US Gold’s common stock and you may lose all or a part of your investment.
      As a stockholder of a Delaware corporation, your rights after the reorganization will be different from, and may be less favorable than, your current rights as a shareholder of a Colorado corporation. After the completion of the reorganization, you will become a stockholder of a public company incorporated in the Delaware instead of Colorado. As a result, your rights as a stockholder will be governed by Delaware corporate law as opposed to Colorado corporate law. Because they are separate bodies of law, Delaware corporate law will be different from Colorado corporate law. Although many of these differences will not have a significant impact on the rights of stockholders, some of these differences may be more or less favorable to stockholders. Some of the differences between Delaware and Colorado corporate law that may be less favorable to stockholders after the completion of the reorganization include the following:

•	under Delaware corporate law, fewer corporate transactions give rise to dissenters’ rights than under Colorado corporate law; and

•	under Delaware corporate law, stockholders of New US Gold will not have the right to propose amendments to the company’s certificate of incorporation, as opposed to Colorado corporate law, which gives holders of 10% of the voting shares the right to propose amendments to the articles of incorporation of a Colorado corporation.
      These differences may limit the significance of your rights as a stockholder in these contexts. For a discussion of these and other differences between Delaware and Colorado corporate law, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Comparison of Shareholder Rights” on page 44.
      Anti-takeover provisions in New US Gold’s proposed certificate of incorporation and bylaws may delay or prevent a third party acquisition of New US Gold, which could decrease the value of New US Gold common stock. The amended and restated certificate of incorporation and amended and restated bylaws of New US Gold that will take effect upon the completion of the proposed reorganization contain provisions that could make it more difficult for a third party to acquire New US Gold without the consent of its board of directors. These provisions will:

•	limit the business at special meetings to the purpose stated in the notice of the meeting;

•	require unanimous written consent for action by New US Gold stockholders without a meeting; and

•	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters for consideration by stockholders at a meeting.
      Although we believe all of these provisions will make a higher third-party bid more likely by requiring potential acquirors to give advance notice to the board of directors, these provisions will apply and potentially slow a takeover bid, even if an initial offer may be considered beneficial by some stockholders. The forms of the amended and restated certificate of incorporation and amended and restated bylaws of New US Gold, which will take effect at the time the reorganization is completed, are attached as Annex B and Annex C, respectively, to this proxy statement/ prospectus. For more information, see “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Comparison of Shareholder Rights” on page 44.

THE SPECIAL MEETING
Purpose of the Special Meeting
      This proxy statement/ prospectus is furnished in connection with the solicitation of proxies of U.S. Gold shareholders by U.S. Gold’s board of directors for use at the special meeting of U.S. Gold shareholders to be held at [                    ] at [11:00 a.m.], local time, on June [     ], 2006, and at any adjournments or postponements thereof.
      The special meeting is being called to consider matters necessary to complete U.S. Gold’s Proposed Acquisitions of up to four of the Target Companies. In connection with the Proposed Acquisitions:

•	The Offerors have commenced an offer to purchase all outstanding common shares of White Knight in exchange for a choice of common stock of New US Gold, or exchangeable shares of a Canadian subsidiary of U.S. Gold which we call “Canadian Exchange Co.” The Offerors intend to commence offers to purchase all of the outstanding common shares of each of the other Target Companies, on substantially similar terms, as soon as practicable following the completion by Coral Gold, Nevada Pacific and Tone Resources of formal valuations required under applicable law. The offers to purchase are conditioned upon approval by U.S. Gold shareholders of Proposals 1 and 2 described in this proxy statement/ prospectus. A summary of the four Proposed Acquisitions, a summary of each of the four Target Companies, historical financial statements, pro forma financial information and corporate per share information, market data, per share market price and dividend information for U.S. Gold and each of the four Target Companies are set forth in this proxy statement/ prospectus.

•	U.S. Gold intends to effect a holding company reorganization transaction immediately before completing any of the four offers to purchase, as a result of which all current U.S. Gold shareholders will become shareholders of New US Gold, a new holding company which intends to apply to have its shares listed on the AMEX and the TSX, and which will be the successor registrant to U.S. Gold for SEC reporting purposes, all as described in greater detail in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization” beginning on page 36. If Proposals 1 and 2 are both approved, the Delaware holding company reorganization will not be effected unless either (i) all the conditions to the offer to purchase with respect to one or more of the Proposed Acquisitions have been satisfied, or (ii) the board of directors determines that such conditions will not be satisfied or otherwise determines that the Proposed Acquisitions will not be completed, and determines in its discretion to proceed with the reorganization.

•	Promptly following the completion of any of the offers to purchase the common shares of any of the Target Companies, New US Gold will seek to acquire all of the common shares of such Target Company not purchased pursuant to the offers to purchase, through a merger, amalgamation, plan of arrangement or other similar transaction (which we call a “subsequent acquisition transaction”) in which it is expected that all remaining shareholders of the Target Companies will receive consideration which is at least equal in value as the consideration paid to shareholders of the Target Companies pursuant to the offers to purchase.
Completion of the reorganization and approval of the issuance of shares of New US Gold common stock described in this proxy statement/ prospectus are conditions to the offers to purchase common shares of each of the Target Companies. See “The Proposed Acquisitions” starting on page 59 for further information about the offers to purchase. Therefore the Proposed Acquisitions cannot be completed as currently planned unless the U.S. Gold shareholders approve Proposals 1 and 2.
      If Proposals 1 and 2 are approved and the board of directors of U.S. Gold determines that the conditions to the offers to purchase with respect to one or more of the Proposed Acquisitions will not be met or that the Proposed Acquisitions will not be completed, U.S. Gold will effect the holding company reorganization when determined by the board of directors in its discretion.
      This proxy statement/ prospectus and the accompanying proxy card are first being mailed or given to U.S. Gold shareholders on or about [                    ], 2006.
Record Date and Outstanding Shares
      All shareholders of record as of the close of business on [                    ], 2006, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof on the proposals described in this proxy statement/ prospectus. Each U.S. Gold shareholder is entitled to one vote for each share of common stock held of record on the record date. As of the record date, a total of [33,296,755] shares of U.S. Gold common stock were outstanding and entitled to vote at the special meeting.
Voting of Proxies
      Shares represented by a proxy will be voted according to the instructions given in the proxy. In the absence of such instructions, the persons named as proxies in a manner described in the accompanying proxy card will vote:

•	“FOR” Proposal 1 — approval of the agreement and plan of merger and the Delaware holding company reorganization as described in more detail in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization” on page 36;

•	“FOR” Proposal 2 — approval of the issuance of shares of common stock of New US Gold in connection with the Proposed Acquisitions as described in more detail in “Proposal 2 — Issuance of New US Gold Common Stock” on page 51;

•	“FOR” Proposal 3 — authorization to adjourn or postpone the special meeting to solicit additional votes to approve Proposals 1 and 2 as described in more detail in “Proposal 3 — Authorization to Adjourn or Postpone Special Meeting to Solicit Additional Votes” on page 53;

•	“FOR” Proposal 4 — approval of the amendment and restatement of the U.S. Gold Plan as described in more detail in “Proposal 4 — Amendment and Restatement of U.S. Gold Plan” on page 54; and

•	in accordance with the recommendation of the board of directors on any other matters that properly may be brought before the special meeting or any adjournment or postponement thereof or, in the absence of a Board recommendation, in the proxy holder’s discretion.
Revocation of Proxies
      U.S. Gold shareholders may revoke a proxy for the special meeting at any time before its exercise by giving written notice of revocation to U.S. Gold’s Secretary at U.S. Gold’s principal executive offices at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545, or by delivering a written revocation to the Secretary at the special meeting before the time the proxies are exercised. Proxies also may be revoked by delivering a proxy in a manner described in the accompanying proxy card with a date later than the date of the proxy being revoked.
Votes Required
      The votes required to approve each of the proposals at the special meeting are as follows:

•	Proposal 1 — the approval of the agreement and plan of merger and the reorganization require the approval of a majority of the outstanding shares of U.S. Gold;

•	Proposal 2 — the approval of the issuance of shares of common stock of New US Gold in connection with the Proposed Acquisitions requires the approval of the majority of the shares present in person or by proxy at a meeting at which a quorum is present.

•	Proposal 3 — the authorization of the adjournment or postponement of the special meeting to solicit additional votes in favor of Proposals 1 and 2 requires the approval of the majority of the shares present in person or by proxy at a meeting at which a quorum is present; and

•	Proposal 4 — the approval of the amendment and restatement of the U.S. Gold Plan requires the approval of the majority of the shares present in person or by proxy at a meeting at which a quorum is present.
Board of Directors Recommendation
      The board of directors of U.S. Gold, by unanimous vote of the directors voting, has determined that the Proposed Acquisitions and the matters related to those acquisitions included in Proposals 1, 2, 3 and 4 are in the best interests of U.S. Gold and its shareholders. Accordingly, the board of directors recommends that U.S. Gold shareholders vote “FOR” Proposals 1, 2 and 3. The board of directors of U.S. Gold also has determined that the proposed amendment and restatement of the U.S. Gold Plan is in the best interests of U.S. Gold and its shareholders. Accordingly, the board of directors recommends that U.S. Gold shareholders vote “FOR” Proposal 4. Mr. McEwen abstained from the board vote on Proposals 1, 2 and 3 due to his equity interest in each of the Target Companies, and Ms. Ashby was not present at the board meeting.

Voting in Person
      U.S. Gold shareholders also may vote in person at the special meeting even if they already have provided their proxy in the manner described in the accompanying proxy card. Such shareholders may deliver a notice of revocation to an inspector of elections at the special meeting revoking the earlier proxy, may deliver a later dated proxy at the meeting, or may simply vote in person on the written ballots that will be available at the special meeting. Please note that U.S. Gold shares may only be voted by the record owner of the shares, so U.S. Gold shareholders whose shares are held in the name of a bank, broker or other so-called “nominee holder” and who wish to vote those shares in person at the meeting must obtain a valid proxy from the nominee holder in order to vote the shares in person at the special meeting.
Internet and Telephone Voting
      U.S. Gold shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible U.S. Gold shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for U.S. Gold shareholders whose bank or brokerage firm is participating in ADP’s program.
      Registered U.S. Gold shareholders may vote electronically through the Internet by following the instructions included with their proxy card. U.S. Gold shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card by mail. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the special meeting.
      The deadline for voting by telephone or via the Internet is 12:00 midnight, Eastern Time, on June [     ], 2006.
Vote Tabulation
      Votes cast in person or by proxy at the special meeting will be tabulated by the inspectors of election appointed by the board of directors of U.S. Gold for the special meeting.
Quorum and Broker Non-Votes
      The presence in person or by proxy of U.S. Gold shareholders entitled to cast at least one-third of the votes at the special meeting will constitute a quorum. Both abstentions and so-called “broker non-votes” will be counted for purposes of determining the presence of a quorum. Abstentions will be treated as votes cast, but broker non-votes will not be counted as votes actually cast, notwithstanding that they are included in determining the presence of a quorum.
      Banks, brokers and other nominee holders who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the NYSE are permitted to vote their clients’ shares in their own discretion as to certain routine matters if the clients have not furnished voting instructions within ten days of the meeting. Other non-routine matters are considered “non-discretionary” and nominee holders who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” U.S. Gold believes that each of Proposals 1, 2, 3 and 4 is non-routine, non-discretionary matters, and therefore expects that nominee holders will not seek to exercise discretionary voting power on any of the proposals.
      Because approval of Proposal 1 requires the approval of a majority of the outstanding common stock of U.S. Gold, both abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal. For purposes of Proposals 2, 3 and 4, abstentions will count as votes cast on the proposal, but broker non-votes will not count as votes cast. Therefore, abstentions will have the effect of a vote “AGAINST” each of these proposals, but broker non-votes will have no effect on the outcome with respect to either of these proposals.
Costs of Solicitation
      U.S. Gold will bear the cost of soliciting proxies on behalf of the board of directors for the special meeting. Proxies may be solicited by directors, officers or regular employees in person, by telephone or via the internet. None of U.S. Gold’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the board of directors. U.S. Gold has retained Kingsdale Shareholder Services, Inc. to assist in soliciting proxies for the special meeting and to serve as U.S. Gold’s information agent for the special meeting. U.S. Gold has entered into an agreement in customary form with Kingsdale for such services, which provides for fees of C$200,000, plus reimbursement of out-of-pocket expenses incurred in providing the services.
      Kingsdale will be entitled to receive an additional fee of C$15,000 per Target Company for proxy solicitation services with respect to any special meeting of Target Company shareholders that may become necessary in connection with the Proposed Acquisitions.

PROPOSAL 1 — AGREEMENT AND PLAN OF MERGER AND
DELAWARE HOLDING COMPANY REORGANIZATION
Description of the Reorganization
      Immediately before, and in connection with, the purchase of common shares of any of the Target Companies pursuant to the offers to purchase, U.S. Gold will be reorganized to create a holding company structure pursuant to an agreement and plan of merger in the form attached as Annex A. Before this reorganization, U.S. Gold will have several wholly-owned subsidiaries, including New US Gold, a subsidiary of New US Gold which we call “Merger Sub,” and U.S. Gold Canadian Acquisition Corporation, which we call “Canadian Exchange Co.” New US Gold in turn will have one subsidiary, US Gold Alberta Acquisition ULC, an Alberta unlimited liability company, which we call “Alberta ULC.”
      New US Gold, Merger Sub, Alberta ULC and Canadian Exchange Co. are newly formed entities organized specifically for the purpose of the offers to purchase and the related holding company reorganization. These entities hold only nominal assets, have no material liabilities and have not conducted any business before the date of this proxy statement/ prospectus.
      In the reorganization, immediately before the purchase of common shares of any of the Target Companies pursuant to the offers to purchase, Merger Sub will merge with and into U.S. Gold, with U.S. Gold as the corporation surviving the merger. As a result, U.S. Gold will become a wholly-owned operating subsidiary of New US Gold and all of U.S. Gold’s common stock will be converted into shares of New US Gold common stock, such that each former U.S. Gold shareholder will receive the same number of shares of New US Gold common stock as they held in U.S. Gold.
      Following the reorganization, each stock certificate formerly representing shares of U.S. Gold common stock, a Colorado corporation, will represent an equivalent number of shares of New US Gold common stock, a Delaware corporation. See “Comparison of Shareholder Rights” below. The current executive officers and directors of U.S. Gold will be the directors and officers of New US Gold. New US Gold’s certificate of incorporation and bylaws will differ in some respects from those of U.S. Gold before the reorganization. For example:

•	New US Gold will be incorporated under the laws of the state of Delaware, as compared with U.S. Gold’s incorporation under the laws of the state of Colorado, as described in “— Comparison of Shareholder Rights” on page 44; and

•	there will be one share of New US Gold special voting stock (a type of New US Gold preferred stock) held by the voting and exchange trustee for the benefit of the holders of exchangeable shares of Canadian Exchange Co., which will permit the voting and exchange trustee to cast up to that number of votes as equals the number of exchangeable shares then outstanding on all matters on which the holders of New US Gold common stock are entitled to vote, as described in “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — The Voting and Exchange Trust Agreement” on page 76.
      A copy of the form of the New US Gold amended and restated certificate of incorporation is included as Annex B to this proxy statement/ prospectus, and a copy of the form of the New US Gold amended and restated bylaws is included as Annex C to this proxy statement/ prospectus.
      Upon completion of the reorganization, New US Gold will be renamed “US Gold Corporation” and will become the successor registrant to the current U.S. Gold for U.S. securities law purposes. U.S. Gold common stock is currently quoted on the OTC Bulletin Board under the symbol “USGL.” U.S. Gold has applied, and New US Gold intends to apply, for listing of the New US Gold common stock on the AMEX. New US Gold also intends to apply for listing of the New US Gold common stock and the exchangeable shares on the TSX. We expect that these listing applications will be approved before the completion of the reorganization. In that case, before the start of the trading day following the completion of the reorganization, U.S. Gold common stock will cease to be quoted on the OTC Bulletin Board, and on that trading day, New US Gold common stock will commence trading on the AMEX under the symbol “[     ]” and on the TSX under the symbol “[     ].”
      A vote of our stockholders is not required to approve the Proposed Acquisitions, and we are not asking for your vote. However, in order to implement the proposed reorganization and the Proposed Acquisitions, we need our shareholders to adopt and approve the related merger agreement.

      If the reorganization is approved and the board of directors of U.S. Gold determines that the conditions to the offers to purchase with respect to one or more of the Proposed Acquisitions will not be met or that the Proposed Acquisitions will not be completed, U.S. Gold will effect the holding company reorganization when determined by the board of directors in its discretion.
Reasons for the Proposed Reorganization
      The board of directors of U.S. Gold, by unanimous vote of the directors voting, has approved the Proposed Acquisitions and believes that they are in the best interests of U.S. Gold and its shareholders. Mr. McEwen abstained from the board vote on the proposed reorganization due to his equity interest in each of the Target Companies, and Ms. Ashby was not present at the meeting. The reorganization is a necessary step in order to facilitate completion of the Proposed Acquisitions, in that the reorganization is expected to make it possible to obtain favorable tax treatment for certain shareholders of the Target Companies who exchange their Target Company common shares for shares of New US Gold common stock, assuming applicable requirements are met. As a result of this step, Target Company shareholders who are U.S. taxpayers and who elect to receive shares of New US Gold common stock in exchange for their Target Company common shares are not expected to recognize gain or loss for U.S. federal income tax purposes, assuming applicable requirements are satisfied. Our board also believes that completing a reorganization into a Delaware corporation will provide benefits from a legal perspective to current U.S. Gold shareholders.
      By voting in favor of Proposals 1 and 2 at the special meeting, U.S. Gold shareholders will be providing U.S. Gold with the opportunity to complete the Proposed Acquisitions. U.S. Gold’s board of directors believes the Proposed Acquisitions offer significant benefits for U.S. Gold shareholders. For a description of the anticipated benefits of the Proposed Acquisitions, see “The Proposed Acquisitions — Reasons for the Proposed Acquisitions” on page 59.
Potential Risks of the Proposed Reorganization and the Proposed Acquisitions
      Notwithstanding the anticipated benefits of the Proposed Acquisitions, and the reasons U.S. Gold believes the proposed reorganization is necessary to accomplish the Proposed Acquisitions, U.S. Gold shareholders should consider the potential risks of the Proposed Acquisitions and the proposed reorganization described in “Risk Factors” beginning on page 28.
Interests of Directors and Executive Officers
      Mr. McEwen, our Chairman and Chief Executive Officer, purchased securities of each of the four Target Companies in the transactions described under the heading “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 64. Mr. McEwen first offered these opportunities to purchase Target Company securities to U.S. Gold, except for the securities of White Knight, which Mr. McEwen acquired before becoming a director, officer and significant shareholder of U.S. Gold.
      As at the date of this proxy statement/ prospectus, Mr. McEwen beneficially owns:

•	9,552,405 common shares of White Knight, which, based on information contained in White Knight’s management discussion and analysis dated February 27, 2006, represents approximately 16.1% of its outstanding common shares;

•	12,500,000 common shares of Nevada Pacific and warrants exercisable to acquire 12,500,000 common shares of Nevada Pacific, which, based on information contained in Nevada Pacific’s public disclosure, represents approximately 36.3% of the outstanding common shares, assuming the exercise by Mr. McEwen of all of the warrants exercisable to acquire common shares held by him;

•	1,250,000 common shares of Coral Gold, which, based on information contained in Coral Gold’s press release dated March 6, 2006, represents approximately 19.8% of the outstanding common shares; and

•	2,500,000 common shares of Tone Resources and warrants to acquire 2,500,000 common shares of Tone Resources, which, based on information contained in Tone Resources’ public disclosure represents approximately 30.2% of the outstanding common shares, assuming the exercise by Mr. McEwen of all of the warrants exercisable to acquire common shares held by him.
      Mr. McEwen is also the Executive Chairman of Coral Gold, and a member of the boards of directors of Nevada Pacific and Tone Resources, as described in more detail under the heading “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 64.

Authorized Capital Stock of New US Gold
      As mentioned above, New US Gold will be a Delaware corporation, while U.S. Gold is incorporated in the state of Colorado. The articles of incorporation of New US Gold after the reorganization will authorize the same number of shares of common stock that U.S. Gold is currently authorized to issue, but will also authorize one share of preferred stock, which will be designated as the New US Gold special voting stock. As described above, the New US Gold special voting stock will allow holders of exchangeable shares of Canadian Exchange Co. to exercise voting rights equivalent to the voting rights of holders of New US Gold common stock. The number of authorized shares of New US Gold common stock will include shares that may be issued:

•	to acquire all shares of the Target Companies tendered for New US Gold common stock pursuant to the offers to purchase;

•	to permit the exchange of all exchangeable shares of Canadian Exchange Co. issued pursuant to the offers to purchase for an equivalent number of shares of New US Gold common stock, in accordance with the terms of the exchangeable shares;

•	to complete a subsequent acquisition transaction to acquire any common shares of the Target Companies not acquired through the offers to purchase;

•	upon exercise of assumed warrants and options to acquire common shares of the Target Companies;

•	upon exercise of currently outstanding stock options that U.S. Gold has granted to its employees, directors and consultants;

•	pursuant to awards that U.S. Gold may grant under the U.S. Gold Plan;

•	upon conversion of subscription receipts issued in connection with the private placement in February 2006; and

•	upon exercise of warrants and broker warrants to purchase shares of New US Gold common stock issued or issuable in connection with the private placement in February 2006.
Purpose of Incorporation in Delaware
      U.S. Gold’s board of directors has concluded that incorporation of New US Gold in Delaware would offer shareholders a net benefit over incorporation in Colorado, U.S. Gold’s current state of incorporation. In reaching this conclusion, the board of directors considered a number of positive factors, including the following:

•	Predictability, Flexibility and Responsiveness of Delaware Law to Corporate Needs. For many years, Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern and flexible corporate laws, which are updated regularly to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major public corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in resolving corporate issues relating to public companies. Thus, a substantial body of case law has developed construing Delaware corporate law and establishing legal principles and policies regarding publicly-held Delaware corporations. We believe that, for these reasons, Delaware law will provide greater legal predictability with respect to our corporate legal matters than we have under Colorado law. We will, however, continue to operate our current exploration business as a Colorado corporation and a subsidiary of New US Gold. New US Gold will be the public company. We believe that Delaware law will provide greater efficiency, predictability and flexibility in our public company’s legal affairs than is presently available under Colorado law.

•	Attractiveness of Delaware Law to Directors and Officers. We believe that organizing our company under Delaware law will enhance our ability to attract and retain qualified directors and officers. The corporate law of Delaware, including its extensive body of case law, offers directors and officers of public companies more certainty and stability. Under Delaware law, the parameters of director and officer liability are more clearly defined and better understood than under Colorado law. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. We therefore believe that providing the benefits afforded directors by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. At the same time, we believe that Delaware law regarding corporate fiduciary duties provides appropriate protection for our stockholders from possible abuses by directors and officers. In addition, under Delaware law, directors’ personal liability cannot be eliminated for any breach of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful repurchases or redemptions of stock, or any transactions from which the director derived an improper personal benefit.

      In addition to the positive factors described above, our board also considered the following potential negative factors associated with the proposal to incorporate New US Gold in Delaware:

•	Increased Costs and Expenses Associated with the Reorganization and Incorporating New US Gold in Delaware. The reorganization, including the incorporation of New US Gold in Delaware, may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorney’s fees, accountants’ fees, filing fees and financial printing expenses and will be substantially incurred before the vote of our shareholders. The reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and resulting in increased administrative costs and expenses. These administrative costs and expenses will include keeping separate records and overseeing legal and regulatory compliance for each of New US Gold, U.S. Gold, and the subsidiaries created in the course of the reorganization or otherwise.

•	Criticisms Regarding Minority Stockholder Rights. Delaware law has been publicly criticized on the grounds that it does not afford minority stockholders all the same substantive rights and protections that are available under the laws of a number of other states (including Colorado). As a result of the incorporation of New US Gold in Delaware, the rights of stockholders will change in a number of important respects. U.S. Gold’s board of directors believes that the advantages of incorporation in Delaware to New US Gold and its stockholders outweigh its possible disadvantages; however, U.S. Gold’s stockholders should review the summary of these differences in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Comparison of Shareholder Rights” on page 44. Some of these differences, which may be less favorable to stockholders after the reorganization, include the following:

—	under Delaware corporate law, fewer corporate transactions give rise to dissenters’ rights than under Colorado corporate law; and

—	under Delaware corporate law, stockholders of New US Gold will not have the right to propose amendments to the company’s certificate of incorporation, as opposed to Colorado corporate law, which gives holders of 10% of the voting shares the right to propose amendments to the articles of incorporation of a Colorado corporation.
Potential Anti-Takeover Impact of Proposal 1
Authorized Shares
      Although the board of directors’ purpose in determining the number of authorized shares of New US Gold stock is not intended for anti-takeover purposes, authorized but unissued shares of stock, if issued, could be used by incumbent management to make more difficult and thereby discourage an attempt to acquire control of New US Gold even though shareholders might deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the board of directors in opposing a hostile take-over bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business transactions or alter or amend provisions of our organizational or governing documents. To the extent that it would impede or prevent any such actions, the issuance of additional shares of stock following the reorganization could potentially serve to perpetuate the existing management.
Other Anti-Takeover Measures
      U.S. Gold currently has change of control and severance agreements with its officers that, upon certain changes in control of U.S. Gold, will result in the vesting of stock options and restricted stock and the payment by U.S. Gold of certain performance awards. Following the reorganization, New US Gold will succeed to these change of control and severance agreements and may, from time to time in the future, enter into additional change of control and severance agreements with officers and directors in the ordinary course of its business.

Effectiveness of Reorganization
      The reorganization will help us to complete the Proposed Acquisitions, in that the reorganization is expected to make it possible to obtain favorable tax treatment for certain shareholders of the Target Companies who exchange their Target Company common shares for shares of New US Gold common stock. As a result of this step, shareholders of the Target Companies who are U.S. taxpayers and who elect to receive shares of New US Gold common stock in exchange for their Target Company common shares are not expected to recognize gain or loss for U.S. federal income tax purposes, assuming applicable requirements are met. If Proposals 1 and 2 are both approved, the Delaware holding company reorganization will not be effected unless either (i) all the conditions to the offer to purchase with respect to one or more of the Proposed Acquisitions have been satisfied, or (ii) the board of directors determines that such conditions will not be satisfied or otherwise determines that the Proposed Acquisitions will not be completed.
Accounting Treatment of the Reorganization
      The financial statements of New US Gold will be prepared using the “continuity-of-interests” method of accounting as there has been no substantive change in control. Under the continuity-of-interests method, the financial statements of New US Gold will reflect the carrying values of assets and liabilities, results of operations and cash flows of U.S. Gold Corporation as if the Reorganization had been effective for all historical periods presented.
Description of Capital Stock
U.S. Gold Capital Stock
      U.S. Gold is incorporated in the State of Colorado. The rights of shareholders of U.S. Gold are generally governed by U.S. Gold’s articles of incorporation, as amended, and bylaws, by Colorado statutory and common law. The following is a summary of the material provisions of U.S. Gold’s articles of incorporation, as amended, and U.S. Gold’s bylaws. This summary is not complete and is qualified by reference to Colorado statutory and common law and the full texts of U.S. Gold’s articles of incorporation, as amended, and bylaws. Copies of these documents are exhibits to the registration statement of which this joint proxy statement/ prospectus is a part.
      General. Under U.S. Gold’s articles of incorporation, as amended, U.S. Gold is authorized to issue 250 million shares of common stock, no par value per share. The outstanding shares of U.S. Gold’s stock are fully-paid and non-assessable. Additional shares of U.S. Gold stock, when issued, will be fully paid and non-assessable when the consideration for which U.S. Gold’s board of directors authorizes their issuance has been received. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible.
      Common Stock. As of April 28, 2006, U.S. Gold had 33,296,755 shares of common stock outstanding held of record by approximately 7,000 shareholders.
      Each holder of U.S. Gold common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote and do not have cumulative voting rights. Except as may be provided by the laws of the State of Colorado, the holders of U.S. Gold common stock have exclusively all other rights of shareholders of the company, including (i) the right to receive dividends, when, as and if declared by U.S. Gold’s board of directors out of funds legally available for such dividends; and (ii) in the event of any distribution of assets upon U.S. Gold’s dissolution and liquidation, the right to receive ratably and equally all of the company’s assets remaining after payment of indebtedness and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any other equity securities ranking senior to the common stock.
      Holders of U.S. Gold common stock have no preemptive rights, no conversion rights and no other subscription rights. There are no redemption or sinking fund provisions applicable to U.S. Gold common stock. All the outstanding shares of common stock are validly issued, fully paid and nonassessable.
      Preferred Stock. U.S. Gold has no authorized, issued or outstanding preferred stock.
      Anti-Takeover Provisions. U.S. Gold’s articles of incorporation, as amended, and bylaws do not include any provisions that are intended to delay, defer or prevent a change in control of the company. However, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays or greater cost associated with a change in control of the company.

      Warrants. U.S. Gold will issue up to 10,187,000 common stock purchase warrants in connection with the private placement completed on February 22, 2006. Each whole warrant is exercisable until February 22, 2011 for one share of our common stock at an exercise price of $10.00 per share. The shares of common stock issuable upon exercise of the warrants are included in this proxy statement/ prospectus. A warrant holder will not be deemed a shareholder of our underlying common stock until the warrant is exercised.
      Warrant holders may exercise their warrants only if the common shares underlying their warrants are covered by an effective registration statement or an exemption from registration is available under the Securities Act; provided also that the common shares issuable upon their exercise are qualified for sale under the securities laws of the state in which the warrant holder resides. U.S. Gold filed a registration statement on April 12, 2006, to register, among other shares, the shares that would be received upon exercise of the warrants, effective when the warrants are exercised.
      If an effective registration statement is not available at the time of exercise, a holder may exercise the warrants as follows:

•	A holder that is not a U.S. person (as defined in Regulation S of the Securities Act) may exercise the warrant if the holder is not in the United States; is not exercising the warrants for, or on behalf or benefit of, a U.S. Person or person in the United States; does not execute or deliver the warrant exercise form in the United States; agrees not to engage in hedging transactions with regard to the common stock before the expiration of a one-year distribution compliance period; acknowledges that the shares of common stock issuable upon exercise of the warrants are “restricted securities” as defined in Rule 144 of the Securities Act and acknowledges that U.S. Gold Corporation shall refuse to register any transfer of the common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

•	Other holders may exercise the warrants in transactions that do not require registration under the Securities Act or any applicable U.S. state laws and regulations upon furnishing U.S. Gold Corporation an opinion of counsel of recognized standing in form and substance satisfactory to U.S. Gold Corporation.
      Under no circumstances will U.S. Gold be required to pay any holder the net cash exercise value of any warrant regardless of whether an effective registration statement or an exemption from registration is available or not.
      Investors should be aware, however, that U.S. Gold cannot provide absolute assurances that state exemptions will be available to us or that U.S. Gold will have an effective registration statement in place at the time warrantholders intend to exercise their warrants.
      The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in the event that U.S. Gold:

•	fixes a record date for issuance of certain dividends or distributions;

•	subdivides or splits its common stock into a greater number of shares;

•	consolidates, reduces or combines the outstanding amount of common stock into a lesser number of shares;

•	issues rights, options or warrants exercisable at a price less than 95% of the current market price of our common stock;

•	undertakes a merger, consolidation or other arrangement which results in a reclassification or redesignation of our common stock, or a change or our common stock into other shares or securities; or

•	transfers, sells or otherwise conveys all or substantially all of its assets.
      In any of such events, the exercise price of the warrants, and the number of shares issuable upon exercise, shall be adjusted so as to preserve as nearly as possible the rights represented by the warrants as they presently exist.
      No adjustment in the exercise price or the number of shares of common stock purchasable upon the exercise of the warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1%. Holders of warrants do not have any voting or pre-emptive rights or any other rights which a holder of common stock has, and a warrant holder will not be deemed a shareholder of our underlying common stock until the warrant is exercised. The rights of the holders of warrants are subject to modification by “extraordinary resolution,” which is defined in the warrant indenture as a resolution either passed at a meeting of the holders of warrants by holders of not less than 66% of the warrants represented at the meeting or adopted by instruments in writing signed by the holders of not less than 66% of all warrants then outstanding.

      Under the terms of the warrant indenture, the holders of the warrants are entitled to convene meetings and take action to, among other things, modify the terms and conditions of the warrant agreement and enforce or waive the rights of the warrantholders. We have appointed Equity Transfer Services Inc. of Toronto, Ontario as warrant agent under the terms of the warrant indenture. The principal office of Equity Transfer Services, Inc. is located at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3.
      Broker Warrants. In connection with the private placement completed on February 22, 2006, we issued compensation options entitling the broker-dealers which acted as our placement agents to acquire, for no additional consideration, broker warrants to acquire up to 1,002,000 units consisting of 1,002,000 shares of common stock and 501,000 warrants at an exercise price of $4.50 per unit until August 22, 2007. The placement agents shall be entitled to convert up to 501,000 of the compensation options, or “Initial Options,” at any time before August 22, 2007, which we call the “Conversion Deadline.” Any of the Initial Options not so converted, plus any of the remaining 501,000 compensation options, will be deemed converted upon satisfaction of the release conditions. In the event that the remaining compensation options are not converted by the Conversion Deadline, the remaining compensation options shall be void and of no further effect.
      Transfer Agent. Equity Transfer Services Inc. is our agent for our common stock. Its principal office is located at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 and its telephone number is (416) 361-0152.
      Reports to Shareholders. We are required to file periodic reports with the SEC and to deliver an annual report to our shareholders in conjunction with each annual meeting of shareholders. Copies of the reports that we file with the SEC can be viewed on the SEC website. See “Where You Can Find Additional Information.” We may also deliver quarterly or other periodic information to our shareholders.
      We are also subject to the proxy solicitation rules established by the SEC.
New US Gold Capital Stock
      As a result of the reorganization, shareholders of U.S. Gold will become stockholders of New US Gold. New US Gold is incorporated in the State of Delaware. The rights of stockholders of New US Gold will generally be governed by Delaware law and New US Gold’s amended and restated certificate of incorporation (which we intend to file immediately before completion of the reorganization) and bylaws. This summary is not a complete discussion of, and is qualified by reference to, Delaware law, including the Delaware General Corporation Law (DGCL) and the common and constitutional law of the State of Delaware, and the full texts of New US Gold’s form of amended and restated certificate of incorporation and form of amended and restated bylaws, which are attached as Annex B and Annex C, respectively, to this proxy statement/ prospectus.
      New US Gold’s articles of incorporation and bylaws will differ in some respects from those of U.S. Gold. For example, there will be one share of New US Gold special voting stock (a type of New US Gold preferred stock) held by the voting trustee for the benefit of the holders of exchangeable shares of Canadian Exchange Co., to allow holders to exercise voting rights equivalent to the voting rights of New US Gold common stock, as described under “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — Description of Exchangeable Shares.”
      General. Upon the completion of the reorganization, the authorized capital of New US Gold will be 250,000,001 shares, consisting of one share of preferred stock, par value $0.0001 per share, and 250 million shares of common stock, par value $0.0001 per share. All of the shares issued and outstanding upon completion of the reorganization will be fully paid and nonassessable.
      Upon completion of the reorganization, the number of shares of New US Gold common stock that will be outstanding will be equal to the number of shares of New US Gold common stock outstanding immediately before the reorganization.
Common Stock.
      Dividends and Distributions. The holders of outstanding shares of New US Gold common stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the board of directors of New US Gold may determine from time to time. All shares of New US Gold common stock are entitled to participate ratably with respect to dividends or other distributions.

      Liquidation Rights. If New US Gold is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of New US Gold’s common stock are entitled to share ratably in all assets of New US Gold available for distribution to New US Gold’s stockholders.
      Voting Rights. Holders of New US Gold common stock are entitled to one vote per share on all matters to be voted upon by stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.
      Other. There are no preemption, redemption, sinking fund or conversion rights applicable to the New US Gold common stock.
      Preferred Stock. New US Gold will be authorized to issue one share of preferred stock, which will be designated as New US Gold special voting stock and will be held by the voting and exchange trustee for the benefit of the holders of exchangeable shares of Canadian Exchange Co., to allow holders to exercise voting rights equivalent to the voting rights of New US Gold common stock, as described under “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — Description of Exchangeable Shares” on page 76.
      Delaware Anti-Takeover Statute. Under the terms of New US Gold’s certificate of incorporation and as permitted under Delaware law, New US Gold will elect not to be subject to Delaware’s anti-takeover law. This law provides that an “interested stockholder,” defined as a person who owns 15% or more of the outstanding voting stock of a corporation or a person who is an associate or affiliate of the corporation and, within the preceding three-year period, owned 15% or more of the outstanding voting stock, may not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of New US Gold capital stock entitled to vote in the election of directors, voting together as a single class, New US Gold may amend its certificate of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by New US Gold’s board of directors, including discouraging takeover attempts that might result in a premium over the market price for shares of New US Gold’s common stock. However, because New US Gold will opt out of the Delaware anti-takeover law, any person who owns at least 15% of our outstanding voting stock could pursue a takeover transaction that was not approved by the board of directors of New US Gold. We are not aware that any of our shareholders holding at least 15% of our common stock has proposed such a transaction
      Warrants. The U.S. Gold warrants described above will convert to rights to purchase shares of common stock in New US Gold. No other terms will change. See “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Description of Capital Stock — U.S. Gold Capital Stock” on page 40.
      Broker Warrants. The U.S. Gold broker warrants described above will convert to rights to purchase shares of common stock in New US Gold. No other terms will change. See “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Description of Capital Stock — U.S. Gold Capital Stock” on page 40.
      Limitation of Director Liability and Indemnification. New US Gold’s certificate of incorporation provides, to the full extent permitted by Delaware law, that directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this waiver will not apply to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to and redemptions or repurchases from stockholders); or

•	for any transaction from which the director derived any improper personal benefit.
      However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The certificate of incorporation and bylaws of New US Gold further provide that we will indemnify each of our directors and officers to the full extent permitted by Delaware law and may indemnify other persons as authorized by the DGCL. These provisions do not eliminate any monetary liability of directors under the federal securities laws.

Stockholders.

•	Stockholder meetings may take place at any location designated by resolution of the board of directors.

•	Stockholders’ meetings must be held annually for the election of directors and the transaction of other business.

•	New US Gold’s board may fix a record date for stockholder meetings that will be not be more than 60 days nor less than 10 days before the meeting. Should New US Gold’s board fail to do so, the record date will be either the close of business on the day preceding the day on which notice of the stockholder meeting was given, or the close of business on the day on which New US Gold’s board adopts a resolution for the payment of dividends or distributions.

•	Unless otherwise required by law, notice of any stockholder meeting must be provided to stockholders not less than 10 nor more than 60 days before the date of the meeting.

•	Where notice is required to be given, a waiver of notice has the same effect as notice. Waiver of notice includes attendance by a stockholder at a meeting, unless the stockholder attends the meeting for the express purpose of objecting that the meeting was not lawfully called due to the lack of notice.

•	The secretary of New US Gold must prepare and make available to any stockholder a list of all stockholders entitled to vote at a meeting at least 10 days before every meeting.

•	Stockholders may vote by proxy and may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy.

•	At meetings for the election of directors, a plurality of the votes cast is necessary to elect directors.

•	Any director may be removed from office with or without cause by the holders of a majority of the combined voting power of the outstanding shares of voting stock, voting together as a single class.
      Transfer Agent. We expect that the transfer agent for New US Gold common stock will be Equity Transfer Services Inc. Its principal office is located at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 and its telephone number is (416) 361-0152.
Stock Exchange Listing
      It is a condition to our offers to purchase the outstanding shares of the Target Companies that the New US Gold shares be listed on the Toronto Stock Exchange, or TSX, and the American Stock Exchange, or AMEX. U.S. Gold has filed a listing application with the AMEX, and New US Gold intends to file listing applications with the TSX and the AMEX. We currently expect that these listing applications will be approved before the completion of the reorganization and the Proposed Acquisitions.
Comparison of Shareholder Rights
      The rights of U.S. Gold shareholders are currently governed by the Colorado Business Corporation Act, or the “CBCA,” and common law, U.S. Gold’s articles of incorporation, as amended, and U.S. Gold’s bylaws. The rights of New US Gold’s stockholders after the completion of the reorganization will be governed by the Delaware General Corporation Law, or the “DGCL,” and common law, New US Gold’s amended and restated certificate of incorporation and New US Gold’s amended and restated bylaws.

      The following is a summary of the material differences between the current rights of U.S. Gold shareholders and the rights they will have as stockholders of New US Gold following the reorganization. For detailed descriptions of the capital stock of U.S. Gold and New US Gold see “Description of U.S. Gold Capital Stock” and “Description of New US Gold Capital Stock” in this proxy statement/prospectus.

	U.S. Gold (Colorado)	New US Gold (Delaware)

Authorized Shares	The authorized capital stock of U.S. Gold consists of 250 million shares of common stock, no par value. As of April 28, 2006, a total of 33,296,755 shares of common stock have been issued. An additional 1,048,000 shares are reserved for issuance under outstanding stock options, and an additional 29,058,000 shares are reserved for issuance upon conversion of subscription receipts.

	No preferred stock has been authorized for issuance.	Following the filing of New US Gold’s amended and restated certificate of incorporation before completion of the reorganization, the authorized capital stock of New US Gold will consist of 250,000,001 shares, consisting of 250 million shares of common stock, par value $0.0001 per share, 1,000 of which have been issued to U.S. Gold, and one share of preferred stock, par value $0.0001 per share, which has been designated and authorized for issuance as the Special Voting Share. Rights to receive shares of U.S. Gold common stock under U.S. Gold’s stock option and stock grant plan, or under outstanding warrants, will be converted into rights to receive shares of New US Gold common stock on the same terms as were in effect before the reorganization.
Par Value	U.S. Gold stock has no par value.	New US Gold’s common stock has a par value of $0.0001 per share, to reduce franchise tax obligations and to assist in calculating surplus, as required under the DGCL, if and when New US Gold distributes dividends.
Voting Requirements	Holders of common stock are entitled to one vote per share and vote together as a single class on all matters to be voted upon by shareholders.

Under the CBCA, shareholders have the right to cumulate their votes in the election of directors under specified procedures unless the articles of incorporation or bylaws of specified categories of corporations provide otherwise. U.S. Gold’s articles of incorporation eliminate cumulative voting by shareholders.	Holders of common stock are entitled to one vote per share and will vote together as a single class on all matters to be voted upon by stockholders.

Under the DGCL, stockholders do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation. New US Gold’s amended and restated certificate of incorporation does not provide for cumulative voting.

The special voting stock has the number of votes equal to the number of exchangeable shares (other than exchangeable shares held by New US Gold or its affiliates), which may be cast by the voting and exchange trustee at any meeting at which New US Gold stockholders are entitled to vote.
Vote Required for Election of Directors	U.S. Gold’s bylaws provide that the directors shall be elected at the annual meeting. U.S. Gold’s articles of incorporation provide that one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Directors are elected by a plurality of votes cast.	New US Gold’s amended and restated bylaws provide for election of directors by a vote of a plurality of the shares present in person or proxy at the meeting and entitled to vote. New US Gold’s amended and restated certificate of incorporation provides that one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.
Classified Board of Directors	U.S. Gold’s articles of incorporation, as amended, do not provide for a classified board of directors. Accordingly, under the CBCA, all of U.S. Gold’s directors are elected annually.	New US Gold’s amended and restated certificate of incorporation does not provide for a classified board of directors. Accordingly, all directors of New US Gold will be elected annually.

	U.S. Gold (Colorado)	New US Gold (Delaware)

Number of Directors	Under the CBCA, the number of directors must be specified in or determined in accordance with a corporation’s bylaws. U.S. Gold’s amended and restated bylaws provide that the board of directors is to have seven members or such other number as is designated by the board of directors, so long as there are not less than three directors. The CBCA, like the DGCL, provides that shareholders may amend a corporation’s bylaws without the approval of the board of directors. Accordingly, shareholders of U.S. Gold have the ability to determine the size of the board of directors.

U.S. Gold’s Board of directors currently has five members, plus one vacancy.	The DGCL permits a corporation’s certificate of incorporation to specify the number of directors. Under New US Gold’s amended and restated certificate of incorporation and amended and restated bylaws, the board of directors of New US Gold is to have at least five but no more than twelve directors, as may be further specified in the bylaws or by the board of directors. Stockholders may not decrease the size of the board below five or increase the size of the board above twelve without board recommendation, because such action would require an amendment to the certificate of incorporation.

New US Gold’s board of directors will have five members.
Removal of Directors	Consistent with the CBCA, U.S. Gold’s bylaws provide that the company’s shareholders may remove directors of the company with or without cause.	Consistent with the DGCL, New US Gold’s amended and restated certificate of incorporation provides that the company’s stockholders may remove directors of the company with or without cause.
Vacancies on the Board of Directors	Under the CBCA and U.S. Gold’s bylaws, vacancies on the board of directors will be filled by the remaining directors, unless the vacancy is caused by a new position, in which case the vacancy may be filled by a majority of the remaining directors or by the shareholders at a special meeting.	Under the DGCL and New US Gold’s amended and restated bylaws, vacancies on the board of directors of New US Gold will be filled by the remaining directors, if the vacancy is caused by an increase in the size of the board, or by either the board or the stockholders at a special meeting in the case of other vacancies.
Shareholders’ Power to Call Special Meetings	In accordance with the CBCA, U.S. Gold’s bylaws provide that a special meeting of shareholders can be called at the request of holders of not less than 10% of the outstanding shares of U.S. Gold.	Under the DGCL, special stockholder meetings may be called by stockholders to the extent authorized by the company’s certificate of incorporation or bylaws. New US Gold’s bylaws allow for stockholders of at least 10% of the outstanding shares of U.S. Gold to call a special meeting.
Shareholder Action Without a Meeting	Under the CBCA and U.S. Gold’s bylaws, shareholder action without a meeting is permitted if written consent of all shareholders entitled to vote is obtained.	Under the DGCL, unless otherwise provided in the certificate of incorporation, stockholder action without a meeting is permitted if written consent of at least the minimum number of shares necessary to authorize the action is obtained.

New US Gold’s amended and restated bylaws require stockholder action without a meeting to be taken by unanimous written consent of all stockholders.
Notice of Shareholder Meetings	Consistent with the CBCA, U.S. Gold’s bylaws require that if the authorized shares of U.S. Gold are to be increased, at least 30 days’ notice shall be given to the shareholders of record. Additionally, under the CBCA, if a shareholder meeting is adjourned for more than 120 days (in which case a new record date is to be fixed by the board of directors of U.S. Gold), notice shall be given to record holders as of the new record date. In all other cases, pursuant to U.S. Gold’s bylaws, shareholders must be given at least 10 days’ notice, but not more than 50 days’ notice, of shareholder meetings.	Consistent with the DGCL, New US Gold’s amended and restarted bylaws do not include a separate notice period if the authorized shares of New US Gold are to be increased. Under the DGCL, if a shareholder meeting is adjourned for more than 30 days (in which case a new record date is to be fixed by the board of directors of U.S. Gold), notice shall be given to record holders as of the new record date. In all other cases, except as otherwise required by the DGCL, U.S. Gold’s bylaws require that shareholders must be given at least 10 days’ notice, but not more than 60 days’ notice, of shareholder meetings.

	U.S. Gold (Colorado)	New US Gold (Delaware)

Notice of Shareholder Nominations for Directors and Business to be Brought Before Meetings	U.S. Gold’s articles of incorporation, as amended, and bylaws do not contain any provisions regarding advance notice of shareholder nominations of directors or notice of business to be brought before meetings of shareholders.	New US Gold’s amended and restated bylaws specify that a stockholder must provide director nominations or business to be presented at a stockholders’ meeting at least 90 and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or in the event of a special meeting or an annual meeting called for a date that is not within 30 days of such anniversary date, the stockholder must provide notice within 10 days of announcement of the meeting date. The amended and restated bylaws also establish the minimum information a stockholder must provide when nominating a director or identifying business to be presented at a stockholders’ meeting.
Indemnification	Under U.S. Gold’s bylaws, U.S. Gold is required to indemnify former and current directors, officers, employees and agents of U.S. Gold against expenses incurred in any action brought against those persons as a result of their role with U.S. Gold, if they were acting in good faith, in a manner reasonably believed to have been in the best interests of U.S. Gold and with respect to any criminal action or proceeding, had no reason to believe their behavior was unlawful. Similarly, U.S. Gold may, in some circumstances, advance to a person potentially eligible for indemnification the expenses incurred in defending such an action. Under the CBCA, U.S. Gold must reimburse the reasonable expenses of a director who was wholly successful in defending an action brought against him or her as a result of his or her role with U.S. Gold.	New US Gold’s amended and restated certificate of incorporation and amended and restated bylaws provide for mandatory indemnification of former or current officers and directors, and permissive indemnification for former or current employees and agents, of New US Gold with respect to expenses incurred in any action brought against those persons as a result of their role with New US Gold if certain conditions are satisfied. Subject to certain conditions, New US Gold’s amended and restated bylaws provide for mandatory advancement of expenses incurred by officers and directors and permissive advancement of expenses incurred by employees and agents in defending such an action. Under the DGCL and the amended and restated bylaws, a person seeking indemnification is generally required to have acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
Dividends	Colorado law permits a corporation to declare and pay dividends unless, after paying them, the corporation would not be able to pay its debts or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights superior to those receiving the distribution on dissolution.	Delaware law permits a corporation to declare and pay dividends out of surplus or if there is not a surplus, out of net profits, as long as the amount of capital following the payment is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes.

	U.S. Gold (Colorado)	New US Gold (Delaware)

Amendment to the Charter	Consistent with the CBCA, under the U.S. Gold articles of incorporation, as amended, amendments to the articles of incorporation that are subject to shareholder approval that do not add, change or delete a quorum or voting requirement shall be approved if a quorum exists and the votes cast favoring the action exceed the votes cast opposing the action. Amendments to the articles of incorporation that are subject to shareholder approval that add, change or delete a quorum or voting requirement will be subject to the existing requirement being amended and the new requirement being proposed. Matters such as (i) approval of a plan of merger or share exchange; (ii) a transaction involving a sale, lease, exchange or other disposition of all or substantially all of the property of U.S. Gold, other than in the usual course of business; and (iii) a proposal to dissolve U.S. Gold shall be approved by a vote of a majority of all the votes entitled to be cast on the matter.	Consistent with the DGCL, the amended and restated certificate of incorporation for New US Gold generally can be amended upon recommendation by the board of directors and a vote of the majority of outstanding shares entitled to vote on the amendment, unless a higher vote is required by the certificate of incorporation.

The DGCL requires separate class votes in limited circumstances involving matters that affect particular classes of common stock differently from other classes.
Amendment to the Bylaws	Under U.S. Gold’s bylaws, the board of directors may alter, amend or repeal the bylaws, subject to repeal or change by action of the shareholders.	The amended and restated bylaws of New US Gold provide that the board of directors of New US Gold may amend or repeal the bylaws of New US Gold at any meeting by a majority of the directors present at a meeting at which a quorum is present. New US Gold’s stockholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the board of directors.
Business Combination Statute	The CBCA does not contain any business combination provisions.	Section 203 of the DGCL provides for a three-year moratorium on certain business combination transactions with “interested stockholders” (generally, persons who beneficially own 15% or more of the corporation’s outstanding voting stock). New US Gold has opted out of Section 203 of the DGCL in New US Gold’s amended and restated certificate of incorporation.
Dissenters’ and Appraisal Rights	Under the CBCA, shareholders are entitled to exercise dissenters’ rights in the event of certain mergers, share exchanges, sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation. Shareholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to scrip if such scrip is to be acquired for cash or voided. Dissenters’ rights in Colorado are available to beneficial owners as well as record holders.

Shareholders are not entitled to dissenters’ rights in certain circumstances, including in transactions in which they surrender and receive stock that is listed for trading on a stock exchange or stock that is held of record by more than 2,000 shareholders. Dissenters’ rights are not available as a result of the reorganization proposal.	The DGCL provides appraisal rights only in the case of a stockholder objecting to certain mergers or consolidations. Thus, under the DGCL, stockholders have no appraisal rights in a sale, lease or exchange of all or substantially all of a corporation’s assets. Appraisal rights in Delaware are available to record holders only.

Stockholders are not entitled to dissenters’ rights in certain circumstances, including in transactions in which they surrender their stock and receive stock of the surviving corporation or another corporation whose shares are listed for trading on a stock exchange or stock that is held of record by more than 2,000 stockholders. Dissenters’ rights would not be available as a result of the reorganization proposal.

	U.S. Gold (Colorado)	New US Gold (Delaware)

Examination of Books and Records	Under the CBCA, any record or beneficial shareholder of U.S. Gold may, upon five days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of board of directors of U.S. Gold, if the shareholder either (i) has been a shareholder for at least three months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.	Under the DGCL, the inspection rights of the stockholders of New US Gold are the same as under Colorado law, except: (i) there is no requirement that a stockholder has been a stockholder for at least three months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if New US Gold refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.
Dissolution	Under the CBCA, the board of directors of U.S. Gold may submit a proposal of voluntary dissolution of U.S. Gold to the shareholders of U.S. Gold entitled to vote thereon. The board of directors of U.S. Gold must recommend such dissolution to the shareholders as part of the dissolution proposal, unless the board of directors of U.S. Gold determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders.	Under the DGCL, New US Gold may dissolve upon action by a majority of the board of directors and approval of a majority of the outstanding shares. If the board of directors does not approve such dissolution, the stockholder vote required for approving a dissolution of New US Gold is a unanimous written consent of all stockholders entitled to vote thereon.
Shareholder Derivative Actions	Under the CBCA, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants’ reasonable expenses attributable to the defense of such action, exclusive of attorney’s fees. In addition, U.S. Gold may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by U.S. Gold or other parties named as defendants in the defense of such action, but not including attorney’s fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of U.S. Gold, unless the shares so held have a market value in excess of $25,000. If the court then finds that the action was instituted without cause, the corporation may have recourse to such security in the amount determined by the court.	The DGCL’s requirements for bringing derivative actions are substantially similar to those contained in the CBCA, except that the DGCL does not impose (i) the reasonable cause requirement and (ii) the security requirement imposed by the CBCA.
Franchise Tax	There is no franchise tax in Colorado	The DGCL requires corporations to pay franchise tax annually (the current maximum is $165,000 a year and it is possible that New US Gold will pay the maximum franchise tax each year).
The Agreement and Plan of Merger
      The reorganization will take place pursuant to an agreement and plan of merger by and among U.S. Gold, New US Gold and Merger Sub, a form of which is attached as Annex A to this proxy statement/prospectus. The agreement and plan of merger is the legal document governing the merger of Merger Sub into U.S. Gold by which the reorganization will be accomplished. The agreement and plan of merger provides that U.S. Gold shall be the corporation surviving the merger, with U.S. Gold shareholders receiving shares of New US Gold common stock on a one-for-one basis in exchange for their U.S. Gold common stock. The closing of the merger contemplated by the agreement and plan of merger is conditioned on the approval of Proposals 1 and 2 and consummation of one or more of the offers to purchase of the Target Companies’ common shares in accordance with its terms. U.S. Gold shareholders may refer to that document for additional terms, conditions and consequences of the merger effecting the reorganization.
      Pursuant to the agreement and plan of merger, U.S. Gold shareholders will become New US Gold shareholders. The certificate of incorporation and bylaws of New US Gold differ in some respects from the certificate of incorporation and bylaws of U.S. Gold, as more fully described in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Description of the Reorganization” on page 36. One of these differences is the existence of one share of New US Gold special voting stock which will be held by the voting and exchange trustee and will provide holders of exchangeable shares indirect voting rights in New US Gold which are equivalent to the voting rights of holders of New US Gold common stock. The function of the exchangeable shares and the operation of the share of New US Gold special voting stock are more fully described in “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — Description of Exchangeable Shares” and “— The Voting and Exchange Trust Agreement,” both on page 76.
U.S. Gold’s board of directors, by unanimous vote of the directors voting, recommends that U.S. Gold shareholders vote “FOR” Proposal 1, approving the agreement and plan of merger and the reorganization.

PROPOSAL 2 — ISSUANCE OF NEW US GOLD COMMON STOCK
      U.S. Gold common stock is traded over the counter and quoted on the OTC Bulletin Board under the symbol “USGL.” U.S. Gold has applied, and New US Gold intends to apply, for listing of the New US Gold common stock on the AMEX, and we expect that the shares of New US Gold common stock will be listed on the AMEX after the reorganization contemplated by Proposal 1 above. The rules of the AMEX require shareholder approval before the issuance of common stock (or securities convertible into or exercisable for common stock) in excess of 20% of the number of shares of common stock outstanding before the issuance of the additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock. Because the shares ultimately issued in the proposed acquisition of the Target Companies will be shares of New US Gold, and not U.S. Gold, the technical requirement is that the holders of New US Gold common stock must approve the issuance. U.S. Gold currently is the holder of all of the outstanding capital stock of New US Gold and therefore is in a position to approve such issuance without the approval of U.S. Gold shareholders. However, because the U.S. Gold shareholders will eventually be New US Gold shareholders upon the closing of the proposed acquisitions and the Delaware holding company reorganization, U.S. Gold has elected to submit the proposed issuance to the U.S. Gold shareholders for approval to provide U.S. Gold shareholders input on this matter.
      We currently estimate that an aggregate of up to approximately 52.2 million shares of New US Gold common stock will be issued, or reserved for issuance, in connection with the acquisition of the Target Companies, exclusive of shares issued, or reserved for issuance, in the Delaware holding company reorganization in respect of U.S. Gold shares, options and convertible securities. This estimated aggregate number of shares includes:

•	Up to approximately 45.2 million shares of common stock of New US Gold and/or exchangeable shares of Canadian Exchange Co., to be issued either as payment for common shares of the Target Companies tendered in the offers to purchase or pursuant to subsequent acquisition transactions. The exchangeable shares of Canadian Exchange Co. are convertible, upon the terms and conditions described herein, into shares of New US Gold common stock on a one-for-one basis.

•	Up to approximately 7.0 million shares of common stock of New US Gold and/or exchangeable shares of Canadian Exchange Co. issuable upon exercise of warrants and options to purchase common shares of the Target Companies outstanding which are assumed or otherwise become exercisable for exchangeable shares of Canadian Exchange Co. or shares of New US Gold common stock in connection with or following the completion of the offers to purchase and the subsequent acquisition transactions.
      This calculation (i) assumes that consideration to be paid for the Target Companies’ common shares shall be as set forth under the heading “The Proposed Acquisitions — The Offers to Purchase,” and (ii) is based on the number of the Target Companies’ common shares, warrants and options outstanding as reported by the Target Companies as of March 5, 2006. The actual number of shares issued and reserved for issuance in connection with the acquisition of the Target Companies will be impacted by a number of circumstances and variables U.S. Gold cannot predict or control, such as those described in “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Potential Risks of the Proposed Reorganization and the Proposed Acquisitions — Authorized Shares.”
      In addition, in connection with the completion of the offers to purchase the common shares of the Target Companies, one share of New US Gold special voting stock will be issued to the voting and exchange trustee under the voting and exchange trust agreement, for the purpose and as described under “Structure of the Delaware Holding Company Reorganization and the Proposed Acquisitions — The Voting and Exchange Trust Agreement.” Approval of the issuance of New US Gold common stock pursuant to Proposal 2 also will be deemed approval of the issuance of the New US Gold special voting stock to the voting and exchange trustee.
      U.S. Gold’s current board of directors (which will be the board of directors of New US Gold after the Delaware holding company reorganization) has approved, on behalf of U.S. Gold as the sole shareholder of New US Gold, the acquisition of all of the outstanding common shares of the Target Companies pursuant to the offers to purchase and any subsequent acquisition transaction. As noted above, U.S. Gold’s board of directors is soliciting the approval of the current U.S. Gold shareholders for the issuance of the New US Gold shares because these securities will be issued concurrently with the Delaware holding company reorganization, at which time the current shareholders of U.S. Gold will be shareholders of New US Gold. Additional information regarding the offers to purchase and related matters is included in this proxy statement/ prospectus under “The Proposed Acquisitions.”

      As described above, it is a condition to the effectiveness of Proposal 2 that the U.S. Gold shareholders also approve Proposal 1.
U.S. Gold’s board of directors, by unanimous vote of the directors voting, recommends that U.S. Gold shareholders vote “FOR” Proposal 2, approving the issuance of New US Gold common stock in connection with the Proposed Acquisitions.

PROPOSAL 3 — AUTHORIZATION TO ADJOURN OR
POSTPONE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES
      U.S. Gold is seeking the approval of the U.S. Gold shareholders to adjourn or postpone the special meeting so that U.S. Gold may solicit additional votes in favor of Proposal 1 and Proposal 2 if U.S. Gold believes that insufficient votes are present at the special meeting to approve such Proposals.
      Developments between the date of this proxy statement/ prospectus and the date of the special meeting may necessitate additional time for U.S. Gold shareholders to provide their proxies and voting directions on a fully informed basis. The developments that could lead U.S. Gold to seek the adjournment or postponement of the special meeting include the possibility that U.S. Gold will require adequate opportunity to disclose any important developments affecting the Proposed Acquisitions or the terms of the offers to purchase or the failure of U.S. Gold to receive sufficient proxies for approval of Proposal 1 in advance of the special meeting. If approved, Proposal 3 will permit U.S. Gold to adjourn or postpone the special meeting to solicit additional votes, which will allow U.S. Gold to react appropriately to unforeseen developments, or to otherwise seek additional votes necessary to approve Proposals 1 and 2.
      The adjournment proposal relates only to an adjournment or postponement of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the reorganization. Any other adjournment or postponement of the special meeting (for example, an adjournment or postponement required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.
U.S. Gold’s board of directors, by unanimous vote of the directors voting, recommends that U.S. Gold shareholders vote “FOR” Proposal 3, authorizing U.S. Gold to adjourn or postpone the special meeting to solicit additional votes in favor of Proposal 1 and Proposal 2.

PROPOSAL 4 — AMENDMENT AND RESTATEMENT OF U.S. GOLD PLAN
Summary of the Proposed Amendments
      Effective March 17, 1989, U.S. Gold’s board of directors adopted the U.S. Gold Corporation Non-Qualified Stock Option and Stock Grant Plan, or the “U.S. Gold Plan.” On October 3, 2005, the board of directors of U.S. Gold amended the U.S. Gold Plan to provide for an increase in the number of authorized shares from 3,500,000 to 5,000,000. U.S. Gold’s stockholders approved this amendment on November 14, 2005.
      The U.S. Gold Plan presently provides for the grant of non-qualified options and stock awards to employees, directors, officers, consultants or advisors designated by the board upon whose judgment, initiative and efforts U.S. Gold may rely. We refer to these individuals as “Key Persons.” As of April 28, 2006, U.S. Gold had approximately nine Key Persons, including two employees, five non-employee directors, and two consultants and advisors. As of April 28, 2006, options have been granted to two employees, five non-employee directors, and two consultants and advisors.
      The purpose of the U.S. Gold Plan is to advance the interests of U.S. Gold and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts U.S. Gold may rely for the successful conduct of its business, an opportunity for investment in U.S. Gold and the incentive advantages inherent in stock ownership in U.S. Gold.
      On April 17, 2006, U.S. Gold’s board of directors approved the amendment and restatement of the U.S. Gold Plan to:

(1)	provide for the grant of incentive options under section 422 of the Code, which provide potential tax benefits to the recipients compared to non-qualified options;

(2)	increase the number of shares of U.S. Gold common stock reserved for issuance under the U.S. Gold Plan by 4 million, for a total of 9 million shares;

(3)	specify that no more than 1 million shares may be subject to grants of options to an individual in a calendar year;

(4)	provide that awards under the U.S. Gold Plan can be granted to employees, directors, consultants, advisors, and directors as the board or committee administering the plan determines in its discretion and to provide that the committee may delegate to certain officers the authority to grant awards to certain employees (other than such officers), consultants and advisors;

(5)	provide for the grant of restricted stock; and

(6)	change the name of the U.S. Gold Plan to US Gold Equity Incentive Plan.
      U.S. Gold’s board of directors believes that providing for incentive options and restricted stock gives the board and any committee that administers the U.S. Gold Plan increased flexibility in determining the equity compensation incentives that it can award. Similarly, the board of directors believes that increasing the number of shares available for grant will enable it to provide further incentives.
      Under section 162(m) of the Code, U.S. Gold may be limited as to federal income tax deductions to the extent that the total annual compensation in excess of $1 million is paid to U.S. Gold’s Chief Executive Officer or any one of the four highest paid executive officers who were employed by U.S. Gold on the last day of the taxable year. However, certain “performance-based” compensation, the material terms of which are disclosed to and approved by U.S. Gold’s shareholders, is not subject to this limit on deductibility. In the case of options, the material terms include a limit in the option plan on the number of option shares that can be granted to an individual in a specified period. The third amendment to the U.S. Gold Plan, limiting the number of option shares that can be granted to an individual in a calendar year, is intended to satisfy this requirement.
      Amending the U.S. Gold Plan to give the board or the committee broader discretion to select the individuals to receive grants and to provide for a delegation of authority to make grants will give the company increased flexibility in attracting and providing incentives to those individuals upon whom it relies for its growth and success.
      Shareholder approval is required for amendments (1) through (4) listed above. Shareholder approval is not required for amendments (5) and (6).
      The amended and restated U.S. Gold Plan also provides that, upon the completion of the reorganization, the options outstanding under the U.S. Gold Plan will become options to purchase shares of common stock of New US

Gold, the shares of common stock authorized for issuance under the U.S. Gold Plan will be converted into shares of common stock of New US Gold, and New US Gold will assume the U.S. Gold Plan.
      Approval of the amendment and restatement is not a condition to the reorganization or the Proposed Acquisitions. If approved, the amendment and restatement will be implemented whether or not the reorganization or any of the Proposed Acquisitions takes place.
      The issuance of options to purchase U.S. Gold common stock or other stock grants under the U.S. Gold Plan, including the additional shares that would be authorized if the proposed amendments are adopted, may dilute the present equity ownership position of current holders of U.S. Gold common stock and may be made without further stockholder approval, unless otherwise required by applicable laws or regulations.
      By unanimous vote of the directors voting, the U.S. Gold board of directors has recommended that U.S. Gold shareholders vote “FOR” approval of the amendment and restatement of the U.S. Gold Plan. One director was not present at the meeting.
      The full text of the proposed amended and restated US Gold Plan, which we call the “Restated Plan” in the discussion below, is included as Annex D to this proxy statement/ prospectus and incorporated herein by reference.
      The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the U.S. Gold special meeting is required to approve the proposed amendment and restatement of the U.S. Gold Plan.
Summary of the Restated Plan
Administration of the Restated Plan
      US Gold’s board of directors, or a committee appointed by the board of directors, administers the Restated Plan. However, options that are intended to be treated as “performance-based” compensation under Code section 162(m) are granted and administered by a committee consisting of at least two outside directors. In this discussion, the administrator of the Restated Plan is referred to as the committee.
      The committee has the power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of common stock of U.S. Gold subject to the award, and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting, with the following exceptions:

•	the maximum number of shares subject to one or more options that may be granted during any calendar year to any participant is 1,000,000 shares of common stock; and

•	the maximum number of shares that may be issued under the Restated Plan is 9,000,000 shares of common stock, if Proposal 4 is approved by U.S. Gold shareholders.
Incentive options may be granted only to employees. Non-qualified options, restricted stock, and other stock grants may be made to employees, directors, consultants and advisors.
      The Restated Plan provides that the committee may delegate authority to specified officers to grant options and other awards, provided that no grants of options or other awards may be made by such specified officers to any employee, consultant or advisor who is covered by Section 16(b) of the Securities Exchange Act of 1934, as amended, or whose compensation is, or may become, subject to the $1 million limit on deductible compensation under section 162(m) of the Code. At this time, the committee has not made such a delegation.
Shares Subject to the Plan
      There are currently 5,000,000 shares of common stock reserved for the grant of awards under the U.S. Gold Plan. If the proposal is approved, 4,000,000 additional shares of common stock will be reserved for grant under the Restated Plan. After considering exercises and forfeitures under the U.S. Gold Plan, as of April 28, 2006, there were 764,637 shares of common stock available for grant under the U.S. Gold Plan. If the proposal is approved, U.S. Gold will have 4,764,637 shares available for grants under the Restated Plan. No more than 4 million shares may be issued under incentive options.
Adjustment of Shares
      The number of shares available under and subject to the Restated Plan, and each share reserved for issuance under the Restated Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in U.S. Gold’s common stock. Any shares of U.S. Gold common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise will be available again for grant under the Restated Plan.
Exercise of Options
      The committee determines the exercise price for each option, but no option will be granted at an exercise price that is less than the fair market value of U.S. Gold common stock on the date of grant (at least 110% of the fair market value of U.S. Gold common stock on the date of grant in the case of an incentive option granted to an individual who owns U.S. Gold stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in cash or by check, bank draft or money order payable to the order of U.S. Gold, or a combination of the foregoing. In addition, an option may be exercised by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon exercise. If the exercise price of the shares being purchased is $2,000 or less, the exercise price must be paid in cash or by check, bank draft or money order payable to the order of U.S. Gold.
Option Term
      The committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by U.S. Gold or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which the options or shares may be subject to forfeiture, the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time. Incentive options must expire no later than 10 years from the date of grant (five years in the case of an incentive option granted to an individual who owns U.S. Gold stock having more than 10% of the voting power). If a participant’s employment terminates for any reason other than cause or death, the participant will be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from the date of termination (not longer than one year in the case of death). If the participant’s employment terminates for cause, as determined by U.S. Gold, the unexercised option will be forfeited and expire.
Restricted Stock
      The committee may grant a participant a number of shares of restricted stock as determined by the committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with U.S. Gold for a stated period of time or the attainment of performance goals and objectives, as determined by the committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to U.S. Gold’s retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment or service completed at termination of employment or service from the date of the award to the total number of months of employment or service required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.
Stock Grants
      The committee may grant shares of U.S. Gold common stock to participants. The committee determines the number of shares of U.S. Gold common stock to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, and any other terms and conditions of the stock grants. The committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate
Nontransferability
      Except as may otherwise be provided by the committee at the time of a grant, options and restricted stock awards are not transferable except by will or pursuant to the laws of descent and distribution.
Amendment and Termination
      The U.S. Gold board of directors may alter, suspend or terminate the Restated Plan at any time and may, from time to time, amend the Restated Plan in any manner, but may not without stockholder approval adopt any amendment that would increase the aggregate number of shares of common stock available under the Restated Plan or modify any provision of the Restated Plan that would materially increase the benefit or rights of any participant in the Restated Plan. In addition, the rules of the AMEX, on which we expect New US Gold’s common stock will be listed, require stockholder approval of material amendments to the Restated Plan. Unless terminated sooner, the Restated Plan will terminate on April 16, 2016.
Change of Control
      Upon the occurrence of a corporate transaction involving a change of control of the company, as defined in the Restated Plan, the committee may take any one or more of the following actions with respect to outstanding awards under the Restated Plan:

•	provide that any or all options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

•	provide that any or all restrictions with respect to restricted stock and other awards shall lapse;

•	provide for the assumption of the outstanding options by the successor company or the substitution of new options for the outstanding options on terms comparable to the outstanding options; or

•	make any other provision for outstanding awards as the committee deems appropriate and consistent with applicable law.
The committee may also provide that any awards that are outstanding at the time the corporate transaction is closed shall expire at the time of the closing. The committee need not take the same action with respect to all outstanding awards or to all outstanding awards of the same type.
Federal Income Tax Consequences of the Grant and Exercise of Options
      Certain of the federal income tax consequences applicable to the grant and exercise of non-qualified options and incentive options are as follows:
      Non-Qualified Options. There are no income tax consequences to the participant or to U.S. Gold when a non-qualified option is granted. When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding, equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. U.S. Gold is generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.
      Incentive Options. When an incentive option is granted, there are no income tax consequences for the participant or U.S. Gold. When an incentive option is exercised, the participant does not recognize income and U.S. Gold does not receive a deduction. The participant, however, must treat the excess of the fair market value of U.S. Gold common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a “disqualifying disposition” of the common stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences.
      If the participant disposes of common stock after the participant has held the U.S. Gold common stock for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. U.S. Gold is not entitled to a deduction. If the participant makes a “disqualifying disposition” of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:

•	the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over

•	the exercise price.
      U.S. Gold is not required to withhold income or other taxes in connection with a “disqualifying disposition.” U.S. Gold is generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.
      Code section 409A. Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to section 409A. U.S. Gold has structured the Restated Plan and expects to administer the Restated Plan with the intention that non-qualified options will qualify for an exemption from section 409A of the Code.
      Code section 162(m). Under section 162(m) of the Code, U.S. Gold may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the company’s chief executive officer or any one of the four highest paid executive officers who were employed by U.S. Gold on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by U.S. Gold’s shareholders, is not subject to this limitation on deductibility. U.S. Gold has structured the Restated Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by section 162(m) of the Code.
Stock Plan Benefits Table
      For information about the stock options and other equity compensation under U.S. Gold’s equity plans as of December 31, 2005, see U.S. Gold’s Annual Report on Form 10-KSB filed with the SEC. See “Incorporation of Certain Documents by Reference” on page 89.
New Plan Benefits
      Because awards under the U.S. Gold Plan are and awards under the Restated Plan will be discretionary, future awards are generally not determinable at this time.
U.S. Gold’s board of directors recommends that U.S. Gold shareholders vote “FOR” Proposal 4, approving the amendment and restatement of the U.S. Gold Plan.

THE PROPOSED ACQUISITIONS
Reasons for the Proposed Acquisitions
      U.S. Gold believes that there are significant benefits to bringing together U.S. Gold, White Knight, Coral Gold, Nevada Pacific and Tone Resources, including that the combined company will have:

•	A larger land position within the Cortez Trend and a larger exploration program. U.S. Gold holds a 100% interest in the Tonkin Springs exploration gold property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, approximately 45 miles northwest of the town of Eureka, in north-central Nevada. Upon successful completion of the Proposed Acquisitions, U.S. Gold’s land position would increase by approximately 344% to approximately 160 square miles. Over the next two years, U.S. Gold has planned 400,000 feet of exploration drilling on its Tonkin Springs exploration gold property at a cost of $30 million. If the Proposed Acquisitions are successfully completed, U.S. Gold intends to aggressively explore the properties of Nevada Pacific, Coral Gold, Tone Resources and White Knight over the next two years to coincide with its explorations program at its Tonkin Springs exploration gold property.

•	A stronger cash position and reduced costs. On February 22, 2006, U.S. Gold completed a private placement of 16,700,000 subscription receipts. Of the companies currently exploring for gold in Nevada, U.S. Gold has one of the strongest cash positions. Successful completion of one or more of the Proposed Acquisitions will also give U.S. Gold access to the additional cash resources of the companies acquired. Due to the strategic locations in Nevada of the assets of each of Nevada Pacific, Coral Gold, Tone Resources and White Knight and the elimination of redundant fees and costs, the Offerors expect that New US Gold will realize lower total costs than if each company was to remain a separate entity.

•	Enhanced trading liquidity and better market focus. The Offerors expect that the successful completion of the Proposed Acquisitions will result in increased market capitalization and trading liquidity of the combined company, resulting in better market focus. Because of the increased market capitalization and liquidity of the combined company, the Offerors expect that the combined company will have greater access to equity and debt capital markets than U.S. Gold currently does, and greater appeal to institutional investors. The Offerors expect that this access will provide management of the combined company greater flexibility to execute its business plan under various financial market conditions.

•	Additional technical expertise. The Offerors believe that one or more of Nevada Pacific, Coral Gold, Tone Resources and White Knight has quality employees with good technical expertise. The Offerors hope to retain at least some of these key employees following the successful completion of the Strategic Offers to assist in New US Gold’s business and operations going forward.
      Upon successful completion of the Proposed Acquisitions, the combined company would strive to become the premier exploration company in Nevada. However, you should be aware that the Offerors’ offer to purchase with respect to each Target Company is not conditioned on the completion of any of the other offers to purchase.
      Accordingly, the board of directors urges all U.S. Gold shareholders to vote “FOR” Proposals 1 and 2.
About the Target Companies
White Knight
      White Knight is an exploration company active in identifying and generating new mineral prospects. White Knight has been exploring for gold deposits in Nevada since 1993 and currently controls the second largest land holding in the Cortez Trend. Its portfolio includes 18 properties (over 68,000 acres), 15 of which are located in the Cortez Trend. Five are joint ventures subject to earn-in agreements with the remainder 100% held by White Knight (with White Knight having a net ownership position of between 46,000 and 50,000 acres).
      White Knight was incorporated on December 18, 1986 under the Company Act (British Columbia). On March 29, 2004, the Company Act (British Columbia) was replaced by the BCBCA. White Knight completed a mandatory transition to the BCBCA on December 21, 2005. White Knight’s registered office is located at Suite 3350, 1055 Dunsmuir Street, Vancouver, British Columbia, Canada V7X 1L2 and its head office is located at 922, 510 West Hastings Street, Vancouver, British Columbia, Canada V6B 1L8. White Knight is a reporting issuer in the provinces of

British Columbia and Alberta and files its continuous disclosure documents with the securities regulatory authorities in those provinces. Such documents are available without charge at www.sedar.com.
      White Knight’s common shares are listed on the TSXV under the symbol “WKR.”
Nevada Pacific
      Nevada Pacific is a mining company based in Vancouver, British Columbia. According to its public filings, Nevada Pacific owns the Magistral Gold Mines in Mexico and an exploratory property portfolio covering approximately 75 square miles of mineral rights including portions of two significant gold producing belts in the State of Nevada. Nevada Pacific’s Keystone and Limousine Butte projects are under joint venture agreement to Placer Dome U.S. Inc.
      Nevada Pacific was incorporated on March 11, 1997 under the Company Act (British Columbia). On March 29, 2004, the Company Act (British Columbia) was replaced by the BCBCA. Nevada Pacific completed a mandatory transition to the BCBCA on September 3, 2005. Nevada Pacific’s registered office is located at 19th Floor, 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H4 and its head office is located at Suite 750 — 625 Howe Street Vancouver, British Columbia, Canada V6C 2T6. Nevada Pacific is a reporting issuer in the provinces of British Columbia and Alberta and files its continuous disclosure documents with the securities regulatory authorities in those provinces. Such documents are available without charge at www.sedar.com.
      Nevada Pacific’s common shares are listed on the TSXV under the symbol “NPG.”
Coral Gold
      Coral Gold is a natural resource company primarily engaged in the exploration of natural resource properties. Coral Gold’s principal business activities are the exploration of certain mineral properties located in Nevada and California. Since its 2002 fiscal year, Coral Gold has made aggregate principal expenditures of C$2,498,084 on the Robertson Mining Claims in Nevada.
      Coral Gold was incorporated on January 22, 1981 under the Company Act (British Columbia) under the name ”Carol Energy Corporation.” It changed its name to Coral Energy Corporation on March 3, 1982, Coral Gold Corp. on September 9, 1987 and Coral Gold Resources Ltd. on September 13, 2004 in conjunction with a 10:1 share consolidation. On March 29, 2004, the Company Act (British Columbia) was replaced by the BCBCA. Coral Gold completed a mandatory transition to the BCBCA on August 2, 2005. Coral Gold’s registered office is located at 17th Floor, 1750 — 1185 West Georgia Street, Vancouver, British Columbia, Canada V6E 4E6 and its head office is located at 400, 455 Granville Street Vancouver, British Columbia, Canada V6C 1T1. Coral Gold is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and files its continuous disclosure documents with the securities regulatory authorities in those provinces. Such documents are available without charge at www.sedar.com.
      Coral Gold’s common shares are listed on the TSXV under the symbol “CGR” and quoted on the OTC Bulletin Board under the symbol “CGREF.”
Tone Resources
      Tone Resources is an exploration stage company engaged in the acquisition and exploration of mineral properties primarily located on the major gold trends in the north-central region of Nevada. Tone Resources is focused on gold and holds substantially all interests in eight properties in Elko, Eureka, Lander, and Pershing counties in Nevada. Tone Resources holds 410 mining claims in Nevada. All of Tone Resources Resource’s properties are located near infrastructure facilities of currently producing gold mines.
      Tone Resources was incorporated on October 31, 2001 under the laws of the Yukon Territory and was continued under the BCBCA on March 1, 2005. Tone Resources’ registered office is located at 10th Floor, 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5 and its head office is located at 2244 West 32nd Avenue, Vancouver, British Columbia, Canada V6L 2B2. Tone Resources is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and the Yukon Territory and files its continuous disclosure documents with the securities regulatory authorities in those jurisdictions. Such documents are available without charge at www.sedar.com.
      Tone Resources’ common shares are listed on the TSXV under the symbol “TNS” and quoted on the Pink Sheets under the symbol “TONRF.”

Effecting the Proposed Acquisitions
      U.S. Gold proposes to acquire each of the Target Companies through an offer to exchange all outstanding common shares of each of the Target Companies for New US Gold stock. Each of the offers to purchase is separate and completion of each offer is not subject to completion of any of the other offers to purchase. U.S. Gold and certain of its subsidiaries, which we refer to collectively as the “Offerors” in this proxy statement/ prospectus, plan to acquire any common shares of each of the Target Companies not purchased pursuant to the offers to purchase through a merger, amalgamation, or other subsequent acquisition transaction in which such Target Company’s shareholders would receive consideration with a value equivalent to the consideration paid to such Target Company’s shareholders pursuant to the respective offer to purchase.
The Offers to Purchase
      The Offerors are offering to purchase all outstanding common shares of each of the White Knight for the following consideration:

•	either (1) 0.35 shares of common stock of New US Gold or (2) 0.35 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of White Knight.
      The Offerors intend to offer to purchase all outstanding common shares of each of the other Target Companies for the following consideration:

•	either (1) 0.23 shares of common stock of New US Gold or (2) 0.23 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Nevada Pacific;

•	either (1) 0.63 shares of common stock of New US Gold or (2) 0.63 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Coral Gold; and

•	either (1) 0.26 shares of common stock of New US Gold or (2) 0.26 exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Tone Resources.
Shares to be Issued
      The following chart summarizes the New US Gold shares proposed to be issued, or reserved for issuance upon conversion of exchangeable shares, in connection with the reorganization and each of the Proposed Acquisitions. It also shows the percentage of New US Gold shares that would be held by current shareholders of U.S. Gold and each of the Target Companies, assuming all of the Proposed Acquisitions are completed. Share information for U.S. Gold is as of April 28, 2006, and share information for the Target Companies is as of March 5, 2006, as determinable from publicly available records.

		Total		Total		Percentage of	Percentage of
	New US Gold	New US Gold		New US Gold		Undiluted	Fully Diluted
	Shares Issuable Per	Shares Issuable		Shares Issuable		New US Gold	New US Gold
Company	Outstanding Share	(undiluted)		(fully diluted)		Shares Held (1)	Shares Held (1)

US Gold	1.00	41,646,755	(2)	49,996,755	(3)	47.95%	48.93%
White Knight	0.35	20,732,240		22,387,740		23.87%	21.91%
Nevada Pacific	0.23	15,759,026		18,449,595		18.15%	18.06%
Coral Gold	0.63	4,095,862		5,080,222		4.72%	4.97%
Tone Resources	0.26	4,614,889		6,258,224		5.31%	6.13%

Total for All Target Companies	—	45,202,017		52,175,781		52.05%	51.07%

Total for US Gold and All Target Companies	—	86,848,772		102,172,536		100.00%	100.00%

(1)	Securities of the Target Companies held by Mr. Robert R. McEwen that would be converted into New US Gold common stock in the Proposed Acquisitions are included in the Target Company ownership percentages.

(2)	Includes 33,296,755 shares of common stock outstanding as of April 28, 2006, plus 8,350,000 additional shares of common stock, which represents the minimum that will be issued upon conversion of the subscription receipts issued in February 2006.

(3)	Includes shares listed in the undiluted column, plus an additional 8,350,000 shares of common stock which may be issued pursuant to the exchange of the remaining subscription receipts if all of the conditions to the release of escrowed offering proceeds are satisfied.

Pro Forma Financial Information
      Pro forma financial information for (1) each of the Proposed Acquisitions, and (2) all of the Proposed Acquisitions combined, is included in Annex E to this proxy statement/ prospectus.
Risks Relating to the Proposed Acquisitions
      There are certain risks associated with the Proposed Acquisitions and related matters and the continued ownership of New US Gold stock, as described in “Risk Factors” beginning on page 28. U.S. Gold shareholders should consider these risks in determining how to vote on the proposals to be brought before the special meeting.
Conditions to the Proposed Acquisitions
      The Offerors’ obligation to complete the offer to purchase for each of the Target Companies is subject to various conditions, including the following:

(a)	there shall have been properly deposited and not withdrawn that number of shares of the relevant Target Company that constitutes at least 66 2/3 % of the outstanding common shares of that Target Company, calculated on a fully diluted basis;

(b)	each of the Target Companies shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing the Offerors’ ability to acquire such Target Company or otherwise diminishing the expected economic value to the Offerors of the acquisition of such Target Company including, but not limited to, any material issuance of new securities of the Target Company, the declaration of any extraordinary dividend, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of the Target Company’s business;

(c)	the shares of common stock of New US Gold shall have been approved for listing on the TSX and the AMEX and the exchangeable shares shall have been approved for listing on the TSX;

(d)	the registration statements for the shares of common stock of New US Gold and the exchangeable shares to be issued pursuant to the offers to purchase and the shares of common stock of New US Gold that may be issued upon the exchange of any such exchangeable shares shall have become effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the registration statements or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC and New US Gold shall have received all necessary state securities law or blue sky authorizations;

(e)	a receipt for a final prospectus qualifying the distribution of securities underlying the U.S. Gold subscription receipts and qualifying New US Gold as a reporting issuer shall have been issued in all jurisdictions of Canada;

(f)	all necessary orders shall have been obtained from relevant Canadian securities regulatory authorities in respect of the exchangeable shares to be issued pursuant to the offers to purchase, the shares of common stock of New US Gold that may be issued upon the exchange of any such exchangeable shares and the resale of any such exchangeable shares or shares of common stock of New US Gold;

(g)	the Offerors shall have received waivers relating to any change of control provisions in any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which any of the Target Companies or any of their respective subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except such waivers the absence of which would not in the aggregate materially adversely affect such Target Company and its respective subsidiaries;

(h)	the holders of shares of common stock of U.S. Gold, voting at a meeting of such holders, shall have approved the Delaware holding company reorganization and the issuance of shares of New US Gold common stock in the Proposed Acquisitions;

(i)	there shall not be in effect or threatened any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition challenging the offers to purchase or preventing the completion of the offers to purchase or any of the other transactions described in this proxy statement/ prospectus, and there shall be no statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which requires consent or approval or challenges, prohibits, restricts or makes illegal the completion of the offers to purchase or any subsequent acquisition transaction;

(j)	there shall not be pending or threatened any suit, action or proceeding by any governmental entity:

(i)	challenging the offers to purchase, seeking to restrain or prohibit the completion of the offers to purchase or seeking to obtain from New US Gold or any of the Target Companies or their respective subsidiaries any damages that are material in relation to any of the Target Companies or their respective subsidiaries, on a consolidated basis, or New US Gold and its subsidiaries, on a consolidated basis;

(ii)	seeking to prohibit or limit the ownership or operation by New US Gold or any of the Target Companies or any of New US Gold’s subsidiaries of any material portion of the business or assets of any of the Target Companies or New US Gold or any of New US Gold’s subsidiaries or to compel any of the Target Companies or New US Gold or any of New US Gold’s subsidiaries to dispose of or hold separate any material portion of the business or assets of New US Gold or any of the Target Companies or any of New US Gold’s subsidiaries as a result of the offers to purchase;

(iii)	seeking to prohibit New US Gold from effectively controlling in any material respect the business or operations of any of the Target Companies; or

(iv)	which otherwise is reasonably likely to have a material adverse effect on New US Gold and its subsidiaries, on a consolidated basis, or any of the Target Companies and their respective subsidiaries, on a consolidated basis;

(k)	there shall be no change or threatened change in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of any of the Target Companies or any of their respective subsidiaries, on a consolidated basis, that, in the reasonable judgment of the Offerors, has or may have a material adverse effect on any of the Target Companies and their respective subsidiaries, on a consolidated basis, and the Offerors shall not have become aware of any fact that, in the reasonable judgment of the Offerors, has or may have a material adverse effect on any of the Target Companies and their respective subsidiaries or their business or prospects or the value to New US Gold of the common shares of any of the Target Companies;

(l)	the Offerors shall have obtained or received all approvals, consents, clearances or waivers required to be obtained or received from any governmental regulatory agency, authority or commission in connection with the offers to purchase and any subsequent acquisition transaction; and

(m)	there shall not have occurred or been threatened:

(i)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada;

(ii)	any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or Canada or in the market price of the common shares of any of the Target Companies;

(iii)	any change in the general political, market, economic or financial conditions in the U.S. or Canada that could, in the reasonable judgment of U.S. Gold, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of any of the Target Companies or any of their respective subsidiaries;

(iv)	any material change in U.S. or Canadian currency exchange rates or a suspension of, or limitation on, the markets therefor;

(v)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada;

(vi)	any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in the reasonable judgment of U.S. Gold, might affect the extension of credit by banks or other lending institutions;

(vii)	a commencement of war or armed hostilities or other national or international calamity involving the U.S. or Canada; or

(viii)	in the case of any of the foregoing existing at the time of the commencement of the offers to purchase, a material acceleration or worsening thereof.
      The conditions listed above are for the exclusive benefit of the Offerors, and the Offerors may assert them regardless of the circumstances giving rise to any of the conditions. Unless precluded from doing so by applicable law, the Offerors may, in their sole discretion, waive any of these conditions in whole or in part. The determination as to whether any condition has been satisfied shall be final and binding on all parties.
      The Offerors reserve the right to terminate any of the offers to purchase before their expiration if any condition to such offer to purchase remains unsatisfied or has not been waived or to comply with any applicable law.
Holding Company Structure
      The reorganization and the Proposed Acquisitions have been structured with the intent to make it possible to provide favorable tax treatment to shareholders of the Target Companies who tender their Target Company shares pursuant to the offers to purchase. By implementing the holding company structure in connection with the completion of one or more of the Proposed Acquisitions, it is possible to structure the Proposed Acquisitions so that Target Company shareholders who are U.S. taxpayers and who elect to receive shares of New US Gold common stock in exchange for their Target Company common shares are not expected to recognize gain or loss for U.S. federal income tax purposes, assuming applicable requirements are satisfied. The formation of New US Gold and the wholly-owned subsidiary of New US Gold that will merge with and into U.S. Gold enables U.S. Gold to implement this holding company structure.
      The expected favorable tax treatment to Target Company shareholders may not apply in the case of a Proposed Acquisition that does not close in connection with the reorganization.
      As a result of the formation of Canadian Exchange Co., Target Company shareholders who are subject to tax pursuant to Canadian federal income tax legislation (which includes shareholders who are residents of Canada and may include other shareholders), and who elect to receive exchangeable shares in exchange for their Target Company common shares may do so on a tax-deferred basis for purposes of the Canadian federal income tax legislation. In order to ensure that they receive such tax-deferred treatment, shareholders should file a joint election with Canadian Exchange Co.
Background of the Proposed Acquisitions
White Knight
      On June 28, 2005, Mr. Robert R. McEwen, prior to the time he became the Chairman and Chief Executive Officer of U.S. Gold, purchased 5,681,705 common shares representing a 10.5% ownership in White Knight. Mr. McEwen purchased such common shares in a private purchase from Goldcorp Inc. for an average purchase price of C$0.81.
      On July 5, 2005, Mr. McEwen purchased 2,270,700 common shares representing a 4.2% ownership in White Knight. Following such purchase, Mr. McEwen held 7,952,427 common shares (or 14.7% of the outstanding common shares). Mr. McEwen purchased such common shares on the TSXV for an average purchase price of C$0.91 per common share.
      In July, 2005, Mr. McEwen was given a tour of certain of the White Knight properties in Nevada by Mr. John M. Leask, the Chairman of White Knight, Mr. Gordon P. Leask, a director of White Knight, and certain members of White Knight management. During this tour, Mr. McEwen engaged in preliminary discussions with Messrs. Leask and Leask about the concept of consolidating properties along the Cortez Trend in Nevada.
      On July 22, 2005, Mr. McEwen purchased 1,600,000 common shares representing a 2.9% ownership in White Knight. Following such purchase, Mr. McEwen held 9,552,427 common shares of White Knight (or 17.1% of the outstanding common shares on a partially diluted basis). Mr. McEwen purchased such common shares on the TSXV for an average purchase price of C$1.26 per common share.
      On August 11, 2005, Mr. McEwen, Mr. Ian Ball, an employee of U.S. Gold, and Mr. Stefan Spears, a consultant to U.S. Gold, met with Messrs. Leask and Leask and Mr. Brian Edgar, a director of White Knight, at U.S. Gold’s office in Toronto, Ontario. On November 16, 2005, Messrs. McEwen and Ball met with Mr. John M. Leask and Mr. William

Rand, an advisor to White Knight and partner of Mr. Edgar, in Vancouver, British Columbia. In addition, during the summer and fall of 2005, Mr. McEwen and the representatives of White Knight engaged in a few telephone conversations. During these meetings and telephone conversations, the representatives of each company engaged in further preliminary discussions regarding the concept of consolidating properties along the Cortez Trend in Nevada.
      On March 5, 2006, U.S. Gold announced that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, each of which is exploring in the Cortez Trend in Nevada. This proposal was made in letters sent on March 5, 2006 by Mr. McEwen to the chief executive officers of each of the Target Companies. U.S. Gold announced that its proposal represented a premium of 25% to the closing stock prices of each company’s shares on March 3, 2006 and that the board of directors of U.S. Gold had formed a special committee to evaluate the terms of each of the transactions in recognition of, among other things, the equity interests of Mr. McEwen in each of the four companies.
      On March 6, 2006, White Knight announced that management was evaluating the proposed offer by U.S. Gold.
      On March 7, 2006, Mr. McEwen announced that in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of White Knight, Coral Gold, Nevada Pacific and Tone Resources.
      On March 22, 2006, White Knight announced that the board of directors of White Knight had engaged Genuity Capital Markets, or “Genuity,” to act as financial advisor, to provide a fairness opinion and to assist in responding to U.S. Gold’s offer to purchase.
      On March 27, 2006, the U.S. Gold special committee retained Wellington West Capital Markets Inc. to provide its opinion as to the fairness of the offers to purchase, from a financial point of view, to the shareholders of U.S. Gold. Based upon and subject to the matters described in their fairness opinion, Wellington West Capital Markets Inc. concluded that, as at April 6, 2006, the offer to purchase was fair, from a financial point of view, to the shareholders of U.S. Gold.
      During the week of April 24, 2006, there were a number of discussions among Genuity, GMP Securities L.P., or “GMP,” and Canadian counsel to U.S. Gold and White Knight regarding, among other things, the proposed timing and structure of the offer to purchase and whether U.S. Gold would be prepared to enter into a support agreement with White Knight in relation to the offer to purchase. U.S. Gold responded through GMP that it was going to proceed with the offer to purchase as originally contemplated.
Nevada Pacific
      On November 21, 2005, Messrs. Robert R. McEwen, the Chairman and Chief Executive Officer of U.S. Gold, and Ian Ball, Investor Relations of U.S. Gold, met with Mr. David Hottman, the Chairman, Chief Executive Officer and President and a director of Nevada Pacific, to discuss financing for Nevada Pacific.
      On December 9, 2005, Nevada Pacific announced that, subject to regulatory approval, it had entered into an agreement with Mr. McEwen to issue, pursuant to a private placement, 12,500,000 units at a price of C$0.40 per unit. Each unit would be comprised of one common share and one warrant, each warrant exercisable to acquire one common share at an exercise price of C$0.50 per common share for a term of two years. Nevada Pacific announced that, in accordance with the rules of the TSXV, the private placement would close in two tranches and that the company had called an extraordinary general meeting of shareholders to be held January 23, 2006 for the purpose of approving the second tranche. Nevada Pacific also announced that Mr. McEwen would join the board of directors of Nevada Pacific.
      On December 14, 2005, Nevada Pacific announced that it had closed the first tranche of the private placement to Mr. McEwen, consisting of 6,921,213 units of Nevada Pacific.
      On December 22, 2005, Nevada Pacific announced the appointment of Mr. McEwen to the board of directors of Nevada Pacific.
      On January 25, 2006, Nevada Pacific announced that the shareholders had approved the second tranche of the private placement and the closing of the second tranche of the private placement to Mr. McEwen, consisting of 5,578,787 units of Nevada Pacific.
      On March 5, 2006, U.S. Gold announced that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, each of which is exploring in the Cortez Trend in Nevada. This proposal was made in letters sent on March 5, 2006 by Mr. McEwen to the chief executive officers of each of the Target Companies. U.S. Gold announced that its proposal represented a premium of

25% to the closing stock prices of each company’s shares on March 3, 2006 and that the board of directors of U.S. Gold had formed a special committee to evaluate the terms of each of the transactions in recognition of, among other things, the equity interests of Mr. McEwen in each of the four companies.
      On March 6, 2006, Nevada Pacific announced that the board of directors would meet to consider and evaluate the proposed offer by U.S. Gold and would advise its shareholders of the board’s position at that time.
      On March 7, 2006, Mr. McEwen announced that in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of Nevada Pacific, Coral Gold, Tone Resources and White Knight.
      On March 20, 2006, Nevada Pacific announced that its board of directors had met to consider the unsolicited offer announced by U.S. Gold. A special committee of the board of directors of Nevada Pacific had been established to deal with the unsolicited offer and Capital West Partners of Vancouver, British Columbia had been selected by the special committee to act as financial advisors and to assist in responding to the offer to purchase. The special committee, with its financial advisor, would consider the offer to purchase and investigate other alternatives that may be available to maximize shareholder value. Nevada Pacific advised its shareholders that the Nevada Pacific special committee would report to the board of directors with its views and a recommendation regarding the offer to purchase after receiving advice from its financial advisors.
      On March 27, 2006, the U.S. Gold special committee retained Wellington West Capital Markets Inc. to provide its opinion as to the fairness of the offers to purchase, from a financial point of view, to the shareholders of U.S. Gold. Based upon and subject to the matters described in their fairness opinion, Wellington West Capital Markets Inc. concluded that, as at April 6, 2006, the offer to purchase was fair, from a financial point of view, to the shareholders of U.S. Gold.
Coral Gold
      On November 15, 2005 and November 16, 2005, Messrs. Robert R. McEwen, the Chairman and Chief Executive Officer of U.S. Gold and Ian Ball, Investor Relations of U.S. Gold, met with Mr. Louis Wolfin, a director and the former President and Chief Executive Officer of Coral Gold in Vancouver, British Columbia. During their visit to Coral Gold’s head office, Messrs. McEwen and Ball received a presentation about Coral Gold’s properties in Nevada.
      On December 9, 2005, Coral Gold announced the appointment of Mr. McEwen to the board of directors and as Executive Chairman of Coral Gold.
      On March 5, 2006, U.S. Gold announced that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, each of which is exploring in the Cortez Trend in Nevada. This proposal was made in letters sent on March 5, 2006 by Mr. McEwen to the chief executive officers of each of the Target Companies. U.S. Gold announced that its proposal represented a premium of 25% to the closing stock prices of each company’s shares on March 3, 2006 and that the board of directors of U.S. Gold had formed a special committee to evaluate the terms of each of the transactions in recognition of, among other things, the equity interests of Mr. McEwen in each of the four companies.
      On March 6, 2006, Coral Gold announced that management would take the proposed offer by U.S. Gold under consideration.
      On March 6, 2006, Mr. McEwen purchased 1,250,000 common shares pursuant to a non-brokered private placement for a purchase price of C$3.00 per share.
      On March 7, 2006, Mr. McEwen announced that in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of Coral Gold, Nevada Pacific, Tone Resources and White Knight.
      On March 23, 2006, Coral Gold announced that the board of directors of Coral Gold had engaged Roman Friedrich & Company Ltd. to act as financial advisor, to assist in responding to the offer to purchase and to investigate other alternatives that may be available to maximize shareholder value.
      On March 27, 2006, the U.S. Gold special committee retained Wellington West Capital Markets Inc. to provide its opinion as to the fairness of the offers to purchase, from a financial point of view, to the shareholders of U.S. Gold. Based upon and subject to the matters described in their fairness opinion, Wellington West Capital Markets Inc. concluded that, as at April 6, 2006, the offer to purchase was fair, from a financial point of view, to the shareholders of U.S. Gold.

Tone Resources
      On November 30, 2005, Tone Resources announced that it was using its best efforts to undertake a private placement of 3,000,000 units at a price of C$0.20 per unit. Each unit would be comprised of one common share and one transferable warrant exercisable to acquire one common share at an exercise price of C$0.25 for a period of two years from closing.
      On December 15, 2005, Tone Resources announced that Mr. Robert R. McEwen, the Chairman and Chief Executive Officer of U.S. Gold, had agreed to subscribe for 2,500,000 units pursuant to the private placement announced on November 30, 2005, that the private placement was subject to regulatory approval and that Mr. McEwen would join Tone Resources’ board of directors.
      On December 21, 2005, Tone Resources announced that it had completed the first closing of the private placement, in which Mr. McEwen subscribed for 1,770,000 units and that the company had scheduled a meeting of shareholders to be held on February 10, 2006 to approve, among other things, the issuance of an additional 730,000 Units to Mr. McEwen in a second closing.
      On March 3, 2006, Tone Resources announced that the shareholders of Tone Resources had approved the issuance of the additional 730,000 units to Mr. McEwen pursuant to the private placement announced on November 30, 2005 and that the closing of the issue of the 730,000 units had been completed on March 3, 2006. Tone Resources also announced that the shareholders had appointed Mr. McEwen to the board of directors of Tone Resources.
      On March 5, 2006, U.S. Gold announced that it intended to acquire in stock transactions, all of the outstanding common shares of White Knight, Nevada Pacific, Coral Gold and Tone Resources, each of which is exploring in the Cortez Trend in Nevada. This proposal was made in letters sent on March 5, 2006 by Mr. McEwen, to the chief executive officers of each of the Target Companies. U.S. Gold announced that its proposal represented a premium of 25% to the closing stock prices of each company’s shares on March 3, 2006 and that the board of directors of U.S. Gold had formed a special committee to evaluate the terms of each of the transactions in recognition of, among other things, the equity interests of Mr. McEwen in each of the four companies.
      On March 7, 2006, Mr. McEwen announced that in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of Tone Resources, Coral Gold, Nevada Pacific and White Knight.
      On March 22, 2006, Tone Resources announced that its board of directors had met to consider the offer to purchase and that a special committee of the board of directors, independent of management, had been established to evaluate the offer to purchase and make recommendations to Tone Resources’ board of directors. The special committee would appoint a financial advisor in the immediate future to assist it in evaluating the offer to purchase and other alternatives that may be available to maximize shareholder value.
      On March 23, 2006, Tone Resources announced that the board of directors had established a special committee to evaluate the unsolicited offer and make recommendations to the board of directors and that the special committee will appoint a financial advisor in the immediate future to assist it in evaluating the offer and other alternatives that may be available to maximize shareholder value.
      On March 27, 2006, the U.S. Gold special committee retained Wellington West Capital Markets Inc. to provide its opinion as to the fairness of the offers to purchase, from a financial point of view, to the shareholders of U.S. Gold. Based upon and subject to the matters described in their fairness opinion, Wellington West Capital Markets Inc. concluded that, as at April 6, 2006, the offer to purchase was fair, from a financial point of view, to the shareholders of U.S. Gold.
Opinion of Financial Advisor
      On March 2, 2006, the board of directors of U.S. Gold established a special committee to evaluate the terms of the Proposed Acquisitions and the process of determining those terms. After interviewing various financial advisors, the special committee of the board of directors of U.S. Gold retained Wellington West Capital Markets Inc. on March 27, 2006, to act as its financial advisor in connection with the Proposed Acquisitions. Wellington West is a Canadian investment banking firm, with operations including corporate finance, mergers and acquisitions, equity sales and trading and investment research.
      On April 6, 2006, at a meeting of the special committee of the U.S. Gold board of directors held to evaluate the Proposed Acquisitions, Wellington West delivered its oral opinion to the special committee, subsequently confirmed in writing as of that date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the aggregate consideration payable by U.S. Gold in the Proposed Acquisitions, and the exchange ratio for each of the Proposed Acquisitions, were fair, from a financial point of view, to U.S. Gold and its shareholders. Under the proposed terms of the Proposed Acquisitions, U.S. Gold will issue to the shareholders of the Target Companies upon the closing of the Proposed Acquisitions consideration in the form of shares of its common stock or exchangeable shares of a wholly-owned subsidiary of U.S. Gold in accordance with exchange ratios that represented a 25% premium to the actual exchange ratios between the shares of common stock of U.S. Gold and the common shares of each of the Target Companies based on their market closing prices on March 3, 2006 (the last trading day prior to the announcement of the Proposed Acquisitions on March 6, 2006). The approximate exchange ratios are as follows:

•	0.35 shares of U.S. Gold common stock or exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of White Knight.

•	0.23 shares of U.S. Gold common stock or exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Nevada Pacific.

•	0.63 shares of U.S. Gold common stock or exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Coral Gold.

•	0.26 shares of U.S. Gold common stock or exchangeable shares of a wholly-owned subsidiary of U.S. Gold for each outstanding common share of Tone Resources.
      The full text of Wellington West’s written opinion to the special committee dated April 6, 2006, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this document as Annex F and is incorporated into this document in its entirety by reference. You should read the full text of Wellington West’s opinion in conjunction with the following summary of the opinion. Wellington West’s opinion to the special committee does not constitute a recommendation to any securityholder as to how to vote or tender in respect of the reorganization, the Proposed Acquisitions or any related matter.
      In connection with delivering its opinion, Wellington West reviewed and relied upon or carried out, among other things, the following:

1.	Audited financial statements of White Knight for the years ended June 30, 1997, through June 30, 2005; unaudited quarterly financial statements for the second quarter ended December 31, 2005;

2.	Audited financial statements of Coral Gold for the years ended January 31, 1997 through January 31, 2005; unaudited quarterly financial statements for the third quarter ended October 31, 2005;

3.	Audited financial statements of Tone Resources for the years ended August 31, 2003 through August 31, 2005; unaudited quarterly financial statements for the first quarter ended November 30, 2005;

4.	Audited financial statements of Nevada Pacific for the years ended June 30, 1998 through June 30, 2005; unaudited quarterly financial statements for the second quarter ended December 31, 2005;

5.	Audited financial statements of U.S. Gold for the years ended December 31, 1995 through December 31, 2005; unaudited quarterly financials for the third quarter ended September 30, 2005;

6.	Annual information form of Nevada Pacific dated February 24, 2005;

7.	Final Long Form Prospectus of Tone Resources dated February 10, 2003;

8.	2005 annual report of Coral Gold;

9.	Management information circular of Coral Gold dated May 6, 2005;

10.	Management information circular of Nevada Pacific dated October 27, 2005;

11.	Management information circular of Tone Resources dated January 6, 2006;

12.	Management information circular of White Knight dated October 24, 2005;

13.	Technical Report on the Roberts Mountain Project, Roberts Mountain, Eureka County, Nevada USA prepared by Marvin A. Mitchell P.Eng., Mitchell Geological Services Inc., October 21, 2002;

14.	Technical Report for the Slaven Canyon Property, Lander County, Nevada, USA prepared by Timothy D. Jefferson, P.G., and Arthur R. Leger, P.G., November 16, 2005;

15.	Summary Report for the Celt Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc., September 23, 2005;

16.	Technical Report on the Cottonwood Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng., July 11, 2005;

17.	Summary Report for the McClusky-Tonkin Summit Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc., September 22, 2005;

18.	Technical Report on the Fye Canyon Property, Eureka County, Nevada prepared by John M. Leask, P.Eng., April 15, 2005;

19.	NI 43-101 Technical Report on the New Pass Property, Churchill County, Nevada prepared by Paul A. Pelke, California Registered Geologist, October 2004;

20.	Technical Report on the Indian Ranch Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng., December 20, 2004;

21.	Amended Technical Report for the Magistral Gold Project, Sinaloa State, Mexico, prepared by Pincock Allen & Holt, January 6, 2005;

22.	Technical Report on the Tonkin Springs Project, Nevada, USA, May 2004;

23.	Filings on the System for Electronic Disclosure by Insiders (SEDI) for Coral Gold, Nevada Pacific, Tone Resources, and White Knight;

24.	March 6, 2006 Corporate Presentation of U.S. Gold;

25.	Spring 2006 Corporate Presentation of Nevada Pacific;

26.	Press releases for U.S. Gold, White Knight, Nevada Pacific, Coral Gold and Tone Resources since January 1, 2005;

27.	Public information relating to the business, operations, financial performance and stock trading history of U.S. Gold, White Knight, Nevada Pacific, Coral Gold, Tone Resources and other selected public companies considered by us to be relevant;

28.	Public information with respect to other transactions of a comparable nature considered by us to be relevant;

29.	Public information regarding the industries in which U.S. Gold and the Target Companies operate;

30.	Representations contained in a certificate addressed to us, dated as of the date hereof, from senior officers of U.S. Gold as to the completeness and accuracy of the information upon which the fairness opinion is based; and

31.	Such other corporate, industry and financial market information, investigations and analyses as Wellington West considered necessary or appropriate in the circumstances.
      In rendering its opinion, Wellington West relied, without independent verification, upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of U.S. Gold and its respective associates, affiliates, consultants and advisors or otherwise and Wellington West assumed that this information did not omit to state any material fact or any fact necessary to be stated to make this information not misleading. Wellington West’s opinion is conditional upon such completeness, accuracy and fair presentation of this information. Subject to the exercise of professional judgment, Wellington West did not attempt to verify independently the completeness, accuracy or fair presentation of any of the information. In preparing its opinion, Wellington West has not been provided with direct access to the Target Companies or their respective managements, and has relied solely on publicly available information relating to the Target Companies.
      Wellington West’s opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date of the opinion and the condition and prospects, financial and otherwise, of U.S. Gold, the Target Companies and their respective associates and affiliates, as they were reflected in the information obtained by Wellington West and as they were represented to Wellington West in discussions with management of U.S. Gold. In its analyses and in preparing the opinion, Wellington West made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wellington West or any party involved in the Proposed Acquisitions.

      For purposes of rendering its opinion, Wellington West also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Proposed Acquisitions will be obtained without any adverse effect on U.S. Gold or the Target Companies or on the contemplated benefits of the Proposed Acquisitions to U.S. Gold. No limitations were imposed by the special committee upon Wellington West with respect to the investigations made or procedures followed by it in rendering its opinions.
      Set forth below is a summary of certain financial analyses performed by Wellington West in connection with its opinion and reviewed with the special committee at its meeting on April 6, 2006.
Historical Stock Performance
      Wellington West reviewed and analyzed recent and historical market prices and trading volume for the Target Companies’ common shares and shares of U.S. Gold common stock and compared such market prices to each other and to certain stock market and industry indices. The historical stock performance review was undertaken for the periods both prior and subsequent to the involvement of Robert McEwen, U.S. Gold’s Chairman and C.E.O., with U.S. Gold.
Analysis of Selected Publicly Traded Companies
      Wellington West compared certain financial information and valuation measurements for the Target Companies and U.S. Gold to corresponding information and measurements for a group of 13 comparable publicly traded Nevada gold exploration companies (consisting of Atna Resources Ltd., Bravo Venture Group Inc., CMQ Resources Inc., Duncan Park Holdings Corp., J-Pacific Gold Inc., Klondex Mines Ltd., Metallic Ventures Gold Inc., Mill City Gold Corp., Minterra Resource Group, Miranda Gold Corp., Staccato Gold Resources Ltd., Victoria Resources Corp. and X-Cal Resources Ltd.), which we refer to as the “Selected Companies.” Such financial information and valuation measurements were obtained from publicly available information concerning historical and projected exploration expenditure and assets, including published historical financial information, published National Instrument 43-101 (Canada) compliant technical reports, and published corporate presentations. Wellington West determined that, based on the closing market prices of the Target Companies as at April 5, 2006, the proposed exchange ratios for the Target Companies reflect trading multiples that are within the range of multiples calculated for the Selected Companies.
      Wellington West also compared certain financial information and commonly used valuation measurements for a group of 36 publicly traded companies in the gold exploration/development and production industries. Analysis of comparable trading multiples for mining companies conventionally focuses on valuations per ounce of reserve, resource, production, price to net asset value, or price to earnings or cash flow per share. These metrics are of little value in assessing the Proposed Acquisitions as the Target Companies are too early stage to have meaningful operating statistics. The valuations of the Target Companies are based upon their exploration potential and we have accordingly evaluated and relied upon the metrics which measure this potential.
      None of the companies utilized as a comparison are identical to the Target Companies or U.S. Gold. Accordingly, Wellington West believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Wellington West’s opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.
Analysis of Selected Precedent Transactions
      Wellington West reviewed the financial terms, to the extent publicly available, of 42 proposed, pending or completed mergers and acquisition transactions since June 2000 involving companies in the gold exploration, development and/or production industries, which we refer to as the “Selected Transactions.” Wellington West calculated premiums over market value based on certain publicly available information for each of the Selected Transactions and compared them to the corresponding premiums over market value for the Proposed Acquisitions, based on the exchange ratios. Wellington West calculated that the multiple of offer price to pre-announcement price of 25% for the Proposed Acquisitions compared to a range of 3% to 64%, with a mean of 26% for the Selected Transactions. Wellington West also calculated that the Selected Transactions were effected at a premium to the acquired companies’ per share volume weighted average market price for the 10 trading days prior to the announcement of the transaction ranging from 0% to 108%, with a mean of 31% compared to premiums of 20% for Coral Gold, 56% for Nevada Pacific, 68% for Tone, and 32% for White Knight. The Selected Transactions were effected at a premium to the companies’ per share volume weighted average market price for the 30 trading days prior to announcement of the transaction ranging from -1% to 168%, with a mean of 37%, compared to premiums of

19% for Coral Gold, 44% for Nevada Pacific, 85% for Tone and 38% for White Knight. (The foregoing premiums are based on the volume weighted average prices 10 trading days and 30 trading days prior to the March 6, 2006 announcement of the Proposed Acquisitions). All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the 6-year period during which the Selected Transactions occurred.
      Because the reasons for, and circumstances surrounding, each of the Selected Transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of the Target Companies and U.S. Gold and the companies involved in the Selected Transactions, Wellington West believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Wellington West’s opinion, concerning differences between the characteristics of these transactions and the Proposed Acquisitions that could affect the value of the subject companies and businesses and the Target Companies and U.S. Gold.
Historical Exchange Ratio Analysis
      Wellington West reviewed the historical ratio of the daily per share market closing prices of the common shares of the Target Companies divided by the corresponding prices of U.S. Gold common stock over the 180-day, 90 day and 30 day periods prior to April 5, 2006 and as of March 3, 2006 (the last business day prior to announcement of the Proposed Acquisitions). The average exchange ratios for these time periods and as of such date were 0.60, 0.59, 0.55 and 0.51 respectively for Coral Gold; 0.18, 0.18, 0.18 and 0.19 respectively for Nevada Pacific; 0.14, 0.17, 0.20 and 0.21 respectively for Tone Resources; and 0.40, 0.29, 0.25 and 0.28 for respectively for White Knight; Wellington West then calculated the respective premiums over such average daily exchange ratios represented by the applicable exchange ratio, which for the same time periods and as of such date were 6%, 8%, 16% and 25%, respectively for Coral Gold; 29%, 28%, 40% and 25%, respectively for Nevada Pacific; 85%, 57%, 33% and 25%, respectively for Tone Resources; and 86%, 22%, 39% and 25%, respectively for White Knight.
      Wellington West also compared the proposed exchange ratios for the Target Companies to the prevailing exchange ratios before Robert McEwen made his investment in U.S. Gold (announced after market close on July 29, 2005) and determined that the proposed exchange ratios were within a reasonable range on that basis as well.
Contribution Analysis
      Wellington West analyzed the relative ownership of U.S. Gold shareholders and the current shareholders of the Target Companies of the pro forma outstanding capital of the combined company. This analysis showed that on a pro forma combined basis, U.S. Gold shareholders, Coral Gold shareholders, Nevada Pacific shareholders, Tone Resources shareholders and White Knight shareholders would own approximately 52.1%, 4.6%, 17.7%, 5.6% and 20.0% respectively, of the combined company’s pro forma share capital on a fully diluted basis. Wellington West then analyzed the relative contribution of U.S. Gold and the Target Companies of exploration properties as well as advanced exploration/development properties and developed mining properties to the combined company, and compared such relative contribution to the pro forma ownership of the combined company.
      The foregoing summary describes the analyses and factors that Wellington West deemed material in its presentation to the special committee, but is not a comprehensive description of all analyses performed and factors considered by Wellington West in connection with preparing its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant assumptions and methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Qualitative judgments were made based upon Wellington West’s assessment of the surrounding factual circumstances relating to the Proposed Acquisitions and Wellington West’s analysis of such factual circumstances in its best judgment. Wellington West believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors would likely create a misleading view of the process underlying its fairness opinion. In arriving at its fairness determination, Wellington West did not assign specific weights to any particular analyses.
      In conducting its analyses and arriving at its opinions, Wellington West utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Wellington West to provide its opinion to the special committee as to the fairness, from a financial point of view, to U.S. Gold of the aggregate consideration payable in the Proposed Acquisitions and each exchange ratio and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.
      In its analyses and in preparing its fairness opinion, Wellington West made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wellington West or any party involved in the Proposed Acquisitions. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of U.S. Gold, the Target Companies or their respective advisors, neither U.S. Gold nor Wellington West nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.
      The terms of the Proposed Acquisitions were determined by U.S. Gold and were approved by the special committee. The decision to enter into the Proposed Acquisitions was solely that of U.S. Gold, its board of directors and special committee. The opinion and presentation of Wellington West to the special committee were only one of a number of factors taken into consideration by the special committee in making its determination to recommend the Proposed Acquisitions. Wellington West’s opinion was provided to the special committee to assist it in connection with its consideration of the Proposed Acquisitions and does not constitute a recommendation to any securityholder as to whether to vote or tender in respect to the, reorganization, the Proposed Acquisitions or any related matter.
      The special committee selected Wellington West as financial advisor in connection with the Proposed Acquisitions based on Wellington West’s qualifications, expertise, reputation and experience in mining transactions involving Canadian companies. The special committee retained Wellington West pursuant to a letter agreement dated March 27, 2006 between U.S. Gold and Wellington West. The terms of the engagement provide that Wellington West is to be paid an aggregate fee of C$200,000 for its services for rendering its fairness opinion. The fees payable to Wellington West are not contingent in whole or in part upon the completion of the Proposed Acquisitions or on the conclusions reached in the fairness opinion.
      In addition, U.S. Gold has agreed to reimburse Wellington West for its reasonable out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of Wellington West’s counsel and Wellington West’s reasonable travel and communication expenses. U.S. Gold has also agreed to indemnify Wellington West and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the applicable securities laws arising out of its engagement or the Proposed Acquisitions.
      Wellington West is not an insider, associate, or affiliate of U.S. Gold or any of the Target Companies and is not an advisor to any person or company other than U.S. Gold with respect to the Proposed Acquisitions. Wellington West has not acted as lead underwriter for U.S. Gold or any of the Target Companies in the past 24 months, nor has Wellington West entered into any other agreements or arrangements with U.S. Gold or any of the Target Companies or any of their affiliates with respect to any future dealings. Wellington West may however, in the course of its business, provide financial advisory or investment banking services to U.S. Gold, any of the Target Companies, or any of their respective affiliates from time to time.
      Wellington West acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of U.S. Gold, the Target Companies or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Wellington West conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to U.S. Gold, the Target Companies or the Proposed Acquisitions.
Effect of the Proposed Acquisitions on U.S. Gold Shareholders
      If all the Proposed Acquisitions are completed, it is expected that the former shareholders of the Target Companies will control approximately 52.05% of the outstanding shares and the voting power of New US Gold, or 51.07% on a fully-diluted basis. For additional information, see “The Proposed Acquisitions — Shares to Be Issued” on page 61.

Accounting Treatment of the Proposed Acquisitions
      If consummated, the Proposed Acquisitions will be accounted for as purchase transactions, with U.S. Gold as the acquirer of the relevant Target Company. Although the offers to purchase are being made only for common shares of each Target Company and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of such Target Company, if after completion of the offers to purchase, the Offerors implement a subsequent acquisition transaction, the Offerors intend to structure such transaction so that warrants would be exchanged for warrants to purchase exchangeable shares and the Target Company option plan, if any, would be replaced with a stock option plan of Canadian Exchange Co. or New US Gold. As a result, for purposes of preparing the unaudited pro forma consolidated financial statements included in Annex E to this proxy statement/ prospectus, the exchange ratio was determined on a fully-diluted basis, assuming that all outstanding warrants and options of the Target Companies, as disclosed in the most recent publicly available financial statements, had been exercised.
Additional Information
      U.S. Gold, New US Gold and Canadian Exchange Co. have filed registration statements on Form S-4 with the SEC to register the shares of New US Gold common stock and the exchangeable shares of Canadian Exchange Co. issuable to the shareholders of each of the Target Companies in the offers to purchase and any subsequent acquisition transactions. Additional information regarding the Proposed Acquisitions may be obtained by reviewing these registration statements. See “Where You Can Find Additional Information” on page 88 for information on how to obtain copies of these registration statements.

STRUCTURE OF THE DELAWARE HOLDING COMPANY REORGANIZATION
AND THE PROPOSED ACQUISITIONS
Description of the Proposed Structure
      The reorganization and the Proposed Acquisitions have been structured with the intent to make it possible to provide favorable tax treatment to Target Company shareholders who tender their Target Company common shares pursuant to the offers to purchase. U.S. Gold believes that the expectation of favorable tax treatment will encourage more Target Company shareholders to participate in the offers to purchase and therefore increases the prospects for successfully completing the Proposed Acquisitions. The steps involved in structuring the reorganization and the Proposed Acquisitions are set forth below:

1.	New US Gold was formed as a wholly-owned subsidiary of U.S. Gold.

2.	A new Colorado corporation, which we call “Merger Sub,” was formed as a wholly-owned subsidiary of New US Gold.

3.	Alberta ULC was formed as a wholly-owned subsidiary of New US Gold.

4.	Canadian Exchange Co. was formed as a wholly-owned subsidiary of U.S. Gold.

5.	In the reorganization, (a) Merger Sub will merge with and into U.S. Gold, with U.S. Gold as the surviving corporation, and (b) all shares of U.S. Gold common stock will be converted into shares of New US Gold common stock on a one-for-one basis. As a result, U.S. Gold will become a wholly-owned subsidiary of New US Gold and the current U.S. Gold shareholders will become shareholders of New US Gold.

6.	In connection with the Proposed Acquisitions, Target Company shareholders who are U.S. taxpayers are expected to tender their Target Company common shares to New US Gold or Alberta ULC in exchange for shares of New US Gold common stock and Target Company shareholders residing in Canada are expected to tender their Target Company common shares to Canadian Exchange Co. in exchange for exchangeable shares.

7.	New US Gold will hold all the issued and outstanding stock of U.S. Gold following the reorganization and will hold indirectly (through its ownership of Alberta ULC and Canadian Exchange Co.) all the Target Company common shares purchased pursuant to the offers to purchase and acquired in any subsequent acquisition transaction.

8.	The common stock of New US Gold and the exchangeable shares will be publicly traded and New US Gold will be the successor registrant to U.S. Gold for the purposes of United States securities laws.
      The reorganization and the Proposed Acquisitions have been structured in part to make it possible for the exchange of Target Company common shares for shares of New US Gold common stock to qualify as a transaction governed by section 351 of the Code. As a result, Target Company shareholders who are U.S. taxpayers and who elect to receive shares of New US Gold common stock in exchange for their Target Company common shares are not expected to recognize gain or loss for U.S. federal income tax purposes, assuming applicable requirements are satisfied. If the completion of one or more of the Proposed Acquisitions is delayed so that it occurs significantly after completion of the reorganization and one or more of the other Proposed Acquisitions, the transactions that are delayed might not qualify under section 351 of the Code, and the Target Company shareholders who participate in the delayed transactions might be required to recognize gain or loss on the exchange of their Target Company common shares for shares of New US Gold. The Target Company common shares that are tendered by Target Company shareholders in exchange for shares of New US Gold common stock will be acquired by Alberta ULC. Due to the status of Alberta ULC for Canadian and U.S. tax purposes, the use of Alberta ULC will not prevent the transaction from qualifying under section 351 of the Code, and will also permit Alberta ULC to increase to the maximum extent possible its paid-up capital on the acquisition of exchangeable shares held by Target Company shareholders for Canadian tax purposes. This increase in paid-up capital could not be accomplished if the Target Company common shares tendered in exchange for shares of New US Gold common stock are not acquired by Alberta ULC.
      The reorganization and the Proposed Acquisitions have also been structured to permit the exchange of the Target Companies’ common shares for exchangeable shares pursuant to the offers to purchase to qualify for favorable Canadian tax treatment. As a result, Target Company shareholders residing in Canada who elect to receive exchangeable shares in exchange for their Target Company common shares may do so on a Canadian tax deferred basis. If Target Company shareholders residing in Canada did not have the option to elect to receive exchangeable shares in exchange for their Target Company common shares pursuant to the offers to purchase, but instead could only receive shares of New US Gold common stock or U.S. Gold common stock, a Canadian tax deferral would not be available, and U.S. Gold believes would be less likely to participate in the offers to purchase or any subsequent acquisition transaction.
Subsequent Acquisition Transactions
      If the Offerors take up and pay for common shares of any or all of the Target Companies validly deposited under the offers to purchase, the Offerors currently intend to take such action as is necessary or advisable, including causing a special meeting of shareholders to be called to consider an amalgamation, capital reorganization, share consolidation, statutory arrangement or other transaction involving the relevant Target Companies and the Offerors or an affiliate of the Offerors, for the purpose of enabling the Offerors or an affiliate of the Offerors to acquire all common shares not acquired pursuant to the offers to purchase, which we refer to as “subsequent acquisition transactions.” The Offerors currently intend to cause a special meeting of shareholders to be called to consider a statutory arrangement whereby:

(i)	a subsidiary of Canadian Exchange Co. would amalgamate with such Target Company;

(ii)	in connection with the amalgamation, warrants of such Target Company would be exchangeable for warrants to purchase exchangeable shares;

(iii)	shareholders who did not deposit their common shares under the offer to purchase would be entitled to elect to receive shares of common stock of New US Gold or exchangeable shares in the same exchange ratio offered pursuant to the offer to purchase; and

(iv)	such Target Company’s stock option plan would be replaced with a stock option plan of Canadian Exchange Co. or New US Gold.
      The timing and details of any such transaction will depend on a number of factors, including the number of common shares acquired pursuant to the offer to purchase with respect to each Target Company and the terms of such Target Company’s warrant indentures and stock option plan and there can be no assurance that any such transaction will be proposed, or if proposed, effected. The U.S. federal income tax treatment of any subsequent acquisition transaction will depend upon how such a transaction is implemented.
      If the Offerors are unable or decide not propose a subsequent acquisition transaction, or propose a subsequent acquisition transaction but cannot obtain any required approvals or exemptions promptly, the Offerors will evaluate their other alternatives. Such alternatives could include, to the extent permitted by applicable law, purchasing additional common shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from the Target Companies, or taking no actions to acquire additional common shares. Subject to applicable law, any additional purchases of common shares could be at a price greater than, equal to, or less than the price to be paid for common shares under the offers to purchase and could be for cash, securities and/or other consideration. Alternatively, the Offerors may take no action to acquire additional common shares, or may even sell or otherwise dispose of any or all common shares acquired pursuant to the offers to purchase, on terms and at prices then determined by the Offerors, which may vary from the price paid for common shares under the offers to purchase.
About U.S. Gold
      U.S. Gold Corporation is engaged in the exploration for gold and other precious metals. We hold a 100% interest in the Tonkin Springs property in Eureka County, Nevada, subject to paramount title in the United States. This property consists of approximately 36 square miles of unpatented lode mining claims and millsite claims located on the Battle Mountain-Eureka Trend, also known as the Cortez Trend, approximately 45 miles northwest of the town of Eureka in north-central Nevada. We are presently in the exploration stage at the Tonkin Springs property. We have not generated revenue from mining operations since 1990.
      U.S. Gold was organized under the laws of the State of Colorado on July 24, 1979 under the name Silver State Mining Corporation. On June 21, 1988, we changed our name to U.S. Gold Corporation.
      In July 2005, Robert McEwen became our largest shareholder by purchasing 11,100,000 shares of our common stock, representing 33.3% of our outstanding shares before the financing discussed immediately below. In August 2005, he became our Chairman and Chief Executive Officer. In November 2005, at a meeting of our shareholders, nominees of Mr. McEwen’s were elected as a majority of our board of directors. At that meeting, our shareholders also approved an increase in our authorized capital from 35 million shares of common stock to 250 million shares.

      On February 22, 2006, we completed a private placement of 16,700,000 subscription receipts at $4.50 per subscription receipt, from which we received $75,150,000 in gross proceeds, of which $37,575,000 was placed in escrow pending satisfaction of certain conditions.
      U.S. Gold’s principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545 and its telephone number is (303) 238-1438. U.S. Gold’s website is www.usgold.com. Information contained on the website is not incorporated by reference into this proxy statement/ prospectus, and shareholders should not consider information contained on the website as part of this proxy statement/ prospectus.
About New US Gold
      US Gold Holdings Corporation, which we call New US Gold, is a newly formed, wholly-owned direct subsidiary of U.S. Gold. New US Gold was formed for the purpose of making the offers to purchase and in preparation for the proposed U.S. Gold reorganization, and has not conducted any business activities to date. New US Gold’s principal executive offices are located at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545 and its telephone number is (303) 238-1438.
About Alberta ULC
      U.S. Gold Alberta ULC, which we call Alberta ULC, is a newly formed company under the laws of Alberta and a wholly-owned subsidiary of New US Gold. Alberta ULC was formed in connection with the offers to purchase and has not carried on any business activities to date. The registered office of Alberta ULC is 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.
About Canadian Exchange Co.
      U.S. Gold Canadian Acquisition Corporation, an Alberta corporation, which we call “Canadian Exchange Co.,” is a newly formed, wholly-owned subsidiary of U.S. Gold. Canadian Exchange Co. was formed for the purpose of making the offers to purchase and effecting the reorganization, has not carried on any business activities to date and, before making the offers to purchase, had no material business, operations, assets or liabilities. In connection with the offers to purchase, among other things, Canadian Exchange Co. will acquire the benefit of a support agreement with New US Gold, to the extent one or more of the offers to purchase are completed, and will acquire common shares of the Target Companies and incur liabilities in connection with the offers to purchase. Canadian Exchange Co.’s registered office is located at 2900 Manulife Place, 10180-101 Street, Edmonton, Alberta, Canada T5J 3V5 and its telephone number is (780) 423-7100.
      Mr. Robert R. McEwen, Ms. Ann S. Carpenter and Mr. William F. Pass are the current directors of Canadian Exchange Co. Each of Mr. McEwen, Ms. Carpenter and Mr. Pass has served as a director of Canadian Exchange Co. since Canadian Exchange Co.’s incorporation on April 18, 2006. The term of office of each director will expire not later than the close of the next annual meeting of shareholders of Canadian Exchange Co. In addition, Mr. McEwen currently serves as the Chairman and Chief Executive Officer, Ms. Carpenter currently serves as the President, and Mr. Pass currently serves as the Vice President, Secretary and Treasurer, of Canadian Exchange Co.
Description of Exchangeable Shares
      The exchangeable shares are included in the offers to purchase to enable certain shareholders of the Target Companies, by virtue of the redemption and exchange rights attaching to the exchangeable shares and the provisions of the voting and exchange trust agreement and the support agreement, to acquire a security of a Canadian issuer having economic rights that are, as nearly as practicable, equivalent to those of a share of New US Gold common stock. The exchangeable shares are exchangeable at any time at the option of the holder into one share of New US Gold common stock. Certain rights of holders of exchangeable shares are described more fully below in “— The Voting and Exchange Trust Agreement.” Covenants of New US Gold made for the benefit of holders of exchangeable shares are described in the section below entitled “— Support Agreement.”
The Voting and Exchange Trust Agreement
      The following is a summary description of the material provisions of the voting and exchange trust agreement and is qualified in its entirety by reference to the full text of the voting and exchange trust agreement, a copy of which is attached as Annex G to this proxy statement/ prospectus and is incorporated herein by reference.

      The purpose of the voting and exchange trust agreement will be to create a trust for the benefit of the registered holders from time to time of exchangeable shares (other than New US Gold and its subsidiaries). The voting and exchange trustee will hold the one issued and outstanding share of special voting stock of New US Gold in order to enable the voting and exchange trustee to exercise the voting rights attached thereto and will hold exchange rights in order to enable the voting and exchange trustee to exercise such rights, in each case as trustee for and on behalf of such registered holders.
Voting Rights in New US Gold
      Pursuant to the voting and exchange trust agreement, New US Gold will issue to the voting and exchange trustee one share of special voting stock of New US Gold to be held of record by the voting and exchange trustee as trustee for and on behalf of, and for the use and benefit of, the registered holders from time to time of exchangeable shares (other than subsidiaries of New US Gold) and in accordance with the provisions of the voting and exchange trust agreement. During the term of the voting and exchange trust agreement, and pursuant to the terms of the support agreement, New US Gold will not be permitted to issue any additional shares of special voting stock of New US Gold without the consent of the holders of exchangeable shares.
      Under the voting and exchange trust agreement, the voting and exchange trustee will be entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of special voting stock of New US Gold on all matters that may properly come before the stockholders of New US Gold at a meeting of stockholders. The share of special voting stock of New US Gold will have that number of votes, which may be cast by the voting and exchange trustee at any meeting at which New US Gold stockholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by New US Gold or its subsidiaries).
      Each holder of an exchangeable share (other than New US Gold or its subsidiaries) on the record date for any meeting at which New US Gold stockholders are entitled to vote will be entitled to instruct the voting and exchange trustee to exercise one of the votes attached to the share of special voting stock of New US Gold for such exchangeable share. The voting and exchange trustee will exercise each vote attached to the share of special voting stock of New US Gold only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the voting and exchange trustee will not have voting rights with respect to such exchangeable share. A holder may, upon instructing the voting and exchange trustee, obtain a proxy from the voting and exchange trustee entitling the holder to vote directly at the relevant meeting the votes attached to the share of special voting stock of New US Gold to which the holder is entitled.
      The voting and exchange trustee will send to the holders of the exchangeable shares the notice of each meeting at which the New US Gold stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the voting and exchange trustee to exercise the votes attaching to the share of special voting stock of New US Gold, at the same time as New US Gold sends such notice and materials to the New US Gold stockholders. The voting and exchange trustee will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials sent by New US Gold to the New US Gold stockholders at the same time as such materials are sent to the New US Gold stockholders. New US Gold will endeavor to obtain copies of materials sent by third parties to New US Gold stockholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to New US Gold stockholders and to deliver such materials to the voting and exchange trustee, which will send such materials to holders of exchangeable shares.
      All rights of a holder of exchangeable shares to exercise votes attached to the share of special voting stock of New US Gold will cease upon the exchange of such holder’s exchangeable shares for shares of common stock of New US Gold.
Optional Exchange Upon Canadian Exchange Co. Insolvency Event
      New US Gold and Alberta ULC will agree in the voting and exchange trust agreement that, upon the occurrence of the insolvency of Canadian Exchange Co., a holder of exchangeable shares will be entitled to instruct the voting and exchange trustee to exercise an exchange right with respect to any or all of the exchangeable shares held by such holder, thereby requiring New US Gold or Alberta ULC to purchase such exchangeable shares from the holder. The purchase price payable for each exchangeable share purchased pursuant to such event of insolvency of Canadian Exchange Co. will be satisfied by the issuance of one share of common stock of New US Gold plus an additional amount equivalent to the full amount of all declared and unpaid dividends, if any, on the exchangeable share and all dividends and distributions declared on a share of common stock of New US Gold that have not yet been declared on the exchangeable shares.
      As soon as practicable following the occurrence of such an event of insolvency of Canadian Exchange Co. or any event that may, with the passage of time or the giving of notice or both, become an event of insolvency of Canadian Exchange Co., Canadian Exchange Co. and New US Gold will give written notice thereof to the voting and exchange trustee. As soon as practicable after receiving such notice, or upon the Trustee becoming aware of the insolvency of Canadian Exchange Co., the voting and exchange trustee will give notice to each holder of exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the exchange right.
      If, as a result of solvency provisions of applicable law, Canadian Exchange Co. is unable to redeem all of a holder’s exchangeable shares which such holder is entitled to have redeemed in accordance with the share provisions, the holder will be deemed to have exercised the optional exchange right with respect to the unredeemed exchangeable shares and New US Gold or Alberta ULC will be required to purchase such shares from the holder in the manner set forth above.
Automatic Exchange Right Upon New US Gold Liquidation Event
      New US Gold will agree in the voting and exchange trust agreement that it will notify the voting and exchange trustee, upon the occurrence of either:

(a)	a determination by the board of directors of New US Gold to institute voluntary liquidation, dissolution or winding up proceedings with respect to New US Gold or to affect any other distribution of assets of New US Gold among its stockholders for the purpose of winding up its affairs; or

(b)	the earlier of (i) receipt by New US Gold of notice of, and (ii) New US Gold otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to involuntary liquidation, dissolution or winding up of New US Gold or to effect any other distribution of assets of New US Gold among its stockholders for the purpose of winding up its affairs.
      Immediately following receipt by the voting and exchange trustee of notice of such an event or potential event of insolvency, the voting and exchange trustee will give notice to each holder of exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the automatic exchange right.
      On the fifth business day prior to the effective date of such event of insolvency, New US Gold will automatically exchange all of the then outstanding exchangeable shares (other than exchangeable shares held by it or its subsidiaries) for a purchase price per exchangeable share of one share of common stock of New US Gold plus an additional amount equivalent to the full amount of all declared and unpaid dividends, if any, on the exchangeable shares and all dividends and distributions declared on a share of common stock of New US Gold that have not yet been declared on the exchangeable shares.
The Support Agreement
      The following is a summary description of the material provisions of the support agreement and is qualified in its entirety by reference to the full text of the support agreement, a copy of which is attached as Annex H to this proxy statement/ prospectus and is incorporated herein by reference.
      Pursuant to the support agreement, New US Gold will covenant that, so long as exchangeable shares not owned by New US Gold or its subsidiaries are outstanding, New US Gold will, among other things:

(a)	not declare or pay any dividend on the shares of common stock of New US Gold unless (i) on the same day Canadian Exchange Co. declares or pays, as the case may be, an equivalent dividend on the exchangeable shares and (ii) Canadian Exchange Co. has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of an equivalent dividend on the exchangeable shares;

(b)	advise Canadian Exchange Co. in advance of the declaration of any dividend on the shares of common stock of New US Gold and take other actions reasonably necessary to ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for any corresponding dividends on the shares of common stock of New US Gold;

(c)	ensure that the record date for any dividend declared on the shares of common stock of New US Gold is not less than ten days after the declaration date of such dividend; and

(d)	take all actions and do all things reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay the liquidation amount, the retraction price or the redemption price to the holders of the exchangeable shares in the event of a liquidation, dissolution or winding up of Canadian Exchange Co., a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by Canadian Exchange Co., as the case may be.
      The support agreement will also provide that, without the prior approval of Canadian Exchange Co. and the holders of exchangeable shares, New US Gold will not distribute additional shares of common stock of New US Gold or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of common stock of New US Gold, nor change any of the rights, privileges or other terms of the common stock of New US Gold, unless the same or an equivalent distribution on, or change to, the exchangeable shares (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the common stock of New US Gold, New US Gold will use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of common stock of New US Gold.
      The support agreement will also provide that, as long as any outstanding exchangeable shares are owned by any person or entity other than New US Gold or any of its subsidiaries, New US Gold will, unless approval to do otherwise is obtained from the holders of the exchangeable shares, remain the direct or indirect beneficial owner of all issued and outstanding voting shares of Canadian Exchange Co. and Alberta ULC. With the exception of changes for the purpose of:

(i)	adding to the covenants of any or all of the parties;

(ii)	evidencing successors of New US Gold;

(iii)	making certain necessary amendments; or

(iv)	curing ambiguities or clerical errors (provided, in each case, that the board of directors of each of New US Gold, Canadian Exchange Co. and Alberta ULC are of the opinion that such amendments are not prejudicial to the interests of the holders of the exchangeable shares), the support agreement may not be amended without the approval of the holders of the exchangeable shares.
      Under the support agreement, each of New US Gold and Alberta ULC will not exercise, and will prevent their affiliates from exercising, any voting rights attached to the exchangeable shares owned by New US Gold or Alberta ULC or their affiliates on any matter considered at meetings of holders of exchangeable shares (including any approval sought from such holders in respect of matters arising under the support agreement).

RELATIONSHIPS BETWEEN THE OFFERORS AND THE TARGET COMPANIES
Beneficial Ownership of and Trading in Securities of the Target Companies
      Mr. McEwen, our Chairman and Chief Executive Officer, purchased securities of each of the four Target Companies in the transactions described under the heading “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 64. Mr. McEwen first offered these opportunities to purchase Target Company securities to U.S. Gold, except for the securities of White Knight, which Mr. McEwen acquired before becoming a director, officer and significant shareholder of U.S. Gold.
      As at the date of this proxy statement/ prospectus, Mr. McEwen beneficially owns:

•	9,552,405 common shares of White Knight, which, based on information contained in White Knight’s management discussion and analysis dated February 27, 2006, represents approximately 16.1% of its outstanding common shares;

•	12,500,000 common shares of Nevada Pacific and warrants exercisable to acquire 12,500,000 common shares of Nevada Pacific, which, based on information contained in Nevada Pacific’s public disclosure, represents approximately 36.3% of the outstanding common shares, assuming the exercise by Mr. McEwen of all of the warrants exercisable to acquire common shares held by him;

•	1,250,000 common shares of Coral Gold, which, based on information contained in Coral Gold’s press release dated March 6, 2006, represents approximately 19.8% of the outstanding common shares; and

•	2,500,000 common shares of Tone Resources and warrants to acquire 2,500,000 common shares of Tone Resources, which, based on information contained in Tone Resources’ public disclosure represents approximately 30.2% of the outstanding common shares, assuming the exercise by Mr. McEwen of all of the warrants exercisable to acquire common shares held by him.
      Other than as described in the preceding paragraphs, no securities of any of the Target Companies are owned beneficially, directly or indirectly, nor is control or direction exercised over any securities of any of the Target Companies, by the Offerors or the Offerors’ directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of the Offerors’ associates or affiliates, by any associate of the Offerors’ directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of the Offerors. No person is acting jointly or in concert with the Offerors with respect to the offers to purchase.
      Except for the purchases by Mr. McEwen of securities described in the section entitled “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 64 of this proxy statement/ prospectus, no securities of any of the Target Companies have been purchased or sold during the 12-month period preceding the date of the offers to purchase by the Offerors or the Offerors’ directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of the Offerors’ associates or affiliates, by any associate of the Offerors’ directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of the Offerors.
Board Positions with the Target Companies
      Mr. McEwen is the Executive Chairman of Coral Gold, and a member of the boards of directors of Nevada Pacific and Tone Resources, as described in more detail under the heading “The Proposed Acquisitions — Background of the Proposed Acquisitions” on page 64.
Commitments to Acquire Securities of the Target Companies
      Except pursuant to the offers to purchase, neither the Offerors nor any of the Offerors’ directors or executive officers, nor to the knowledge of the Offerors’ directors and executive officers after reasonable inquiry, any of the Offerors’ associates or affiliates, any associate of any of the Offerors’ directors or executive officers or any person or company owning, directly or indirectly, more than 10% of any class of securities of the Offerors has entered into any commitments to acquire any equity securities of the Target Companies.

Arrangements, Agreements or Understandings
      Except as described herein or in the appendices or documents attached hereto or incorporated by reference herein, neither the Offerors nor, to the best of the Offerors’ knowledge, any of the Offerors’ directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Target Companies, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this proxy statement/ prospectus, there have been no contacts, negotiations or transactions between the Offerors or, to the best of the Offerors’ knowledge, any of the Offerors’ directors, executive officers or other affiliates on the one hand, and the Target Companies or their affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer to purchase or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither the Offerors, nor, to the best of the Offerors’ knowledge, any of the Offerors’ directors, executive officers or other affiliates has had any transaction with the Target Companies or any of their executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offers to purchase.
      There are no arrangements or agreements made or proposed to be made between the Offerors and any of the directors or executive officers of the Target Companies and no payments or other benefits are proposed to be made or given by the Offerors to such directors or executive officers as compensation for loss of office or as compensation for remaining in or retiring from office if any of the offers to purchase described herein are consummated.
Acceptance of the Offer
      To the Offerors’ knowledge, after reasonable inquiry, none of the Offerors’ directors or senior officers nor any associate of the Offerors’ directors or senior officers, nor any person or company holding more than 10 percent of any class of equity securities of any of the Offerors, nor any person or company acting jointly or in concert with the Offerors, propose to accept the offers to purchase, except Mr. Robert R. McEwen. On March 7, 2006, Mr. McEwen announced that in his capacity as a holder of common shares, he intended to support the proposal of U.S. Gold to acquire each of White Knight, Coral Gold, Nevada Pacific and Tone Resources.
Material Changes and Other Information
      Except for the offers to purchase and as otherwise disclosed publicly by any of the Target Companies, U.S. Gold is not aware of any information which indicates that any material change has occurred in the affairs of any Target Company since the date of the last available published financial statements of such Target Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      As of April 28, 2006, there are a total of 33,296,755 shares of our common stock outstanding, our only class of voting securities currently outstanding. The amount of common stock outstanding excludes any shares of common stock issuable upon automatic conversion of the subscription receipts issued in connection with our private placement completed in February 2006. Since a minimum of 8,350,000 additional shares of common stock will be issued upon conversion of the subscription receipts, we have assumed, for purposes of the table below, that those shares are outstanding. Thus, the calculations which follow assume 41,646,755 shares of common stock outstanding. Under certain conditions, an additional 9,185,000 shares may be issued pursuant to the exchange of subscription receipts, exclusive of shares issuable upon exercise of outstanding warrants and options.
      The following table describes the ownership of our voting securities as of April 28, 2006 by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address of each individual is the address of our executive office, 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545. All ownership is direct, unless otherwise stated.
      In calculating the percentage ownership for each shareholder, we assumed that any options or warrants owned by an individual and exercisable within 60 days is exercised, but not the options or warrants owned by any other individual.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number		Percentage

Robert R. McEwen (1)	11,602,500	(2)	27.5%
Peter Bojtos (1)	125,000	(3)	*
Declan Costelloe (1)	5,000	(3)	*
Michele L. Ashby (1)	0	(3)	*
Leanne M. Baker (1)	0	(3)	*
Ann S. Carpenter (1)	100,000	(3)(4)	*
William F. Pass (1)	347,075	(3)	*
NovaGold Resources, Inc. P.O. Box 24, Suite 2300 200 Granville Street Vancouver, British Columbia V6C 1S4, Canada	5,374,544		12.9
All officers and directors as a group (seven individuals)	12,179,575	(2)(3)(4)	28.9%

*	Less than one percent.

(1)	Officer or Director.

(2)	Includes 335,000 shares of common stock issuable upon automatic conversion of subscription receipts owned by the individual and 167,500 shares of common stock issuable upon exercise of warrants which will be issued upon conversion of the subscription receipts. Excludes an additional 335,000 shares of common stock and an additional 167,500 shares of common stock underlying warrants which may be issuable upon conversion of the subscription receipts.

(3)	Excludes stock options which are not exercisable within 60 days of the date of this proxy statement/ prospectus.

(4)	Includes 100,000 shares underlying options that are exercisable within 60 days of the date of this proxy statement/ prospectus.
Changes in Control
      In a filing with the SEC, NovaGold Resources Inc., or NovaGold, a corporation existing under the laws of the Province of Nova Scotia, Canada, with securities traded on the American and Toronto Stock Exchanges, reported that it had purchased 5,374,544 shares of our common stock in two separate private transactions effective July 27, 2005. NovaGold is a natural resource company engaged in the exploration and development of gold properties in North America. As a result of these transactions, NovaGold owns approximately 12.9% of our outstanding common stock as of April 28, 2006.
      On March 5, 2006, we announced our intention to acquire four companies exploring the Battle Mountain-Eureka Trend in Nevada. Our intention is to acquire all of these entities in exchange for the issuance of our common stock. On

May 1, 2006, we formally commenced our offer to purchase all of the outstanding common shares of White Knight. We intend to commence our offers to purchase all of the outstanding shares of each of the other Target Companies as soon as practicable following the completion by Coral Gold, Nevada Pacific and Tone Resources of formal valuations required under applicable law. However, if all of these acquisitions were completed, we would issue an additional 45,202,017 shares of our common stock, exclusive of shares issuable upon exercise of options and warrants to these companies. The issuance of these shares may result in a change in control.
      We know of no other arrangement or events, the happening of which may result in a change in control.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is, in the opinion of Holme Roberts & Owen LLP, an accurate summary of the material United States federal income tax consequences of the reorganization to U.S. Gold, New US Gold and typical holders of the U.S. Gold common stock. This discussion is based on the Code, the related Treasury regulations, administrative interpretations and court decisions, in each case as in effect or available as of the date of this proxy statement/ prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the reorganization. This discussion applies only to U.S. Gold shareholders that hold their shares of U.S. Gold common stock, and will hold the shares of New US Gold common stock received in exchange for their shares of U.S. Gold common stock, as capital assets within the meaning of section 1221 of the Code. This discussion does not address all federal income tax consequences of the reorganization that may be relevant to particular holders, including holders that are subject to special tax rules (such as financial institutions, insurance companies, tax exempt organizations, holders who acquired their shares of U.S. Gold common stock through stock option or stock purchase programs or otherwise as compensation, holders who are subject to provisions of the Code applicable to expatriates, holders that are affected by the provisions of an income tax treaty to which the United States is a party, and holders that are classified as partnerships for U.S. federal income tax purposes). In addition, this discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction. U.S. Gold shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the reorganization.
      The reorganization will qualify as a reorganization under section 368(a) of the Code and/or as a transaction governed by section 351 of the Code. As a result, the U.S. federal income tax consequences of reorganization generally will be as follows:

•	A U.S. Gold shareholder who exchanges his or her shares of U.S. Gold common stock for New US Gold common stock in the reorganization will not recognize gain or loss on the exchange, except to the extent a U.S. Gold shareholder who is not a “United States person” (as defined in section 7701(a)(30) of the Code), which we call a “non-U.S. holder,” is subject to tax under section 897 of the Code (enacted pursuant to U.S. tax legislation referred to as the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA”), as discussed below.

•	A U.S. Gold shareholder’s aggregate tax basis in the New US Gold common stock received in the reorganization will be the same as his or her aggregate tax basis in the U.S. Gold common stock surrendered in the reorganization, except to the extent a non-U.S. holder is subject to tax under FIRPTA.

•	The holding period of each share of New US Gold common stock received in the reorganization by a U.S. Gold shareholder will include the holding period of U.S. Gold common stock that he or she surrendered in the reorganization, except to the extent a non-U.S. holder is subject to tax under FIRPTA.

•	Neither New US Gold nor U.S. Gold will recognize any gain or loss as a result of the reorganization.
Non-U.S. Holders That Have Never Held More Than 5% of U.S. Gold’s Common Stock
      Section 897 of the Code generally subjects any gain or loss realized by a foreign person on the disposition of a “United States real property interest”, or USRPI, to U.S. federal income tax as if such gain or loss were effectively connected with the foreign person’s conduct of a trade or business in the United States, referred to as the “FIRPTA Tax.”
      For purposes of the FIRPTA Tax, stock held in a “United States real property holding corporation,” or USRPHC, generally is classified as a USRPI. A corporation generally is classified as a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in its trade or business within the meaning of applicable Treasury regulations. However, a foreign stockholder’s interest in a USRPHC will not be treated as a USRPI if:

(1)	the relevant class of stock of the USRPHC is “regularly traded on an established securities market” for purposes of section 897(c)(3) of the Code; and

(2)	that foreign stockholder does not hold and has not held (either directly or indirectly, after the application of the constructive ownership rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) more than 5% of the outstanding shares of such relevant class of stock of the USRPHC at any time during the shorter of (x) the five-year period ending on the date of the disposition of such interest or

(y) the period during which such stockholder held such interest, the shorter of such periods referred to as the “Testing Period.”

      For purposes of determining whether a foreign stockholder owns or has owned more than 5% of the relevant class of the outstanding shares of a USRPHC, the constructive ownership rules of section 318 of the Code (as modified by section 897(c)(6)(C) of the Code) treat a foreign stockholder as owning shares that are (1) owned by (or that are subject to an option held by) certain family members, corporations, partnerships, estates or trusts or (2) subject to an option held by that foreign stockholder.
      We believe that U.S. Gold currently is a USRPHC and that there is a substantial likelihood that it will continue to be a USRPHC until the effective time of the reorganization. We expect that U.S. Gold’s common stock should currently, and at all times leading up to and as of the effective time of the reorganization, be treated as “regularly traded on an established securities market” for purposes of section 897(c)(3) of the Code. If these expectations prove to be correct, the FIRPTA Tax will not apply to a non-U.S. holder that exchanges U.S. Gold common stock for shares of New US Gold common stock pursuant to the reorganization if that non-U.S. holder does not hold and has not held (either directly or indirectly, after the application of the constructive ownership rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) more than 5% of the outstanding shares of U.S. Gold’s common stock at any time during the Testing Period. Assuming the FIRPTA Tax does not apply, the U.S. federal income tax treatment to a non-U.S. holder of exchanging U.S. Gold common stock for shares of New US Gold common stock pursuant to the reorganization should be the same as those described above with respect to U.S. Gold shareholders generally.
Non-U.S. Holders That Currently Hold or Have Held More Than 5% of U.S. Gold’s Common Stock
      If a non-U.S. holder owns or has owned (either directly or indirectly, after the application of the constructive ownership rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) more than 5% of the outstanding shares of U.S. Gold common stock at any time during the Testing Period, then the FIRPTA Tax will apply to that non-U.S. holder, referred to here as a “significant non-U.S. holder,” unless the requirements of Treasury regulation section 1.897-6T are satisfied. If a non-U.S. holder has owned (either directly or indirectly, after the application of the constructive ownership rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) more than 5% of the outstanding shares of U.S. Gold common stock, but such ownership was not held at any time during the Testing Period, then that non-U.S. holder generally will not be subject to the FIRPTA Tax.
      As discussed below, the requirements of Treasury regulation section 1.897-6T will not be satisfied — and a significant non-U.S. holder will be subject to the FIRPTA Tax — unless: (1) New US Gold is treated as a USRPHC at the effective time of the reorganization and immediately thereafter and immediately after the completion of one or more of the offers to purchase the common shares of the Target Companies (to the extent the completion of any such offers to purchase occurs in connection with the reorganization); (2) the significant non-U.S. holder owns (either directly or indirectly, after the application of the constructive ownership rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) more than 5% of the New US Gold common stock immediately after the effective time of the reorganization and immediately after the completion of one or more of the offers to purchase the common shares of the Target Companies (to the extent the completion of any such offers to purchase occurs in connection with the reorganization); and (3) the significant non-U.S. holder complies with certain filing requirements (including the filing of a U.S. federal income tax return).
      In general, Treasury regulation section 1.897-6T enables a significant non-U.S. holder to avoid the application of the FIRPTA Tax if: (1) that significant non-U.S. holder exchanges its USRPI for another USRPI in connection with an exchange that is subject to the non-recognition provisions of the Code (such as a reorganization under section 368(a) of the Code or a transaction governed by section 351 of the Code); (2) the USRPI received in the exchange would be subject to U.S. federal income tax if it was sold immediately after the exchange; and (3) that significant non-U.S. holder complies with certain filing requirements (including the filing of a U.S. federal income tax return).
      We believe that U.S. Gold currently is a USRPHC and that there is a substantial likelihood that it will continue to be a USRPHC until the effective time of the reorganization. We are not currently in a position to determine whether New US Gold will be treated as a USRPHC at the time of and immediately after the reorganization and immediately after the completion of one or more of the offers to purchase the common shares of the Target Companies (to the extent the completion of any such offers to purchase occurs in connection with the reorganization). We expect that U.S. Gold’s common stock should currently, and at all times leading up to and as of the effective time of the reorganization, be treated as “regularly traded on an established securities market” for purposes of section 897(c)(3) of the Code. We further expect that the shares of New US Gold common stock should be treated as “regularly traded on an established securities market” for FIRPTA purposes immediately after the reorganization and immediately after the completion of one or more of the offers to purchase the common shares of the Target Companies (to the extent the completion of any such offers to purchase occurs in connection with the reorganization). If New US Gold is treated as a USRPHC at the time of and immediately after the reorganization and immediately after the completion of one or more of the offers to purchase the common shares of the Target Companies (to the extent the completion of any such offers to purchase occurs in connection with the reorganization), and if the expectations described above in this paragraph concerning the trading of U.S. Gold’s and New US Gold’s common stock prove to be correct, then the requirements in clauses (1) and (2) of the immediately preceding paragraph will be satisfied — and a significant non-U.S. holder will be able to avoid the FIRPTA Tax — if and only if the significant non-U.S. holder owns (either directly or indirectly, after the application of the constructive ownership rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) more than 5% of the outstanding shares of New US Gold common stock immediately after the effective time of the reorganization and immediately after the completion of one or more of the offers to purchase the common shares of the Target Companies (to the extent the completion of any such offers to purchase occurs in connection with the reorganization).
      The U.S. federal income tax consequences to a significant non-U.S. holder that is not subject to the FIRPTA Tax should be the same as those previously described with respect to a non-U.S. holder that has never held more than 5% of the outstanding shares of U.S. Gold common stock.
      If the FIRPTA Tax does apply:

•	a significant non-U.S. holder subject to such tax will recognize gain or loss measured by the difference between the fair market value of the New US Gold common stock received in the reorganization and that significant non-U.S. holder’s adjusted tax basis in its U.S. Gold common stock surrendered in the reorganization;

•	the aggregate tax basis of the New US Gold common stock received in the reorganization will equal the fair market value of that New US Gold common stock as of the effective time of the reorganization; and

•	the significant non-U.S. holder’s holding period for the New US Gold common stock received in the reorganization will begin the day after the effective time of the reorganization.
      A significant non-U.S. holder subject to the FIRPTA Tax also may be required to:

•	file a U.S. federal income tax return reporting the gain subject to the FIRPTA Tax as income effectively connected with the conduct of a trade or business within the United States and taxable as either ordinary income or capital gain; and

•	pay any FIRPTA Tax due upon the filing of the return or, depending upon the circumstances, earlier through estimated payments.
FIRPTA Withholding
      Under section 1445 of the Code, a person acquiring a USRPI from a foreign person generally is required to deduct and withhold a tax equal to 10% of the amount realized by that foreign person on the disposition of that USRPI, referred to here as FIRPTA Withholding. However, section 1445(b)(6) of the Code exempts from FIRPTA Withholding the disposition of a share of stock that is treated as a USRPI if that share of stock is regularly traded on an established securities market.
      We expect that U.S. Gold’s common stock should currently, and at all times leading up to and as of the effective time of the reorganization, be treated as “regularly traded on an established securities market” for purposes of section 897(c)(3) of the Code. Assuming that this expectation proves to be correct, neither U.S. Gold nor the exchange agent will be required to deduct and withhold amounts on account of FIRPTA Withholding with respect to a non-U.S. holder’s exchange of U.S. Gold common stock for New U.S. Gold common stock in the reorganization.
      Non-U.S. holders are urged to consult their own tax advisors to determine the possible application of the FIRPTA Tax and FIRPTA Withholding to them as a result of the exchange of U.S. Gold common stock for shares of New US Gold common stock pursuant to the reorganization, and whether the possible application of the FIRPTA Tax may be modified under the terms of an applicable income tax treaty or an election under section 897(i) of the Code by a non-U.S. holder that is a foreign corporation to be treated as a domestic corporation for FIRPTA purposes.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is, in the opinion of Fraser Milner Casgrain LLP, Canadian counsel to U.S. Gold, at the date hereof, an accurate description of the material Canadian federal income tax considerations of the reorganization applicable to holders of the U.S. Gold common stock who are subject to the provisions of the Income Tax Act (Canada), which we refer to as the “Tax Act,” and who, for purposes of the Tax Act and at all relevant times, hold their shares of U.S. Gold common stock and shares of New US Gold common stock as capital property and deal at arm’s length with, and are not affiliated with, U.S. Gold or New US Gold. Shareholders who are residents of Canada are subject to the provisions of the Tax Act. Other shareholders such as those who at any time have been residents of Canada or who carry on business in Canada may be subject to the provisions of the Tax Act and should consult tax advisors as to whether they may be subject to the provisions of the Tax Act in respect of the reorganization.
      The common stock of New US Gold will be considered to be capital property to a holder thereof provided such securities are not held in the course of carrying on a business of buying and selling securities and such securities are not acquired in a transaction considered to be an adventure in the nature of trade.
      This summary is not applicable to a shareholder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); or (iii) with respect to whom U.S. Gold or New US Gold is or will be a “foreign affiliate” within the meaning of the Tax Act.
      This summary is based on the facts set out in this registration statement, the current provisions of the Tax Act, the regulations thereunder and counsel’s understanding of the current published administrative policies and assessment practices of the Canada Revenue Agency, or the “CRA.” This summary also takes into account all proposed amendments to the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) before the date hereof (we refer to such proposed amendments as the “Tax Proposals”). There can be no assurance that any such Tax Proposals will be implemented in their current form or at all. However, a shareholder will not realize any adverse income tax consequences if the Tax Proposals are not implemented. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative action or decision, or changes in the administrative policies or assessment practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.
      This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular U.S. Gold shareholder. Accordingly, shareholders are encouraged to consult their own tax advisors as to the tax consequences of the reorganization having regard to their particular circumstances.
      For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of shares of common stock of U.S. Gold or New US Gold, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars using the Canadian/ U.S. dollar exchange rate prevailing at the time such amounts arise.
      The reorganization will constitute a foreign merger for purposes of the Tax Act. Unless a shareholder of U.S. Gold elects in the return of income for the taxation year in which the reorganization takes place not to have the relevant foreign merger sections apply, a shareholder will be deemed to have disposed of the shareholder’s shares of U.S. Gold common stock for proceeds of disposition equal to their adjusted cost base and to receive shares of New US Gold at a cost equal to the adjusted cost base to the shareholder of the shares of U.S. Gold common stock immediately prior to the reorganization. As a result, a shareholder will realize no gain or loss as a result of the reorganization. Where a shareholder elects not to have the foreign merger rules apply, the shareholder will be deemed to have disposed of the shareholder’s shares of U.S. Gold common stock for proceeds of disposition equal to fair market value of the New US Gold common stock received and to have acquired shares of New US Gold common stock at a cost equal to such fair market value and may realize a gain or loss.
DISSENTERS’ AND APPRAISAL RIGHTS
      Under Colorado law, holders of shares of U.S. Gold common stock and New US Gold common stock are not entitled to dissenters’ rights of appraisal in connection with the reorganization.

      Under Delaware law, holders of shares of New US Gold common stock would not be entitled to appraisal rights in connection with the reorganization. U.S. Gold owns all of the outstanding shares of New US Gold as of the date of this proxy statement/ prospectus.
YEAR 2006 SHAREHOLDER PROPOSALS
      We currently expect that New US Gold (or U.S. Gold if the reorganization and other transactions described herein are not completed) will hold an annual meeting of shareholders in the fall of 2006. Shareholder proposals for the 2006 Annual Meeting of New US Gold shareholders (or U.S. Gold shareholders, as applicable) must be received at 2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545 no later than July 14, 2006, (i.e., approximately 90 days before October 13, 2006, the currently anticipated mailing date for the proxy statement for the 2006 annual meeting), in order to be considered for inclusion in the proxy statement for New US Gold’s (or U.S. Gold’s, as applicable) 2006 annual meeting of shareholders. Shareholders who wish to submit a proposal to be voted on at the 2006 annual meeting, but who do want to have the proposal included in the proxy statement for the 2006 annual meeting, should submit such proposal to us by August 29, 2006, (i.e., at least 45 days before October 13, 2006, the currently anticipated mailing date for the proxy statement for the 2006 annual meeting). Failure to comply with that advance notice requirement will permit New US Gold’s management (or U.S. Gold’s management, as applicable) to use its discretionary voting authority if the proposal is raised at the 2006 annual meeting without including any discussion of the proposal in the 2006 annual meeting proxy statement.
OTHER MATTERS
      As of the date of this proxy statement/ prospectus, U.S. Gold’s board of directors does not intend to present any matters for action at the special meeting other than those specifically referred to herein, nor is U.S. Gold aware that other persons intend to present any other matters at the special meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote all proxies in accordance with the board of directors’ recommendation on such matters, or, in the absence of a board recommendation, in the discretion of the proxy holder.
      Other than the reorganization and the changes in the composition of U.S. Gold’s shareholder base resulting from the issuance of shares of New US Gold common stock in connection with the Proposed Acquisitions, U.S. Gold is not aware of any arrangement that may at a later date result in a change in control of U.S. Gold.
      Except as described under “Proposal 1 — Agreement and Plan of Merger and Delaware Holding Company Reorganization — Interests of Directors and Executive Officers” on page 37 and “Relationships Between the Offerors and the Target Companies” on page 80, none of the directors or executive officers nor their respective associates has any substantial direct or indirect interest, by security holdings or otherwise, in any matter to be acted upon at the special meeting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      U.S. Gold files annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy this information at the SEC’s public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Shareholders may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Shareholders may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website at www.sec.gov from which any electronic filings made by U.S. Gold may be obtained without charge.
      Each of White Knight, Coral Gold, Nevada Pacific and Tone Resources file audited annual financial statements and management’s discussion and analysis related thereto, unaudited interim financial statements and management’s discussion and analysis related thereto, information circulars and other information with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval, or SEDAR. The Canadian Securities Administrators maintain a website at www.sedar.com from which any electronic filings made by White Knight, Coral Gold, Nevada Pacific and Tone Resources may be obtained without charge. In addition, White Knight and Coral Gold are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to foreign private issuers and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC, which may be obtained in the manner described in the immediately preceding paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The SEC allows U.S. Gold to “incorporate by reference” information into this proxy statement/ prospectus. This means that U.S. Gold can disclose important information about U.S. Gold and U.S. Gold’s financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement/ prospectus, except for any information that is superseded by information that is included directly in this document. The following documents filed with the SEC are incorporated by reference into this proxy statement/ prospectus:

•	U.S. Gold’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2004, filed with the SEC on April 7, 2006 and March 31, 2005, respectively;

•	U.S. Gold’s Current Reports on Form 8-K filed on February 27, March 6, March 31 and May 1, 2006; and

•	The description of U.S. Gold common stock contained in U.S. Gold’s Registration Statement on Form SB-2 (File No. 333-133228), filed on April 12, 2006, and any amendments or reports filed for the purpose of updating that description.
      Whenever U.S. Gold files reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement/ prospectus, those reports and documents will be deemed to automatically be incorporated into and become a part of this proxy statement/ prospectus; provided that no documents that U.S. Gold furnishes under Items 2.02 or 7.01 of Form 8-K will be incorporated into this proxy statement/ prospectus. Any information contained in such subsequently filed reports that updates, modifies, supplements or replaces information contained in this proxy statement/ prospectus automatically shall supersede and replace such information. Any information that is modified or superseded by a subsequently filed report or document shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/ prospectus.
      You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling U.S. Gold at the following address or telephone number:

Corporate Secretary
U.S. Gold Corporation
2201 Kipling Street, Suite 1000
Lakewood, Colorado 80215-1545
303-238-1438
      To receive documents before the special meeting, your request must be received by June [     ], 2006.
      Documents filed electronically by U.S. Gold with the SEC also may be obtained without charge at the SEC’s website at www.sec.gov.
      Statements contained in this proxy statement/ prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.
LEGAL MATTERS
      The legality of the New US Gold common stock offered hereby will be passed upon for the Offerors by Dufford & Brown, P.C., Denver, Colorado. The legality of the exchangeable shares of Canadian Exchange Co. will be passed upon for the Offerors by Fraser Milner Casgrain LLP, Toronto, Ontario. The opinions contained under the heading “United States Federal Income Tax Considerations” have been provided by Holme Roberts & Owen LLP, Denver, Colorado.

EXPERTS
      US Gold’s financial statements as of December 31, 2005 and for the two years then ended incorporated by reference into this proxy statement/ prospectus have been so incorporated in reliance on the report of Stark Winter Schenkein & Co., LLP, our independent accountants. These financial statements have been incorporated herein on the authority of this firm as an expert in auditing and accounting.

By order of the Board of Directors,
U.S. GOLD CORPORATION

/s/ Robert R. McEwen

Robert R. McEwen
Chairman of the Board and Chief Executive Officer
Denver, Colorado
[                    ], 2006

Annex A
FORM OF
AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made and entered into as of                     , 2006, by and among, U.S. Gold Corporation, a Colorado corporation (“US Gold”), US Gold Holdings Corporation, a Delaware corporation and wholly owned subsidiary of US Gold (“New US Gold”), and USGL Merger Sub, Inc., a Colorado corporation and a wholly owned subsidiary of New US Gold (“Merger Sub”).
RECITALS

A.	New US Gold is a wholly owned subsidiary of US Gold and Merger Sub is, in turn, a wholly owned subsidiary of New US Gold.

B.	Pursuant to this Agreement and immediately prior to the completion of the Tender Offers (as defined below), (i) Merger Sub, in accordance with the Colorado Business Corporation Act (as amended from time to time, the “CBCA”) will merge with and into US Gold (the “Merger”), with US Gold continuing as the surviving corporation of such Merger and a wholly owned operating subsidiary of New US Gold, (ii) each share of US Gold Common Stock will be converted into the right to receive one share of New US Gold common stock, and (iii) each share of New US Gold held by US Gold will be cancelled.

C.	The Board of Directors of US Gold, New US Gold, and Merger Sub deem it advisable and in the best interests of US Gold, New US Gold, and Merger Sub, respectively, that Merger Sub merge with and into US Gold upon the terms and subject to the conditions of this Agreement and have approved this Agreement.

D.	The consummation of the Merger requires, among other things, the approval of this Agreement by the affirmative vote of a majority of the outstanding shares of US Gold common stock (the “US Gold Shareholder Approval”).

E.	It is the intention of the parties hereto that the reorganization contemplated by this Agreement shall be a tax-free transaction under Section 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
AGREEMENT
      The parties to this Agreement agree as follows:
      SECTION 1.     Description of the Merger
      1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into US Gold and the separate existence of Merger Sub shall cease. US Gold will continue as the surviving corporation in the Merger (in such capacity, the “Surviving Corporation”).
      1.2     Filing Time; Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 3.1, the parties shall duly prepare, execute and file a statement of merger (the “Statement of Merger”) complying with section 7-111-104.5 of the CBCA with the Secretary of State of the State of Colorado. The Merger shall become effective upon the filing of the Statement of Merger (or at such later time reflected in such Statement of Merger as shall be agreed to by US Gold and New US Gold). The date and time when the Merger shall become effective is hereinafter referred to as the “Effective Time.”
      1.3     Certain Effects of the Merger. The Merger shall have the effects set forth in the CBCA, including without limitation, Section 7-111-106 of the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of US Gold and Merger Sub shall vest in the Surviving Corporation, and (ii) all debts, liabilities, obligations and duties of US Gold and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

      1.4     Articles of Incorporation and Bylaws.

(a)	Surviving Corporation. The Articles of Incorporation of US Gold as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except for the following amendments thereto:
      Article I shall be amended to read in its entirety as follows:
“ARTICLE I
NAME
      The name of the corporation shall be US Gold Operating Corporation.”
      The Bylaws of US Gold in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

(b)	New US Gold. New US Gold will file (and US Gold as the sole stockholder of New US Gold agrees to approve the filing of) Amended and Restated Articles of Incorporation of New US Gold with the Secretary of State of the State of Delaware immediately prior to the Effective Time, in the form attached hereto as Exhibit A. New US Gold further agrees to adopt Bylaws immediately prior to the Effective Time in the form attached hereto as Exhibit B.
      1.5     Directors and Officers.

(a)	Surviving Corporation. The directors and officers of US Gold immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the Colorado Business Corporation Act until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(b)	New US Gold. The directors and officers of US Gold immediately prior to the Effective Time shall be the directors and officers of New US Gold immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of New US Gold and the Delaware General Corporation Law until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
      SECTION 2.     Effect of Merger on Capital Stock of Constituent Entities
      2.1     Effect on Equity in Surviving Corporation. At the Effective Time, without any action on the part of any holder of any shares of US Gold Common Stock (as defined below):

(a)	Cancellation of Treasury Stock. Each share of common stock of US Gold, no par value per share (the “US Gold Common Stock”) that is owned by US Gold or any subsidiary shall automatically be cancelled and retired and cease to exist, and no cash, New US Gold Common Stock (as defined below) or other consideration shall be delivered or deliverable in exchange therefor.

(b)	Conversion of US Gold Common Stock. Except as provided in this Section 2.1, each issued and outstanding share of US Gold Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of US Gold Common Stock held by New US Gold, which shares shall continue to be outstanding) shall be converted into the right to receive one fully paid and nonassessable share of common stock of New US Gold, par value $0.0001 per share (the “New US Gold Common Stock”). All certificates formerly representing shares of US Gold Common Stock shall, without any action on the part of any party, be deemed to represent after the Merger the equivalent number of shares of New US Gold Common Stock.

(c)	Conversion of Options and Warrants to Purchase US Gold Common Stock. Each issued and outstanding warrant to purchase US Gold Common Stock shall automatically be deemed converted into a warrant, respectively, to purchase an equivalent number of shares of New US Gold Common Stock, on the same terms and subject to the same conditions as applied to the warrant to purchase US Gold Common Stock being so converted. Each issued and outstanding option to purchase US Gold Common Stock issued under the terms of the US Gold Corporation option plan, as it may be amended and restated (the “Option Plan”) shall automatically be converted, into an option to purchase the same number of shares of New US Gold

Common Stock, on the same terms and subject to the same conditions as applied to the option to purchase the US Gold Common Stock so converted and in a manner that meets the requirements of Treasury Regulation Section 1.424-1. The shares of US Gold Common Stock reserved and authorized under the Option Plan, but not subject to outstanding options shall be converted under the terms of the Option Plan into the same number of shares of New US Gold Common Stock, and New US Gold shall take or shall have taken all action necessary to assume the Option Plan, and all of US Gold’s obligations under the Option Plan.

(d)	Conversion of US Gold Subscription Receipts and Compensation Options. Each issued and outstanding subscription receipt in US Gold convertible into US Gold Common Stock and warrants to purchase US Gold Common Stock (a “Subscription Receipt”) issued pursuant to the Subscription Receipt Indenture dated as of February 22, 2006 among US Gold, GMP Securities L.P and Equity Transfer Services Inc. shall be converted into one subscription receipt convertible into an equivalent number of New US Gold Common Stock and warrants to purchase New US Gold Common Stock, and US Gold shall take all action necessary to accomplish such conversion. Each issued and outstanding compensation option in US Gold convertible into broker warrants to purchase US Gold Common Stock (a “Compensation Option”) issued pursuant to the Agency Agreement dated as of February 22, 2006 among US Gold, GMP Securities L.P and Griffiths McBurney Corp. shall be converted into one compensation option convertible into an equivalent number of broker warrants to purchase New US Gold Common Stock, and US Gold shall take all action necessary to accomplish such conversion.
      2.2     Effect on Merger Sub Stock. At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one fully paid and nonassessable share of common stock of the Surviving Corporation.
      2.3     Effect on New US Gold Stock. All shares of New US Gold Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.
      2.4     Other Effects. The Merger shall have such other effects as provided in this Agreement and the CBCA.
      SECTION 3.     Closing Conditions
      3.1     Conditions to Close. The obligations of US Gold, New US Gold and Merger Sub under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a)	Effectiveness of Registration Statement. The registration statement on Form S-4 filed with the Securities and Exchange Commission by New US Gold in connection with the issuance of shares of common stock of New US Gold in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

(b)	Shareholder Approval. The US Gold Shareholder Approval shall have been obtained at a special meeting of the shareholders of US Gold.

(c)	Completion or Expiration of Tender Offers. Satisfaction of any one of the following:

(1)	Satisfaction of each of the conditions, except the condition requiring completion of the Merger, for at least one of the US Gold, New US Gold and US Gold Canadian Acquisition Corporation Offers to Purchase all of the outstanding common shares of (a) White Knight Resources Ltd., (b) Nevada Pacific Gold Ltd., (c) Coral Gold Resources Ltd. and (d) Tone Resources Ltd, dated , 2006 (the “Tender Offers”), as specified therein; or

(2)	A determination by the Board of Directors of US Gold and of New US Gold that each of the Tender Offers has expired.

(d)	No Injunctive Orders. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and has a material adverse effect on US Gold or enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and no judicial or administrative proceeding that seeks any such result shall continue to be pending.

(e)	Required Approvals. All required approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.
      SECTION 4.     Termination and Amendment
      4.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of US Gold, by affirmative vote of a majority of the board of directors of each of New US Gold and US Gold. In the event of such termination, this Agreement shall become null and void and have no effect, without any liability or obligation on the part of US Gold, Merger Sub or New US Gold by reason of this Agreement.
      4.2     Amendment. This Agreement may be amended, modified or supplemented at any time before or after approval by the shareholders of US Gold; provided, however, that after any such approval and prior to the Effective Time, there shall be made no amendment that (a) alters or changes the amount or kind of shares to be received by shareholders in the Merger; (b) alters or changes any term of the certificate of incorporation or bylaws of New US Gold or the certificate of incorporation or bylaws of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of New US Gold or the Surviving Corporation, as applicable; or (c) alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of shares of US Gold Common Stock. This Agreement may not be amended except after approval by a majority of the board of directors of US Gold and evidenced by an instrument in writing signed on behalf of each of the parties.
      SECTION 5.     Miscellaneous
      5.1     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction, except with respect to matters of internal corporate affairs of New US Gold.
      5.2     Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with all exhibits, schedules, appendices, certificates, instruments and agreements delivered pursuant hereto and thereto (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
      5.3     Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, US Gold shall execute and deliver, or cause to be executed and delivered, such deeds and other instruments, and US Gold shall take or cause to be taken such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform immunities, powers, franchises and authority of US Gold and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized fully in the name and on behalf of US Gold or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
      5.4     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
      5.5     Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.
      5.6     Counterparts and Facsimiles. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
      5.7     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
      5.8     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

U.S. GOLD CORPORATION, a Colorado corporation

By:

Name:

Title:

US GOLD HOLDINGS CORPORATION, a Delaware corporation

By:

Name:

Title:

USGL MERGER SUB, INC., a Colorado corporation

By:

Name:

Title:

Annex B
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
US GOLD HOLDINGS CORPORATION
(Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware)
      US Gold Holdings Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
      FIRST: That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on April      , 2006, under the name US Gold Holdings Corporation.
      SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, $0.0001 par value, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware;
      THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:
      RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:
ARTICLE I
Name
      The name of the Corporation is US Gold Corporation.
ARTICLE II
Registered Office
      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at such address is The Corporation Trust Company.
ARTICLE III
Powers/ Term
      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. The Corporation is to have perpetual existence.
ARTICLE IV
Capital Stock
      A.  Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 250,000,001 shares, of which (i) 250,000,000 shares, par value $0.0001 per share, shall be Common Stock and (ii) one share, par value $0.0001 per share, shall be Preferred Stock (which share shall be designated the Special Voting Share (as defined in Part C of this Article)). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share.
          B.  Common Stock.
      (1)  General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.

      (2)  Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.
      (3)  Voting Rights. Each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. There shall be no cumulative voting.
      (4)  Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.
      (5)  Redemption. The Common Stock is not redeemable.
          C.  Series A Special Voting Preferred Stock.
      (1)  Designation and Amount. One share of Preferred Stock (of $0.0001 par value) is hereby constituted as a series of Preferred Stock of the Corporation which shall be designated as the “Series A Special Voting Preferred Stock” (the “Special Voting Share”), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.
      (2)  Dividends. The holder of the Special Voting Share shall not be entitled to receive any portion of any dividend or distribution at any time.
      (3)  Voting Rights. The holder of the Special Voting Share shall have the following voting rights:

(i)	The Special Voting Share shall entitle the holder thereof to an aggregate number of votes equal to the number of exchangeable shares (“Exchangeable Shares”) of US Gold Canadian Acquisition Corporation, a corporation existing under and governed by the Business Corporations Act (Alberta) (“Canadian Exchange Co.”), issued and outstanding from time to time which are not owned by the Corporation or any company more than 50% of the outstanding stock of which is owned, directly or indirectly, by the Corporation, by one or more other Subsidiaries of the Corporation, or by the Corporation and one or more other Subsidiaries of the Corporation (such company, a “Subsidiary”).

(ii)	Except as otherwise provided herein or by law, the holder of the Special Voting Share and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(iii)	Except as set forth herein, the holder of the Special Voting Share shall have no special voting rights, and its consent shall not be required (except to the extent it is entitled to vote with the holders of shares of Common Stock as set forth herein) for taking any corporate action.

(4)	Additional Provisions.

(i)	The holder of the Special Voting Share is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

(ii)	At such time as (A) the Special Voting Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares of Canadian Exchange Co. issued and outstanding that are not owned by the Corporation or any Subsidiary, and (B) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any Exchangeable Shares to any person other than the Corporation or any of its Subsidiaries, then the Special Voting Share shall thereupon be retired and cancelled promptly thereafter. Such Special Voting Share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
      (5)  Reacquired share. If the Special Voting Share should be purchased or otherwise acquired by the Corporation in any manner whatsoever, then the Special Voting Share shall be retired and cancelled promptly after the acquisition thereof. Such share shall upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock and may be reissued as part of a new series of

Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
      (6)  Redemption. The Special Voting Share is not redeemable.
      (7)  Dissolution, Liquidation or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Share shall not be entitled to any portion of any related distribution.
      D. Preemptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.
ARTICLE V
Directors
      A. Number. The number of directors of the Corporation shall be not less than five nor more than twelve, with such actual number being determined in the manner provided from time to time in the bylaws.
      B. Removal of Directors. Notwithstanding any other provisions of this Certificate or the bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at any time, with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.
ARTICLE VI
Stockholder Action by Written Consent
      Any action required or permitted to be taken at a meeting of the Corporation’s stockholders may be taken without a meeting if all of the stockholders entitled to vote thereon consent to such action in writing.
ARTICLE VII
Limitation of Directors’ Liability
      Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended to permit further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
ARTICLE VIII
Indemnification
      The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may hereafter be amended or supplemented, indemnify any and all directors and officers of the Corporation whom it shall have power to indemnify under such Section from and against any and all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, and other liabilities in respect of all matters referred to in, or covered by, such Section; provided, however, that the Corporation does not hereby agree to indemnify any director or officer for any such expenses or liabilities incurred by such director or officer in any action against the Corporation initiated by such director or officer without prior approval of the Board.

ARTICLE IX
Right of Directors and Officers to Contract with Corporation
      No contract or other transaction between the Corporation and one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

(a)	The material facts of such relationship or interest is disclosed or known to the Board of Directors or committee which in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors; or

(b)	The material facts of such relationship or interest is disclosed or known to the shareholders entitled to vote and they in good faith authorize, approve, or ratify such contract or transaction by vote; or

(c)	The contract or transaction is fair and reasonable to the Corporation as of the time it is authorized, approved or ratified.
      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
ARTICLE X
Inapplicability of Section 203
      The Corporation expressly elects not to be governed by Section 203 or the General Corporation Law.
ARTICLE XI
Amendment of Bylaws
      In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by vote of a majority of the Board of Directors at a regular or special meeting of the Board of Directors at which there is a quorum, or by written consent. In addition, the bylaws may be amended by the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.
ARTICLE XII
Amendment of Certificate
      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
      FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this      day of                     , 2006.

Name:
President

Name:
Secretary

Annex C
FORM OF
AMENDED AND RESTATED BYLAWS OF US GOLD CORPORATION
(formerly US Gold Holdings Corporation)
ARTICLE I
OFFICES
      Section 1.     The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
      Section 2.     The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
      Section 1.     All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.
      Section 2.     Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.
      Section 3.     Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty (60) days before the date of the meeting.
      Section 4.     The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the corporation’s principal executive offices. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
      Section 5.     Special meetings of the stockholders, for any purpose or purposes, may only be called by the President, the Chairman of the Board, a majority of the Board or a written demand by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.
      Section 6.     Unless otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
      Section 7.     Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
      Section 8.     The holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the President, the Chairman of the Board, or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
      Section 9.     When a quorum is present at any meeting, the vote of the holders of a plurality of the stock having voting power present in person or represented by proxy shall decide the election of directors and the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any other question brought before such meeting, unless the question is one upon which by express provision of applicable statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
      Section 10.     Unless otherwise provided in the certificate of incorporation each stockholder of record shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.
      Section 11.     Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by the secretary of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date or in the event of a special meeting of stockholders called for the purpose of electing directors, notification by the stockholder must be received the secretary of the corporation not later than the close of business on the tenth day following the day on which the corporation’s notice of the date of the meeting is first given or made to the stockholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(a)	the name, age, residence address, and business address of each proposed nominee and of each such person;

(b)	the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(c)	the class and number of shares of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person;

(d)	a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party; and

(e)	any other information required by the Securities Exchange Act of 1934.
      The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.
      Section 12.     At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.
      For business (other than nominations for election to the Board of Directors, which are governed by Section 11 above) to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date or in the event of a special meeting of stockholders, notification by the stockholder must be received the secretary of the corporation not later than the close of business on the tenth day following the day on which the corporation’s notice of the date of the meeting is first given or made to the stockholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (e) any other information required by the Securities Exchange Act of 1934.
      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.
      Section 13.     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date shall be the close of business on the day next preceding the date on which the notice of the meeting is given, or if the notice is waived, then the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE III
DIRECTORS
      Section 1.     The number of directors of this corporation that shall constitute the whole board shall be not less than five nor more than twelve, with such actual number being determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.
      Section 2.     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office, and shall hold such office until his/her successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his/her successor shall have been elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
      Section 3.     The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS
      Section 4.     The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
      Section 5.     The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
      Section 6.     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
      Section 7.     Special meetings of the board may be called by the Chairman of the Board or the president on twelve (12) hours’ notice to each director by phone, fax or electronic mail; special meetings shall be called by the Chairman of the Board, the president or secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the president or secretary in like manner and on like notice on the written request of the sole director.
      Section 8.     At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
      Section 9.     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
      Section 10.     Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
      Section 11.     The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation or such higher number of directors as may be required by law or the standards of any stock exchange on which shares of the corporation are listed. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Committees may include, without limitation, an executive committee, audit committee, compensation committee, and a nominating and corporate governance committee.
      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
      Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
      Section 12.     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
COMPENSATION OF DIRECTORS
      Section 13.     Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.
ARTICLE IV
NOTICES
      Section 1.     Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these Bylaws), but such notice may be given, without limiting the manner by which notice may otherwise be given, (i) by a form of electronic transmission that satisfies the requirements of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and has been consented to by the stockholder to whom notice is given, and such notice shall be deemed to be given at the time sent to the stockholder or (ii) in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, electronic mail, telegram or facsimile.
      Section 2.     Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
      Section 1.     The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide, except that one person may not simultaneously hold the offices of president and secretary.
      Section 2.     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
      Section 3.     The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the president or any vice-president of the corporation.
      Section 4.     The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors but such removal shall be without prejudice to the contract rights of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.
THE CHAIRMAN OF THE BOARD
      Section 5.     The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

      Section 6.     In the absence of the Chairman of the Board, the president, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/ She shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.
CHIEF EXECUTIVE OFFICER
      Section 7.     The chief executive officer, if any, shall serve as the chief executive officer of the corporation and shall have general and active management authority with respect to the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; subject, however, to the right of the directors to delegate specific powers, except those exclusively conferred by statute on the chief executive officer or president, to any other officers of the corporation.
      Section 8.     The chief executive officer shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
THE PRESIDENT AND VICE-PRESIDENTS
      Section 9.     The president shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. In the absence of the chief executive officer, the president shall have general and active management authority with respect to the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; subject, however, to the right of the directors to delegate specific powers, except those exclusively conferred by statute on the chief executive officer or president, to any other officers of the corporation. The president shall perform other duties commonly incident to the office and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
      Section 10.     The president or any vice president shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
      Section 11.     In the absence of the president or in the event of his/her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARY
      Section 12.     The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.
      Section 13.     The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER
      Section 14.     The chief financial officer shall be the chief financial officer and treasurer of the corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
      Section 15.     He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as Chief Financial Officer and of the financial condition of the corporation.
      Section 16.     An assistant treasurer, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Chief Financial Officer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
CERTIFICATE OF STOCK
      Section 1.     Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him/her/it in the corporation.
      If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
      Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
      Section 2.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFER OF STOCK
      Section 3.     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

REGISTERED STOCKHOLDERS
      Section 4.     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
INDEMNIFICATION
      Section 1.     (a) Subject to Section 3 of this Article VII, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”) (such person hereinafter, a “Mandatory Indemnitee”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)	The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise (such person hereinafter, a “Permissive Indemnitee”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c)	Anything in this Section 1 to the contrary notwithstanding, if a person was or is a party or was or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, then the Corporation shall not indemnify such person for any judgment, fines, or amounts paid in settlement to the Corporation in connection with such Proceeding. The Corporation shall indemnify any such person who is a Mandatory Indemnitee, and may indemnify any such person who is a Permissive Indemnitee, in each case to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, and subject to Section 3 of this Article VII, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification for such expenses shall be made in respect of any claim, issue, or matter in such Proceeding as to which the person shall have been adjudged liable to the Corporation unless (and only to the extent that) the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

(d)	To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the General Corporation Law of the State of Delaware, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(e)	The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
      Section 2.     (a) Subject to Section 3 of this Article VII, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise.

(b)	With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.
      Section 3.     Anything in Section 1(a) or Section 2(a) of this Article VII to the contrary notwithstanding, except as provided in Section 5(b) of this Article VII, with respect to a Proceeding initiated against the Corporation by a director or officer of the Corporation (whether initiated by such person in such capacity or in any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.
      Section 4.     With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).
      Section 5.     (a) If (X) a claim under Section 1(a) of this Article VII with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (Y) a claim under Section 2(a) of this Article VII with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b)	If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VII, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c)	In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)	In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VII or otherwise.
      Section 6.     Any indemnification required or permitted under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VII and Section 145 of the General Corporation Law of the State of Delaware. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.
      Section 7.     The indemnification and advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
      Section 8.     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.
      Section 9.     If any provision or provisions of this Article VII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
      Section 10.     For purposes of this Article VII: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.
ARTICLE VIII
GENERAL PROVISIONS
DIVIDENDS
      Section 1.     Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
      Section 2.     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
      Section 3.     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
FISCAL YEAR
      Section 4.     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
SEAL
      Section 5.     The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE IX
AMENDMENTS
      Section 1.     These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least a majority vote of the outstanding voting stock of the corporation. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

CERTIFICATE OF ADOPTION BY THE SECRETARY OF US GOLD CORPORATION
(formerly US Gold Holdings Corporation)
      The undersigned,                    , hereby certifies that he is the duly elected and acting Secretary of US Gold Corporation, a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Board of Directors on                     , 2006.
      IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name as of the      day of                     , 2006.

Name:
Secretary

Annex D
US GOLD
EQUITY INCENTIVE PLAN
amended and restated
effective                     , 2006

Page

ARTICLE XV REQUIREMENTS OF LAW	D-13
15.1 Requirements of Law	D-13
15.2 Federal Securities Law Requirements	D-13
15.3 Governing Law	D-13
ARTICLE XVI DURATION OF THE PLAN	D-14

U.S. GOLD
EQUITY INCENTIVE PLAN
ARTICLE I
INTRODUCTION
      1.1     Establishment. U.S. Gold Corporation, a Colorado corporation (the “Company”), established the U.S. Gold Corporation Non-Qualified Stock Option and Stock Grant Plan (as the same is hereby amended, the “Plan”) effective March 17, 1989, for certain employees of the Company (as defined in subsection 2.1(f)), directors and certain consultants to the Company. The Plan permitted the grant of non-qualified stock options and other stock grants to certain key employees of the Company, to certain directors and to certain consultants to the Company.
      1.2     Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the remuneration of those participating in the Plan is more closely aligned with the value of the Company’s stock. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.
      1.3     Effective Date; Amendment and Restatement. The initial effective date of the Plan was March 17, 1989. On October 3, 2005, the Board (as defined in subsection 2.1(d)) authorized an amendment to the Plan to increase the number of authorized shares from 3.5 million to 5 million; the amendment was approved by the Company’s shareholders on November 15, 2005. The Plan is further amended and restated, effective as of April 17, 2006, to increase the number of authorized shares from 5 million to 9 million, to specify the maximum number of shares that may be subject to options granted to an individual in a calendar year, to provide for the grant of Incentive Options (as defined in subsection 2.1(n)), to provide for the grant of Restricted Stock Awards (as defined in subsection 2.1(n)), to provide for the termination of the Plan on April 16, 2016, to authorize the Committee to delegate authority to grant awards to certain employees and consultants, and to change the name of the Plan. Incentive options may be granted after the shareholders approve the Plan, as amended and restated, effective as of April 17, 2006.
      1.4     Assumption By Holding Company. Upon the closing of the transactions (the “Merger”) provided for in the Agreement and Plan of Merger among U.S. Gold Corporation, US Gold Holdings Corporation, and USGL Merger Sub, Inc., dated as of April 17, 2006 (the “Agreement”), the Company will become a wholly-owned subsidiary of US Gold Holdings Corporation (the “Holding Company”) and the shares of common stock of the Company will be converted into an equal number of shares of Holding Company common stock, the Options outstanding under the Plan will be converted into Options to purchase shares of Holding Company common stock in accordance with section 1.424-1 of the Treasury Regulations, and the shares authorized for issuance under this Plan will be converted into shares of Holding Company common stock. In connection with the Merger, the amended and restated plan will be submitted to a vote of the shareholders of the Company, who immediately after the Merger will be the stockholders of the Holding Company.
ARTICLE II
DEFINITIONS
      2.1     Definitions. The following terms shall have the meanings set forth below:

(a)	“Affiliated Corporation” means any corporation or other entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b)	“Award” means an Option, grant of Stock pursuant to ARTICLE IX or other issuances of Stock hereunder.

(c)	“Board” means the Board of Directors of U.S. Gold Corporation, a Colorado corporation. Upon the closing of the Merger, Board means the Board of Directors of US Gold Holdings Corporation, a Delaware corporation.

(d)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(e)	“Committee” means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Directors, Eligible Employees and Eligible Consultants of the Company and shall determine the Awards to be made pursuant to the Plan and the terms and conditions thereof.

(f)	“Company” means U.S. Gold Corporation, a Colorado corporation, and the Affiliated Corporations. On and after the closing of the Merger, Company means U.S. Gold Holdings Corporation, a Delaware corporation, and the Affiliated Corporations.

(g)	“Disabled” or “Disability” shall have the meaning given to such terms in Section 22(e)(3) of the Code.

(h)	“Effective Date” means the original effective date of the Plan, March 17, 1989.

(i)	“Eligible Consultants” means those consultants and advisors to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

(j)	“Eligible Directors” means those members of the Board who are determined by the Committee to be individuals whose services are important to the Company and who are eligible to receive Awards under the Plan. Eligible Directors who are not also Eligible Employees may not receive Incentive Options.

(k)	“Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(m)	“Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq, the OTC Bulletin Board or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq, the OTC Bulletin Board or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on an electronic quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith.

(n)	“Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code. Incentive Options maybe granted only after the shareholders approve the amendment to the Plan that adds Incentive Options to the Awards that may be granted under the Plan.

(o)	“Merger” means the closing of the transactions contemplated by the Agreement and Plan of Merger among U.S. Gold Corporation, US Gold Holdings Corporation, and USGL Merger Sub, Inc., dated as of April 17, 2006.

(p)	“Non-Qualified Option” means any Option other than an Incentive Option.

(q)	“Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(r)	“Option Agreement” shall have the meaning given to such term in Section 7.2 hereof.

(s)	“Option Holder” means a Participant who has been granted one or more Options under the Plan.

(t)	“Option Period” means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(u)	“Option Price” means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

(v)	“Participant” means an Eligible Director, Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

(w)	“Restricted Stock Award” means an award of Stock granted to a Participant pursuant to ARTICLE VIII that is subject to certain restrictions imposed in accordance with the provisions of such Article.

(x)	“Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(y)	“Share” means one whole share of Stock.

(z)	“Stock” means the common stock of the Company.

(aa)	“Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.
      2.2     Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.
ARTICLE III
PLAN ADMINISTRATION
      3.1     General. The Plan shall be administered by the Committee, or in the absence of appointment of a Committee, by the entire Board. All references in the Plan to the Committee shall include the entire Board if no Committee is appointed. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Directors, Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Directors who are not also Eligible Employees shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.
      3.2     Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act or who is or may become covered by Code section 162(m) shall not be delegated by the Committee.
ARTICLE IV
STOCK SUBJECT TO THE PLAN
      4.1     Number of Shares. As of November 15, 2005, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards was 5 million Shares. As of April 17, 2006, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards is increased by 4 million Shares for a maximum of 9 million Shares.

      Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The maximum number of Shares that may be issued under Incentive Options is 4 million Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
      4.2     Limit on Option Grants. The maximum number of Shares with respect to which a Participant may receive Options under the Plan during a calendar year is one million Shares. The maximum number may be increased from time to time by approval of the Board and by the stockholders of the Company. No Options may be granted with respect to any increased number of Shares until such increase has been approved by the stockholders. Stockholder approval shall not be required for increases solely pursuant to Section 4.4 below.
      4.3     Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised and any Shares that are subject to an Award (other than an Option) and that are forfeited shall automatically become available for use under the Plan, provided, however, that no more than 4 million Shares may be issued under Incentive Options.
      4.4     Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.
      4.5     General Adjustment Rules. No adjustment or substitution provided for in this ARTICLE IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment. All adjustments to Options shall be made according to Section 1.424-1 of the Treasury Regulations.
      4.6     Determination by the Committee, Etc. Adjustments under this ARTICLE IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.
ARTICLE V
CORPORATE REORGANIZATION; CHANGE IN CONTROL
      5.1     Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee may take any one or more of the following actions with respect to outstanding Awards:

(a)	Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

(b)	Provide that any or all restrictions with respect to Restricted Stock and other Awards shall lapse;

(c)	Provide for the assumption or substitution of any or all Awards as described in Section 5.2;

(d)	Make any other provision for outstanding Awards as the Committee deems appropriate and consistent with applicable law.
      The Committee may also provide that any Awards that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.
      5.2     Assumption or Substitution of Options and Other Awards. (a) The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options or (b) the Company, or the successor or purchaser, as the case may be, may make adequate provision for the equitable adjustment of outstanding Awards (other than Options). Any assumption or substitution of Options shall be made according to section 1.424-1 of the Treasury Regulations.
      5.3     Corporate Transaction. A Corporate Transaction shall include the following:

(a)	Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b)	Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c)	Liquidation: the dissolution or liquidation of the Company; or

(d)	Change in Control: A “Change in Control” shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (a) the then-outstanding shares of Stock (“Outstanding Shares”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Power”) or (ii) at any time during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.
ARTICLE VI
PARTICIPATION
      Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants or advisors to the Company who are performing services important to the operation and growth of the Company. Eligible Directors are those whose services, in the judgment of the Committee, are important to the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII
OPTIONS
      7.1     Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and to Eligible Directors who are not also Eligible Employees; and further provided that Incentive Options may be granted only after the shareholders have approved the amendment to the Plan to add Incentive Options. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.
      7.2     Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a)	Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b)	Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

(c)	Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

(d)	Termination of Services, Death, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s services. If the Committee does not otherwise specify, the following shall apply:

(i)	If the services of the Option Holder are terminated within the Option Period for “cause”, as determined by the Company, the Option shall thereafter be void for all purposes.

(ii)	If the Option Holder dies during the Option Period while still performing services for the Company or within the three-month period referred to in (iii) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

(iii)	If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause or death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment or services.

(e)	Exercise, Payments, Etc.

(i)	Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker’s transaction described in subsection 7.2(e)(ii)(C), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(ii)	If the exercise price is $2,000 or less, the exercise price shall be paid by one or a combination of the methods set forth in subsections 7.2(e)(ii)(A) or (B) below. If the exercise price is more than $2,000, the exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(A)	in cash;

(B)	by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company; or

(C)	by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

(f)	Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(g)	Withholding.

(i)	Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

(ii)	Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.
      7.3     Restrictions on Incentive Options.

(a)	Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted.

(b)	Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of more than 10% of the total combined voting power of all classes of stock of the Company shall have an Option Price equal to at least 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

      7.4     Transferability.

(a)	General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b)	No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.
      7.5     Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock.
ARTICLE VIII
RESTRICTED STOCK AWARDS
      8.1     Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.
      8.2     Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company’s established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant’s employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.
      8.3     Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this ARTICLE VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.
      8.4     Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a)	Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b)	Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.
ARTICLE IX
STOCK BONUSES
      The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.
ARTICLE X
OTHER COMMON STOCK GRANTS
      From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.
ARTICLE XI
RIGHTS OF PARTICIPANTS
      11.1     Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting or advisory relationship with, the Company, or membership on the Board or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.
      11.2     Nontransferability of Awards Other Than Options. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards and other Awards shall, to the extent provided in ARTICLE VII, ARTICLE VIII, ARTICLE IX, and ARTICLE X, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.
      11.3     No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.
ARTICLE XII
GENERAL RESTRICTIONS
      12.1     Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, or Stock Bonus is granted, as a condition of exercising such Option, or receiving such Restricted Stock Award or Stock Bonus, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.
      12.2     Compliance with Securities Laws. Each Option, Restricted Stock Award, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
      12.3     Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.
ARTICLE XIII
PLAN AMENDMENT, MODIFICATION AND TERMINATION
      The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.
      No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Stock Bonuses or other Awards.
ARTICLE XIV
WITHHOLDING
      14.1     Withholding Requirement. The Company’s obligation to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant of Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.
ARTICLE XV
REQUIREMENTS OF LAW
      15.1     Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.
      15.2     Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all applicable conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.
      15.3     Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XVI
DURATION OF THE PLAN
      Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on April 16, 2016 and no Option, Restricted Stock Award, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Restricted Stock Awards, and other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

U.S. GOLD CORPORATION
a Colorado corporation

By:

Name:
Title:
Dated:                     , 2006

Annex E
Unaudited Pro Forma Consolidated Financial Statements of U.S. Gold Corporation
MASTER INDEX

U.S. Gold Corporation and White Knight Resources Ltd.	E-2
U.S. Gold Corporation and Nevada Pacific Gold Ltd.	E-9
U.S. Gold Corporation and Coral Gold Resources Ltd.	E-16
U.S. Gold Corporation and Tone Resources Limited	E-23
Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold Corporation	E-30

INDEX
U.S. Gold Corporation and White Knight Resources Ltd.

Unaudited Pro Forma Consolidated Balance Sheet	E-3
Unaudited Pro Forma Consolidated Statement of Operations	E-4
Notes to the Unaudited Pro Forma Consolidated Financial Statements	E-5

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Expressed in United States dollars unless otherwise stated)

	December 31, 2005

					Pro forma			Pro forma
	As reported				consolidated			consolidated
					U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	White Knight	Pro forma		Corporation	adjustments		Corporation
	Corporation	Resources Ltd.	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Assets
Current
Cash and cash equivalents	$677,518	$88,540	$34,944,750	4(a)	$29,322,513			$29,322,513
			(6,388,295)	4(c)
Temporary investments	—	12,896,077			12,896,077		7(ii)	12,896,077
Accounts receivable	25,667	103,212			128,879			128,879
Other current assets — prepaid expenses	85,483	2,708			88,191			88,191

Total current assets	788,668	13,090,537	28,556,455		42,435,660			42,435,660

Restricted cash	—	—	37,575,000	4(a)	37,575,000			37,575,000
Property and equipment, net	53,305	259,410			312,715			312,715
Mineral property interests	—	2,348,693			2,348,693	$(2,348,693)	7(i)	—
Acquired mineral property interests	—	—	148,426,958	3	148,426,958	5,174,408	7(i)&7(iv)	153,601,366
Deferred exploration costs	—	2,825,715			2,825,715	(2,825,715)	7(i)	—
Restrictive time deposits for reclamation bonding	2,937,746	201,259			3,139,005			3,139,005
Long-lived asset — asset retirement	942,924	—			942,924			942,924
Other assets:
Inactive milling equipment	777,819	—			777,819			777,819
Prepaid insurance	29,970	—			29,970			29,970
Other assets	10,118	34,400			44,518			44,518

Total other assets	817,907	34,400	—		852,307	—		852,307

Total assets	$5,540,550	$18,760,014	$214,558,413		$238,858,977	$—		$238,858,977

Liabilities
Current
Accounts payable and accrued liabilities	$96,794	$326,618			$423,412			$423,412
Installment purchase contracts	97,303	—			97,303			97,303
Due to related parties	—	55,107			55,107			55,107
Reclamation plan cost (reclamation obligation)	1,597,032	—			1,597,032			1,597,032

Total current liabilities	1,791,129	381,725	—		2,172,854	—		2,172,854

Installment purchase contracts, long-term	16,083	—			16,083			16,083
Retirement obligation	1,127,689	—			1,127,689			1,127,689
Future income tax liability	—	—	$32,651,043	4(e)	32,651,043			32,651,043
Other permit obligations	72,510	—			72,510			72,510

Total liabilities	3,007,411	381,725	32,651,043		36,040,179	—		36,040,179

Shareholders’ Equity
Capital stock	40,465,813	26,804,465	(26,804,465)	4(b)	240,751,472			240,751,472
			127,765,909	3	—			—
			72,519,750	4(a)	—			—
Other equity accounts	—	1,916,492	(1,916,492)	4(b)	—			—
Deficit	(37,932,674)	(10,342,668)	10,342,668	4(b)	(37,932,674)			(37,932,674)

Total shareholders’ equity	2,533,139	18,378,289	181,907,370		202,818,798	—		202,818,798

Total liabilities and shareholders’ equity	$5,540,550	$18,760,014	$214,558,413		$238,858,977	$—		$238,858,977

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States dollars unless otherwise stated)

	For the period ended December 31, 2005

					Pro forma
					consolidated			Pro forma
	As reported				U.S. Gold			consolidated
					Corporation	Pro forma		U.S. Gold
	U.S. Gold	White Knight	Pro forma		(Cdn	adjustments		Corporation
	Corporation	Resources Ltd.	adjustments	Notes	GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Earnings (loss) from mining operations
Other revenue
Earnest money forfeited	$200,000				$200,000			$200,000
Interest and other income	32,032	$294,563			326,595			326,595
Management fee	330,000	—			330,000			330,000
Realized gain from disposition of shares	520,428	—			520,428			520,428
Gain (loss) on sale of assets	(29,982)	—			(29,982)			(29,982)
Gain (loss) on foreign exchange	—	1,634			1,634			1,634

Total other revenue	1,052,478	296,197			1,348,675			1,348,675

Costs and expenses
General and administrative	1,027,194	808,305			1,835,499			1,835,499
Write-off of purchase
price receivable	182,748	—			182,748			182,748
Property holding costs	761,081	—			761,081			761,081
Employment termination
payments	1,423,824	—			1,423,824			1,423,824
Stock compensation expense	294,400	174,760	$337,476	4(d)	806,636			806,636
Equity share of subsidiary loss	58,888	—			58,888			58,888
Realization reserve — stock	168,960	—			168,960			168,960
Interest	3,011	5,016			8,027			8,027
Accretion of asset retirement
obligation	110,243	—			110,243			110,243
Write-off of deferred
exploration costs	—	107,296			107,296	$1,692,739	7(i)	1,800,034
Write-off of mineral
property costs	—	—			—	277,428	7(i)	277,428
Depreciation	12,850	27,329			40,179			40,179

Total costs and expenses	4,043,199	1,122,704	337,476		5,503,379	1,970,167		7,473,546

Loss before income taxes	(2,990,721)	(826,507)	(337,476)		(4,154,704)	(1,970,167)		(6,124,871)
Provision for income taxes	—	—	—		—	—		—

Net loss	$(2,990,721)	$(826,507)	$(337,476)		$(4,154,704)	$(1,970,167)		$(6,124,871)

Basic and diluted net loss per share	$(0.12)			6	$(0.06)		7(v)	$(0.09)

U.S. GOLD CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
December 31, 2005
(Unaudited)
1.  Basis of presentation
     On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd, Coral Gold Resources Ltd and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.
     These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of White Knight. The combined effects of the proposed transactions with each of the four companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements,” included elsewhere in this Circular. These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold Corporation in exchange for their White Knight common shares.
     The unaudited pro forma consolidated financial statements of U.S. Gold as at December 31, 2005 and for the year then ended have been prepared by management after giving effect to the:

(i)	White Knight acquisition (the “Acquisition”) and

(ii)	Private placement dated February 22, 2006 for gross proceeds of $75,150,000 of which $37,575,000 is being held in an escrow account pending satisfaction of certain release Conditions.
     These unaudited pro forma consolidated financial statements have been compiled from and include:

(a)	A unaudited pro forma consolidated balance sheet combining the audited balance sheet of U.S. Gold as at December 31, 2005 with the unaudited balance sheet of White Knight Resources Ltd. as at December 31, 2005 giving effect to the transactions as if they occurred on December 31, 2005.

(b)	A unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005, with the unaudited constructed statement of operations of White Knight for the twelve months ended December 31, 2005. White Knight’s statement of operations for the twelve months ended December 31, 2005 has been constructed by adding together (a) the results for the six months ended June 30, 2005 (derived from White Knight’s audited financial statements for the year ended June 30, 2005 and the unaudited interim results for the six months ended December 31, 2004) and (b) the unaudited interim results for the six months ended December 31, 2005.
     The unaudited pro forma consolidated balance sheet and statement of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and White Knight described above.
     The unaudited pro forma consolidated financial statements have been prepared using publicly available information of White Knight. Management of U.S. Gold has consolidated certain line items from White Knight’s financial statements in an attempt to conform to the presentation of the Company’s financial statements. Due to limited publicly available information, management cannot be certain such reclassifications are in accordance with the accounting policies of the Company or whether additional reclassifications may be required. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with Canadian generally accepted accounting principles. U.S. Gold prepares its financial statements in accordance with US GAAP, which conform in all material respects to Canadian GAAP except as described in Note 4(d).
     White Knight prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at December 31, 2005	$0.86
Average for the twelve months ended December 31, 2005	$0.83
     For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC- 130. The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.
     The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for White Knight are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of White Knight that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in White Knight’s net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.
2.  Summary of significant accounting policies
     The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this Circular.
3.  Business acquisitions

White Knight Acquisition
     In consideration for the acquisition of White Knight, the Company will issue 0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight totalling approximately 22,387,740 common shares to shareholders of White Knight on a fully diluted basis, representing approximately $127.8 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a reasonable period before and after the announcement date, and is estimated at $5.90 per each U.S. Gold share. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.
     The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of White Knight. The initial bid will not include the White Knight warrants and options. However, since U.S. Gold intends to acquire these in a subsequent transaction, the exchange ratio has been determined on a fully diluted basis, assuming that all outstanding options and warrants of White Knight as disclosed in the most recent publicly available financial statements, have been exercised.
     Due to the limited nature of publicly available information, U.S. Gold has not been able to determine the fair value of all identifiable assets and liabilities acquired or the complete impact of applying purchase accounting on the income statement. After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of White Knight’s assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of White Knight, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to White Knight’s capital assets would result in increased amortization charges. The fair value of the net assets of White Knight to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$127,765,909
Acquisition costs (estimated at 5% of purchase price)	6,388,295

$134,154,204

Net assets acquired:
Cash and cash equivalents	$88,540
Temporary investments	12,896,077
Accounts receivable	103,212
Other current assets — prepaid expenses	2,708
Property and equipment, net	259,410
Mineral property interests	2,348,693
Deferred exploration costs	2,825,715
Restrictive time deposits for reclamation bonding	201,259
Other assets	34,400
Accounts payable and accrued liabilities	(326,618)
Due to related parties	(55,107)
Future income tax liability	(32,651,043)
Acquired mineral property interests	148,426,958

$134,154,204

4.  Pro forma assumptions and adjustments
     The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)	Cash proceeds of $75,150,000 from the February 22, 2006 private placement, of which $34,944,750 (net of commission but before deduction of expenses of the offering) is included under cash and cash equivalents and $37,575,000 is included under restricted cash pending release from escrow. An amount of $72,519,750 has been added to share capital.

(b)	Elimination of acquired business capital stock, equity accounts and accumulated deficit.

(c)	Transaction costs have been assumed to be $6,388,295 representing 5 per cent of the total fair value of shares issued in connection with the Acquisition.

(d)	Stock compensation expense in the amount of $337,476 has been recognized in U.S. Gold’s unaudited pro forma statement of operations to reflect Canadian GAAP requirements.

(e)	Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.
5.  Pro forma share capital
     Pro forma share capital as at December 31, 2005 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	33,296,755	$40,465,812
Issue of subscription receipts	16,700,000	72,519,750
Shares issued for White Knight	20,732,240	122,320,217
Impact of outstanding options and warrants in White Knight as if they were exercised	1,655,500	5,445,693

Pro forma balance	72,384,495	$240,751,472

     On February 22, 2006 (the “Closing Date”), the Company closed a $75,150,000 financing transaction (the “Transaction”). One half of the gross proceeds of the Transaction are being held in an escrow account pending satisfaction of certain release conditions. The remaining proceeds of $34,944,750, after commissions but before deduction of expense of the offering, are unrestricted and were paid to the Company at Closing.
6.  Pro forma loss per share
     Pro forma basic loss per share for the year ended December 31, 2005 has been calculated based on U.S. Gold common shares outstanding for the year and the other issuances being effective on January 1, 2005, as follows:

(Shares or
US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	25,931,172
Assumed number of U.S. Gold common shares issued to White Knight shareholders	20,732,240
Issue of subscription receipts	16,700,000
Impact of outstanding warrants and options in White Knight as if they were exercised	1,655,500

Pro forma weighted average number of U.S. Gold common shares outstanding	65,018,912

Pro forma net loss	$(4,154,704)
Pro forma adjusted basic loss per share	$(0.06)
7.  Reconciliation to United States Generally Accepted Accounting Principles
     (i)   Mining and exploration expenses
          For Canadian GAAP purposes companies typically capitalize mine development costs on properties after proven and probable reserves have been found. Companies are also permitted to capitalize costs on properties with non-reserve material that does not meet all the criteria required for classification as proven or probable reserves. Management’s determination as to whether the existence of non-reserve material should result in the capitalization of costs or the material should be included in the amortization and recoverability calculations is based on various factors, including, but not limited to: the existence and nature of known mineralization; the location of the property (for example, whether the presence of existing mines and ore bodies in the immediate vicinity increases the likelihood of development of a mine on the property); the existence of proven and probable reserves on the property; whether the ore body is an extension of an existing producing ore body on an adjacent property; the results of recent drilling on the property; and the existence of a feasibility study or other analysis to demonstrate that the ore is commercially recoverable. Under US GAAP, exploration and development expenditures incurred on properties where mineralization has not been classified as a proven and probable reserve under SEC rules are expensed as incurred. As a result the following adjustments have been recorded:
          The US GAAP unaudited pro forma statement of operations for the 12 months ended December 31, 2005 reflects increased mining and exploration expenditures amounting to $1,970,167 that are capitalized for Canadian GAAP purposes but are expensed under US GAAP.
          The US GAAP unaudited pro forma balance sheet at December 31, 2005 reflects nil balances for each of Mineral Property Interests ($2,348,693 under Canadian GAAP) and Deferred Exploration Costs ($2,825,715 under Canadian GAAP).
     (ii)  Temporary Investments
          Under US GAAP (FAS 115), temporary investments are re-measured at fair value, with changes in fair value recorded in net income or Other Comprehensive Income. Under Canadian GAAP, these assets are recorded at the lower of cost and market value and are not re-measured to fair value prior to the date they are realized or settled. As at December 31, 2005 and June 30, 2005 temporary investments of C$12,896,077 (market value not publicly available) and C$10,895,443 (market value C$10,931,677) were held by White Knight. As the information required to calculate the increase or decrease in the fair value of temporary investments at December 31, 2005 is not publicly available, the unaudited pro forma consolidated financial statements have not been adjusted to US GAAP.

(iii)	Stock Option Plans
          U.S. Gold’s Canadian GAAP pro forma statement of operations reflects stock option cost of $337,476 representing the fair value of stock options issued to the employees. The effect of the above adjustments is to portray the unaudited pro forma consolidated financial statements as if U.S. Gold had elected to early adopt the provisions of SFAS 123 (revised 2004) “Share-Based Payment” which conforms in all material respects to Canadian GAAP. Accordingly no additional adjustments are necessary to conform to US GAAP. Further discussion is provided in the following paragraphs.
          In its historical audited financial statements, U.S. Gold applies APB Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options issued to employees as the exercise price of the Company’s stock options granted equals or exceeds the market price of the underlying common stock on the date of grant.
          SFAS 123, “Accounting for Stock-Based Compensation”, requires the Company to provide pro forma information regarding net income as if compensation costs for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.
          In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006.

(iv)	Acquired mineral property interests
          By reference to the discussion in note 7(i) deferred mining and exploration expenses that have been included in the purchase price allocation under Canadian GAAP (note 3) would be written off under US GAAP. The net effect on acquired mineral property interests would be as follows:

Acquired mineral property interests under Canadian GAAP	$148,426,958
Add: Acquired mineral exploration costs written off	5,174,408

Acquired mineral property interests under US GAAP	$153,601,366

(v)	The pro forma net loss per share under US GAAP is as follows:

Pro forma weighted average number of U.S. Gold common shares outstanding	65,018,912
Pro forma net loss	$(6,124,871)
Pro forma adjusted basic loss per share	$(0.09)

INDEX
U.S. Gold Corporation and Nevada Pacific Gold Ltd.

Unaudited Pro Forma Consolidated Balance Sheet	E-10
Unaudited Pro Forma Consolidated Statement of Operations	E-11
Notes to the Unaudited Pro Forma Consolidated Financial Statements	E-12

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Expressed in United States dollars unless otherwise stated)

	December 31, 2005

					Pro forma			Pro forma
	As reported				consolidated			consolidated
					U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	Nevada Pacific	Pro forma		Corporation	adjustments		Corporation
	Corporation	Gold Ltd.	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Assets
Current
Cash and cash equivalents	$677,518	$2,338,765	$2,029,183	3	$35,119,310			$35,119,310
			34,944,750	4(a)
			(4,870,906)	4(c)
Accounts receivable	25,667	120,968			146,635			146,635
Product inventory and stockpiled ore	—	1,695,877			1,695,877			1,695,877
Supplies inventory	—	337,390			337,390			337,390
Other current assets — prepaid expenses	85,483	116,134			201,617			201,617

Total current assets	788,668	4,609,134	32,103,027		37,500,829			37,500,829

Restricted cash	—	—	37,575,000	4(a)	37,575,000			37,575,000
Property and equipment, net	53,305	13,304,716			13,358,021			13,358,021
Mineral property interests	—	3,760,444			3,760,444	$(3,760,444)	7(i)	—
Acquired mineral property interests	—	—	104,194,127	3	104,194,127	3,760,444	7(i)&7(iii)	107,954,571
Restrictive time deposits for reclamation bonding	2,937,746	93,228			3,030,974			3,030,974
Long-lived asset — asset retirement	942,924	—			942,924			942,924
Other assets:
Inactive milling equipment	777,819	—			777,819			777,819
Prepaid insurance	29,970	—			29,970			29,970
Other assets	10,118	—			10,118			10,118

Total other assets	817,907	—	—		817,907	—		817,907

Total assets	$5,540,550	$21,767,522	$173,872,154		$201,180,226	$—		$201,180,226

Liabilities
Current
Accounts payable and accrued liabilities	$96,794	$1,031,586			$1,128,380			$1,128,380
Installment purchase contracts	97,303	—			97,303			97,303
Reclamation plan cost (reclamation obligation)	1,597,032	—			1,597,032			1,597,032

Total current liabilities	1,791,129	1,031,586	—		2,822,715	—		2,822,715

Installment purchase contracts, long-term	16,083	—			16,083			16,083
Retirement obligation	1,127,689	1,626,039			2,753,728			2,753,728
Future income tax liability	—	—	$22,920,681	4(e)	22,920,681			22,920,681
Other permit obligations	72,510	—			72,510			72,510
Other liabilities	—	123,495			123,495			123,495

Total liabilities	3,007,411	2,781,120	22,920,681		28,709,212	—		28,709,212

Shareholders’ Equity
Capital stock	40,465,813	28,376,033	(28,376,033)	4(b)	210,403,688			210,403,688
			97,418,125	3
			72,519,750	4(a)	—			—
Other equity accounts	—	1,119,231	(1,119,231)	4(b)	—			—
Deficit	(37,932,674)	(10,508,862)	10,508,862	4(b)	(37,932,674)			(37,932,674)

Total shareholders’ equity	2,533,139	18,986,402	150,951,473		172,471,014	—		172,471,014

Total liabilities and shareholders’ equity	$5,540,550	$21,767,522	$173,872,154		$201,180,226	$—		$201,180,226

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States dollars unless otherwise stated)

	For the period ended December 31, 2005

					Pro forma			Pro forma
	As reported				consolidated			consolidated
					U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	Nevada Pacific	Pro forma		Corporation	adjustments		Corporation
	Corporation	Gold Ltd.	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Sales		$8,881,168			$8,881,168			$8,881,168

Cost of sales		8,024,132			8,024,132			8,024,132
Depreciation and depletion		1,203,093			1,203,093			1,203,093
Royalties		472,743			472,743			472,743

		9,699,968			9,699,968			9,699,968

Earnings (loss) from mining operations		(818,800)			(818,800)			(818,800)

Other revenue
Earnest money forfeited	$200,000	—			200,000			200,000
Interest and other income	32,032	27,205			59,237			59,237
Management fee	330,000	—			330,000			330,000
Realized gain from disposition of shares	520,428	—			520,428			520,428
Gain (loss) on sale of assets	(29,982)	155,199			125,217			125,217
Gain (loss) on foreign exchange	—	(67,043)			(67,043)			(67,043)

Total other revenue	1,052,478	115,361			1,167,839			1,167,839

Costs and expenses
General and administrative	1,027,194	1,800,234			2,827,428			2,827,428
Write-off of purchase price receivable	182,748	—			182,748			182,748
Property holding costs	761,081	—			761,081			761,081
Employment termination payments	1,423,824	—			1,423,824			1,423,824
Stock compensation expense	294,400	472,707	$337,476	4(d)	1,104,583			1,104,583
Equity share of subsidiary loss	58,888	—			58,888			58,888
Realization reserve — stock	168,960	—			168,960			168,960
Interest	3,011	246			3,257			3,257
Accretion of asset retirement obligation	110,243	—			110,243			110,243
Write-off of mineral property costs	—	—			—	$1,510,769	7(i)	1,510,769
Write-down of mineral properties	—	131,710			131,710			131,710
Depreciation	12,850	—			12,850			12,850

Total costs and expenses	4,043,199	2,404,897	337,476		6,785,572	1,510,769		8,296,341

Loss before income taxes	(2,990,721)	(3,108,336)	(337,476)		(6,436,533)	(1,510,769)		(7,947,302)
Provision for income taxes	—	—	—		—	—		—

Net loss	$(2,990,721)	$(3,108,336)	$(337,476)		$(6,436,533)	$(1,510,769)		$(7,947,302)

Basic and diluted net loss per share	$(0.12)			6	$(0.11)		7(iv)	$(0.13)

U.S. GOLD CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
December 31, 2005
(Unaudited)
1.  Basis of presentation
     On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.
     These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Nevada Pacific. The combined effects of the proposed transactions with each of the four companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this Circular. These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold Corporation in exchange for their Nevada Pacific common shares.
     The unaudited pro forma consolidated financial statements of U.S. Gold as at December 31, 2005 and for the year then ended have been prepared by management after giving effect to the:

(i)	Nevada Pacific acquisition (the “Acquisition”) and

(ii)	Private placement dated February 22, 2006 for gross proceeds of $75,150,000 of which $37,575,000 is being held in an escrow account pending satisfaction of certain release Conditions.
     These unaudited pro forma consolidated financial statements have been compiled from and include:

(a)	A unaudited pro forma consolidated balance sheet combining the audited balance sheet of U.S. Gold as at December 31, 2005 with the unaudited balance sheet of Nevada Pacific as at December 31, 2005 giving effect to the transactions as if they occurred on December 31, 2005.

(b)	A unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005. Nevada Pacific’s statement of operations for the twelve months ended December 31, 2005 has been constructed by adding together (a) the results for the six months ended June 30, 2005 (derived from Nevada Pacific’s audited financial statements for the year ended June 30, 2005 and the unaudited interim results for the six months ended December 31, 2004) and (b) the unaudited interim results for the six months ended December 31, 2005.
     The unaudited pro forma consolidated balance sheet and statement of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Nevada Pacific described above.
     The unaudited pro forma consolidated financial statements have been prepared using publicly available information of Nevada Pacific. Management of U.S. Gold has consolidated certain line items from Nevada Pacific’s financial statements in an attempt to conform to presentation of the Company’s financial statements. Due to limited publicly available information, management of U.S. Gold cannot be certain such reclassifications are in accordance with the accounting policies of the Company or whether additional reclassifications may be required. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with Canadian generally accepted accounting principles. U.S. Gold prepares its financial statements in accordance with US GAAP, which conform in all material respects to Canadian GAAP except as described in Note 4(d).
     Nevada Pacific prepares its financial statements in accordance with Canadian GAAP and in United States dollars. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at December 31, 2005	$0.86
Average for the twelve months ended December 31, 2005	$0.83
     For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130. The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.
     The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Nevada Pacific are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Nevada Pacific that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisitions and other changes in Nevada Pacific’s net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Summary of significant accounting policies
     The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this Circular.

3.	Business acquisitions

Nevada Pacific Acquisition
     In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totalling approximately 18,449,595 common shares to shareholders of Nevada Pacific on a fully diluted basis, representing approximately $97.4 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a reasonable period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.
     The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Nevada Pacific. The initial bid will not include the Nevada Pacific warrants and options. However, since U.S. Gold intends to acquire these in a subsequent transaction, the exchange ratio has been determined on a fully diluted basis, assuming that all outstanding options and warrants of Nevada Pacific, as disclosed in the most recent publicly available financial statements, have been exercised.
     Due to the limited nature of publicly available information, U.S. Gold has not been able to determine the fair value of all identifiable assets and liabilities acquired or the complete impact of applying purchase accounting on the income statement. After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Nevada Pacific’s assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Nevada Pacific, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Nevada Pacific’s capital assets would result in increased amortization charges. The fair value of the net assets of Nevada Pacific to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$97,418,125
Acquisition costs (estimated at 5% of purchase price)	4,870,906

$102,289,031

Net assets acquired:
Cash and cash equivalents	$4,367,948
Accounts receivable	120,968
Product inventory and stockpiled ore	1,695,877
Supplies inventory	337,390
Other current assets — prepaid expenses	116,134
Property, plant and equipment	13,304,716
Mineral properties	3,760,444
Reclamation bonds	93,228
Accounts payable and accrued liabilities	(1,031,586)
Other liabilities	(123,495)
Asset retirement obligation	(1,626,039)
Future income tax liability	(22,920,681)
Acquired mineral property interests	104,194,127

$102,289,031

     Cash and cash equivalents have been adjusted to include estimated proceeds of $2,029,183 from share issuances up to March 5, 2006, the date of the press release announcing the proposed transactions, to the extent determinable from publicly available records.

4.	Pro forma assumptions and adjustments
     The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)	Cash proceeds of $75,150,000 from the February 22, 2006 private placement, of which $34,944,750 (net of commission but before deduction of expenses of the offering) is included under cash and cash equivalents and $37,575,000 is included under restricted cash pending release from escrow. An amount of $72,519,750 has been added to share capital.

(b)	Elimination of acquired business capital stock, equity accounts and accumulated deficit.

(c)	Transaction costs have been assumed to be $4,870,906 representing 5 per cent of the total fair value of shares issued in connection with the Acquisition.

(d)	Stock compensation expense in the amount of $337,476 has been recognized in U.S. Gold’s unaudited pro forma statement of operations to reflect Canadian GAAP requirements.

(e)	Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.
5.  Pro forma share capital
     Pro forma share capital as at December 31, 2005 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	33,296,755	$40,465,812
Issue of subscription receipts	16,700,000	72,519,750
Shares issued for Nevada Pacific	15,759,026	92,978,256
Impact of outstanding options and warrants in Nevada Pacific as if they were exercised	2,690,569	4,439,870

Pro forma balance	68,446,350	$210,403,688

     On February 22, 2006 (the “Closing Date”), the Company closed a $75,150,000 financing transaction (the “Transaction”). One half of the gross proceeds of the Transaction are being held in an escrow account pending satisfaction of certain release conditions. The remaining proceeds of $34,944,750, after commissions but before deduction of expense of the offering, are unrestricted and were paid to the Company at Closing.
6.  Pro forma loss per share
     Pro forma basic loss per share for the year ended December 31, 2005 has been calculated based on U.S. Gold common shares outstanding for the year and the other issuances being effective on January 1, 2005, as follows:

(Shares or
US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	25,931,172
Assumed number of U.S. Gold common shares issued to Nevada Pacific shareholders	15,759,026
Issue of subscription receipts	16,700,000
Impact of outstanding warrants and options in Nevada Pacific as if they were exercised	2,690,569

Pro forma weighted average number of U.S. Gold common shares outstanding	61,080,767

Pro forma net loss	$(6,436,533)
Pro forma adjusted basic loss per share	$(0.11)
7.  Reconciliation to United States Generally Accepted Accounting Principles
     (i)   Mining and exploration expenses
          For Canadian GAAP purposes companies typically capitalize mine development costs on properties after proven and probable reserves have been found. Companies are also permitted to capitalize costs on properties with non-reserve material that does not meet all the criteria required for classification as proven or probable reserves. Management’s determination as to whether the existence of non-reserve material should result in the capitalization of costs or the material should be included in the amortization and recoverability calculations is based on various factors, including, but not limited to: the existence and nature of known mineralization; the location of the property (for example, whether the presence of existing mines and ore bodies in the immediate vicinity increases the likelihood of development of a mine on the property); the existence of proven and probable reserves on the property; whether the ore body is an extension of an existing producing ore body on an adjacent property; the results of recent drilling on the property; and the existence of a feasibility study or other analysis to demonstrate that the ore is commercially recoverable. Under US GAAP, exploration and development expenditures incurred on properties where mineralization has not been classified as a proven and probable reserve under SEC rules are expensed as incurred. As a result the following adjustments have been recorded:
          The US GAAP unaudited pro forma statement of operations for the 12 months ended December 31, 2005 reflects increased mining and exploration expenditures amounting to $1,510,769 that are capitalized for Canadian GAAP purposes but are expensed under US GAAP.
          The US GAAP unaudited pro forma balance sheet at December 31, 2005 reflects nil balances for Mineral Property Interests ($3,760,444 under Canadian GAAP).

     (ii)  Stock Option Plans
          U.S. Gold’s Canadian GAAP pro forma statement of operations reflects stock option cost of $337,476 representing the fair value of stock options issued to the employees. The effect of the above adjustment is to portray the unaudited pro forma consolidated financial statements as if U.S. Gold had elected to early adopt the provisions of SFAS 123 (revised 2004) “Share-Based Payment” which conforms in all material respects to Canadian GAAP. Accordingly no additional adjustments are necessary to conform to US GAAP. Further discussion is provided in the following paragraphs.
          In its historical audited financial statements, U.S. Gold applies APB Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options issued to employees as the exercise price of the Company’s stock options granted equals or exceeds the market price of the underlying common stock on the date of grant.
          SFAS 123, “Accounting for Stock-Based Compensation”, requires the Company to provide pro forma information regarding net income as if compensation costs for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.
          In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006.

(iii)	Acquired mineral property interests
          By reference to the discussion in note 7(i) deferred mining and exploration expenses that have been included in the purchase price allocation under Canadian GAAP (note 3) would be written off under US GAAP. The net effect on acquired mineral property interests would be as follows:

Acquired mineral property interests under Canadian GAAP	$104,194,127
Add: Acquired mineral exploration costs written off	3,760,444

Acquired mineral property interests under US GAAP	$107,954,571

(iv)	The pro forma net loss per share under US GAAP is as follows:

Pro forma weighted average number of U.S. Gold common shares outstanding	61,080,767
Pro forma net loss	$(7,947,302)
Pro forma adjusted basic loss per share	$(0.13)

(v)	Stripping costs incurred during production in the mining industry
          Under Canadian GAAP mining companies would typically capitalize stripping costs incurred in the production phase. They include amortization of capitalized costs in inventory based on a “stripping ratio” using the units of production method. Under EITF 04-6, stripping costs incurred each period during the production phase are recorded as a component of the cost of inventory produced each period. The effects of adopting EITF 04-6 would be a decrease in capitalized mining costs; an increase in inventory; and a credit in earnings for the cumulative effect of adopting EITF 04-6.
          No adjustment has been made to the pro forma financial statements with respect to EITF 04-6 as the information required to make the calculation is not publicly available.

(vi)	Amortization
          Under Canadian GAAP, amortization of property, plant and equipment using the units-of-production method is calculated using historical capitalized costs plus expected future development costs to access proven and probable mineral reserves. For US GAAP purposes, amortization is calculated using historical capitalized costs incurred to access specific ore blocks or areas and only proven and probable reserves within the specific block or area; infrastructure and other common costs which have a useful life over the entire mine are amortized over total accessible proven and probable reserves of the mine. These different methods result in a different rate of amortization for Canadian GAAP. In addition, where differences exist in the carrying amounts of property, plant and equipment between US GAAP and Canadian GAAP, due to the historic effects of the application of GAAP to these items (for example, arising from differences in business combinations accounting and capitalization of exploration expenditures), this would also result in a difference in the amount of amortization expense.
          No adjustment has been made to the unaudited pro forma consolidated financial statements with respect to this item as the information required to make the calculation is not publicly available.

INDEX
U.S. Gold Corporation and Coral Gold Resources Ltd.

Unaudited Pro Forma Consolidated Balance Sheet	E-17
Unaudited Pro Forma Consolidated Statement of Operations	E-18
Notes to the Unaudited Pro Forma Consolidated Financial Statements	E-19

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Expressed in United States dollars unless otherwise stated)

	December 31, 2005

					Pro forma			Pro forma
	As reported				consolidated			consolidated
					U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	Coral Gold	Pro forma		Corporation	adjustments		Corporation
	Corporation	Resources Ltd.	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Assets
Current
Cash and cash equivalents	$677,518	$547,186	$3,870,000	3	$38,745,923			$38,745,923
			34,944,750	4(a)
			(1,293,531)	4(c)
Temporary investments	—	48,755			48,755		7(ii)	48,755
Accounts receivable	25,667	74,547			100,214			100,214
Other current assets — prepaid expenses	85,483	13,359			98,842			98,842

Total current assets	788,668	683,847	37,521,219		38,993,734			38,993,734

Restricted cash			37,575,000	4(a)	37,575,000			37,575,000
Property and equipment, net	53,305	3,311			56,616			56,616
Mineral property interests	—	7,663,301			7,663,301	$(7,663,301)	7(i)	—
Acquired mineral property interests	—	—	18,229,853	3	18,229,853	7,663,301	7(i)&7(iv)	25,893,154
Restrictive time deposits for reclamation bonding	2,937,746	233,720			3,171,466			3,171,466
Investment in subsidiary	—	467,317			467,317			467,317
Long-lived asset retirement	942,924	—			942,924			942,924
Other assets:
Inactive milling equipment	777,819	—			777,819			777,819
Prepaid insurance	29,970	—			29,970			29,970
Other assets	10,118	132,239			142,357			142,357

Total other assets	817,907	132,239	—		950,146	—		950,146

Total assets	$5,540,550	$9,183,735	$93,326,072		$108,050,357	$—		$108,050,357

Liabilities
Current
Accounts payable and accrued liabilities	$96,794	$35,102			$131,896			$131,896
Installment purchase contracts	97,303	—			97,303			97,303
Advances payable	—	74,131			74,131			74,131
Reclamation plan cost (reclamation obligation)	1,597,032	—			1,597,032			1,597,032

Total current liabilities	1,791,129	109,233	—		1,900,362	—		1,900,362

Installment purchase contracts, long-term	16,083	—			16,083			16,083
Retirement obligation	1,127,689	—			1,127,689			1,127,689
Future income tax liability	—	—	$4,010,213	4(e)	4,010,213			4,010,213
Other permit obligations	72,510	—			72,510			72,510

Total liabilities	3,007,411	109,233	4,010,213		7,126,857	—		7,126,857

Shareholders’ Equity
Capital stock	40,465,813	25,670,398	(25,670,398)	4(b)	138,856,174			138,856,174
			25,870,611	3
			72,519,750	4(a)	—			—
Other equity accounts	—	631,821	(631,821)	4(b)	—			—
Deficit	(37,932,674)	(17,227,717)	17,227,717	4(b)	37,932,674			37,932,674

Total shareholders’ equity	2,533,139	9,074,502	89,315,859		100,923,500	—		100,923,500

Total liabilities and shareholders’ equity	$5,540,550	$9,183,735	$93,326,072		$108,050,357	$—		$108,050,357

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States dollars unless otherwise stated)

	For the period ended December 31, 2005

					Pro forma			Pro forma
	As reported				consolidated			consolidated
					U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	Coral Gold	Pro forma		Corporation	adjustments		Corporation
	Corporation	Resources Ltd.	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Earnings (loss) from mining operations
Other revenue
Earnest money forfeited	$200,000				$200,000			$200,000
Interest and other income	32,032	$15,270			47,302			47,302
Management fee	330,000	—			330,000			330,000
Realized gain from disposition of shares	520,428	—			520,428			520,428
Gain (loss) on sale of assets	(29,982)	(3,296)			(33,278)			(33,278)
Gain (loss) on foreign exchange	—	(15,576)			(15,576)			(15,576)

Total other revenue	1,052,478	(3,602)			1,048,876			1,048,876

Costs and expenses
General and administrative	1,027,194	480,660			1,507,854			1,507,854
Write-off of purchase price receivable	182,748	—			182,748			182,748
Property holding costs	761,081	—			761,081			761,081
Employment termination payments	1,423,824	—			1,423,824			1,423,824
Stock compensation expense	294,400	311,545	$337,476	4(d)	943,421			943,421
Equity share of subsidiary loss	58,888	—			58,888			58,888
Realization reserve — stock	168,960	—			168,960			168,960
Interest	3,011	—			3,011			3,011
Accretion of asset retirement obligation	110,243	—			110,243			110,243
Write-off of mineral property costs	—	—			—	$642,993	7(i)	642,993
Depreciation	12,850	764			13,614			13,614

Total costs and expenses	4,043,199	792,970	337,476		5,173,645	642,993		5,816,638

Loss before income taxes	(2,990,721)	(796,572)	(337,476)		(4,124,769)	(642,993)		(4,767,762)
Provision for income taxes	—	—	—		—	—		—

Net loss	$(2,990,721)	$(796,572)	$(337,476)		$(4,124,769)	$(642,993)		$(4,767,762)

Basic and diluted net loss per share	$(0.12)			6	$(0.09)		7(v)	$(0.10)

CORAL GOLD
U.S. GOLD CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
December 31, 2005
(Unaudited)

1.	Basis of presentation
     On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.
     These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Coral Gold. The combined effects of the proposed transactions with each of the four companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this Circular. These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold Corporation in exchange for their Coral Gold common shares.
     The unaudited pro forma consolidated financial statements of U.S. Gold as at December 31, 2005 and for the year then ended have been prepared by management after giving effect to the:

(i)	Coral Gold acquisition (the “Acquisition”) and

(ii)	Private placement dated February 22, 2006 for gross proceeds of $75,150,000 of which $37,575,000 is being held in an escrow account pending satisfaction of certain release Conditions.
     These unaudited pro forma consolidated financial statements have been compiled from and include:

(a)	A unaudited pro forma consolidated balance sheet combining the audited balance sheet of U.S. Gold as at December 31, 2005 with the unaudited balance sheet of Coral Gold as at October 31, 2005 giving effect to the transactions as if they occurred on December 31, 2005.

(b)	A unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Coral Gold for the twelve months ended October 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005. The Coral Gold’s statement of operations for the twelve months ended October 31, 2005 has been constructed by adding together (a) the results for the three months ended January 31, 2005 (derived from Coral Gold’s audited financial statements for the year ended January 31, 2005 and the unaudited interim results for the nine months ended October 31, 2004) and (b) the unaudited interim results for the nine months ended October 31, 2005.
     The unaudited pro forma consolidated balance sheet and statement of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Coral Gold described above.
     The unaudited pro forma consolidated financial statements have been prepared using publicly available information of Coral Gold. Management of U.S. Gold has consolidated certain line items from Coral Gold’s financial statements in an attempt to conform to the presentation of the Company’s financial statements. Due to limited publicly available information, management of U.S. Gold cannot be certain such reclassifications are in accordance with the accounting policies of the Company or whether additional reclassifications may be required. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with Canadian generally accepted accounting principles. U.S. Gold prepares its financial statements in accordance with US GAAP, which conform in all material respects to Canadian GAAP except as described in Note 4(d).
     Coral Gold prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at October 31, 2005	$0.85
Average for the twelve months ended October 31, 2005	$0.82
     For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130. The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.
     The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Coral Gold are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Coral Gold that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in Coral Gold’s net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

2.	Summary of significant accounting policies
     The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this Circular.

3.	Business acquisitions

Coral Gold Acquisition
     In consideration for the acquisition of Coral Gold, the Company will issue 0.63 shares of U.S. Gold common stock for each outstanding common share of Coral Gold totalling approximately 5,080,222 common shares to shareholders of Coral Gold on a fully diluted basis, representing approximately $25.9 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a reasonable period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.
     The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Coral Gold. The initial bid will not include the Coral Gold warrants and options. However, since U.S. Gold intends to acquire these in a subsequent transaction, the exchange ratio has been determined on a fully diluted basis, assuming that all outstanding options and warrants of Coral Gold as disclosed in the most recent publicly available financial statements, have been exercised.
     Due to the limited nature of publicly available information, U.S. Gold has not been able to determine the fair value of all identifiable assets and liabilities acquired or the complete impact of applying purchase accounting on the income statement. After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Coral Gold’s assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Coral Gold, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Coral Gold’s capital assets would result in increased amortization charges. The fair value of the net assets of Coral Gold to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$25,870,611
Acquisition costs (estimated at 5% of purchase price)	1,293,531

$27,164,142

Net assets acquired:
Cash and cash equivalents	$4,417,186
Temporary investments	48,755
Accounts receivable	74,547
Other current assets — prepaid expenses	13,359
Property and equipment, net	3,311
Mineral property interests	7,663,301
Restrictive time deposits for reclamation bonding	233,720
Investment in subsidiary	467,317
Other assets	132,239
Accounts payable and accrued liabilities	(35,102)
Advances payable	(74,131)
Future income tax payable	(4,010,213)
Acquired mineral property interests	18,229,853

$27,164,142

     Cash and cash equivalents have been adjusted to include estimated proceeds of $3,870,000 from share issuances up to March 5, 2006, the date of the press release announcing the proposed transactions, to the extent determinable from publicly available records.

4.	Pro forma assumptions and adjustments
     The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)	Cash proceeds of $75,150,000 from the February 22, 2006 private placement, of which $34,944,750 (net of commission but before deduction of expenses of the offering) is included under cash and cash equivalents and $37,575,000 is included under restricted cash pending release from escrow. An amount of $72,519,750 has been added to share capital.

(b)	Elimination of acquired business capital stock, equity accounts and accumulated deficit.

(c)	Transaction costs have been assumed to be $1,293,531 representing 5 per cent of the total fair value of shares issued in connection with the Acquisition.

(d)	Stock compensation expense in the amount of $337,476 has been recognized in U.S. Gold’s unaudited pro forma statement of operations to reflect Canadian GAAP requirements.

(e)	Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.
5.  Pro forma share capital
     Pro forma share capital as at December 31, 2005 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	33,296,755	$40,465,812
Issue of subscription receipts	16,700,000	72,519,750
Shares issued for Coral Gold	4,095,862	24,165,589
Impact of outstanding options and warrants in Coral Gold as if they were exercised	984,360	1,705,023

Pro forma balance	55,076,977	$138,856,174

     On February 22, 2006 (the “Closing Date”), the Company closed a $75,150,000 financing transaction (the “Transaction”). One half of the gross proceeds of the Transaction are being held in an escrow account pending satisfaction of certain release conditions. The remaining proceeds of $34,944,750, after commissions but before deduction of expense of the offering, are unrestricted and were paid to the Company at Closing.
6.  Pro forma loss per share
     Pro forma basic loss per share for the year ended December 31, 2005 has been calculated based on U.S. Gold common shares outstanding for the year and the other issuances being effective on January 1, 2005, as follows:

(Shares or
US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	25,931,172
Assumed number of U.S. Gold common shares issued to Coral Gold shareholders	4,095,862
Issue of subscription receipts	16,700,000
Impact of outstanding warrants and options in Coral Gold as if they were exercised	984,360

Pro forma weighted average number of U.S. Gold common shares outstanding	47,711,394

Pro forma net loss	$(4,124,769)
Pro forma adjusted basic loss per share	$(0.09)
7.  Reconciliation to United States Generally Accepted Accounting Principles

(i)	Mining and exploration expenses
          For Canadian GAAP purposes companies typically capitalize mine development costs on properties after proven and probable reserves have been found. Companies are also permitted to capitalize costs on properties with non-reserve material that does not meet all the criteria required for classification as proven or probable reserves. Management’s determination as to whether the existence of non-reserve material should result in the capitalization of costs or the material should be included in the amortization and recoverability calculations is based on various factors, including, but not limited to: the existence and nature of known mineralization; the location of the property (for example, whether the presence of existing mines and ore bodies in the immediate vicinity increases the likelihood of development of a mine on the property); the existence of proven and probable reserves on the property; whether the ore body is an extension of an existing producing ore body on an adjacent property; the results of recent drilling on the property; and the existence of a feasibility study or other analysis to demonstrate that the ore is commercially recoverable. Under US GAAP, exploration and development expenditures incurred on properties where mineralization has not been classified as a proven and probable reserve under SEC rules are expensed as incurred. As a result the following adjustments have been recorded:
          The US GAAP unaudited pro forma statement of operations for the 12 months ended December 31, 2005 reflects increased mining and exploration expenditures amounting to $642,993 that are capitalized for Canadian GAAP purposes but are expensed under US GAAP.
          The US GAAP unaudited pro forma balance sheet at December 31, 2005 reflects nil balances for Mineral Property ($7,663,301 under Canadian GAAP).

(ii)	Temporary Investments
          Under US GAAP (FAS 115), temporary investments are re-measured at fair value, with changes in fair value recorded in net income or Other Comprehensive Income. Under Canadian GAAP, these assets are recorded at the lower of cost and market value and are not re-measured to fair value prior to the date they are realized or settled. As at October 31, 2005 temporary investments of C$48,755 (market value not publicly available) were held by Coral Gold. As the information required to calculate the increase or decrease in the fair value of temporary investments at October 31, 2005 is not publicly available, the unaudited pro forma consolidated financial statements have not been adjusted to United States GAAP.

(iii)	Stock Option Plans
          U.S. Gold’s Canadian GAAP pro forma statement of operations reflects stock option cost of $337,476 representing the fair value of stock options issued to the employees. The effect of the above adjustments is to portray the unaudited pro forma consolidated financial statements as if U.S. Gold had elected to early adopt the provisions of SFAS 123 (revised 2004) “Share-Based Payment” which conforms in all material respects to Canadian GAAP. Accordingly no additional adjustments are necessary to conform to US GAAP. Further discussion is provided in the following paragraphs.
          In its historical audited financial statements, U.S. Gold applies APB Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options issued to employees as the exercise price of the Company’s stock options granted equals or exceeds the market price of the underlying common stock on the date of grant.
          SFAS 123, “Accounting for Stock-Based Compensation”, requires the Company to provide pro forma information regarding net income as if compensation costs for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.
          In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006.

(iv)	Acquired mineral property interests
          By reference to the discussion in note 7(i) deferred mining and exploration expenses that have been included in the purchase price allocation under Canadian GAAP (note 3) would be written off under US GAAP. The net effect on acquired mineral property interests would be as follows:

Acquired mineral property interests under Canadian GAAP	$18,229,853
Add: Acquired mineral exploration costs written off	7,663,301

Acquired mineral property interests under US GAAP	$25,893,154

(v)	The pro forma net loss per share under US GAAP is as follows:

Pro forma weighted average number of U.S. Gold common shares outstanding	47,711,394
Pro forma net loss	$(4,767,762)
Pro forma adjusted basic loss per share	$(0.10)

INDEX
U.S. Gold Corporation and Tone Resources Limited

Unaudited Pro Forma Consolidated Balance Sheet	E-24
Unaudited Pro Forma Consolidated Statement of Operations	E-25
Notes to the Unaudited Pro Forma Consolidated Financial Statements	E-26

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Expressed in United States dollars unless otherwise stated)

	December 31, 2005

	As reported				Pro forma			Pro forma
					consolidated			consolidated
		Tone			U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	Resources	Pro forma		Corporation	adjustments		Corporation
	Corporation	Limited	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Assets
Current
Cash and cash equivalents	$677,518	$23,408	$709,500	3	$34,648,515			$34,648,515
			34,944,750	4(a)
			(1,706,661)	4(c)
Accounts receivable	25,667	6,008			31,675			31,675
Product inventory and stockpiled ore	—	—			—			—
Supplies inventory	—	—			—			—
Other current assets — prepaid expenses	85,483	2,150			87,633			87,633

Total current assets	788,668	31,566	33,947,589		34,767,823			34,767,823

Restricted cash	—	—	37,575,000	4(a)	37,575,000			37,575,000
Property and equipment, net	53,305	—			53,305			53,305
Mineral property interests	—	978,319			978,319	$(978,319)	7(i)	—
Acquired mineral property interests	—	—	43,878,718	3	43,878,718	978,319	7(i)&7(iii)	44,857,037
Restrictive time deposits for reclamation bonding	2,937,746	29,564			2,967,310			2,967,310
Long-lived asset retirement	942,924				942,924			942,924
Other assets:
Inactive milling equipment	777,819	—			777,819			777,819
Prepaid insurance	29,970	—			29,970			29,970
Other assets	10,118	—			10,118			10,118

Total other assets	817,907	—	—		817,907	—		817,907

Total assets	$5,540,550	$1,039,449	$115,401,307		$121,981,306	$—		$121,981,306

Liabilities
Current
Accounts payable and accrued liabilities	$96,794	$135,325			$232,119			$232,119
Installment purchase contracts	97,303	—			97,303			97,303
Reclamation plan cost (reclamation obligation)	1,597,032	—			1,597,032			1,597,032

Total current liabilities	1,791,129	135,325	—		1,926,454	—		1,926,454

Installment purchase contracts, long-term	16,083	—			16,083			16,083
Retirement obligation	1,127,689	—			1,127,689			1,127,689
Future income tax liability	—	—	$9,652,465	4(e)	9,652,465			9,652,465
Other permit obligations	72,510	—			72,510			72,510

Total liabilities	3,007,411	135,325	9,652,465		12,795,201	—		12,795,201

Shareholders’ Equity
Capital stock	40,465,813	2,481,340	(2,481,340)	4(b)	147,118,779			147,118,779
			34,133,216	3
			72,519,750	4(a)	—			—
Other equity accounts	—	641,805	(641,805)	4(b)	—			—
Deficit	(37,932,674)	(2,219,021)	2,219,021	4(b)	(37,932,674)			(37,932,674)

Total shareholders’ equity	2,533,139	904,124	105,748,842		109,186,105	—		109,186,105

Total liabilities and shareholders’ equity	$5,540,550	$1,039,449	$115,401,307		$121,981,306	$—		$121,981,306

U.S. GOLD CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States dollars unless otherwise stated)

	For the period ended December 31, 2005

	As reported				Pro forma			Pro forma
					consolidated			consolidated
		Tone			U.S. Gold	Pro forma		U.S. Gold
	U.S. Gold	Resources	Pro forma		Corporation	adjustments		Corporation
	Corporation	Limited	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

	(Unaudited)
Earnings (loss) from mining operations
Other revenue
Earnest money forfeited	$200,000				$200,000			$200,000
Interest and other income	32,032	$439			32,471			32,471
Management fee	330,000	—			330,000			330,000
Realized gain from disposition of shares	520,428	—			520,428			520,428
Gain (loss) on sale of assets	(29,982)	—			(29,982)			(29,982)
Gain (loss) on foreign exchange	—	(1,723)			(1,723)			(1,723)

Total other revenue	1,052,478	(1,284)			1,051,194			1,051,194

Costs and expenses
General and administrative	1,027,194	374,645			1,401,839			1,401,839
Write-off of purchase price receivable	182,748	—			182,748			182,748
Property holding costs	761,081	—			761,081			761,081
Employment termination payments	1,423,824	—			1,423,824			1,423,824
Stock compensation expense	294,400	233,415	$337,476	4(d)	865,291			865,291
Equity share of subsidiary loss	58,888	—			58,888			58,888
Realization reserve — stock	168,960	—			168,960			168,960
Interest	3,011	—			3,011			3,011
Accretion of asset retirement obligation	110,243	—			110,243			110,243
Write-off of deferred exploration costs	—	—			—	$25,335	7(i)	25,335
Write-off of mineral property costs	—	67,871			67,871			67,871
Depreciation	12,850	—			12,850			12,850

Total costs and expenses	4,043,199	675,930	337,476		5,056,605	25,335		5,081,940

Loss before income taxes	(2,990,721)	(677,214)	(337,476)		(4,005,411)	(25,335)		(4,030,746)

Provision for income taxes	—				—	—		—

Net loss	$(2,990,721)	$(677,214)	$(337,476)		$(4,005,411)	$(25,335)		$(4,030,746)

Basic and diluted net loss per share	$(0.12)			6	$(0.08)		7(iv)	$(0.08)

U.S. GOLD CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
December 31, 2005
(Unaudited)
1.  Basis of presentation
     On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd, Nevada Pacific Gold Ltd, Coral Gold Resources Ltd and Tone Resources Limited. This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.
     These unaudited pro forma consolidated financial statements have been prepared to give effect to the Company’s acquisition of Tone Resources. The combined effects of the proposed transactions with each of the four companies have been presented separately under “Unaudited Pro Forma Consolidated Supplementary Financial Statements”, included elsewhere in this Circular. These unaudited pro forma consolidated financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold Corporation in exchange for their Tone Resources common shares.
     The unaudited pro forma consolidated financial statements of U.S. Gold as at December 31, 2005 and for the year then ended have been prepared by management after giving effect to the:

(i) Tone Resources acquisition (the “Acquisition”) and

(ii) Private placement dated February 22, 2006 for gross proceeds of $75,150,000 of which $37,575,000 is being held in an escrow account pending satisfaction of certain release Conditions.
     These unaudited pro forma consolidated financial statements have been compiled from and include:

(a) A unaudited pro forma consolidated balance sheet combining the audited balance sheet of U.S. Gold as at December 31, 2005 with the unaudited balance sheet of Tone Resources as at November 30, 2005 giving effect to the transactions if they occurred on December 31, 2005.

(b) A unaudited pro forma consolidated statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with the unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005. Tone Resources’ statement of operations for the twelve months ended November 30, 2005 has been constructed by adding together (a) the results for the nine months ended August 31, 2005, (derived from Tone’s audited financial statements for the year ended August 31, 2005 and the unaudited interim results for the three months ended November 30, 2004) and (b) the unaudited interim results for the three months ended November 30, 2005, giving effect to the transactions if they occurred on January 1, 2005.
     The unaudited pro forma consolidated balance sheet and statement of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Tone Resources described above.
     The unaudited pro forma consolidated financial statements have been prepared using publicly available information of Tone Resources. Management of U.S. Gold has consolidated certain line items from Tone Resources’ financial statements in an attempt to conform to presentation of the Company’s financial statements. Due to limited publicly available information, management of U.S. Gold cannot be certain such reclassifications are in accordance with the accounting policies of the Company or whether additional reclassifications may be required. It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair the presentation of the transactions described in Note 3 in accordance with Canadian generally accepted accounting principles. U.S. Gold prepares its financial statements in accordance with US GAAP, which conform in all material respects to Canadian GAAP except as described in Note 4(d).
     Tone Resources prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. The conversion from Canadian dollars to U.S. dollars has been reflected at the rates described in the following table.

As at November 30, 2005	$0.86
Average for the twelve months ended November 30, 2005	$0.82
     For restatement in U.S. dollars, the Company followed the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130. The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.
     The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Tone Resources are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of Tone Resources that exist as of the date of the completion of the acquisition.

Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements. In addition, the impact of integration activities, the timing of completion of the acquisition and other changes in Tone Resources’ net tangible and intangible assets prior to the completion of the acquisition, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.
2.  Summary of significant accounting policies
     The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this Circular.
3.  Business acquisitions

Tone Resources acquisition
     In consideration for the acquisition of Tone Resources, the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totalling approximately 6,258,224 common shares to shareholders of Tone Resources on a fully diluted basis, representing approximately $34.1 million total value based on the closing price of U.S. Gold’s common stock. For accounting purposes, the measurement of the purchase consideration in the unaudited pro forma consolidated financial statement information is based on the market prices of U.S. Gold common shares over a reasonable period before and after the announcement date and is estimated at $5.90 per each U.S. Gold share. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated financial statement information due to any future changes in the negotiation process.
     The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of Tone Resources. The initial bid will not include the Tone Resources warrants and options. However, since U.S. Gold intends to acquire these in a subsequent transaction, the exchange ratio has been determined on a fully diluted basis, assuming that all outstanding options and warrants of Tone Resources as disclosed in the most recent publicly available financial statements, have been exercised.
     Due to the limited nature of publicly available information, U.S. Gold has not been able to determine the fair value of all identifiable assets and liabilities acquired or the complete impact of applying purchase accounting on the income statement. After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of Tone Resources’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Upon consummation of the proposed acquisition of Tone Resources, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to Tone Resources’ capital assets would result in increased amortization charges. The fair value of the net assets of Tone Resources to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The preliminary purchase price allocation is subject to change and is summarized as follows:

Purchase price:
Shares issued on acquisition	$34,133,216
Acquisition costs (estimated at 5% of purchase price)	1,706,661

$35,839,877
Net assets acquired:
Cash and cash equivalents	$732,908
Accounts receivable	6,008
Retainers and prepaid expenses	2,150
Reclamation bond	29,564
Mineral property costs	978,319
Accounts payable and accrued liabilities	(135,325)
Future income tax liability	(9,652,465)
Acquired mineral property interests	43,878,718

$35,839,877
     Cash and cash equivalents have been adjusted to include estimated proceeds of $709,500 from share issuances up to March 5, 2006, the date of the press release announcing the proposed transactions, to the extent determinable from publicly available records.
4.  Pro forma assumptions and adjustments
     The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a) Cash proceeds of $75,150,000 from the February 22, 2006 private placement, of which $34,944,750 (net of commission but before deduction of expenses of the offering) is included under cash and cash equivalents and $37,575,000 is included under restricted cash pending release from escrow. An amount of $72,519,750 has been added to share capital.

(b) Elimination of acquired business capital stock, equity accounts and accumulated deficit.

(c) Transaction costs have been assumed to be $1,706,661 representing 5 per cent of the total fair value of shares issued in connection with the Acquisition.

(d) Stock compensation expense in the amount of $337,476 has been recognized in U.S. Gold’s unaudited pro forma statement of operations to reflect Canadian GAAP requirements.

(e) Future income taxes have been taken into consideration in connection with the purchase price allocation where assumed fair values are not the same as the carry forward book values.
5.  Pro forma share capital
     Pro forma share capital as at December 31, 2005 has been determined as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	33,296,755	$40,465,812
Issue of subscription receipts	16,700,000	72,519,750
Shares issued for Tone Resources	4,614,889	27,227,847
Impact of outstanding options and warrants in Tone Resources as if they were exercised	1,643,335	6,905,370

Pro forma balance	56,254,979	$147,118,779

     On February 22, 2006 (the “Closing Date”), the Company closed a $75,150,000 financing transaction (the “Transaction”). One half of the gross proceeds of the Transaction are being held in an escrow account pending satisfaction of certain release conditions. The remaining proceeds of $34,944,750, after commissions but before deduction of expense of the offering, are unrestricted and were paid to the Company at Closing.
6.  Pro forma loss per share
     Pro forma basic loss per share for the year ended December 31, 2005 has been calculated based on U.S. Gold common shares outstanding for the year and the other issuances being effective on January 1, 2005, as follows:

(Shares or
US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	25,931,172
Assumed number of U.S. Gold common shares issued to Tone Resources shareholders	4,614,889
Issue of subscription receipts	16,700,000
Impact of outstanding warrants and options in Tone Resources as if they were exercised	1,643,335

Pro forma weighted average number of U.S. Gold common shares outstanding	48,889,396

Pro forma net loss	$(4,005,411)
Pro forma adjusted basic loss per share	$(0.08)
7.  Reconciliation to United States Generally Accepted Accounting Principles

(i)	Mining and exploration expenses
          For Canadian GAAP purposes companies typically capitalize mine development costs on properties after proven and probable reserves have been found. Companies are also permitted to capitalize costs on properties with non-reserve material that does not meet all the criteria required for classification as proven or probable reserves. Management’s determination as to whether the existence of non-reserve material should result in the capitalization of costs or the material should be included in the amortization and recoverability calculations is based on various factors, including, but not limited to: the existence and nature of known mineralization; the location of the property (for example, whether the presence of existing mines and ore bodies in the immediate vicinity increases the likelihood of development of a mine on the property); the existence of proven and probable reserves on the property; whether the ore body is an extension of an existing producing ore body on an adjacent property; the results of recent drilling on the property; and the existence of a feasibility study or other analysis to demonstrate that the ore is commercially recoverable. Under US GAAP, exploration and development expenditures incurred on properties where mineralization has not been classified as a proven and probable reserve under SEC rules are expensed as incurred. As a result the following adjustments have been recorded:
          The US GAAP unaudited pro forma statement of operations for the 12 months ended December 31, 2005 reflects increased mining and exploration expenditures amounting to $25,335 that are capitalized for Canadian GAAP purposes but are expensed under US GAAP.
          The US GAAP unaudited pro forma balance sheet at December 31, 2005 reflects nil balances for Mineral Property Interests ($978,319 under Canadian GAAP).

(ii)	Stock Option Plans
          U.S. Gold’s Canadian GAAP pro forma statement of operations reflects stock option cost of $337,476 representing the fair value of stock options issued to the employees. The effect of the above adjustments is to portray the unaudited pro forma consolidated financial statements as if U.S. Gold had elected to early adopt the provisions of SFAS 123 (revised 2004) “Share-Based Payment” which conforms in all material respects to Canadian GAAP. Accordingly no additional adjustments are necessary to conform to US GAAP. Further discussion is provided in the following paragraphs.
          In its historical audited financial statements, U.S. Gold applies APB Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for all stock option plans.

          Under APB Opinion 25, no compensation cost has been recognized for stock options issued to employees as the exercise price of the Company’s stock options granted equals or exceeds the market price of the underlying common stock on the date of grant.
          SFAS 123, “Accounting for Stock-Based Compensation”, requires the Company to provide pro forma information regarding net income as if compensation costs for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.
          In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006.

(iii)	Acquired mineral property interests
          By reference to the discussion in note 7(i) deferred mining and exploration expenses that have been included in the purchase price allocation under Canadian GAAP (note 3) would be written off under US GAAP. The net effect on acquired mineral property interests would be as follows:

Acquired mineral property interests under Canadian GAAP	$43,878,718
Add: Acquired mineral exploration costs written off	978,319

Acquired mineral property interests under US GAAP	$44,857,037

(iv)	The pro forma net loss per share under US GAAP is as follows:

Pro forma weighted average number of U.S. Gold common shares outstanding	48,889,396
Pro forma net loss	$(4,030,746)
Pro forma adjusted basic loss per share	$(0.08)

INDEX
Unaudited Pro Forma Consolidated Supplementary Financial Statements of U.S. Gold Corporation

Unaudited Pro Forma Consolidated Supplementary Balance Sheet	E-31
Unaudited Pro Forma Consolidated Supplementary Statement of Operations	E-32
Notes to the Unaudited Pro Forma Consolidated Supplementary Financial Statements	E-33

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY BALANCE SHEET
(Expressed in United States dollars unless otherwise stated)
December 31, 2005
(Unaudited)

	Pro forma						Pro forma			Pro forma
	consolidated						consolidated			consolidated
	Tone						U.S. Gold	Pro forma		U.S. Gold
	Resources	White Knight	Coral Gold	Nevada Pacific	Pro forma		Corporation	adjustments		Corporation
	Limited	Resources Ltd.	Resources Ltd.	Gold Ltd.	adjustments	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

Assets
Current
Cash and cash equivalents	$34,648,515	$88,540	$547,186	$2,338,765	$(12,552,732)	4(a)	$30,969,457			$30,969,457
					5,899,183	4(b)
Temporary investments	—	12,896,077	48,755	—			12,944,832			12,944,832
Accounts receivable	31,675	103,212	74,547	120,968			330,402			330,402
Product inventory and stockpiled ore	—	—	—	1,695,877			1,695,877			1,695,877
Supplies inventory	—	—	—	337,390			337,390			337,390
Other current assets — prepaid expenses	87,633	2,708	13,359	116,134			219,834			219,834

Total current assets	34,767,823	13,090,537	683,847	4,609,134	(6,653,549)		46,497,792	—		46,497,792

Restricted cash	37,575,000	—	—	—			37,575,000			37,575,000
Property and equipment, net	53,305	259,410	3,311	13,304,716			13,620,742			13,620,742
Mineral property interests	978,319	2,348,693	7,663,301	3,760,444			14,750,757	$(14,750,757)	4(f)	—
Acquired mineral property interests	43,878,718	—			270,850,938	4(c)	314,729,656	17,576,472	4(f)	332,306,128
Deferred exploration costs	—	2,825,715	—	—			2,825,715	(2,825,715)	4(f)	—
Restrictive time deposits for reclamation bonding	2,967,310	201,259	233,720	93,228			3,495,517			3,495,517
Investment in subsidiary	—	—	467,317	—			467,317			467,317
Long-lived asset — asset retirement	942,924	—	—	—			942,924			942,924
Other assets:
Inactive milling equipment	777,819	—	—	—			777,819			777,819
Prepaid insurance	29,970	—	—	—			29,970			29,970
Other assets	10,118	34,400	132,239	—			176,757			176,757

Total other assets	817,907	34,400	132,239	—	—		984,546	—		984,546

Total assets	$121,981,306	$18,760,014	$9,183,735	$21,767,522	$264,197,389		$435,889,966	$—		$435,889,966

Liabilities
Current
Accounts payable and accrued liabilities	$232,119	$326,618	$35,102	$1,031,586			$1,625,425			$1,625,425
Installment purchase contracts	97,303	—	—	—			97,303			97,303
Due to related parties	—	55,107	—	—			55,107			55,107
Advances payable	—	—	74,131	—			74,131			74,131
Reclamation plan cost (reclamation obligation)	1,597,032	—	—	—			1,597,032			1,597,032

Total current liabilities	1,926,454	381,725	109,233	1,031,586	—		3,448,998	—		3,448,998

Installment purchase contracts, long-term	16,083	—	—	—			16,083			16,083
Retirement obligation	1,127,689	—	—	1,626,039			2,753,728			2,753,728
Future income tax liability	9,652,465	—	—	—	$59,581,937	4(c)	69,234,402			69,234,402
Other permit obligations	72,510	—	—	—			72,510			72,510
Other liabilities	—	—	—	123,495	—		123,495			123,495

Total liabilities	12,795,201	381,725	109,233	2,781,120	59,581,937		75,649,216	—		75,649,216

Shareholders’ Equity
Capital stock	147,118,779	26,804,465	25,670,398	28,376,033	(80,850,896)	4(d)	398,173,424			398,173,424
					251,054,645	3
Other equity accounts	—	1,916,492	631,821	1,119,231	(3,667,544)	4(d)	—			—
Deficit	(37,932,674)	(10,342,668)	(17,227,717)	(10,508,862)	38,079,247	4(d)	(37,932,674)			(37,932,674)

Total shareholders’ equity	109,186,105	18,378,289	9,074,502	18,986,402	204,615,452		360,240,750	—		360,240,750

Total liabilities and shareholders’ equity	$121,981,306	$18,760,014	$9,183,735	$21,767,522	$264,197,389		$435,889,966	$—		$435,889,966

U.S. GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY STATEMENT OF OPERATIONS
(Expressed in United States dollars unless otherwise stated)
For The Period Ended December 31, 2005
(Unaudited)

	Pro forma					Pro forma			Pro forma
	consolidated					consolidated			consolidated
	Tone					U.S. Gold	Pro forma		U.S. Gold
	Resources	White Knight	Coral Gold	Nevada Pacific		Corporation	adjustments		Corporation
	Limited	Resources Ltd.	Resources Ltd.	Gold Ltd.	Notes	(Cdn GAAP)	US GAAP	Notes	(US GAAP)

Sales				$8,881,168		$8,881,168			$8,881,168

Cost of sales				8,024,132		8,024,132			8,024,132
Depreciation and depletion				1,203,093		1,203,093			1,203,093
Royalties				472,743		472,743			472,743

				9,699,968		9,699,968			9,699,968

Earnings (loss) from mining operations				(818,800)		(818,800)			(818,800)

Other revenue
Earnest money forfeited	$200,000					200,000			200,000
Interest and other income	32,471	$294,563	$15,270	27,205		369,509			369,509
Management fee	330,000	—	—	—		330,000			330,000
Realized gain from disposition of shares	520,428	—	—	—		520,428			520,428
Gain (loss) on sale of assets	(29,982)	—	(3,296)	155,199		121,921			121,921
Gain (loss) on foreign exchange	(1,723)	1,634	(15,576)	(67,043)		(82,708)			(82,708)

Total other revenue	1,051,194	296,197	(3,602)	115,361		1,459,150			1,459,150

Costs and expenses
General and administrative	1,401,839	808,305	480,660	1,800,234		4,491,038			4,491,038
Write-off of purchase price receivable	182,748	—	—	—		182,748			182,748
Property holding costs	761,081	—	—	—		761,081			761,081
Employment termination payments	1,423,824	—	—	—		1,423,824			1,423,824
Stock compensation expense	865,291	174,760	311,545	472,707		1,824,303			1,824,303
Equity share of subsidiary loss	58,888	—	—	—		58,888			58,888
Realization reserve — stock	168,960	—	—	—		168,960			168,960
Interest	3,011	5,016	—	246		8,273			8,273
Accretion of asset retirement obligation	110,243	—	—	—		110,243			110,243
Write-off of deferred exploration costs	—	107,296	—	—		107,296	$1,692,739	4(f)	1,800,034
Write-off of mineral property costs	67,871	—	—	—		67,871	2,456,525	4(f)	2,524,396
Write-down of mineral properties	—	—	—	131,710		131,710			131,710
Depreciation	12,850	27,329	764	—		40,943			40,943

Total costs and expenses	5,056,605	1,122,704	792,970	2,404,897		9,377,176	4,149,264		13,526,440

Loss before income taxes	(4,005,411)	(826,507)	(796,572)	(3,108,336)		(8,736,826)	(4,149,264)		(12,886,090)
Provision for income taxes		—	—	—			—		—

NET LOSS	$(4,005,411)	$(826,507)	$(796,572)	$(3,108,336)		$(8,736,826)	$(4,149,264)		$(12,886,090)

Basic and diluted net loss per share	$(0.08)				6	$(0.09)		7	$(0.14)

U.S. GOLD CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED SUPPLEMENTARY
FINANCIAL STATEMENTS
(Expressed in United States dollars unless otherwise stated)
December 31, 2005
(Unaudited)
1.  Basis of presentation
     On March 5, 2006 U.S. Gold Corporation (“U.S. Gold” or the “Company”) announced that it intends to acquire, in stock transactions, all of the outstanding common shares of White Knight Resources Ltd. (“White Knight”), Nevada Pacific Gold Ltd. (“Nevada Pacific”), Coral Gold Resources Ltd. (“Coral Gold”) and Tone Resources Limited (“Tone Resources”) (together, the “Target Companies” or “Targets”). This proposal was made in letters sent on the same day by Mr. Robert R. McEwen, Chairman and Chief Executive Officer of U.S. Gold, to the chief executive officers of each of the subject companies.
     The combined effects of the proposed transactions with each of the Target Companies have been presented in these Unaudited Pro Forma Consolidated Supplementary Financial Statements. The unaudited pro forma consolidated financial statements giving effect to the Company’s acquisition of Tone Resources have been presented separately in the Circular. These unaudited pro forma consolidated supplementary financial statements have been prepared on the basis that each shareholder will receive shares of common stock of U.S. Gold Corporation in exchange for their Tone Resources common shares.
     These unaudited pro forma consolidated supplementary financial statements have been compiled from and include:

(a) A unaudited pro forma consolidated supplementary balance sheet combining the audited balance sheet of U.S. Gold as at December 31, 2005 with the unaudited consolidated balance sheet of Tone Resources as at November 30, 2005, the unaudited consolidated balance sheet of White Knight as at December 31, 2005, the unaudited consolidated balance sheet of Nevada Pacific as at December 31, 2005 and the unaudited consolidated balance sheet of Coral Gold as at October 31, 2005, giving effect to the transactions as if they occurred on December 31, 2005.

(b) A unaudited pro forma consolidated supplementary statement of operations combining the audited statement of operations of the Company for the year ended December 31, 2005 with unaudited constructed statement of operations of Tone Resources for the twelve months ended November 30, 2005, the unaudited constructed statement of operations of Nevada Pacific for the twelve months ended December 31, 2005, the unaudited constructed statement of operations of White Knight for the twelve months ended December 31, 2005 and the unaudited constructed statement of operations of Coral Gold for the twelve months ended October 31, 2005, giving effect to the transactions as if they occurred on January 1, 2005.
     The unaudited pro forma consolidated supplementary balance sheet and statement of operations have been presented on the above basis to ensure that the unaudited pro forma consolidated supplementary financial statements reflect the acquired business financial statements for a period that is no more than 93 days from U.S. Gold’s year-end, as required pursuant to pro forma presentation requirements contained in the securities rules.
     The unaudited pro forma consolidated supplementary financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the publicly available financial statements of the Target Companies that may be accessed at www.sedar.com.
     The unaudited pro forma consolidated supplementary financial statements have been prepared using publicly available information of the Target Companies. Management of U.S. Gold has consolidated certain line items from the Target Companies financial statements in an attempt to conform to presentation of the Company’s financial statements. Due to limited publicly available information, management of U.S. Gold cannot be certain such reclassifications are in accordance with the accounting policies of the Company or whether additional reclassifications may be required. It is management’s opinion that these unaudited pro forma consolidated supplementary financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with Canadian generally accepted accounting principles applied on a basis consistent with the Company’s accounting policies. U.S. Gold prepares its financial statements in accordance with US GAAP, which conform in all material respects to Canadian GAAP except as described in note 4(e).
     These unaudited pro forma consolidated supplementary financial statements reflect the conversion from Canadian dollars to U.S. dollars in accordance with the method suggested by the Emerging Issues Committee (“EIC”) in release number EIC-130. The consensus of the EIC was that financial statements for all prior years should be translated using the current rate method.
     The unaudited pro forma consolidated supplementary financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro forma consolidated supplementary financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for the Target Companies are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual net tangible and intangible assets of the Target Companies that exist as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated supplementary financial statements. In addition, the impact of integration activities, the timing of completion of the acquisitions and other changes in the Target

Companies net tangible and intangible assets prior to the completion of the acquisitions, which have not been incorporated in these unaudited pro forma consolidated supplementary financial statements, could cause material differences in the information presented.
2.  Summary of significant accounting policies
     The unaudited pro forma consolidated supplementary financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of U.S. Gold for the year ended December 31, 2005 which are included elsewhere in this prospectus.
3.  Business acquisitions
     In consideration for the acquisition of Tone Resources the Company will issue 0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources totalling approximately 6,258,224 common shares to shareholders of Tone Resources, representing approximately US$34.1 million.
     In consideration for the acquisition of White Knight, the Company will issue 0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight totalling approximately 22,387,741 common shares to shareholders of White Knight, representing approximately US$127.8 million.
     In consideration for the acquisition of Nevada Pacific, the Company will issue 0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific totalling approximately 18,449,595 common shares to shareholders of Nevada Pacific, representing approximately US$97.4 million.
     In consideration for the acquisition of Coral Gold, the Company will issue 0.63 shares of U.S. Gold common stock for each outstanding common share of Coral Gold totalling approximately 5,080,222 common shares to shareholders of Coral Gold, representing approximately US$25.9 million.
     The measurement of the purchase consideration in the unaudited pro forma consolidated supplementary financial statement information is based on the market prices of U.S. Gold common shares over a reasonable period before and after the announcement date. The value of the purchase consideration for accounting purposes may differ from the amount assumed in the unaudited pro forma consolidated supplementary financial statement information due to any future changes in the negotiation process.
     The business combination will be accounted for as a purchase transaction, with U.S. Gold as the acquirer of each of the Targets. The initial bid will not include the Targets’ warrants and options. However, since U.S. Gold intends to acquire these in a subsequent transaction, the exchange ratio has been determined on a fully diluted basis, assuming that all outstanding options and warrants of the Targets as disclosed in the most recent publicly available financial statements, have been exercised.
     Due to the limited nature of publicly available information, U.S. Gold has not been able to determine the fair value of all identifiable assets and liabilities acquired or the complete impact of applying purchase accounting on the income statement. After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests. Cash and cash equivalents have been adjusted to include proceeds from share issuances subsequent to the balance sheet date to the extent determinable from publicly available records. Upon consummation of the proposed acquisitions of the Targets, the fair value of all identifiable assets and liabilities acquired will be determined. On completion of valuations, with a corresponding adjustment to the historic carrying amounts of property, plant and equipment, or on recording of any finite life intangible assets on acquisition, these adjustments will impact the measurement of amortization recorded in consolidated income statements of U.S. Gold for periods after the date of acquisition. Typically, any increase in the values assigned by U.S. Gold to the Targets’ capital assets would result in increased amortization charges. The fair value of the net assets of the Targets to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities acquired will vary from the preliminary purchase allocation and the differences may be material.
4.  Pro forma assumptions and adjustments
     The unaudited pro forma consolidated supplementary financial statements incorporate the following pro forma assumptions:

(a)	Transaction costs have been assumed to be 5 per cent of the total fair value of shares issued in connection with the acquisition of the Targets.

(b)	Cash and cash equivalents have been adjusted to include proceeds from share issuances up to March 5, 2006, the date of the press release announcing the proposed transactions, to the extent determinable from publicly available records.

(c)	After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the adjusted book values of the Targets’ assets and liabilities has been allocated in full to Acquired Mineral Property Interests, together with the related future income tax liability.

(d)	Elimination of acquired business capital stock, other equity accounts and accumulated deficit.

(e)	Stock compensation expense in the amount of $337,476 has been recognized in U.S. Gold’s pro forma statement of operations and shareholders’ equity to reflect Canadian GAAP requirements.

(f)	Under US GAAP, exploration and development expenditures incurred on properties where mineralization has not been classified as a proven and probable reserve under SEC rules are expensed as incurred.

5.  Pro forma share capital
     Supplementary pro forma share capital as at December 31, 2005 has been compiled as follows:

	Number of
	shares	Amount

Issued common shares of U.S. Gold	33,296,755	$40,465,812
Issue of subscription receipts	16,700,000	72,519,750
Shares issued for acquisition of Targets	45,202,018	266,691,904
Impact of outstanding options and warrants in Targets as if they were exercised	6,973,764	18,495,958

Pro forma balance	102,172,537	$398,173,424

     On February 22, 2006 (the “Closing Date”), the Company closed a $75,150,000 financing transaction (the “Transaction”). One half of the gross proceeds of the Transaction are being held in an escrow account pending satisfaction of certain release conditions. The remaining proceeds of $34,944,750, after commissions but before deduction of expense of the offering, are unrestricted and were paid to the Company at Closing.
6.  Pro forma loss per share
     Pro forma basic loss per share for the year ended December 31, 2005 has been calculated based on U.S. Gold common shares outstanding for the year and the other issuances being effective on January 1, 2005, as follows:

(Shares or
US dollars)

Actual weighted average number of U.S. Gold common shares outstanding	25,931,172
Issue of subscription receipts	16,700,000
Shares issued for acquisition of Targets	45,202,018
Impact of outstanding warrants and options in Targets as if they were exercised	6,973,764

Pro forma weighted average number of U.S. Gold common shares outstanding	94,806,954

Pro forma net loss	$(8,736,826)
Pro forma adjusted basic loss per share	$(0.09)
7.  Reconciliation to United States Generally Accepted Accounting Principles
     Reference should be made to note 7 to the pro forma financial statements giving effect to the Tone Resources acquisition included elsewhere in this circular.
     Supplementary pro forma loss per share for the year ended December 31, 2005, as adjusted for US GAAP, has been compiled as follows:

(Shares or
US dollars)

Pro forma weighted average number of U.S. Gold common shares outstanding	94,806,954

Pro forma net loss	$(12,886,090)
Pro forma adjusted basic loss per share	$(0.14)

Annex F
Opinion of Wellington West Capital Markets Inc.

Wellington West Capital Markets Inc. 145 King Street West, Suite 700 Toronto, Ontario M5J 1J8 Tel: (416) 642-1900 Fax: (416) 642-1910

April 6, 2006
The Special Committee of the Board of Directors
U.S. Gold Corporation
99 George Street, 3rd Floor
Toronto, Ontario M5A 2N4
To the Special Committee of the Board of Directors:
      We, Wellington West Capital Markets Inc. (“Wellington West”), understand that U.S. Gold Corporation (“U.S. Gold”) intends to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Nevada Pacific Gold Ltd., Coral Gold Resources Ltd., and Tone Resources Limited (collectively, the “Companies”) (each a “Transaction” and together the “Transactions”). Under the proposed terms of the Transactions, U.S. Gold will issue to the shareholders of the Companies upon the closing of the Transactions consideration in the form of shares of its common stock (collectively, the “Consideration”) in accordance with exchange ratios representing a 25% premium to the actual exchange ratios between the common shares of U.S. Gold and those of each of the Companies based on their market closing prices on March 3, 2006 (the “Exchange Ratios”). The approximate Exchange Ratios pursuant to the foregoing are as follows:

•	0.35 shares of U.S. Gold common stock for each outstanding common share of White Knight Resources Ltd.

•	0.23 shares of U.S. Gold common stock for each outstanding common share of Nevada Pacific Gold Ltd.

•	0.63 shares of U.S. Gold common stock for each outstanding common share of Coral Gold Resources Ltd.

•	0.26 shares of U.S. Gold common stock for each outstanding common share of Tone Resources Limited.
      The Special Committee of the Board of Directors of U.S. Gold (the “Special Committee”) has retained Wellington West to provide an opinion, in customary form, to the Special Committee (the “Fairness Opinion”) as to the fairness of the Exchange Ratios, from a financial point of view, to U.S. Gold.

ENGAGEMENT
      The Special Committee initially contacted Wellington West regarding a potential advisory assignment in March 2006, and Wellington West was formally engaged by U.S. Gold through an agreement between U.S. Gold and Wellington West (the “Engagement Agreement”) dated as of March 27, 2006 pursuant to which Wellington West would provide the Special Committee with the Fairness Opinion. The terms of the Engagement Agreement provide that Wellington West is to be paid a fee for its services for rendering the Fairness Opinion. The fees payable to Wellington West are not contingent in whole or in part upon the completion of the Transactions or on the conclusions reached in the Fairness Opinion.
CREDENTIALS OF WELLINGTON WEST CAPITAL MARKETS INC.
      Wellington West is one of Canada’s leading independent investment banking firms and provides services in corporate finance, equity sales and trading, and investment research. The Fairness Opinion expressed herein represents the opinions of Wellington West and the form and content herein have been approved for release by the executive committee of Wellington West, the members of which are experienced in merger, acquisition, divestiture, valuation, fairness opinion, and capital market matters.
      Wellington West is not an insider, associate, or affiliate of U.S. Gold or any of the Companies and is not an advisor to any person or company other than U.S. Gold with respect to the Transactions. Wellington West has not acted as lead underwriter for U.S. Gold or any of the Companies in the past 24 months, nor has Wellington West entered into any other agreements or arrangements with U.S. Gold or any of the Companies or any of their affiliates with respect to any future dealings. Wellington West may however, in the course of its business, provide financial advisory or investment banking services to U.S. Gold, any of the Companies, or any of their respective affiliates from time to time.
      Wellington West acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of U.S. Gold, any of the Companies, or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Wellington West conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to U.S. Gold, any of the Companies, or the Transactions.
SCOPE OF REVIEW
      In connection with our Fairness Opinion, we have reviewed and relied upon (without attempting to verify independently the completeness or accuracy of), or carried out, among other things, the following:

i.	Audited financial statements of White Knight Resources for the years ended June 30, 1997 through June 30, 2005; unaudited quarterly financial statements for the second quarter ended December 31, 2005;

ii.	Audited financial statements of Coral Gold Resources for the years ended January 31, 1997 through January 31, 2005; unaudited quarterly financial statements for the third quarter ended October 31, 2005;

iii.	Audited financial statements of Tone Resources for the years ended August 31, 2003, 2004, and 2005; unaudited quarterly financial statements for the first quarter ended November 30, 2005;

iv.	Audited financial statements of Nevada Pacific Gold Ltd. for the years ended June 30, 1998, through June 30, 2005; unaudited quarterly financial statements for the second quarter ended December 31, 2005;

v.	Audited financial statements of U.S. Gold for the years ended December 31, 1995 through December 31, 2005; audited quarterly financials for the third quarter ended September 30, 2005;

vi.	Annual Information Form of Nevada Pacific Gold Ltd. dated February 24, 2005;

vii.	Final Long Form Prospectus of Tone Resources dated February 10, 2003

viii.	2005 annual report of Coral Gold Resources;

ix.	Management Information Circular of Coral Gold Resources dated May 6, 2005;

x.	Management Information Circular of Nevada Pacific Gold Ltd. dated October 27, 2005;

xi.	Management Information Circular of Tone Resources dated January 6, 2006;

xii.	Management Information Circular of White Knight Resources dated October 24, 2005;

xiii.	Technical Report on the Roberts Mountain Project, Roberts Mountain, Eureka County, Nevada USA prepared by Marvin A. Mitchell PEng, Mitchell Geological Services Inc, October 21, 2002;

xiv.	Technical Report for the Slaven Canyon Property, Lander County, Nevada, USA prepared by Timothy D. Jefferson, P.G., and Arthur R. Leger, P.G., November 16, 2005;

xv.	Summary Report for the Celt Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc., September 23, 2005;

xvi.	Technical Report on the Cottonwood Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng, July 11, 2005;

xvii.	Summary Report for the McClusky-Tonkin Summit Property, Eureka County, Nevada prepared by Ken Brook, RPG, Desert Ventures Inc, September 22, 2005;

xviii.	Technical Report on the Fye Canyon Property, Eureka County, Nevada prepared by John M. Leask, P.Eng., April 15, 2005;

xix.	NI 43-101 Technical Report on the New Pass Property, Churchill County, Nevada prepared by Paul A Pelke, California Registered Geologist, October 2004;

xx.	Technical Report on the Indian Ranch Property, Eureka County, Nevada, USA prepared by John M. Leask, P.Eng., December 20, 2004;

xxi.	Amended Technical Report for the Magistral Gold Project, Sinaloa State, Mexico, prepared by Pincock Allen & Holt, January 6, 2005;

xxii.	Technical Report on the Tonkin Springs Project, Nevada, USA, May 2004;

xxiii.	Filings on the System for Electronic Disclosure by Insiders (SEDI) for Coral Gold Resources, Nevada Pacific Gold Ltd., Tone Resources, and White Knight Resources;

xxiv.	March 6, 2006 Corporate Presentation of U.S. Gold;

xxv.	Spring 2006 Corporate Presentation of Nevada Pacific Gold Ltd.;

xxvi.	Press releases for U.S. Gold, White Knight Resources, Nevada Pacific Gold, Coral Gold Resources and Tone Resources since January 1, 2005;

xxvii.	Public information relating to the business, operations, financial performance and stock trading history of U.S. Gold, White Knight Resources, Nevada Pacific Gold, Coral Gold, Tone Resources and other selected public companies considered by us to be relevant;

xxviii.	Public information with respect to other transactions of a comparable nature considered by us to be relevant;

xxix.	Public information regarding the industries in which U.S. Gold and the Companies operate;

xxx.	Representations contained in a certificate addressed to us, dated as of the date hereof, from senior officers of U.S. Gold as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

xxxi.	Such other corporate, industry and financial market information, investigations and analyses as Wellington West considered necessary or appropriate in the circumstances.
      Wellington West has not, to the best of its knowledge, been denied access by U.S. Gold to any information requested by Wellington West.

ASSUMPTIONS AND LIMITATIONS
      Wellington West has not been asked to prepare and has not prepared a formal valuation or appraisal of the securities or assets of U.S. Gold, any of the Companies, or any of their respective associates or affiliates, and this opinion should not be construed as such. We have, however, conducted such analyses, investigation, research, and testing of assumptions as were considered by us to be necessary in the preparation of this Fairness Opinion. In addition, this Fairness Opinion is not, and should not be construed as, advice as to the price at which securities of U.S. Gold or the Companies, after giving effect to the Transactions, may trade at a future date. Wellington West was not engaged to review any legal, tax or accounting aspects of the Agreements.
      With the Special Committee’s approval and as provided for in the Engagement Agreement, Wellington West has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, and senior management of U.S. Gold and their respective consultants and advisors (collectively, the “Information”). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information. In preparing the Fairness Opinion, we have not been provided with direct access to the Companies or their respective managements, and have relied, with your permission, solely on publicly available information relating to the Companies.
      We have assumed that one or more of the Transactions will be consummated on the terms described in the U.S. Gold press release dated March 5, 2006. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on U.S. Gold or the Companies or the contemplated benefits of the Transactions.
      Senior officers of the Company have represented to Wellington West in a certificate delivered as of the date hereof, among other things, that (i) the Information provided orally by, or in the presence of, an officer or employee of U.S. Gold or in writing by U.S. Gold to Wellington West relating to U.S. Gold or the Transactions for the purpose of preparing this Fairness Opinion was, at the date the Information was provided to Wellington West, and is, except as has been disclosed in writing to Wellington West, complete, true and correct in all material respects, and did not and does not contain any untrue statement of material fact in respect of U.S. Gold or the Transactions, necessary to make the information not misleading in light of the circumstances under which the Information was made or provided; and (ii) since the dates on which the Information was provided to Wellington West, except as disclosed in writing to Wellington West, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of U.S. Gold and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.
      The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of U.S. Gold and its subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to Wellington West in discussions with management of U.S. Gold. In its analyses and in preparing the Fairness Opinion, Wellington West made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Wellington West or any party involved in the Transactions.
      The Fairness Opinion has been provided for the use of the Special Committee and the Board of Directors of U.S. Gold and may not be used by any other person or relied upon by any other person other than the Special Committee and the Board of Directors without the express prior written consent of Wellington West. The Fairness Opinion is given as of the date hereof, and Wellington West disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to Wellington West’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, Wellington West reserves the right to change, modify or withdraw the Fairness Opinion.

      Our opinion is limited to the fairness, from a financial point of view, to U.S. Gold of the Exchange Ratios and we do not address the merits of the underlying decision by U.S. Gold to engage in the Transactions. The Fairness Opinion is not to be construed as a recommendation to any securityholder as to whether to tender or vote its securities in favour of the Transactions.
FAIRNESS ANALYSIS
      In rendering this Fairness Opinion, Wellington West has considered and performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant assumptions and methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Qualitative judgments were made based upon Wellington West’s assessment of the surrounding factual circumstances relating to the Transactions and Wellington West’s analysis of such factual circumstances in its best judgment. Any attempt to select portions of Wellington West’s analysis or of the factors considered, without considering all of the analysis employed and factors considered, would likely create an incomplete and misleading view of the process underlying this Fairness Opinion. This Fairness Opinion should be read in its entirety.
FAIRNESS CONCLUSION
      Based upon and subject to the foregoing, Wellington West is of the opinion that, as of April 6, 2006, the Consideration payable in the Transactions, and each of the Exchange Ratios, is fair, from a financial point of view, to U.S. Gold and its shareholders.
Yours very truly,
/s/ Wellington West Capital Markets Inc.
Wellington West Capital Markets Inc.

Annex G
FORM OF
VOTING AND EXCHANGE TRUST AGREEMENT
      AGREEMENT made as of                     , 2006, among US Gold Operating Corporation (“U.S. Gold Corp.”), a corporation existing under the laws of Colorado, US Gold Holdings Corporation (“New US Gold”), a corporation existing under the laws of Delaware and the parent company of U.S. Gold Corp., US Gold Alberta ULC (“Alberta ULC”), an unlimited liability corporation existing under the laws of Alberta, US Gold Canadian Acquisition Corporation (“Canadian Exchange Co.”), a corporation existing under the laws of Alberta, and                     , a trust company incorporated under the laws of Canada (hereinafter referred to as “Trustee”).
RECITALS:
      WHEREAS U.S. Gold Corp., together with New US Gold and Canadian Exchange Co., has offered, each by way of a public take-over bid, to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Ltd. in consideration for exchangeable shares (“Exchangeable Shares”) of Canadian Exchange Co. or shares of common stock (“US Gold Common Stock”) of US Gold (as hereinafter defined);
      AND WHEREAS holders of Exchangeable Shares will be entitled to require Canadian Exchange Co. to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged for one share of US Gold Common Stock;
      AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby (i) voting rights in US Gold shall be exercisable by Beneficiaries (as hereinafter defined) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Beneficiaries, and (ii) the rights to require US Gold or, at the option of US Gold, Alberta ULC, to purchase Exchangeable Shares from the Beneficiaries shall be exercisable by Beneficiaries from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of the Beneficiaries;
      AND WHEREAS these recitals and any statements of fact in this agreement are made by U.S. Gold Corp., New US Gold, Alberta ULC and Canadian Exchange Co. and not by the Trustee;
      NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions
      In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canadian Exchange Co. and the following terms shall have the following meanings:
      “Automatic Exchange Right” has the meaning ascribed thereto in Section 5.11(2).
      “Beneficiaries” mean the registered holders from time to time of Exchangeable Shares, other than US Gold and its Subsidiaries.
      “Beneficiary Votes” has the meaning ascribed thereto in Section 4.2.
      “Exchange Right” has the meaning ascribed thereto in Section 5.1.
      “including” means “including without limitation” and “includes” means “includes without limitation”.
      “Indemnified Parties” has the meaning ascribed thereto in Section 8.1.
      “Insolvency Event” means (i) the institution by Canadian Exchange Co. of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Canadian Exchange Co. to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Canadian Exchange Co. of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the Companies Creditors’ Arrangement Act(Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canadian Exchange Co. within 15 days of becoming aware thereof, or the consent by Canadian Exchange Co. to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canadian Exchange Co. of a general assignment for the benefit of creditors, or the admission in writing by Canadian Exchange Co. of its inability to pay its debts generally as they become due, or (iv) Canadian Exchange Co. not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.1(4) of the Share Provisions specified in a retraction request delivered to Canadian Exchange Co. in accordance with Article 6 of the Share Provisions.
      “List” has the meaning ascribed thereto in Section 4.6.
      “Officer’s Certificate” means, with respect to US Gold, Alberta ULC or Canadian Exchange Co., as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of US Gold, Alberta ULC or Canadian Exchange Co., as the case may be.
      “Retracted Shares” has the meaning ascribed thereto in Section 5.7.
      “Special Voting Share” means the one share of special voting preference stock par value US$0.0001, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Beneficiaries.
      “Trust” means the trust created by this agreement.
      “Trust Estate” means the Special Voting Share, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this agreement.
      “Trustee” means <> and, subject to the provisions of Article 9, includes any successor trustee.
      “US Gold” means, prior to the US Gold Reorganization, U.S. Gold Corp. and, following the US Gold Reorganization, New US Gold, which is intended to be the successor registrant to U.S. Gold Corp.
      “US Gold Consent” has the meaning ascribed thereto in Section 4.2.
      “US Gold Liquidation Event” has the meaning ascribed thereto in Section 5.11(1).
      “US Gold Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.11(3).
      “US Gold Meeting” has the meaning ascribed thereto in Section 4.2.
      “US Gold Reorganization” means the holding company reorganization whereby: (i) U.S. Gold Corp. will become a wholly-owned subsidiary of New US Gold; (ii) the name of New US Gold will be changed to “US Gold Corporation”; and (iii) US Gold will be reincorporated under the laws of the State of Delaware, and in connection therewith New US Gold will become the successor registrant to U.S. Gold Corp.
      “Voting Rights” means the voting rights attached to the Special Voting Share.

1.2	Interpretation Not Affected by Headings, etc.
      The division of this agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this agreement to an “Article” or “Section” refers to the specified Article or Section of this agreement.
1.3 Number, Gender, etc.
      In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.
1.4 Date for any Action
      If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 Payments
      All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.
ARTICLE 2
TRUST
2.1 Establishment of Trust
      The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.
ARTICLE 3
SPECIAL VOTING SHARE
3.1 Issue and Ownership of the Special Voting Share
      Simultaneously with the execution and delivery of this agreement, US Gold will issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. US Gold hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by US Gold to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall: (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.
3.2 Legended Share Certificates
      Canadian Exchange Co. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.
3.3 Safe Keeping of Certificate
      The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its agent.
ARTICLE 4
EXERCISE OF VOTING RIGHTS
4.1 Voting Rights
      The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of US Gold at a US Gold Meeting or in connection with a US Gold Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the US Gold Consent is sought or the US Gold Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2 Number of Votes
      With respect to all meetings of stockholders of US Gold at which holders of shares of US Gold Common Stock are entitled to vote (each, a “US Gold Meeting”) and with respect to all written consents sought from the holders of shares of US Gold Common Stock (a “US Gold Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Beneficiary on the record date established by US Gold or by applicable law for such US Gold Meeting or US Gold Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such US Gold Meeting or to be consented to in connection with such US Gold Consent.
4.3 Mailings to Shareholders

(1)	With respect to each US Gold Meeting and US Gold Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Gold utilizes in communications to holders of US Gold Common Stock, subject to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List at the Beneficiaries’ respective addresses as set forth in the List, on the same day as the initial mailing or notice (or other communication) with respect thereto is given by US Gold to its stockholders:

(a)	a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of US Gold but excluding proxies to vote US Gold Common Stock;

(b)	a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such US Gold Meeting or US Gold Consent, as the case may be, or, pursuant and subject to Section 4.7, to attend such US Gold Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of the management of US Gold to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)	a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Gold Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

(2)	The materials referred to in this Section 4.3 are to be provided to the Trustee by US Gold, and the materials referred to in Sections 4.3(1)(c), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials. Subject to the foregoing, US Gold shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of US Gold Common Stock. US Gold agrees not to communicate with holders of US Gold Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

(3)	For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any US Gold Meeting or US Gold Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by US Gold or by applicable law for purposes of determining stockholders entitled to vote at such US Gold Meeting or to give written consent in connection with such US Gold Consent. US Gold will notify the Trustee of any decision of the board of directors of US Gold with respect to the calling of any US Gold Meeting or the seeking of any US Gold Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4 Copies of Shareholder Information
      US Gold will deliver to the Trustee copies of all proxy materials (including notices of US Gold Meetings but excluding proxies to vote US Gold Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by US Gold from time to time to holders of US Gold Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of US Gold Common Stock. The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold) received by the Trustee from US Gold contemporaneously with the sending of such materials to holders of US Gold Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Special Voting Share and made available by US Gold generally to the holders of US Gold Common Stock; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold.
4.5 Other Materials
      Immediately after receipt by US Gold or stockholders of US Gold of any material sent or given by or on behalf of a third party to holders of US Gold Common Stock generally, including, without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), US Gold shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials received by the Trustee from US Gold. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario copies of all such materials.
4.6 List of Persons Entitled To Vote
      Canadian Exchange Co. shall, (a) prior to each annual, general and special US Gold Meeting or the seeking of any US Gold Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Gold Meeting or a US Gold Consent, at the close of business on the record date established by US Gold or pursuant to applicable law for determining the holders of US Gold Common Stock entitled to receive notice of and/or to vote at such US Gold Meeting or to give consent in connection with a US Gold Consent. Each such List shall be delivered to the Trustee promptly after receipt by Canadian Exchange Co. of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this agreement. US Gold agrees to give Canadian Exchange Co. written notice (with a copy to the Trustee) of the calling of any US Gold Meeting or the seeking of any US Gold Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking such consent so as to enable Canadian Exchange Co. to perform its obligations under this Section 4.6.
4.7 Entitlement To Direct Votes
      Any Beneficiary named in a List prepared in connection with any US Gold Meeting or any US Gold Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the

Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled or (c) to appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary’s voting rights to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.
4.8 Voting By Trustee and Attendance of Trustee Representative at Meeting

(1)	In connection with each US Gold Meeting and US Gold Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)	The Trustee shall cause such representatives who are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each US Gold Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.
4.9 Distribution of Written Materials
      Any written materials distributed by the Trustee to the Beneficiaries pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as US Gold utilizes in communications to holders of US Gold Common Stock subject to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares. Canadian Exchange Co. shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.
4.10 Termination of Voting Rights
      Except as otherwise provided in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to US Gold or Alberta ULC, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for US Gold Common Stock, as specified in Article 5 hereof, or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by US Gold or Alberta ULC pursuant to the exercise by US Gold or Alberta ULC of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless US Gold shall not have delivered the requisite US Gold Common Stock and cheque, if any, delivered in exchange therefor to the Trustee pending delivery to the Beneficiaries).
ARTICLE 5
EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND US GOLD SUPPORT
5.1 Grant and Ownership of the Automatic Exchange Right and the Exchange Right
      US Gold, and Alberta ULC, in the case of the Exchange Right, hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the Automatic Exchange Right, and (ii) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require US Gold or Alberta ULC to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary, all in accordance with the provisions of this agreement. US Gold hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by US Gold to the Trustee. Alberta ULC hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by Alberta ULC to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

(a)	hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)	except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right and the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this agreement.
5.2 Legended Share Certificates
      Canadian Exchange Co. will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right, the Exchange Right and of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary.
5.3 Exercise of Exchange Right
      The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price
      The purchase price payable by US Gold or Alberta ULC for each Exchangeable Share to be purchased by US Gold or Alberta ULC under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by US Gold or Alberta ULC delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of US Gold Common Stock and a cheque for the balance, if any, of the purchase price without interest (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws).

5.5	Exercise Instructions
      Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Canadian Exchange Co. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires US Gold or Alberta ULC to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta), other applicable laws, if any, and the by-laws of Canadian Exchange Co. and such additional documents and instruments as the Trustee or Canadian Exchange Co. may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require US Gold or Alberta ULC to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by US Gold or Alberta ULC free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing US Gold Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Canadian Exchange Co. and US Gold of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by US Gold or Alberta ULC under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canadian Exchange Co.

5.6	Delivery of US Gold Common Stock; Effect of Exercise
      Promptly after receipt of the certificates representing the Exchangeable Shares that a Beneficiary desires US Gold or Alberta ULC to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right) duly endorsed for transfer to US Gold or Alberta ULC, the Trustee shall notify US Gold, Alberta ULC and Canadian Exchange Co. of its receipt of the same, which notice to US Gold, Alberta ULC and Canadian Exchange Co. shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and US Gold or Alberta ULC shall immediately thereafter deliver to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), a certificate for the number of shares of US Gold Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Canadian Exchange Co., Alberta ULC and US Gold of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to US Gold, Alberta ULC and Canadian Exchange Co. of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to US Gold (or, at US Gold’s option, to Alberta ULC) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of US Gold Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by US Gold or Alberta ULC to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such shares of US Gold Common Stock are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the requisite number of shares of Common Stock of US Gold and the cheque for the balance, if any, of the total purchase price therefore, is delivered to a Beneficiary, the Beneficiary shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

5.7	Exercise of Exchange Right Subsequent to Retraction
      In the event that a Beneficiary has exercised its retraction right under Article 6 of the Share Provisions to require Canadian Exchange Co. to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by Canadian Exchange Co. pursuant to Section 6.1(4) of the Share Provisions that Canadian Exchange Co. will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Canadian Exchange Co. and provided that neither US Gold nor Alberta ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Canadian Exchange Co. pursuant to Section 6.1(5) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Canadian Exchange Co. is unable to redeem. In any such event, Canadian Exchange Co. hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against Canadian Exchange Co. redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Canadian Exchange Co. or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Canadian Exchange Co. is not permitted to redeem and will require US Gold or, at US Gold’s option, Alberta ULC, to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes
      Upon any sale of Exchangeable Shares to US Gold or Alberta ULC pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing US Gold Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Beneficiary (a) shall pay (and none of US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, US Gold, Alberta ULC and Canadian Exchange Co. that such taxes, if any, have been paid.

5.9	Notice of Insolvency Event
      Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canadian Exchange Co. and US Gold shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Canadian Exchange Co. or US Gold or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of US Gold, a notice of such Insolvency Event in the form provided by US Gold, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

5.10	Call Rights
      The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Automatic Exchange Right and the Exchange Right are hereby agreed, acknowledged, consented to and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of US Gold under this agreement.

5.11	Automatic Exchange Right

(1)	US Gold shall give the Trustee written notice of each of the following events (each a “US Gold Liquidation Event”) at the time set forth below:

(a)	in the event of any determination by the board of directors of US Gold to institute voluntary liquidation, dissolution or winding up proceedings with respect to US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

(b)	immediately, upon the earlier of (i) receipt by US Gold of notice of and (ii) US Gold otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs.

(2)	Immediately following receipt by the Trustee from US Gold of notice of any US Gold Liquidation Event contemplated by Section 5.11(1)(a) or 5.11(1)(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by US Gold to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock provided for in Section 5.11(4) below (the “Automatic Exchange Right”).

(3)	In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of US Gold Common Stock in the distribution of assets of US Gold in connection with a US Gold Liquidation Event, immediately prior to the effective date (the “US Gold Liquidation Event Effective Date”) of a US Gold Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by US Gold or its Subsidiaries) shall be automatically exchanged for shares of US Gold Common Stock. To effect such automatic exchange, US Gold shall purchase each Exchangeable Share outstanding on the immediately prior to the US Gold Liquidation Event Effective Date and held by a Beneficiary, and each such Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of US Gold Common Stock on the immediately prior to the US Gold Liquidation Event Effective Date, which shall be satisfied in full by US Gold delivering to such holder one share of US Gold Common Stock, plus (b) the Dividend Amount, if any.

(4)	On the date immediately prior to the US Gold Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for US Gold Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to US Gold all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and US Gold shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the certificates for the number of shares of US Gold Common Stock deliverable upon the automatic exchange of Exchangeable Shares for US Gold Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to US Gold. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by such Beneficiary with US Gold pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Gold Common Stock delivered to such Beneficiary by US Gold pursuant to such automatic exchange. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent shares of US Gold Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Gold may reasonably require, the Trustee shall deliver or cause to be delivered to such Beneficiary certificates representing the shares of US Gold Common Stock of which such Beneficiary is the holder and a cheque in payment of the remaining portion, if any, of the purchase price (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws). Notwithstanding the foregoing until each Beneficiary is actually entered on the register of holders of US Gold Common Stock, such Beneficiary shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

5.12	US Gold Common Stock
      The obligations of US Gold to issue shares of US Gold Common Stock pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.13	Withholding Rights
      US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or US Gold Common Stock such amounts as US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Alberta ULC, Canadian Exchange Co. or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.
ARTICLE 6
CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

(1)	The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include: (a) receipt and deposit of the Special Voting Share from US Gold as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(a)	granting proxies and distributing materials to Beneficiaries as provided in this agreement;

(b)	voting the Beneficiary Votes in accordance with the provisions of this agreement;

(c)	receiving the grant of the Exchange Right and the Automatic Exchange Right from US Gold as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(d)	exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of US Gold Common Stock and cheques, if any, to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(e)	holding title to the Trust Estate;

(f)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

(g)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of US Gold, Alberta ULC and Canadian Exchange Co. under this agreement and under the Share Provisions; and

(h)	taking such other actions and doing such other things as are specifically provided in this agreement.

(2)	In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as set out specifically in this agreement.

(3)	The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)	The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest
      The Trustee represents to US Gold, Alberta ULC and Canadian Exchange Co. that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder.

6.3	Dealings With Transfer Agents, Registrars, Etc.

(1)	Each of US Gold, Alberta ULC and Canadian Exchange Co. irrevocably authorizes the Trustee, from time to time, to:

(a)	consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and US Gold Common Stock; and

(b)	requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it, which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement.

(2)	Each of US Gold and Alberta ULC covenant that it will supply the Trustee or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire US Gold Common Stock hereunder, under the Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.
6.4 Books and Records
      The Trustee shall keep available for inspection by US Gold, Alberta ULC and Canadian Exchange Co. at the Trustee’s principal office in Toronto, Ontario correct and complete books and records of account relating to the Trustee’s actions under this agreement, including, without limitation, all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights and the Exchange Right, for the term of this agreement. On or before February 15, 2007, and on or before February 15 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to US Gold, Alberta ULC and Canadian Exchange Co. a brief report, dated as of the preceding December 31st, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)	the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by US Gold or Alberta ULC of shares of US Gold Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

(c)	all other actions taken by the Trustee in the performance of its duties under this agreement that it had not previously reported.

6.5	Income Tax Returns and Reports
      The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable. US Gold shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior To Certain Actions By Trustee

(1)	The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 6.15 and with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Right pursuant to Article 5.

(2)	None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries
      No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including, without limitation, under the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance By Trustee Upon Declarations
      The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificate and officers certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this agreement.

6.9	Evidence and Authority To Trustee

(1)	US Gold, Alberta ULC and/or Canadian Exchange Co. shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by US Gold, Alberta ULC and/or Canadian Exchange Co. or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting

Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of US Gold, Alberta ULC and/or Canadian Exchange Co. forthwith if and when:

(a)	such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)	the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives US Gold, Alberta ULC and/or Canadian Exchange Co. written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

(2)	Such evidence shall consist of an Officer’s Certificate of US Gold, Alberta ULC and/or Canadian Exchange Co. or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3)	Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of US Gold, Alberta ULC and/or Canadian Exchange Co. it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)	Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(a)	declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that such person has made such examination or investigation as such person believes is necessary to enable them to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents
      The Trustee may:

(a)	in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by US Gold, Alberta ULC and/or Canadian Exchange Co. or otherwise, and may retain or employ such assistance as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistance as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

(c)	pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held By Trustee
      Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Canadian Exchange Co. Pending the investment of any money as herein provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of

Canadian Exchange Co., in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12	Trustee Not Required to Give Security
      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request
      Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of US Gold, Alberta ULC and/or Canadian Exchange Co. or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14	Authority to Carry on Business
      The Trustee represents to US Gold, Alberta ULC and Canadian Exchange Co. that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right, the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.
6.15 Conflicting Claims

(1)	If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)	the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b)	all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

(2)	If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.
6.16 Acceptance of Trust
      The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 7
COMPENSATION
7.1 Fees and Expenses of the Trustee
      The Trustee will invoice US Gold for its fees and expenses under this agreement. US Gold, Alberta ULC and Canadian Exchange Co. jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, and including fees and expenses for attendance at any US Gold Meeting, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that US Gold, Alberta ULC and Canadian Exchange Co. shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.
ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY
8.1 Indemnification of the Trustee

(1)	US Gold, Alberta ULC and Canadian Exchange Co. jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by US Gold, Alberta ULC or Canadian Exchange Co. pursuant hereto. Notwithstanding the foregoing, in no case will the Trustee be indemnified for consequential damages.

(2)	In no case shall US Gold, Alberta ULC or Canadian Exchange Co. be liable under this indemnity for any claim against any of the Indemnified Parties unless US Gold, Alberta ULC and Canadian Exchange Co. shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, US Gold, Alberta ULC and Canadian Exchange Co. shall be entitled to participate at their own expense in the defence and, if US Gold, Alberta ULC and Canadian Exchange Co. so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Gold, Alberta ULC or Canadian Exchange Co.; or (ii) the named parties to any such suit include both the Trustee and US Gold, Alberta ULC or Canadian Exchange Co. and the Trustee shall have been advised by counsel acceptable to US Gold, Alberta ULC or Canadian Exchange Co. that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to US Gold, Alberta ULC or Canadian Exchange Co. and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case US Gold, Alberta ULC and Canadian Exchange Co. shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this Article 8 shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2 Limitation of Liability
      The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.
ARTICLE 9
CHANGE OF TRUSTEE
9.1 Resignation
      The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Gold, Alberta ULC and Canadian Exchange Co. specifying the date on which it desires to resign, provided that such notice shall not be given less than sixty (60) days before such desired resignation date unless US Gold, Alberta ULC and Canadian Exchange Co. otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Canadian Exchange Co. shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, US Gold, Alberta ULC and Canadian Exchange Co. shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.
9.2 Removal
      The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than sixty (60) days’ prior notice by written instrument executed by US Gold, Alberta ULC and Canadian Exchange Co., in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.
9.3 Successor Trustee
      Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to US Gold, Alberta ULC and Canadian Exchange Co. and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of US Gold, Alberta ULC and Canadian Exchange Co. or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Gold, Alberta ULC, Canadian Exchange Co. and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
9.4 Notice of Successor Trustee
      Upon acceptance of appointment by a successor trustee as provided herein, US Gold, Alberta ULC and Canadian Exchange Co. shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If US Gold, Alberta ULC or Canadian Exchange Co. shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Gold, Alberta ULC and Canadian Exchange Co.

ARTICLE 10
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS
10.1 Amendments, Modifications, etc.
      Subject to Section 10.2 thereof, this agreement may not be amended or modified except by an agreement in writing executed by US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee and approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions.
10.2 Ministerial Amendments
      Notwithstanding the provisions of Section 10.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

(a)	adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Canadian Exchange Co., Alberta ULC and US Gold shall be of the good faith opinion (confirmed in writing by each to the Trustee) that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	making such amendments or modifications not inconsistent with this agreement (as confirmed in writing by Canadian Exchange Co. which may be relied upon by the Trustee), as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of US Gold, Alberta ULC and Canadian Exchange Co. (confirmed in writing by each to the Trustee) and in the opinion of the Trustee, in reliance upon a certificate of Canadian Exchange Co., having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors (confirmed in writing by each to the Trustee) and the Trustee, acting in reliance upon a certificate of Canadian Exchange Co., shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries as a whole; or

(c)	making such changes or corrections which, on the advice of counsel to US Gold, Alberta ULC, Canadian Exchange Co. and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.
10.3 Meeting To Consider Amendments
      Canadian Exchange Co., at the request of US Gold, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canadian Exchange Co., the Share Provisions and all applicable laws.
10.4 Changes in Capital of US Gold and Canadian Exchange Co.
      At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.
10.5 Execution of Supplemental Trust Agreements
      Notwithstanding Section 10.1, from time to time Canadian Exchange Co. (when authorized by a resolution of its Board of Directors), US Gold (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof. In executing or accepting the supplemental trusts created by any supplemental indenture permitted by this Article 10, the Trustee will be entitled to receive and (subject to Article 6) will be fully protected in relying upon an Officer’s Certificate and opinions of counsel stating that the execution of such supplemental indenture is authorized or permitted in this agreement.

ARTICLE 11
TERMINATION
11.1 Term
      The Trust created by this agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of US Gold, Alberta ULC and Canadian Exchange Co. elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions; and

(c)	21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.
11.2 Survival of Agreement
      This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any termination of this agreement.
ARTICLE 12
GENERAL
12.1 Severability
      If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
12.2 Enurement
      This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.
12.3 Notices to Parties
      Any notice and other communications required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:
      If to Canadian Exchange Co. or Alberta ULC:
2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5
Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

If to US Gold:
2201 Kipling Street
Suite 100
Lakewood, Colorado
80215
Facsimile No.: (303) 238-1438
Attention: William F. Pass
In the case of Canadian Exchange Co., Alberta ULC and US Gold, with copy to:
Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2
Attention: Michael Melanson
Fax: (416) 863-4592
If to the Trustee:
[                    ]
Attention: [                    ]
Fax: [                    ]
or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a business day or at any time on a day that is not a business day, such notice or other communication shall be deemed to have been given or delivered and received on the following business day.
12.4 Notice to Beneficiaries
      Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery, to the address of the holder recorded in the securities register of Canadian Exchange Co. or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.
12.5 Risk of Payments By Post
      Whenever payments are to be made or certificates or documents are to be sent to any Beneficiary by the Trustee or by Canadian Exchange Co., Alberta ULC, US Gold or by such Beneficiary to the Trustee or to US Gold or Alberta ULC or Canadian Exchange Co., the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Canadian Exchange Co., in the case of payments made or documents by the Trustee or Canadian Exchange Co. or Alberta ULC or US Gold and the Beneficiary, in the case of payments made or documents by the Beneficiary.
12.6 Counterparts
      This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.7 Jurisdiction
      This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
12.8 Attornment
      Each of the Trustee, US Gold, Alberta ULC and Canadian Exchange Co. agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and each of US Gold and Alberta ULC hereby appoint Canadian Exchange Co. at its registered office in the Province of Alberta as attorney for service of process.

      IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

US GOLD OPERATING CORPORATION

By:

Name:
Title:

US GOLD HOLDINGS CORPORATION

By:

Name:
Title:

US GOLD ALBERTA ULC

By:

Name:
Title:

US GOLD CANADIAN ACQUISITION CORPORATION

By:

Name:
Title:

[ ] (Trustee)

By:

Name:
Title:

By:

Name:
Title:

Annex H
FORM OF
SUPPORT AGREEMENT
      AGREEMENT made as of                     , 2006, between US Gold Operating Corporation, a corporation existing under the laws of Colorado (“U.S. Gold Corp.”), US Gold Holdings Corporation, a corporation existing under the laws of Delaware and parent company of U.S. Gold Corp. (“New US Gold”), US Gold Alberta ULC, a corporation existing under the laws of Alberta (“Alberta ULC”) and US Gold Canadian Acquisition Corporation, a corporation existing under the laws of Alberta (“Canadian Exchange Co.”).
      WHEREAS U.S. Gold Corp., together with New US Gold and Canadian Exchange Co. has offered, each by way of a public take-over bid, to acquire all of the outstanding common shares of each of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Ltd. in consideration for exchangeable shares (“Exchangeable Shares”) of Canadian Exchange Co. or shares of common stock (“US Gold Common Stock”) of US Gold (as hereinafter defined);
      AND WHEREAS holders of Exchangeable Shares will be entitled to require Canadian Exchange Co. to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged by Canadian Exchange Co. for one share of US Gold Common Stock;
      AND WHEREAS US Gold intends to grant to and in favour of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right to require US Gold or, at the option of US Gold, Alberta ULC, to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder;
      AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby US Gold will take certain actions and make certain payments and deliveries necessary to ensure that Canadian Exchange Co. and Alberta ULC will be able to make certain payments and to deliver or cause to be delivered shares of US Gold Common Stock in satisfaction of the obligations of Canadian Exchange Co. and/or Alberta ULC under the Share Provisions (as hereinafter defined) and this agreement;
      NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged),the parties agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Defined Terms
      In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canadian Exchange Co. and the following terms shall have the following meanings:
      “Effective Date” means the earliest date on which Canadian Exchange Co. first takes up shares of White Knight Resources Ltd., Coral Gold Resources Ltd., Nevada Pacific Gold Ltd. or Tone Resources Ltd. under the offers to purchase pursuant to the take-over bids.
      “including” means “including without limitation” and “includes” means “includes without limitation”.
      “Non-Affiliated Holders” mean the registered holders of Exchangeable Shares other than US Gold and its Subsidiaries.
      “Special Voting Share” means the one share of special voting preference stock par value US$0.0001, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.
      “Trustee” means                     and, subject to the provisions of the Voting and Exchange Trust Agreement, includes any successor trustee or permitted assigns.

      “US Gold” means, prior to the US Gold Reorganization, U.S. Gold Corp. and, following the US Gold Reorganization, New US Gold, which is intended to be the successor registrant to U.S. Gold Corp.
      “US Gold Reorganization” means the holding company reorganization whereby: (i) U.S. Gold Corp. will become a wholly-owned subsidiary of New US Gold; (ii) the name of New US Gold will be changed to “US Gold Corporation”; and (iii) US Gold will be reincorporated under the laws of the State of Delaware, and in connection therewith New US Gold will become the successor registrant to U.S. Gold Corp.
1.2 Interpretation Not Affected By Headings
      The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.
1.3 Number, Gender, etc.
      In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.
1.4 Date for any Action
      If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.
1.5 Payments
      All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.
ARTICLE 2
COVENANTS OF US GOLD AND CANADIAN EXCHANGE CO.
2.1 Covenants Regarding Exchangeable Shares
      So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, US Gold will:

(a)	not declare or pay any dividend on the US Gold Common Stock unless Canadian Exchange Co. shall (i) simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares (an “Equivalent Dividend”), and (ii) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend;

(b)	advise Canadian Exchange Co. sufficiently in advance of the declaration by US Gold of any dividend on the US Gold Common Stock and take all such other actions as are reasonably necessary, in co-operation with Canadian Exchange Co., to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the US Gold Common Stock and that such dividend on the Exchangeable Shares shall comply with any requirements of the stock exchange on which the Exchangeable Shares are listed;

(c)	ensure that the record date for determining shareholders entitled to receive any dividend declared on the US Gold Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period as may be permitted under applicable law;

(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Canadian Exchange Co. to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions;

(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Canadian Exchange Co., in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Canadian Exchange Co. to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be;

(f)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Alberta ULC or US Gold, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Alberta ULC or US Gold to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

(g)	not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canadian Exchange Co. or any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs.

2.2 Segregation of Funds
      US Gold will cause Canadian Exchange Co. to deposit a sufficient amount of funds in a separate account of Canadian Exchange Co. and segregate a sufficient amount of such other assets and property as is necessary to enable Canadian Exchange Co. to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, once such amounts become payable under the terms of this agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.
2.3 Reservation of US Gold Common Stock
      US Gold hereby represents, warrants and covenants in favour of Canadian Exchange Co. and Alberta ULC that US Gold has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Gold Common Stock (or other shares or securities into which US Gold Common Stock may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of US Gold, Alberta ULC and Canadian Exchange Co. to meet its obligations under the Voting and Exchange Trust Agreement, under the Share Provisions and under any other security or commitment pursuant to which US Gold, Alberta ULC and Canadian Exchange Co. may now or hereafter be required to issue and/or deliver shares of US Gold Common Stock to the Non-Affiliated Holders.
2.4 Notification of Certain Events
      In order to assist US Gold to comply with its obligations hereunder and to permit Alberta ULC to exercise the Liquidation Call Right, Retraction Call Right and Redemption Call Right, Canadian Exchange Co. will notify US Gold of each of the following events at the time set forth below:

(a)	in the event of any determination by the board of directors of Canadian Exchange Co. to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canadian Exchange Co. or to effect any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	immediately, upon the earlier of (i) receipt by Canadian Exchange Co. of notice of, and (ii) Canadian Exchange Co. otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Canadian Exchange Co. or to effect any other distribution of the assets of Canadian Exchange Co. among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Canadian Exchange Co. of a Retraction Request;

(d)	at least 30 days prior to any Redemption Date determined by the board of directors of Canadian Exchange Co. in accordance with the Share Provisions; and

(e)	as soon as practicable upon the issuance by Canadian Exchange Co. of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5 Delivery of US Gold Common Stock
      Upon notice of any event that requires Canadian Exchange Co. or Alberta ULC to cause to be delivered US Gold Common Stock to any holder of Exchangeable Shares, US Gold shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to Canadian Exchange Co. or Alberta ULC, as appropriate, which shall forthwith deliver or cause to be delivered the requisite number of US Gold Common Stock to or for the benefit of the former holder of the surrendered Exchangeable Shares. All such shares of US Gold Common Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.
2.6 Qualification of US Gold Common Stock
      US Gold covenants that it will make such filings and seek such regulatory consents and approvals as are necessary so that the shares of US Gold Common Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Voting and Exchange Trust Agreement and this agreement will be issued in compliance with the applicable securities laws in Canada and the United States and may be freely traded thereafter (other than by reason of a holder being a “control person” of US Gold for purposes of Canadian securities laws or by holders who are Affiliates of US Gold within the meaning of U.S. securities laws). US Gold will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of US Gold Common Stock to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of US Gold Common Stock have been listed by US Gold and remain listed and are quoted or posted for trading at such time.
2.7 Economic Equivalence

(a)	US Gold will not without prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

(i)	issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to the holders of all or substantially all of the then outstanding US Gold Common Stock by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to holders of shares of US Gold Common Stock who exercise an option to receive dividends in US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Gold Common Stock) in lieu of receiving cash dividends; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock (A) shares or securities (including evidence of indebtedness) of US Gold of any class other than US Gold Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire shares of US Gold Common Stock), or (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, or (C) assets of US Gold;
            unless (x) Canadian Exchange Co. is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Canadian Exchange Co. shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

(b)	US Gold will not without the prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock; or

(ii)	reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

(iii)	reclassify or otherwise change the shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Gold Common Stock;
            unless (x) Canadian Exchange Co. is permitted under applicable law simultaneously to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

(c)	US Gold will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by US Gold (with simultaneous notification thereof by US Gold to Canadian Exchange Co.).

(d)	The board of directors of Canadian Exchange Co. shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on US Gold. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Canadian Exchange Co. to be relevant, be considered by the board of directors of Canadian Exchange Co.:

(i)	in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of US Gold Common Stock;

(iii)	in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of US Gold of any class other than US Gold Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the board of directors of Canadian Exchange Co. in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price of a share of US Gold Common Stock;

(iv)	in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of US Gold Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

2.8 Tender Offers
      In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Gold Common Stock (an “Offer”) is proposed by US Gold or is proposed to US Gold or its shareholders and is recommended by the board of directors of US Gold, or is otherwise effected or to be effected with the consent or approval of the board of directors of US Gold, US Gold will use reasonable efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of US Gold Common Stock, without discrimination. Without limiting the generality of the foregoing, US Gold will use reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canadian Exchange Co. (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Canadian Exchange Co. to redeem, or US Gold or Alberta ULC to purchase pursuant to the Redemption Call Right, Exchangeable Shares.
2.9 US Gold and Affiliates Not To Vote Exchangeable Shares
      US Gold covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. US Gold further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the (or any successor or other corporate statute by which Canadian Exchange Co. may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.
2.10 Stock Exchange Listing
      US Gold covenants and agrees in favour of Canadian Exchange Co. that US Gold will use its best efforts to maintain a listing of the Exchangeable Shares on the Toronto Stock Exchange or another stock exchange in Canada prescribed under the Income Tax Act (Canada).
2.11 Due Performance
      On and after the Effective Date, US Gold shall, and shall cause Alberta ULC to, duly and timely perform all of its obligations provided for herein and that may arise under the Share Provisions, and US Gold shall be responsible for the due performance of all of such obligations hereunder and under the Share Provisions.
2.12 Issue of Additional Shares
      During the term of this agreement, US Gold will not issue any Special Voting Shares other than the one Special Voting Share to be issued to the Trustee.
2.13 Ownership of Outstanding Shares
      Without the prior approval of Canadian Exchange Co. and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of the Share Provisions, US Gold covenants and agrees in favour of Canadian Exchange Co. that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders,

US Gold will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Canadian Exchange Co. and Alberta ULC.
ARTICLE 3
US GOLD SUCCESSORS
3.1 Certain Requirements in Respect of Combination, etc.
      US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)	such other person or continuing corporation (the “US Gold Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this agreement; and

(b)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.
3.2 Vesting of Powers in Successor
      Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the US Gold Successor and such other person that may then be the issuer of the US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this agreement in the name of US Gold or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.
3.3 Wholly-Owned Subsidiaries
      Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this Article 3.
ARTICLE 4
GENERAL
4.1 Term
      This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by Non-Affiliated Holders.
4.2 Changes in Capital of US Gold and Canadian Exchange Co.
      Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 Severability
      Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
4.4 Amendments, Modifications

(a)	Subject to Section 4.2, Section 4.3, and Section 4.5 of this agreement may not be amended or modified except by an agreement in writing executed by Canadian Exchange Co., Alberta ULC and US Gold and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Share Provisions.

(b)	No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.
4.5 Ministerial Amendments
      Notwithstanding the provisions of Section 4.4 hereof, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)	adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders;

(b)	evidencing the succession of US Gold Successors and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of Article 3;

(c)	making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Canadian Exchange Co., Alberta ULC and US Gold, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole of the Exchangeable Shares; or

(d)	making such changes or corrections which, on the advice of counsel to Canadian Exchange Co., Alberta ULC and US Gold, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Canadian Exchange Co., Alberta ULC and US Gold shall be of the opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders.

4.6	Meeting to Consider Amendments
      Canadian Exchange Co., at the request of US Gold, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canadian Exchange Co., the Share Provisions and all applicable laws.

4.7	Enurement
      This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties
      Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	in the case of US Gold, to the following address:

2201 Kipling Street
Suite 100
Lakewood, Colorado
80215

Facsimile No.: (303) 238-1438
Attention: William F. Pass

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2

Attention: Michael Melanson
Fax: (416) 863-4592

(b)	in the case of Alberta ULC, to the following address:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5

Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

with a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West, Suite 3900
Toronto, Ontario
M5X 1B2

Attention: Michael Melanson
Fax: (416) 863-4592

(c)	in the case of Canadian Exchange Co., to the following address:

2900 Manulife Place
10180-101 Street
Edmonton, Alberta
T5J 3V5

Facsimile No.: (780) 423-7276
Attention: Corporate Secretary

with a copy to:

U.S. Gold Corporation
2201 Kipling Street
Suite 100
Lakewood, Colorado
80215

Facsimile No.: (303) 238-1438
Attention: William F. Pass
or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this Section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts
      This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction
      This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

US GOLD OPERATING CORPORATION

Per:

Name:
Title:

US GOLD HOLDINGS CORPORATION

Per:

Name:
Title:

US GOLD ALBERTA ULC

Per:

Name:
Title:

US GOLD CANADIAN ACQUISITION CORPORATION

Per:

Name:
Title:

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
      U.S. Gold Corporation (the “Company”) is a Colorado corporation. Section 7-109-102 of the Colorado Business Corporation Act (the “CBCA”) provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if: (a) the person conducted himself or herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful, all subject to certain limitations and conditions provided therein. Section 7-109-102 of the CBCA further provides that no indemnification may be made: (i) in connection with a proceeding by or in the right of U.S. Gold in which the person was adjudged liable to U.S. Gold; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. Section 7-109-103 of the CBCA provides that a corporation, unless limited by its articles of incorporation, shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding. Section 7-109-105 of the CBCA provides that, unless otherwise provided in the articles of incorporation of the corporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction and the court may order indemnification of such person under certain circumstances as provided therein. Section 7-109-107 of the CBCA provides that a corporation may indemnify an officer of the corporation to the same extent as to a director of the corporation.
      Article VII of the Company’s Amended and Restated Articles of Incorporation states that the Company may provide indemnification to each director, officer, and any employee or agent of the Company, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Company to the full extent permitted by the laws of the State of Colorado now existing or as such laws may hereinafter be amended. The Company has also agreed to indemnify each of officers and directors against certain liabilities they may incur in their capacities as such, provided, that in each such case, the officer or director acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.
      Under these provisions, the Company may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the monies if the individual does not fulfill certain conditions. The Company has not obtained director’s and officer’s liability insurance coverage.
      US Gold Holdings Corporation (“New US Gold”) is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.
      A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      Article VII of New US Gold’s Amended and Restated Certificate of Incorporation eliminates director liability for monetary damages arising from any breach of the director’s duty of care.
      Article VIII of New US Gold’s Amended and Restated Certificate of Incorporation and Article VII, Section 1 of New US Gold’s Amended and Restated Bylaws generally provide that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of New US Gold or is or was serving, or has agreed to serve, at the request of New US Gold as a director, officer, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), shall be indemnified and held harmless by New US Gold, to the full extent authorized by the DGCL, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection therewith if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.
      These sections also provide that US Gold, on a permissive basis, may indemnify each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of New US Gold. No such person has any right to indemnification with respect to any amounts paid in settlement to New US Gold.
      Article VIII of New US Gold’s Amended and Restated Certificate of Incorporation and Article VII, Section 2 of New US Gold’s Amended and Restated Bylaws further provide that New US Gold shall pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to New US Gold of an undertaking, by or on behalf of such director, officer, employee or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VIII or Article VII, Section 2.
      Each of the DGCL, Article VIII of New US Gold’s Amended and Restated Certificate of Incorporation and Article VII, Section 7 of U.S. Gold’s Amended and Restated Bylaws specifically state that their indemnification and advancement provisions shall not be deemed exclusive of any other indemnity rights a director may have.
      Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Article VII, Section 8 specifically authorizes New US Gold to purchase and maintain such insurance. New US Gold has not obtained director’s and officer’s liability insurance coverage.
ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
      (a) Exhibits.
      The following exhibits are included as exhibits to this Registration Statement:

Item No.		Description

*2	.1	Form of Agreement and Plan of Merger by and among U.S. Gold Corporation, US Gold Holdings Corporation and USGL Merger Sub, Inc. (attached as Annex A to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference).
3	.1.1	Articles of Incorporation of the Company filed with the Secretary of State of Colorado on June 24, 1979 (incorporated by reference from the Report on Form 10-KSB dated March 27, 1996, Exhibit 3.1, File No. 000-09137).
3	.1.2	Articles of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of Colorado on June 22, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.1, File No. 000-09137).
3	.1.3	Articles of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of Colorado on July 5, 1988 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1988, Exhibit 3.2, File No. 000-09137).

Item No.		Description

3	.1.4	Articles of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of Colorado on December 20, 1991 (incorporated by reference from Report on Form 10-K for the year ended December 31, 1991, Exhibit 3.3, File No. 000-09137).
3	.1.5	Articles of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of Colorado on November 15, 2005 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.1.5, File No. 000-9137).
*3	.2.1	Certificate of Incorporation of New US Gold filed with the Secretary of State of Delaware on April 17, 2006.
*3	.2.2	Amended and Restated Certificate of Incorporation of New US Gold (attached as Annex B to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference).
3	.3.1	Bylaws of the Company, as amended June 22, 1988 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 1996, Exhibit 3.1, File No. 000-09137).
3	.3.2	Amendment to the Bylaws of the Company effective as of October 3, 2005 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 3.2.1, File No. 000-09137).
*3	.4.1	Bylaws of New US Gold.
*3	.4.2	Amended and Restated Bylaws of New US Gold (attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference).
**5	.1	Opinion of Dufford & Brown, P.C.
**5	.2	Opinion of Fraser Milner Casgrain LLP.
10.1		Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986, with amendments (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.1, File No. 000-09137).
10.2		First Amendment dated January 10, 1986 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.2, File No. 000-09137).
10.3		Sixth Amendment to Tonkin Mining Lease dated June 29, 1989 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.3, File No. 000-09137).
10.4		Seventh Amendment to Tonkin Mining Lease dated April 18, 1990 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.4, File No. 000-09137).
10.5		Eighth Amendment to Campbell/ Simpson Tonkin Springs Venture Limited Partnership Tonkin Mineral Lease dated April 20, 1992 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.5, File No. 000-09137).
10.6		Ninth Amendment to Campbell/ Simpson Tonkin Springs Venture Limited Partnership Tonkin Mineral Lease dated January 22, 1993 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.6, File No. 000-09137).
10.7		Tenth Amendment to Campbell/ Simpson Tonkin Springs Venture Limited Partnership Tonkin Mineral Lease dated April 30, 1993 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.7, File No. 000-09137).

Item No.	Description

10.8	Eleventh Amendment to Campbell/ Simpson Tonkin Springs Venture Limited Partnership Tonkin Mineral Lease dated June 28, 1993 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.8, File No. 000-09137).
10.9	Twelfth Amendment to Tonkin Mining Lease dated November 27, 1995 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.9, File No. 000-09137).
10.10	Thirteenth Amendment to Tonkin Mining Lease dated February 1, 2003 to Mining Lease by and between Lyle F. Campbell, Julian E. Simpson and Jean C. Simpson, and Tonkin Springs Gold Mining Company, effective as of January 1, 1986 (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.10, File No. 000-09137).
10.11	Agreement To Pay Distributions dated February 21, 1992, by and between Tonkin Springs Gold Mining Company and French American Banking Corporation (incorporated by reference from the Report on Form 8-K dated February 21, 1992, Exhibit 4, File No. 000-09137).
10.12	Purchase Agreement between BacTech Nevada Corporation and U.S. Gold Corporation dated effective July 31, 2003 related to the purchase by BacTech of 55% interest in Tonkin Springs LLC from Tonkin Springs Venture L.P., a subsidiary of the Company (incorporated by reference from the Report on Form 8-K dated August 6, 2003, Exhibit 10.1, File No. 000-09137).
10.13	Amended and Restated Members’ Agreement of the Tonkin Springs LLC between Tonkin Springs Venture L.P. and BacTech Nevada Corporation dated effective July 31, 2003 (incorporated by reference from the Report on Form 8-K dated August 6, 2003, Exhibit 10.2, File No. 000-09137).
10.14	Amended and Restated Operating Agreement of the Tonkin Springs LLC between Tonkin Springs Venture L.P. and BacTech Nevada Corporation dated effective July 31, 2003 (incorporated by reference from the Report on Form 8-K dated August 6, 2003, Exhibit 10.3, File No. 000-09137).
10.15	Amended and Restated Non-Qualified Stock Option and Stock Grant Plan, as amended effective September 19, 2003 (incorporated by reference from the Report on Form 10-KSB for the year ended December 31, 2003, Exhibit 10.2, File No. 000-09137).
10.16	Termination Agreement between the Company and William W. Reid dated July 29, 2005 (incorporated by reference from the report on Form 8-K dated July 29, 2005, Exhibit 10.1, File No. 000-09137).
10.17	Termination Agreement between the Company and David C. Reid dated July 29, 2005 (incorporated by reference from the report on Form 8-K dated July 29, 2005, Exhibit 10.2, File No. 000-09137).
10.18	Termination Agreement between the Company and William F. Pass dated July 29, 2005 (incorporated by reference from the report on Form 8-K dated July 29, 2005, Exhibit 10.3, File No. 000-09137).
10.19	Letter Agreement of Private Placement between the Company and Robert R. McEwen dated July 29, 2005 (incorporated by reference from the report on Form 8-K dated July 29, 2005, Exhibit 2.1, File No. 000-09137).
10.20	Stock Subscription Agreement between the Company and Robert R. McEwen dated July 29, 2005 (incorporated by reference from the report on Form 8-K dated July 29, 2005, Exhibit 2.2, File No. 000-09137).
10.21	Employment Agreement between the Company and Ann Carpenter dated October 24, 2005 (incorporated by reference from the report on Form 8-K dated October 24, 2005, Exhibit 10.1, File No. 000-09137).
10.22	Form of Indemnification Agreement (incorporated by reference from the report on Form 8-K dated December 7, 2005, Exhibit 10.1, File No. 000-09137).
10.23	Agency Agreement between the Company, GMP Securities L.P. and Griffiths McBurney Corp. dated February 22, 2006 (incorporated by reference from the report on Form 8-K dated February 27, 2006, Exhibit 10.1, File No. 000-09137).

Item No.		Description

10.24		Subscription Receipt Indenture between the Company, GMP Securities L.P. and Equity Transfer Services Inc. dated February 22, 2006 (incorporated by reference from the report on Form 8-K dated February 27, 2006, Exhibit 10.2, File No. 000-09137).
10.25		Warrant Indenture between the Company and Equity Transfer Services Inc. dated February 22, 2006 (incorporated by reference from the report on Form 8-K dated February 27, 2006, Exhibit 10.3, File No. 000-09137).
10.26		Compensation Option issued by the Company in favor of GMP Securities L.P. dated February 22, 2006 (incorporated by reference from the report on Form 8-K dated February 27, 2006, Exhibit 10.4, File No. 000-09137).
10.27		Form of Subscription Agreement between the Company and Subscribers (incorporated by reference from the report on Form 8-K dated February 27, 2006, Exhibit 10.4, File No. 000-09137).
10.28		Registration Rights Agreement dated February 22, 2006 between the Company and GMP Securities L.P. (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.28, File No. 000-09137).
10.29		Employment Agreement dated February 22, 2006 between the Company and William F. Pass (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 10.29, File No. 000-09137).
*10	.30	US Gold Equity Incentive Plan (attached as Annex D to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference).
21.1		Subsidiaries of the Company (incorporated by reference filed with the Company’s Annual Report for the fiscal year ended December 31, 2005, Exhibit 21, File No. 000-09137).
*23	.1	Consent of Stark Winter Schenkein & Co., LLP.
**23	.2	Consent of Davidson & Company LLP (White Knight Resources, Ltd.).
**23	.3	Consent of PricewaterhouseCoopers LLP (Nevada Pacific Gold Ltd.).
**23	.4	Consent of Ernst & Young LLP (Coral Gold Resources Ltd.).
**23	.5	Consent of Amisano Hanson (Tone Resources Limited).
**23	.6	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1).
**23	.7	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2).
*23	.8	Consent of Holme Roberts & Owen LLP.
*24	.1	Power of Attorney (included on signature page).
*99	.1	Form of proxy card.

*	Filed herewith.

**	To be filed by amendment.
     (b) Financial Statement Schedules.
      Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.
ITEM 22.     UNDERTAKINGS
      Each of the undersigned co-registrants hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution;

(2)	For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

(4)	For determining liability of the co-registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the co-registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the co-registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the co-registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the co-registrant or used or referred to by the co-registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the co-registrant or its securities provided by or on behalf of the co-registrant; and

(iv)	Any other communication that is an offer in the offering made by the co-registrant to the purchaser.

(5)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(6)	That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the respective co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on April 28, 2006.

U.S. GOLD CORPORATION
(Registrant)

By:	/s/ William F. Pass

William F. Pass, Vice President and
Chief Financial Officer

US GOLD HOLDINGS CORPORATION
(Registrant)

By:	/s/ William F. Pass

William F. Pass, Vice President, Secretary
and Treasurer
POWER OF ATTORNEY
      We, the undersigned officers and directors of U.S. Gold Corporation and US Gold Holdings Corporation, do hereby constitute and appoint William F. Pass to be our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:
U.S. Gold Corporation Officers and Directors:

/s/ Robert R. McEwen Robert R. McEwen	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 28, 2006

/s/ William F. Pass William F. Pass	Vice President, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)	April 28, 2006

/s/ Michele L. Ashby Michele L. Ashby	Director	April 28, 2006

/s/ Leanne M. Baker Leanne M. Baker	Director	April 28, 2006

/s/ Peter Bojtos Peter Bojtos	Director	April 28, 2006

/s/ Declan J. Costelloe Declan J. Costelloe	Director	April 28, 2006
US Gold Holdings Corporation Officers and Directors:

/s/ Ann S. Carpenter Ann S. Carpenter	President and Director (Principal Executive Officer)	April 28, 2006

/s/ William F. Pass William F. Pass	Vice President, Secretary and Treasurer and Director (Principal Financial and Accounting Officer)	April 28, 2006